Filed Pursuant to Rule 433
Registration Statement No. 333-126661-

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JUNE 9, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

$3,639,974,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7

Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank, N.A.
Capmark Finance Inc.
LaSalle Bank National Association
Eurohypo AG, New York Branch
Nomura Credit & Capital, Inc.

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-LDP7 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7. The assets of the issuing entity will primarily be 269 fixed rate mortgage loans secured by first liens on 329 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-LDP7 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus. In addition, JP Morgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-3FL certificates as described under ‘‘Description of the Swap Contract’’. The Series 2006-LDP7 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-LDP7 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of offered certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month, commencing on July 17, 2006.

	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$109,404,000	%	(7)	January 15, 2011	Aaa/AAA/AAA	April 17, 2045
Class A-2(6)	$255,561,000	%	(7)	December 15, 2012	Aaa/AAA/AAA	April 17, 2045
Class A-3A(6)	$87,500,000	%	(7)	June 15, 2013	Aaa/AAA/AAA	April 17, 2045
Class A-3FL(6)	$87,500,000	(9) LIBOR + %	Floating(7), (8)	June 15, 2013	Aaa/AAA/AAA(10)	April 17, 2045
Class A-3B(6)	$93,520,000	%	(7)	September 15, 2015	Aaa/AAA/AAA	April 17, 2045
Class A-4(6)	$1,037,820,000	%	(7)	May 15, 2016	Aaa/AAA/AAA	April 17, 2045
Class A-5(6)	$500,000,000	%	(7)	June 15, 2016	Aaa/AAA/AAA	April 17, 2045
Class A-SB(6)	$188,909,000	%	(7)	September 15, 2015	Aaa/AAA/AAA	April 17, 2045
Class A-1A(6)	$398,088,000	%	(7)	June 15, 2016	Aaa/AAA/AAA	April 17, 2045
Class X-1	$3,940,432,158	(11)%	Variable(13)	May 15, 2026	Aaa/AAA/AAA	April 17, 2045
Class X-2	$3,855,093,000	(12)%	Variable(14)	June 15, 2013	Aaa/AAA/AAA	April 17, 2045
Class A-M	$394,043,000	%	(7)	June 15, 2016	Aaa/AAA/AAA	April 17, 2045
Class A-J	$310,309,000	%	(7)	June 15, 2016	Aaa/AAA/AAA	April 17, 2045
Class B	$78,809,000	%	(7)	June 15, 2016	Aa2/AA/AA	April 17, 2045
Class C	$44,330,000	%	(7)	June 15, 2016	Aa3/AA–/AA–	April 17, 2045
Class D	$54,181,000	%	(7)	July 15, 2016	A2/A/A	April 17, 2045

(Footnotes to table on page S-9)

You should carefully consider the risk factors beginning on page S-43 of this free writing prospectus and page 10 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., Nomura Securities International, Inc. LaSalle Financial Services, Inc., EHY Securities (USA), LLC, Capmark Securities Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc., Nomura Securities International, Inc. and LaSalle Financial Services, Inc. are acting as co-lead managers for this offering and EHY Securities (USA), LLC, Capmark Securities Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC are acting as co-managers for this offering. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as joint bookrunners for this offering in the following manner: Nomura Securities International, Inc. is acting as sole bookrunner with respect to 50.8% of the Class A-4 certificates. J.P. Morgan Securities Inc. is acting as sole bookrunner with respect to the remainder of the Class A-4 certificates and all other classes of offered certificates.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 29, 2006.

JPMorgan	LaSalle Financial Services, Inc.	NOMURA

Capmark Securities Inc.	EHY Securities (USA), LLC

Deutsche Bank Securities	Wachovia Securities

June    , 2006

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7

Nebraska
1 property
$31,745,649
0.8% of total
Missouri
8 properties
$104,013,177
2.6% of total
South Dakota
1 property
$20,227,316
0.5% of total
Iowa
1 property
$7,600,000
0.2% of total
Minnesota
8 properties
$106,857,711
2.7% of total
Illinois
8 properties
$317,140,653
8.0% of total
Wisconsin
4 properties
$85,141,399
2.2% of total
Michigan
14 properties
$86,280,185
2.2% of total
New York
7 properties
$120,930,477
3.1% of total
New Hampshire
1 property
$9,981,990
0.3% of total
Massachusetts
5 properties
$51,562,733
1.3% of total
Connecticut
2 properties
$67,750,000
1.7% of total
Washington
4 properties
$49,075,481
1.2% of total
Oregon
4 properties
$57,547,182
1.5% of total
Idaho
1 property
$6,110,000
0.2% of total
Utah
1 property
$19,100,000
0.5% of total
California
48 properties
$832,159,096
21.1% of total
Arizona
14 properties
$151,836,957
3.9% of total
Colorado
7 properties
$84,638,224
2.1% of total
New Mexico
1 property
$27,625,270
0.7% of total
Kansas
1 property
$16,025,000
0.4% of total
Texas
31 properties
$188,426,383
4.8% of total
Oklahoma
10 properties
$132,591,369
3.4% of total
Arkansas
3 properties
$11,626,486
0.3% of total
Louisiana
5 properties
$35,484,841
0.9% of total
Mississippi
10 properties
$23,330,759
0.6% of total
Alabama
12 properties
$35,854,410
0.9% of total
Tennessee
4 properties
$25,450,000
0.6% of total
Kentucky
3 properties
$17,856,214
0.5% of total
Florida
14 properties
$183,279,924
4.7% of total
Georgia
9 properties
$84,232,579
2.1% of total
South Carolina
5 properties
$48,670,826
1.2% of total
North Carolina
9 properties
$65,103,898
1.7% of total
Virginia
5 properties
$41,705,617
1.1% of total
West Virginia
3 properties
$1,597,783
0.0% of total
Maryland
8 properties
$200,408,658
5.1% of total
District of Columbia
1 property
$165,000,000
4.2% of total
Delaware
1 property
$6,550,000
0.2% of total
New Jersey
9 properties
$109,529,007
2.8% of total
Rhode Island
1 property
$8,368,067
0.2% of total
Indiana
4 properties
$6,253,023
0.2% of total
Pennsylvania
12 properties
$168,526,599
4.3% of total
Ohio
29 properties
$127,237,217
3.2% of total
< 1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
≥10.0% Cut-off Date Balance

TARGET

SEARS

Westfield Centro Portfolio — Various, Various

One & Two Prudential Plaza — Chicago, IL

BELLA TERRA
BELLA TERRA

Bella Terra Retail — Huntington Beach, CA

1875 Pennsylvania Avenue — Washington, D.C.

JQH Hotel Portfolio Various, Various

KAY

Centre At Salisbury Salisbury, MD

Hyatt – Huntington Beach Huntington Beach, CA

Four Penn Center Philadelphia, PA

SAKS FIFTH AVENUE

L'OCCITANE
EN PROVENCE

The Gardens on El Paseo Palm Desert, CA

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informational purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this free writing prospectus and the accompanying prospectus, you should rely on the information contained in this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2006-LDP7 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the Series 2006-LDP7 certificates;

Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2006-LDP7 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-43 of this free writing prospectus, which describe risks that apply to the Series 2006-LDP7 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-244 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 136 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-11
RISK FACTORS	S-43
Geographic Concentration Entails Risks	S-43
Risks Relating to Mortgage Loan Concentrations	S-44
Risks Relating to Enforceability of Cross-Collateralization	S-46
The Borrower's Form of Entity May Cause Special Risks	S-46
Ability to Incur Other Borrowings Entails Risk	S-48
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date	S-51
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-52
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-53
Tenant Concentration Entails Risk	S-54
Certain Additional Risks Relating to Tenants	S-55
Substitution of Mortgaged Properties May Lead to Increased Risks	S-56
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-57
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-58
Tenant Bankruptcy Entails Risks	S-58
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-58
Retail Properties Have Special Risks	S-59
Office Properties Have Special Risks	S-60
Hotel Properties Have Special Risks	S-61
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-62
Multifamily Properties Have Special Risks	S-62
Industrial Properties Have Special Risks	S-64
Manufactured Housing Community Properties Have Special Risks	S-64
Self Storage Properties Have Special Risks	S-65
Risks Relating to Certain Assistance Programs	S-66
Lack of Skillful Property Management Entails Risks	S-66
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-67
Condominium Ownership May Limit Use and Improvements	S-67
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-68
Limitations of Appraisals	S-69
Risks Relating to Underwritten Net Cash Flow	S-69
Shari'ah Compliant Loan	S-69
Potential Conflicts of Interest	S-70
Special Servicer May Be Directed to Take Actions	S-73
Bankruptcy Proceedings Entail Certain Risks	S-73
Risks Relating to Prepayments and Repurchases	S-74
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-76
Sensitivity to LIBOR and Yield Considerations	S-77
Risks Relating to the Swap Contract	S-77
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-78
Risks Relating to Interest on Advances and Special Servicing Compensation	S-78
Risks of Limited Liquidity and Market Value	S-79
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-79
Subordination of Subordinate Offered Certificates	S-79

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/S&P/Fitch)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$109,404,000		30.000%	(7)	January 15, 2011%		2.66	Aaa/AAA/AAA	7/06 – 1/11
A-2(6)	$255,561,000		30.000%	(7)	December 15, 2012%		4.92	Aaa/AAA/AAA	1/11 – 12/12
A-3A(6)	$87,500,000		30.000%	(7)	June 15, 2013%		6.75	Aaa/AAA/AAA	12/12 – 6/13
A-3FL(6)	$87,500,000	(9)	30.000%	Floating(7),(8)	June 15, 2013	LIBOR + %	6.75	Aaa/AAA/AAA(10)	12/12 – 6/13
A-3B(6)	$93,520,000		30.000%	(7)	September 15, 2015%		7.37	Aaa/AAA/AAA	6/13 – 9/15
A-4(6)	$1,037,820,000		30.000%	(7)	May 15, 2016%		9.63	Aaa/AAA/AAA	9/15 – 5/16
A-5(6)	$500,000,000		30.000%	(7)	June 15, 2016%		9.89	Aaa/AAA/AAA	5/16 – 6/16
A-SB(6)	$188,909,000		30.000%	(7)	September 15, 2015%		6.93	Aaa/AAA/AAA	12/10 – 9/15
A-1A(6)	$398,088,000		30.000%	(7)	June 15, 2016%		9.39	Aaa/AAA/AAA	7/06 – 6/16
X-1	$3,940,432,158	(11)	N/A	Variable(13)	May 15, 2026%		N/A	Aaa/AAA/AAA	N/A
X-2	$3,855,093,000	(12)	N/A	Variable(14)	June 15, 2013%		N/A	Aaa/AAA/AAA	N/A
A-M	$394,043,000		20.000%	(7)	June 15, 2016%		9.96	Aaa/AAA/AAA	6/16 – 6/16
A-J	$310,309,000		12.125%	(7)	June 15, 2016%		9.96	Aaa/AAA/AAA	6/16 – 6/16
B	$78,809,000		10.125%	(7)	June 15, 2016%		9.96	Aa2/AA/AA	6/16 – 6/16
C	$44,330,000		9.000%	(7)	June 15, 2016%		9.96	Aa3/AA–/AA–	6/16 – 6/16
D	$54,181,000		7.625%	(7)	July 15, 2016%		10.03	A2/A/A	6/16 – 7/16
Non-Offered Certificates
E	$39,404,000		6.625%	(7)	N/A	%	N/A	A3/A–/A–	N/A
F	$49,255,000		5.375%	(7)	N/A	%	N/A	Baa1/BBB+/BBB+	N/A
G	$39,405,000		4.375%	(7)	N/A	%	N/A	Baa2/BBB/BBB	N/A
H	$44,330,000		3.250%	(7)	N/A	%	N/A	Baa3/BBB–/BBB–	N/A
J	$14,776,000		2.875%	(7)	N/A	%	N/A	Ba1/BB+/BB+	N/A
K	$14,777,000		2.500%	(7)	N/A	%	N/A	Ba2/BB/BB	N/A
L	$19,702,000		2.000%	(7)	N/A	%	N/A	Ba3/BB–/BB–	N/A
M	$4,926,000		1.875%	(7)	N/A	%	N/A	B1/NR/NR	N/A
N	$14,776,000		1.500%	(7)	N/A	%	N/A	B2/NR/NR	N/A
P	$14,777,000		1.125%	(7)	N/A	%	N/A	B3/NR/NR	N/A
NR	$44,330,158		N/A	(7)	N/A	%	N/A	NR/NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is April 17, 2045. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 215 mortgage loans, representing approximately 89.9% of the aggregate principal balance of the mortgage loans. As of the cut-off date, loan group 2 will consist of 54 mortgage loans, representing approximately 10.1% of the aggregate principal balance of the mortgage loans. As of the cut-off date, loan group 2 will include approximately 75.9% of all the mortgage loans secured by multifamily and manufactured housing community properties.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-1A, Class A-SB and Class X certificates and the Class A-3FL regular interest, interest and principal distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-5 certificates and the Class A-3FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB certificates and the Class A-3FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-5 and Class A-SB certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class AM through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata.

(7)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates and the Class A-3FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(8)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on June 27, 2006 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(9)	The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest.

(10)	The ratings assigned to the Class A-3FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to % per annum, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See ‘‘Ratings’’ in this free writing prospectus.

(11)	The Class X-1 notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-3FL, Class X-1 and Class X-2 certificates) and the Class A-3FL regular interest.

(12)	The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates and the Class A-3FL regular interest.

(13)	The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

(14)	The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates. See ‘‘Description of the Certificates—Distributions’’’ in this free writing prospectus.

The Class S, Class R and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this free writing prospectus.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, Capmark Finance Inc., a California corporation, LaSalle Bank National Association, a national banking association, Eurohypo AG, New York Branch, the New York branch of a German banking corporation and Nomura Credit & Capital, Inc., a Delaware corporation. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	56	$1,005,342,746	25.5%	25.3%	27.4%
Capmark Finance Inc.	67	1,173,615,713	29.8	29.9	28.6
LaSalle Bank National Association.	84	687,311,839	17.4	16.0	30.2
Eurohypo AG, New York Branch	17	547,161,474	13.9	15.0	4.1
Nomura Credit & Capital, Inc.	45	527,000,386	13.4	13.8	9.6
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

Master Servicers	Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to 73 of the mortgage loans, representing approximately 39.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (59 mortgage loans in loan group 1, representing approximately 40.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 14 mortgage loans in loan group 2, representing approximately 31.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262 and its telephone number is (800) 326-1334.

Capmark Finance Inc., a California corporation, will act as master servicer with respect to 196 of the mortgage loans, representing approximately 60.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (156 mortgage loans in loan group 1, representing approximately 59.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 40 mortgage loans in loan group 2, representing approximately 68.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania, 19044 and its telephone number is (215) 328-1258. See ‘‘Transaction Parties—The Master Servicers’’ in this free writing prospectus.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus.

Special Servicer	LNR Partners, Inc., a Florida corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

Trustee	Wells Fargo Bank, National Association, a national banking association with its principal corporate offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, will act as trustee. See ‘‘Transaction Parties —The Trustee’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent	LaSalle Bank National Association, a national banking association, with its principal offices located in Chicago, Illinois, will act as the paying agent, certificate registrar and authenticating agent. The paying agent's address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, J.P. Morgan 2006-LDP7 and its telephone number is (312) 904-6858. LaSalle Bank National Association is also one of the mortgage loan sellers and the parent of LaSalle Financial Services, Inc., one of the underwriters. See ‘‘Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, Capmark Finance Inc., a California corporation, LaSalle Bank National Association, a national banking association, Nomura Credit & Capital, Inc., a Delaware corporation and Eurohypo AG, New York Branch, the New York branch of a German Banking Corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus and ‘‘The Sponsors’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. JP Morgan Chase Commercial Mortgage Securities Corp. is the Depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the Depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor and the swap counterparty. Capmark Finance Inc. is a sponsor and mortgage loan seller, and one of the master servicers and is an affiliate of Capmark Securities Inc., one of the underwriters. Eurohypo AG, New York Branch is a sponsor, mortgage loan seller and originator, and is an affiliate of EHY

Securities (USA), LLC, one of the underwriters. LaSalle Bank National Association is a sponsor, mortgage loan seller, originator, the paying agent, the certificate registrar and the authenticating agent, and is the parent of LaSalle Financial Services, Inc., one of the underwriters. Nomura Credit & Capital, Inc. is a sponsor, mortgage loan seller and originator, and is an affiliate of Nomura Securities International, Inc., one of the underwriters. Wachovia Bank, National Association is one of the master servicers and is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under ‘‘Risk Factors—Potential Conflicts of Interest’’.

Swap Counterparty	JPMorgan Chase Bank, N.A will provide an interest rate swap contract for the benefit of the Class A-3FL certificates.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in June 2006 or, with respect to those mortgage loans that were originated in May 2006 and have their first due date in July 2006, June 1, 2006, or, with respect to those mortgage loans that were originated in June 2006 and have their first due date after June 2006, the origination date of that mortgage loan.

Closing Date	On or about June 29, 2006.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, the next succeeding business day, beginning in July 2006.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-3FL certificates) and the Class A-3FL regular interest during the calendar month prior to the related distribution date. With respect to the Class A-3FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-3FL certificates, interest will be calculated on the offered certificates and the Class A-3FL regular interest assuming that each month has 30 days and each year has 360 days. With respect to the Class A-3FL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-3FL certificates will be the same as the Class A-3FL regular interest.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A., which, as of the date of this free writing prospectus, has a long-term certificates of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc., ‘‘A+’’ by Fitch and ‘‘AA–‘‘ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The initial notional amount of the interest rate swap contract will be equal to the aggregate initial certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The swap contract will have a maturity date of April 17, 2045 (the same date as the rated final distribution date of the Class A-3FL certificates). Under the swap contract, the trust will generally be obligated to pay to the swap counterparty one business day prior to each distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-3FL regular interest and (ii) the product of (A) the notional amount of the swap contract and (B) the pass-through rate on the Class A-3FL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap contract and (ii) LIBOR plus % per annum. If there is an interest shortfall with respect to the Class A-3FL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-3FL certificates for that distribution date. See ‘‘Risk Factors—Risks Relating to the Swap Contract’’ and ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of June 1, 2006 among the depositor, the master servicers, the special servicer, the trustee and the paying agent. The master servicers will service the mortgage loans (other than the specially-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the paying agent necessary for the paying agent to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-LDP7:

•	Class A-1

•	Class A-2

•	Class A-3A

•	Class A-3FL

•	Class A-3B

•	Class A-4

•	Class A-5

•	Class A-SB

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class X-1

•	Class X-2

•	Class B

•	Class C

•	Class D

Series 2006-LDP7 will consist of the above classes and the following classes that are not being offered through this free writing prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR.

The Series 2006-LDP7 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 269 fixed rate mortgage loans secured by first liens on 329 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$109,404,000
Class A-2	$255,561,000
Class A-3A	$87,500,000
Class A-3FL	$87,500,000
Class A-3B	$93,520,000
Class A-4	$1,037,820,000
Class A-5	$500,000,000
Class A-SB	$188,909,000
Class A-1A	$398,088,000
Class X-1	$3,940,432,158
Class X-2	$3,855,093,000
Class A-M	$394,043,000
Class A-J	$310,309,000
Class B	$78,809,000
Class C	$44,330,000
Class D	$54,181,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-2	%(1)
Class A-3A	%(1)
Class A-3FL	LIBOR + %(1),(2)
Class A-3B	%(1)
Class A-4	%(1)
Class A-5	%(1)
Class A-SB	%(1)
Class A-1A	%(1)
Class X-1	%(3)
Class X-2	%(3)
Class A-M	%(1)
Class A-J	%(1)
Class B	%(1)
Class C	%(1)
Class D	%(1)

(1)	The pass through rates applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates and the Class A-3FL regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(2)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus % per annum. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to % per annum, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on June 27, 2006, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus.

(3)	The interest accrual amounts on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount, in each case equal to the aggregate of the certificate balances of all or some of the other classes of certificates or the Class A-3FL regular interest or portions thereof. The pass-through rate on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates or the Class X-2 certificates, respectively, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of the components of the Class X-1 certificates or the Class X-2 certificates, as applicable. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-3FL certificates will be calculated based on the actual number of days in each interest accrual period and a 360-day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, interest will be calculated on a 30/360 basis.

For purposes of calculating the pass-through rates on the Class A-3FL certificates (if their pass-through rate converts to a fixed rate as described in this free writing prospectus) and the Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates and each other class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates— Distributions—Pass-Through Rates’’ and ’’—Interest Distribution Amount’’ in this free writing prospectus.

C. Servicing and Administration Fees	The master servicers and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal amount of the pool of mortgage loans in the trust fund and one-twelfth of the master servicing fee rate ranging from 0.01000% to 0.110000%. The special servicing fee for each distribution date is equal to the greater of (1) the amount calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan or REO loan and one-twelfth of the special servicing fee rate equal to 0.35% and (2) $4,000 per specially serviced mortgage loan or REO loan. The master servicers and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated based on the outstanding principal amount of the pool of mortgage loans in the trust fund and one-twelfth of the trustee fee rate equal to 0.0005%. The trustee fee includes the paying agent fee. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates and the Class A-3FL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB certificates and the Class A-3FL regular interest, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X-1 and Class X-2 certificates, pro rata, from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to this free writing prospectus, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then (i) prior to September 15, 2012, first to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3B certificates has been reduced to zero, and then to principal on the Class A-3A certificates and the Class A-3FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3B certificates have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, pro rata, based on certificate balances, to the Class A-3A certificates and the Class A-3FL regular interest until each of the Class A-3A certificates and the Class A-3FL regular interest has been reduced to zero, and (ii) on or after September 15, 2012, first to principal on the Class A-3A certificates and the Class A-3FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, pro rata, based on certificate balances, to the Class A-3A certificates and the Class A-3FL regular interest until each of the Class A-3A certificates and the Class A-3FL regular interest has been reduced to zero, and then to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3A certificates and the Class A-3FL regular interest have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3B certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero, (6) then to principal on the Class A-5 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (7) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4), (a)(5) and (a)(6) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-5 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1,

Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To reimburse the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class S certificates): In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions—Priority’’ in this free writing prospectus.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 215 mortgage loans, representing approximately 89.9% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 54 mortgage loans, representing approximately 10.1% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 75.9% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this free writing prospectus will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-3FL certificates (which includes any net swap payments) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-3FL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-3FL regular interest, to principal on the Class A-3FL certificates until the certificate balance of the Class A-3FL certificates has been reduced to zero; and (c) third, to reimburse the Class A-3FL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-3FL regular interest can be found in ‘‘Description of the Certificates— Distributions—Interest Distribution Amount’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-3FL regular interest entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions—

Principal Distribution Amount’’ in this free writing prospectus.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class X-2 certificates and the Class A-3FL certificates) and the Class A-3FL regular interest as described in ‘‘Description of the Certificates —Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. For so long as the swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-3FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract.

If the swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-3FL regular interest will be paid to the holders of the Class A-3FL certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class S certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-3FL regular interest will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-3FL regular interest. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-3FL regular interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates and the Class A-3FL regular interest). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-3FL regular interest in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this free writing prospectus). No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-3FL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-3FL regular interest, in reduction of the certificate balance of the Class A-3FL regular interest, and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-3FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-3FL certificates and any interest shortfalls suffered by the Class A-3FL regular interest will reduce the amount of interest distributed on the Class A-3FL certificates to the extent described in this free writing prospectus.

*	The Class X-1 and Class X-2 certificates are interest-only certificates.

**	The Class A-3FL certificates are entitled to receive floating rate payments from a swap provider under an interest rate swap contract in exchange for the fixed rate payments to which the Class A-3FL regular interest is entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class A-3FL, Class X-1, Class X-2, Class S, Class R or Class LR certificates) or the Class A-3FL regular interest will reduce the certificate balance of that class of certificates, or the Class A-3FL regular interest (and correspondingly the Class A-3FL certificates), respectively.

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities or the Class A-3FL regular interest: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-3FL regular interest will cause a corresponding reduction in distributions to the Class A-3FL certificates to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates to the extent described in this free writing prospectus), on a pro rata basis, to reduce the amount of interest payable on the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates, to the extent described in this free writing prospectus). See ‘‘Description of the Certificates—Distributions— Priority’’ in this free writing prospectus.

Advances

A. P&I Advances	Each master servicer, with respect to those mortgage loans for which it is acting as master servicer, is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the applicable master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the related swap counterparty. See ‘‘Description of the Certificates— Advances’’ in this free writing prospectus.

B. Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer will have the option (with respect to emergency advances), to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

C. Interest on Advances	The applicable master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 269 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 329 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $3,940,432,158.

The One & Two Prudential Plaza loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $205,000,000 and representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the One & Two Prudential Plaza loan, which is included in the trust. The second of these mortgage loans, the One & Two Prudential Plaza pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the One & Two Prudential Plaza loan. The One & Two Prudential Plaza pari passu companion loan has an outstanding principal balance as of the cut-off date of $205,000,000.

The One & Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the One & Two Prudential Plaza loan (the directing certificateholder will be the holder of the One & Two Prudential Plaza loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the One & Two Prudential Plaza loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The One & Two Prudential Plaza Whole Loan’’ in this free writing prospectus.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the One & Two Prudential Plaza loan is the aggregate principal balance of the One & Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan.

In addition, 4 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as JQH Hotel Portfolio, PennCom Plaza, Pearson PLC Building—Lawrence, Knoll Crest and are set forth below.

Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan group 1 Balance	B Note Original Balance
JQH Hotel Portfolio	$151,704.871	3.8%	4.3%	$10,000,000
PennCom Plaza	$79,750,000	2.0%	2.3%	$10,000,000
Pearson PLC Building —Lawrence	$16,025,000	0.4%	0.5%	$1,599,121
Knoll Crest	$8,800,000	0.2%	0.2%	$350,000

Each AB mortgage loan and its related subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related subordinate companion loan. The applicable master servicer and the special servicer will service and administer each AB mortgage loan and its subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus.

The holders of each of the JQH Hotel Portfolio subordinate companion loan, the PennCom Plaza subordinate companion loan and the Pearson PLC Building— Lawrence subordinate companion loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) to make cure payments on the related mortgage loan.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan, and in the case of the One & Two Prudential Plaza loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the One & Two Prudential Plaza pari passu companion loan. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$3,940,432,158	$3,542,344,030	$398,088,128
Number of mortgage loans	269	215	54
Number of mortgaged properties	329	268	61
Number of crossed loan pools	3	3	0
Crossed loan pools as a percentage of the aggregate outstanding principal balance	0.6%	0.7%	0.0%
Range of mortgage loan principal balances	$958,444 to $240,000,000	$958,444 to $240,000,000	$1,300,000 to $51,896,561
Average mortgage loan principal balance	$14,648,447	$16,476,019	$7,372,002
Range of mortgage rates	4.842000% to 6.690000%	4.842000% to 6.690000%	5.330000% to 6.880000%
Weighted average mortgage rate	5.911879%	5.911882%	5.911857%
Range of original terms to maturity(2)	60 months to 240 months	60 months to 240 months	113 months to 240 months
Weighted average original term to maturity(2)	115 months	115 months	121 months
Range of remaining terms to maturity(2)	55 months to 239 months	55 months to 239 months	112 months to 239 months
Weighted average remaining term to maturity(2)	114 months	113 months	120 months
Range of original amortization terms(3)	162 months to 360 months	162 months to 360 months	180 months to 360 months
Weighted average original amortization term(3)	351 months	350 months	355 months
Range of remaining amortization terms(3)	162 months to 360 months	162 months to 360 months	178 months to 360 months
Weighted average remaining amortization term(3)	350 months	349 months	354 months
Range of loan-to-value ratios(4)	23.9% to 83.5%	23.9% to 83.5%	30.4% to 82.0%
Weighted average loan-to-value ratio(4)	71.5%	71.4%	72.0%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	23.9% to 78.1%	23.9% to 78.1%	26.5% to 73.9%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	65.6%	65.8%	64.0%
Range of debt service coverage ratios(6)	1.09x to 4.31x	1.09x to 4.31x	1.14x to 2.76x
Weighted average debt service coverage ratio(6)	1.37x	1.38x	1.28x
Percentage of aggregate outstanding principal balance consisting of:
Partial Interest Only(7)	44.2%	42.1%	63.2%
Balloon	28.1%	27.5%	33.2%
Interest Only(8)	25.8%	28.4%	2.4%
Fully Amortizing	1.9%	2.0%	1.2%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	In the case of the mortgage loans with anticipated repayment dates (identified as Loan Nos. 50, 59, 65, 69, 79, 99, 109 and 116 on Annex A-1 to this free writing prospectus), as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	In the case of 7 mortgage loans (identified as Loan Nos. 2, 20, 55, 83, 98, 130 and 145 on Annex A-1 to this free writing prospectus) the loan-to-value ratio was based on the ‘‘stabilized’’ values as defined in the related appraisal. In the case of 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was calculated by reducing the principal balance of the mortgage loan by the amount of an in place letter of credit delivered by the borrower as additional collateral. In addition, in the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the One & Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan.

(5)	Excludes the fully amortizing mortgage loans.

(6)	In the case of 1 mortgage loan (identified as Loan No. 137 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a ‘‘stabilized’’ basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows or letters of credit pursuant to the related mortgage loan documents. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan. With respect to one mortgage loan (identified as Loan No. 72 on Annex A-1 to this free writing prospectus the debt service coverage ratio was calculated by assuming that all monthly payments would be equal to the higher monthly payments required by the related mortgage loan after January 1, 2011. In the case of 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was adjusted by calculating the debt service on the principal balance as reduced by an in place letter of credit delivered by the borrower as additional collateral. In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the aggregate principal balance and debt service of the One & Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan.

(7)	Includes 1 partial interest-only ARD loan representing 0.4% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(8)	Includes 7 interest-only ARD loans representing 2.0% of the aggregate principal balance of the mortgage loans as of the cut-off date.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	256	$3,813,235,874	96.8%	96.4%	100.0%
30/360	13	127,196,284	3.2	3.6	0.0
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest-Only(1)	119	$1,742,912,234	44.2%	42.1%	63.2%
Balloon Loans	116	1,107,186,571	28.1	27.5	33.2
Interest Only(2)	27	1,016,083,880	25.8	28.4	2.4
Fully-amortizing	7	74,249,473	1.9	2.0	1.2
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest only mortgage loan with an anticipated repayment date representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

(2)	Includes 7 interest-only mortgage loans with anticipated repayment dates representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

8 mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loans’’ in this free writing prospectus.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	228	$3,605,471,994	91.5%	91.5%	91.2%
Yield Maintenance	38	267,910,164	6.8	6.6	8.8
Defeasance/Prepayment Penalty(1)	2	61,550,000	1.6	1.7	0.0
Yield Maintenance/ Defeasance(1)	1	5,500,000	0.1	0.2	0.0
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	13	$187,900,304	4.8%	5.3%	0.0%
2	27	342,492,739	8.7	6.4	29.4
3	106	776,737,642	19.7	18.2	33.6
4	99	2,089,934,086	53.0	55.4	32.5
5	1	8,500,000	0.2	0.2	0.0
6	6	149,286,789	3.8	4.0	2.3
7	9	320,918,400	8.1	9.1	0.0
16	4	48,193,679	1.2	1.4	0.0
24	1	6,314,439	0.2	0.0	1.6
25	3	10,154,080	0.3	0.2	0.7
Total:	269	$3,940,432,158	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans —Defeasance; Collateral Substitution; Property Releases’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	122	$1,315,163,259	33.4%	37.1%	0.0%
Office	56	1,178,253,681	29.9	33.3	0.0
Hotel	35	649,851,607	16.5	18.3	0.0
Multifamily	45	423,954,397	10.8	3.4	75.9
Industrial	21	211,298,586	5.4	6.0	0.0
Manufactured Housing	25	100,310,033	2.5	0.1	24.1
Self-Storage	25	61,600,596	1.6	1.7	0.0
Total:	329	$3,940,432,158	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 42 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	48	$832,159,096	21.1%
Illinois	8	$317,140,653	8.0%
Maryland	8	$200,408,658	5.1%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Group 1 Balance
California	40	$796,211,733	22.5%
Illinois	7	$312,150,000	8.8%
Maryland	8	$200,408,658	5.7%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Grpup 2 Balance
Oklahoma	7	$68,874,285	17.3%
Florida	5	$59,793,234	15.0%
Michigan	1	$46,500,000	11.7%
Arizona	8	$44,519,000	11.2%
California	8	$35,947,362	9.0%
North Carolina	4	$32,820,730	8.2%
Texas	7	$31,675,823	8.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class A-3FL, Class X-1 and Class X-2 certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-3FL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X-1 and Class X-2 certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Notwithstanding the foregoing, the AB subordinate companion loan holders may also have a purchase option with respect to defaulted AB mortgage loans and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-3FL regular interest, the swap contract, the floating rate account and the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class S certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-3FL regular interest, the swap contract and the floating rate account, and the Class A-3FL certificates will represent undivided beneficial interests in such portion of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class certificates will be issued at a premium, that the Class certificates will be issued with original issue discount and that the Class certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-3FL certificates should review the additional requirements for purchases of Class A-3FL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as

amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.:

	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-2	Aaa	AAA	AAA
Class A-3A	Aaa	AAA	AAA
Class A-3FL	Aaa	AAA	AAA
Class A-3B	Aaa	AAA	AAA
Class A-4	Aaa	AAA	AAA
Class A-5	Aaa	AAA	AAA
Class A-SB	Aaa	AAA	AAA
Class A-1A	Aaa	AAA	AAA
Class X-1	Aaa	AAA	AAA
Class X-2	Aaa	AAA	AAA
Class A-M	Aaa	AAA	AAA
Class A-J	Aaa	AAA	AAA
Class B	Aa2	AA	AA
Class C	Aa3	AA–	AA–
Class D	A2	A	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-1 or Class X-2 certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-3FL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-3FL certificates, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-3FL regular interest. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on the Class A-3FL certificates from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this free writing prospectus and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented herein relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in California, Illinois and Maryland secure mortgage loans representing approximately 21.1%, 8.0% and 5.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in California, Illinois and Maryland secure mortgage loans representing approximately 22.5%, 8.8% and 5.7%, respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgage properties located in Oklahoma, Florida, Michigan, Arizona, California, North Carolina and Texas secure mortgage loans representing approximately 17.3%, 15.0%, 11.7%, 11.2%, 9.0%, 8.2%, and 8.0% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 35 of the mortgaged properties, securing mortgage loans representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (approximately 18.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 4.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), and 13 of the mortgaged properties, securing mortgage loans representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4.8% of the aggregate principal balance of the mortgage loans in loan group 2). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 13.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 16.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 17.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 29.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 36.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)

represent approximately 40.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 52.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents approximately no more than 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 2.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	122	$1,315,163,259	33.4%	37.1%	0.0%
Office	56	$1,178,253,681	29.9%	33.3%	0.0%
Hotel	35	$649,851,607	16.5%	18.3%	0.0%
Multifamily	45	$423,954,397	10.8%	3.4%	75.9%
Industrial	21	$211,298,586	5.4%	6.0%	0.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	Twenty-three (23) groups of mortgage loans representing approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 groups of mortgage loans in loan group 1 representing approximately 21.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 5 groups of mortgage loans in loan group 2 representing approximately 22.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date, have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this free writing prospectus.

•	Three (3) groups of mortgage loans (comprised of 7 mortgage loans), representing in the aggregate approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted.

•	Sixteen (16) mortgage loans, representing approximately 21.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1 representing approximately 21.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 14.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 3 groups of mortgage loans, comprised of 7 mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this free writing prospectus as Loan Nos. 146 and 213, Loan Nos. 198, 199, and 202 and Loan Nos. 225 and 226. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness (other than trade payables). These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 2 mortgage loans, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single-purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 24 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus), representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (18 mortgage loans in loan group 1, representing approximately 10.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 6 mortgage loans in loan group 2, representing approximately 25.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 4 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this free writing prospectus as JQH Hotel Portfolio, PennCom Plaza, Pearson PLC Building—Lawrence and Knoll Crest, representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The second loan in each case is a AB subordinate companion loan and is not included in the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under ‘‘—Special Servicer May be Directed to Take Actions’’ below, the holders of each of the subordinate companion loans related to the JQH Hotel Portfolio mortgage loan, the PennCom Plaza mortgage loan and the Pearson PLC Building—Lawrence mortgage loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property and (ii) to make cure payments on the related senior loan.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances. In exercising such rights, the holder of the AB subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this free writing prospectus.

In addition to the AB mortgage loans, the One & Two Prudential Plaza loan, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in the trust (approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the One & Two Prudential Plaza loan, which is included in the trust and is pari passu in the right of payment with the One & Two Prudential Plaza pari passu companion loan. The second mortgage loan in the split loan structure is the One & Two Prudential Plaza pari passu companion loan, which is not included in the trust. However, the One & Two Prudential Plaza pari passu companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The One & Two Prudential Plaza Whole Loan’’ in this free writing prospectus.

Although the One & Two Prudential Plaza pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the One & Two Prudential Plaza loan or the related pari passu companion loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the pari passu obligations upon the maturity of the One & Two Prudential Plaza loan.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Pairs’’ and ‘‘—the One & Two Prudential Plaza Whole Loan,’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 7 mortgage loans (identified as Loan Nos. 13, 15, 23, 132, 185, 205, and 247 on Annex A-1 to this free writing prospectus), representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit the related borrower to incur secured subordinate debt, subject to various conditions, generally including that each rating agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates and that certain loan-to-value and debt service coverage ratio tests are met. In addition, the borrower with respect to one mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is permitted to incur future secured pari passu debt, subject to various conditions set forth in the related mortgage loan documents. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. For example, the mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 40 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1), permit the borrower to incur up to $2,300,000 of unsecured debt. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this free writing prospectus. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 4 mortgage loans (identified as Loan Nos. 2, 3, 14, and 22 on Annex A-1 to this free writing prospectus), representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 12.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loans in loan group 2, representing approximately 13.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 18 mortgage loans (identified as Loan Nos. 1, 4, 7, 21, 22, 24, 27, 84, 92, 97, 101, 111, 129, 132, 153, 158, 174 and 255 on Annex A-1 to this free writing prospectus), representing approximately 18.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 19.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 9.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that substantially all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 119 mortgage loans, representing approximately 44.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (90 mortgage loans in loan group 1, representing approximately 42.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 29 mortgage loans in loan group 2, representing approximately 63.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 84 months of their respective terms and 27 mortgage loans, representing approximately 25.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (26 mortgage loans in loan group 1 representing approximately 28.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective anticipated repayment dates or maturity dates, as applicable.

The applicable mortgage loan sellers have informed us that 213 of the mortgage loans, representing approximately 74.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (163 mortgage loans in loan group 1, representing approximately 71.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 50 mortgage loans in loan group 2, representing approximately 96.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2016.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including, but not limited to, property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 36 mortgage loans representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, with respect to 4 mortgage loans (identified as Loan Nos. 56, 84, 87 and 98 on Annex A-1 to this free writing prospectus, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the morgage loans in loan group 1 as of the cut-off date), the related mortgaged properties are leased to single tenants under leases that will expire within 12 months of the related maturity dates. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. For example, with respect to 1 mortgage loan (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortage loans in loan group 1 as of the cut-off date), more than half of rentable space in the related Mortgaged Properties is leased to government tenants that may cancel their lease if adequate appropriations are not made. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. For example, with respect to 1 mortgage loan (identified as Loan No. 37 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 53% of the leasable area at the related mortgaged property is leased to one tenant which has subleased all of such space to a subtenant.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Risks Relating to Prepayments and Repurchases’’ in this free writing prospectus.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower is permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged properties currently securing the related mortgage loan. As a result, it is possible that the mortgaged properties that secure this mortgage loan as of the cut-off date may not secure the mortgage loan for its entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. For example, with respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the initial pool balance (approximately 5.3% of the initial loan group 1 balance), the related borrower is in the process of completing tenant improvements, onsite improvements and off-site road work with respect to the related mortgaged property. In the event the borrower doesn't have the funds necessary to complete such work and improvements, the value of the mortgaged property may be impaired. With respect to 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower has advised the related mortgage loan seller that the related mortgaged property is expected to undergo an approximately $3.4 million renovation program that will include upgrades to apartment units as they become vacant. In the case of 1 mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower has advised the related mortgage loan seller that it intends to convert the hotel at the related mortgaged property into a Monaco-branded hotel. The conversion is expected to take place in the fourth quarter of 2006 at an estimated cost of $2.9 million, approximately $1.5 million of which was escrowed at origination. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties identified as Loan Nos. 17.01, 17.02, 17.03, 17.04 and 87 on Annex A-1 to this free writing prospectus.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

For example, the mortgaged property securing 1 mortgage loan (identified as Loan No. 118 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is leased in part to Winn Dixie Stores, Inc., which filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in 2005. Although Winn Dixie Stores, Inc. has indicated that it intends to keep this store open throughout the bankruptcy restructuring process, there can be no assurance that this store will not be closed. Such mortgaged property is also leased in part to K-Mart, which filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in 2002 and emerged from bankruptcy in May 2003. For example, the mortgaged property securing 1 mortgage loan (identified as Loan No. 62 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is leased in part to K-Mart which filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in 2002 and emerged from bankruptcy in May 2003.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Retail properties secure 90 mortgage loans, representing approximately 33.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 37.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

56 of the mortgaged properties, securing mortgage loans representing approximately 28.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 32.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 7 of the mortgaged properties, securing mortgage loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 59 of the mortgaged properties, securing mortgage loans representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including, for example the mortgaged properties securing 4 mortgage loans (identified as Loan Nos. 1, 3, 6 and 20 on Annex A-1 to this free writing prospectus), representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Office Properties Have Special Risks

Office properties secure 49 mortgage loans, representing approximately 29.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 33.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-
sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Hotel Properties Have Special Risks

Hotel properties secure 28 of the mortgage loans, representing approximately 16.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 18.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Twenty-six (26) of the hotel properties that secure the mortgage loans, representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. In addition, the failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. The franchise agreement or management agreement with respect to certain hotel properties may expire prior to the maturity date of the related mortgage loan. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.

With respect to one mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower failed two inspections by the related franchisor in 2005 and is currently on conditional probation. Although the related mortgaged property was undergoing extensive renovations at the time of these inspections, there can be no assurance that the related borrower will be able to maintain the standards set forth in the related franchise agreement in the future.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Multifamily Properties Have Special Risks

Multifamily properties secure 39 mortgage loans, representing approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 32 mortgage loans in loan group 2, representing 75.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this free writing prospectus.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

Industrial properties secure 18 of the mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 24 mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 22 mortgage loans in loan group 2, representing approximately 24.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special-purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

Self storage properties secure 21 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Relating to Certain Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the Mortgaged Properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, mortgaged properties which are part of condominium regimes, may not be readily convertible due to use and other restrictive covenants imposed by the related condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Fifteen (15) mortgaged properties securing mortgage loans, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property, but not by any mortgage lien on the corresponding fee interest. In addition, 8 mortgaged properties, securing mortgage loans representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as-stabilized’’ and ‘‘as-is’’ values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect only ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 7 mortgage loans (identified as Loan Nos. 2, 20, 55, 83, 98, 130 and 145 on Annex A-1 to this free writing prospectus), representing approximately 7.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) the appraised value represented is the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Shari’ah Compliant Loan

One (1) mortgage loan (identified as Loan No. 8 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), may be restructured at the option of the related borrower (exercisable within six months of the origination date) to comply with Islamic law (Shari’ah). Under the Shari’ah structure, title to the mortgaged property would be held by the related borrower, which would be owned by a corporate service company. The borrower would master lease the related mortgaged property to a master lessee, which would be owned by certain Muslim investors. The rent payable pursuant to the master lease would cover the debt service payments required under the related mortgage loan. By its terms, the master lease would be expressly subordinate to the related mortgage loan. Under such a structure, there is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, the master tenant would be formed as a single-purpose entity and a title endorsement would be obtained.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2006-LDP7 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. LNR Securities Holdings, LLC, which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-LDP7 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-LDP7 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 4 mortgage loans made to related borrowers (identified as Loan Nos. 2, 3, 14 and 22 on Annex A-1 to this free writing prospectus), representing approximately 12.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 12.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 13.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the interests in those borrowers secure $60,000,000, $17,000,000, $1,000,000 and $20,052,944, respectively, in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. Capmark Finance Inc. is one of the mortgage loan sellers and is one of the master servicers and is an affiliate of Capmark Securities Inc., one of the underwriters. Eurohypo AG, New York Branch is one of the mortgage loan sellers and is an affiliate of EHY Securities (USA), LLC, one of the underwriters.LaSalle Bank National Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is the parent of LaSalle Financial Services, Inc., one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is a holder of the related JQH Hotel Portfolio subordinate companion loan.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Four (4) mortgage loans, representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or to purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The One & Two Prudential Plaza pari passu companion loan will not be included as an asset of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the One & Two Prudential Plaza loan has certain rights with respect to the One & Two Prudential Plaza whole loan and the related mortgaged property, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer. In exercising such rights, the holder of the One & Two Prudential Plaza loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

With respect to the PennCom Plaza AB mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.0% of the mortgage pool (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the holder of the related subordinate companion loan, Capmark Finance Inc., is also one of the mortgage loans sellers and one of the master servicers and an affiliate of Capmark Securities Inc., one of the underwriters. As the holder of the related subordinate companion loan, Capmark Finance Inc. has certain consultation and consent rights with respect to the servicing of the PennCom Plaza AB Mortgage Loan. Accordingly, a conflict may result between the interests of Capmark Finance Inc. and the interests of the holders of the certificates. See ‘‘Description of the Mortgage Pool—PennCom Plaza AB Mortgage Loan’’ in this free writing prospectus.

With respect to the Pearson PLC Building—Lawrence AB mortgage loan (identified as Loan No. 52 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the mortgage pool (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the holder of the related subordinate companion loan, Caplease, LP, is an affiliate of the owner of the borrower. Pursuant to the intercreditor agreement, the trust will be required to seek the consent of Caplease, LP, as holder of the related subordinate companion loan, in connection with certain modifications and/or waivers of the Pearson PLC Building—Lawrence AB mortgage loan, which materially and adversely affect Caplease, LP, as holder of the related subordinate companion loan; provided that after an event of default under the Pearson PLC Building—Lawrence AB mortgage loan, Caplease, LP does not have the right to consult with or direct the holder of the Pearson PLC Building—Lawrence AB mortgage loan with respect to a foreclosure or liquidation of the mortgaged property. Accordingly, a conflict may result.

Each AB mortgage loan is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan will not be included as an asset of the trust fund. However, the subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the immediately preceding paragraph, with respect to the Pearson PLC Building — Lawrence AB Mortgage loan and the PennCom Plaza Mortgage Loan, the holders of the subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to, in certain cases, make cure payments on the mortgage loan or to purchase the, related AB mortgage loan if the related AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool AB Mortgage Loan Pairs’’ in this free writing prospectus. In exercising such rights, the holder of the subordinate companion loan has no obligation to consider the interests of, or impact of the exercise of such rights upon, the trust fund or the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to an AB mortgage loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder and the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. It is expected that an affiliate of the special servicer will be the directing certificateholder for the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’, ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, a principal of the borrower under 6 mortgage loans (identified as Loan Nos. 33, 39, 41, 42, 75 and 145 on Annex A-1 to this free writing prospectus), representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the Class A-3FL certificates (if their pass-through rate converts to a fixed rate as described in this free writing prospectus) and the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates because the pass-through rates on those classes of certificates are equal to, based on or limited by the weighted average of the net mortgage rates on the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X-1 and Class  X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the respective notional amounts of the Class X-1 and Class X-2 certificates are based upon all or a portion of the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X-1 and Class  X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-1 and Class X-2 certificates. Investors in the Class X-1 or Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 23 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-3FL certificates. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

Risks Relating to the Swap Contract

The trust will have the benefit of a swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See ‘‘Description of the Swap Contract—The Swap Counterparty’’ in this free writing prospectus.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or ‘‘A–’’ by Fitch, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee (or the Paying Agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-3FL certificates to enforce the rights of the trust under the swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-3FL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-3FL certificate pass-through rate will convert to a fixed interest rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-3FL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

Distributions to the Class A-3FL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the fixed rate on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the Class A-3FL certificates.

In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class X-1 or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factor—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 21.1%, 4.8% and 4.7% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 22.5%, 4.4% and 3.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 9.0%, 8.0% and 15.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to 2 mortgage loans (identified as Loan Nos. 4 and 8 on Annex A-1 to this free writing prospectus), representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of twice the current annual casualty premium, and with respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $84,012.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. For example, with respect to 9 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.2% of the aggregate principal balace of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans in loan group 2, representing approximately 13.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related mortgage loan documents do not require the related borrower to obtain terrorism insurance. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained or allowed a tenant to self-insure such risk.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

With respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), Triple Net Properties, LLC is the sponsor of the related borrower and an affiliate of the property manager. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC is conducting an investigation regarding certain of its activities. Filings with the SEC for public companies advised or managed by Triple Net Properties, LLC have disclosed that the SEC has requested information relating to disclosure in public and private securities offerings sponsored by Triple Net Properties, LLC and its affiliated entities. In addition, the SEC has requested financial and other information regarding such Triple Net Properties, LLC securities offerings and the disclosure included in the related offering documents. Recent filings with the SEC for public companies advised or managed by Triple Net Properties, LLC have indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors, including the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), John Q. Hammons, a sponsor of the related borrower, was the subject of two shareholder litigation suits brought in the Court of Chancery of the State of Delaware, New Castle County. The complaints were filed against JQH Hammons Hotels Inc. and its board of directors, which included John Q. Hammons. The suit alleges that the board of directors breached its fiduciary duty to the class A shareholders when negotiating with a potential buyer of shares of JQH Hammons Hotels Inc. during a proposed merger transaction. The suit seeks an appraisal action and fair and reasonable damages to the plaintiff class as a result of the alleged breach of fiduciary duty in determining the fair value and appropriate sale price of the company stock.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Description of the Mortgage Pool—Transaction Parties—The Sponsors.’’

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Recent Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 269 fixed rate mortgage loans secured by 329 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $3,940,432,158 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this free writing prospectus). Loan Group 1 will consist of 215 mortgage loans, representing approximately 89.9% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 54 mortgage loans, representing approximately 10.1% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related AB subordinate companion loan, with respect to the One & Two Prudential Plaza Loan, is calculated including the One & Two Prudential Plaza Pari Passu Companion Loan.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community Mortgaged Properties;

(2)    with respect to 15 Mortgaged Properties securing mortgage loans (identified as Loan Nos. 5.03, 5.05, 5.06, 7, 10, 17.01, 17.03, 17.04, 32, 73, 105, 167, 169, 243 and 267 on Annex A-1 to this free writing prospectus), representing approximately 8.6% of the Initial Pool Balance (approximately 9.6% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties but not on the corresponding fee interest with respect to such properties;

(3)    with respect to 8 Mortgaged Properties securing mortgage loans (identified as Loan Nos. 1.02, 3, 6, 12, 46, 87, 199 and 269 on Annex A-1 to this free writing prospectus), representing approximately 11.5% of the Initial Pool Balance (approximately 12.8% of the Initial Loan Group 1 Balance) on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about June 29, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Capmark Finance Inc., LaSalle Bank National Association, Nomura Credit & Capital, Inc. and Eurohypo AG, New York Branch (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to five separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to LaSalle Bank National Association, as paying agent (in such capacity, the ‘‘Paying Agent’’) an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until August 2006. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between May 2005 and June 2006. 86 mortgage loans, representing approximately 42.6% of the Initial Pool Balance (74 mortgage loans in Loan Group 1, representing approximately 44.9% of the Initial Loan Group 1 Balance, and 12 mortgage loans in Loan Group 2, representing approximately 22.3% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The One & Two Prudential Plaza Loan.    The One & Two Prudential Plaza Loan, with a principal balance as of the Cut-off Date of $205,000,000, is part of a split loan structure with the One & Two Prudential Plaza Pari Passu Companion Loan, with a principal balance as of the Cut-off Date of $205,000,000 (which is pari passu with the One & Two Prudential Plaza Loan and not included in the trust). See ‘‘—The One & Two Prudential Plaza Whole Loan’’ below.

AB Mortgage Loans.    4 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 5, 10, 52 and 105 on Annex A-1 to this free writing prospectus), representing approximately 6.5% of the Initial Pool Balance (approximately 7.2% of the Initial Loan Group 1 Balance) are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘JQH Hotel Portfolio AB Mortgage Loan’’) (identified as Loan No 5 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $151,704,871. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $10,000,000.

The second such AB Mortgage Loan (the ‘‘PennCom Plaza AB Mortgage Loan’’) (identified as Loan No. 10 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $79,750,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $10,000,000.

The third such AB Mortgage Loan (the ‘‘Pearson PLC Building—Lawrence AB Mortgage Loan’’) (identified as Loan No. 52 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $16,025,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,599,121.

The fourth such AB Mortgage Loan (the ‘‘Knoll Crest AB Mortgage Loan’’) (identified as Loan No. 105 on Annex A-1 to this free writing prospectus) has a principal balance as of the Cut-off Date of $8,800,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $350,000.

Each of the AB Subordinate Companion Loans and the One & Two Prudential Plaza Pari Passu Companion Loan are referred to as ‘‘Companion Loan’’ in this free writing prospectus. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—AB Mortgage Loan Pairs’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan, as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR		Combined DSCR		Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
JQH Hotel Portfolio	1	1.59	x	1.46x		72.0%	76.7%
PennCom Plaza	1	1.50	x	1.26x		70.8%	79.7%
Pearson PLC Building—Lawrence	1	1.23	x	1.05x	(1)	78.3%	86.1%
Knoll Crest	1	1.20	x	1.13x		77.2%	80.3%

(1)	For purposes of calculating the combined DSCR for the Pearson PLC Building—Lawrence AB Mortgage Loan, the related debt service was calculated by multiplying the average of the first twelve debt service payments by twelve.

Other Secured Subordinate Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 7 mortgage loans (identified as Loan Nos. 13, 15, 23, 132, 185, 205 and 247, on Annex A-1 to this free writing prospectus), representing approximately 3.9% of the Initial Pool Balance (approximately 4.3% of the Initial Loan Group 1 Balance, and 0.8% of the Group 2 Balance), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan, including the satisfaction of certain loan-to-value and debt service coverage ratio tests and each rating agency confirms in writing that the incurrence of such debt will not cause a withdrawal, qualification or downgrade of the certificates.

•	In the case of one (1) mortgage loan (identified as Loan No. 162 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool and approximately 0.1% of the Initial Loan Group 1 Balance, the mortgaged property is encumbered by (i) a second mortgage, which second mortgage secures potential contingent obligations and is a subordinate lien to mortgage holder's first priority mortgage subject to the terms and conditions of a subordination and standstill agreement between the mortgage holder and the lender under the second mortgage and (ii) an additional lien evidenced by a memorandum of lien as security for obligations due under a promissory note in favor of the City of Lansing. As of the date of the origination of the mortgage loan, no amounts were due or payable under either the subordinate note secured by the second mortgage or the subordinate note secured by the memorandum of lien.

Other Secured Indebtedness. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	The mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance), permit secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including (i) as of the date such additional debt is advanced, the combined debt service coverage is equal to or greater than the debt service coverage ratio at origination, (ii) as of the date such additional debt is advanced, the combined loan-to-value ratio is equal to or less than the loan-to-value ratio at origination, (iii) confirmation from the rating agencies that the incurrence of the additional debt will not result in the re-qualification, reduction or withdrawal of the then current ratings assigned to the certificates, and (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgagee in its sole discretion and to the Rating Agencies.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt, other than with respect to 1 mortgage loan, identified as Loan No. 3 on Annex A-1 to this free writing prospectus, representing approximately 4.8% of the Initial Pool Balance (approximately 5.3% of the Initial Loan Group 1 Balance), generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 5.2% of the Initial Pool Balance (approximately 5.8% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $60,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower and is secured by the owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 4.8% of the Initial Pool Balance (approximately 5.3% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $17,000,000, as of the date of origination of the related mortgage loan, has been made to a member of the borrower and is secured by the member's ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), two mezzanine loans, secured by the owners’ ownership interests in the related borrower, with principal balances of $15,052,944 and $5,000,000 as of the date of the origination of the mortgage loan have been made by UVAF/Acacia Park, LLC to direct and indirect owners of the related borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance (approximately 13.0% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $1,000,000, as of the date of origination of the related mortgage loan, has been made to a member of the borrower and is secured by the member's ownership interests in the borrower.

•	In the case of 17 mortgage loans (identified as Loan Nos. 1, 4, 21, 22, 24, 27, 84, 92, 97, 101, 111, 129, 132, 153, 158, 174 and 255 on Annex A-1 to this free writing prospectus), representing approximately 15.6% of the Initial Pool Balance (12 mortgage loans in Loan Group 1, representing approximately 16.3% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 9.8% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their direct or indirect ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender, the satisfaction of certain debt service coverage ratio and loan-to-value tests, the subordination of the related mezzanine debt and the absence of an event of default under the related loan documents.

•	In the case of 2 mortgage loans (identified as Loan Nos. 92 and 158 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance (approximately 3.7% of the Initial Loan Group 2 Balance), in the event of an assumption of the related mortgage loan, the equity of the purchasing entity may be pledged to the related borrower to secure the purchase price of such mortgage loan, subject to various conditions set forth in the related mortgage loan documents, including satisfaction of certain debt service coverage ratio and loan-to-value tests, and the execution by the purchasing entity of an intercreditor, subordination and standstill agreement in favor of the trust.

•	In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing 2.9% of the Initial Pool Balance (approximately 3.2% of the Initial Loan Group 1 Balance), the borrower shall have a one-time option to obtain either unsecured subordinate financing, or members of the borrower may pledge their interests therein to secure a mezzanine loan subject, in each case, to lender consent.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan:

•	In the case of 8 mortgage loans (identified as Loan Nos. 54, 95, 119, 127, 159, 165, 227, and 231 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance (approximately 13.5% of the Initial Loan Group 2 Balance), the related borrower is allowed to incur unsecured loans from members of the related borrower for tax purposes.

•	In the case of 1 mortgage loan (identified as Loan No. 40 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (representing approximately 0.6% of the Initial Loan Group 1 Balance), the borrower is permitted to incur up to $2,300,000 of unsecured debt.

•	In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the Initial Pool Balance (approximately 3.2% of the Initial Loan Group 1 Balance), the borrower shall have a one-time option to obtain either unsecured subordinate financing, or members of the borrower may pledge their interests therein to secure a mezzanine loan, subject, in each case, to the lender's consent.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Seller is aware that the related borrower has issued or is permitted to issue in the future preferred equity in such borrower with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 64 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower is permitted under the mortgage loan documents to issue preferred equity in such borrower in an amount not to exceed $2,523,600, subject to the satisfaction of certain specified conditions.

•	In the case of 1 mortgage loan (identified as Loan No. 139 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), the related borrower has a one time right under the mortgage loan documents to issue preferred equity in such borrower, subject to the satisfaction of certain specified conditions.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The One & Two Prudential Plaza Whole Loan

The Loans.    One mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) (the ‘‘One & Two Prudential Plaza Loan’’), representing approximately 5.2% of the Initial Pool Balance (approximately 5.8% of the Initial Loan Group 1 Balance), is part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘One & Two Prudential Plaza Mortgaged Property’’). The One & Two Prudential Plaza Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this free writing prospectus as the ‘‘One & Two Prudential Plaza Pari Passu Companion Loan’’. The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $205,000,000. The One & Two Prudential Plaza Pari Passu Companion Loan is not included in the trust. Only the One & Two Prudential Plaza Loan is included in the trust. The One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari Passu Companion Loan are pari passu with each other and are referred to in this free writing prospectus as the ‘‘One & Two Prudential Plaza Notes’’. The One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘One & Two Prudential Plaza Whole Loan’’.

The holders of the One & Two Prudential Plaza Notes (the ‘‘One & Two Prudential Plaza Noteholders’’ ) have entered into an intercreditor agreement that sets forth the respective rights of each One & Two Prudential Plaza Noteholder (the ‘‘One & Two Prudential Plaza Intercreditor Agreement’’). Pursuant to the terms of the One & Two Prudential Plaza Intercreditor Agreement, the One & Two Prudential Plaza Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The One & Two Prudential Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One & Two Prudential Plazas Whole Loan will be allocated, on a pro rata and pari passu basis, to the One & Two Prudential Plaza Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus, the holder of the One & Two Prudential Plaza Loan (the Directing Certificateholder will be the holder of the One & Two Prudential Plaza Loan for this purpose) will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to the One & Two Prudential Plaza Whole Loan but will be required to consult on a non-binding basis with the holder of the One & Two Prudential Plaza Pari Passu Companion Loan with respect to certain decisions and actions as set forth in the One & Two Prudential Plaza Intercreditor Agreement. In the event that the Directing Certificateholder and the holder of the One & Two Prudential Plaza Pari Passu Companion Loan disagree, the One & Two Prudential Plaza Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the One & Two Prudential Plaza Pari Passu Companion Loan.

Servicing.    The One & Two Prudential Plaza Intercreditor Agreement generally provides that the One & Two Prudential Plaza Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions.    Under the terms of the One & Two Prudential Plaza Intercreditor Agreement, any payment (whether principal or interest or prepayment under the One & Two Prudential Plazas Notes, or proceeds relating to the One & Two Prudential Plaza Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and any related sub servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Pairs

General

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an

‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicers and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus, but subject to the terms of the related intercreditor agreement to the extent set forth therein. In servicing an AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicers and the Special Servicer to take into account the interests of both the Certificateholders and the holder of any related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan as set forth in the related Intercreditor Agreement.

The JQH Hotel Portfolio AB Mortgage Loan

The JQH Hotel Portfolio AB Mortgage Loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing 3.8% of the Initial Pool Balance (approximately 4.3% of the Initial Loan Group 1 Balance), is secured by the same Mortgaged Property as the related AB Subordinate Companion Loan. The related AB Subordinate Companion Loan has a principal balance as of the Cut-off Date of $10,000,000 and is subordinate in right of payment to the JQH Hotel Portfolio AB Mortgage Loan. The JQH Hotel Portfolio AB Mortgage Loan and the related AB Subordinate Companion Loan have the same maturity date. The amortization schedule for each of these mortgage loans is included in Annex 6 to this free writing prospectus.

Only the JQH Hotel Portfolio AB Mortgage Loan is included in the trust. The related AB Subordinate Companion Loan is not included in the trust. The AB Subordinate Companion Loan is owned by Nomura Credit & Capital, Inc., one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related Intercreditor Agreement).

Consent Rights.    The applicable Master Servicer and the Special Servicer will service and administer the JQH Hotel Portfolio AB Mortgage Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the JQH Hotel Portfolio AB Mortgage Loan is part of the trust. If the original principal balance of the related AB Subordinate Companion Loan, less the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the related AB Subordinate Companion Loan, (y) any appraisal reduction amounts allocated to the related AB Subordinate Companion Loan and (z) any realized losses, is equal to or greater than (b) 25% of (i) the original principal balance of the related AB Subordinate Companion Loan, minus (ii) any payments or principal (whether as prepayments or otherwise) allocated to, and received on, the related AB Subordinate Companion Loan , the holder of the related AB Subordinate Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the applicable Master Servicer and/or Special Servicer with respect to certain matters, including among other things, foreclosure or material modifications of the related loan. However, no advice or direction may require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the applicable Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard.

Cure Rights.    In the event of any monetary default with respect to the JQH Hotel Portfolio AB Mortgage Loan or non-monetary default with respect to the JQH Hotel Portfolio AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan will be entitled to cure (i) a monetary default within five business days of receipt of notice thereof and (ii) a non-monetary default within 30 days of receipt of notice thereof.

Purchase Option.    In addition, the holder of the related AB Subordinate Companion Loan has the right, by written notice to the holder of the JQH Hotel Portfolio AB Mortgage Loan following the occurrence of (i) any event of default with respect to an obligation of the borrower to pay principal and interest payments or any other monetary obligations due under the JQH Hotel Portfolio AB Mortgage Loan or (ii) any non-monetary event of default as to which the mortgage loan becomes a Specially Serviced Mortgage Loan, to purchase the JQH Hotel Portfolio AB Mortgage Loan from the trust subject to the terms and conditions contained in the related Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the JQH Hotel Portfolio AB Mortgage Loan, together with all unpaid interest on the JQH Hotel Portfolio AB Mortgage Loan at the related interest rate (excluding default interest and any prepayment premium) and any unreimbursed advances, expenses and interest on advances related to the JQH Hotel Portfolio AB Mortgage Loan.

Application of Payments.    Pursuant to the Intercreditor Agreement, to the extent described below, the right of the holder of the related AB Subordinate Companion Loan to receive payments with respect to the related AB Subordinate Companion Loan is subordinate to the payment rights of the trust to receive payments with respect to the JQH Hotel Portfolio AB Mortgage Loan. Prior to the occurrence and continuation of a monetary default or a non-monetary event of default resulting in the JQH Hotel Portfolio AB Mortgage Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the JQH Hotel Portfolio AB Mortgage Loan and the related AB Subordinate Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will be paid in the following manner:

First, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

Second, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

Third, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to accrued and unpaid interest with respect to such loan;

Fourth, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

Fifth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

Sixth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any interest accrued on any advances made in respect of delinquent principal or interest allocable to the JQH Hotel Portfolio AB Mortgage Loan and any advances made with respect to the related AB Subordinate Companion Loan prior to the securitization of the JQH Hotel Portfolio AB Mortgage Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

Eighth, to the holder of the related AB Subordinate Companion Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

Ninth, pro rata, to (i) to the holder of the JQH Hotel Portfolio AB Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the related AB Subordinate Companion Loan pursuant to clause sixth above and (ii) to the holder of the related AB Subordinate Companion Loan , its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holder of the JQH Hotel Portfolio AB Mortgage Loan, pursuant to clause first above and any interest on any advances with respect to the related AB Subordinate Companion Loan paid pursuant to sixth clause above);

Tenth, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the JQH Hotel Portfolio AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan , pro rata based on their respective percentage interests.

Following the occurrence and during the continuation of a monetary default or a non-monetary event of default resulting in the JQH Hotel Portfolio AB Mortgage Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the JQH Hotel Portfolio AB Mortgage Loan and the related AB Subordinate Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) will be paid in the following manner:

First, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

Second, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

Third, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to accrued and unpaid interest with respect to such loan;

Fourth, to the holder of the JQH Hotel Portfolio AB Mortgage Loan in an amount equal to its principal balances, until such principal amounts have been paid in full;

Fifth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

Sixth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any interest accrued on any advances made in respect of delinquent principal or interest allocable to the JQH Hotel Portfolio AB Mortgage Loan and any advances made with respect to the related AB Subordinate Companion Loan prior to the securitization of the JQH Hotel Portfolio AB Mortgage Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

Eighth, to the holder of the related AB Subordinate Companion Loan in an amount equal to its principal balance, until such principal amount has been paid in full;

Ninth, pro rata, to (a) to the holder of the JQH Hotel Portfolio AB Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the related AB Subordinate Companion Loan pursuant to clause sixth above and (b) to the holder of the related AB Subordinate Companion Loan , its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holders of the JQH Hotel Portfolio AB Mortgage Loan pursuant to clause first above and any interest on any advances with respect to the related AB Subordinate Companion Loan paid pursuant to clause sixth above); and

Tenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the JQH Hotel Portfolio AB Mortgage Loan and the holders of the related AB Subordinate Companion Loan , pro rata based on their respective percentage interests.

PennCom Plaza AB Mortgage Loan

The PennCom Plaza AB Mortgage Loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.0% of the Initial Pool Balance (approximately 2.3% of the Initial Loan Group 1 Balance), is secured by the same Mortgaged Property as the related AB Subordinate Companion Loan. The related AB Subordinate Companion Loan has a principal balance as of the Cut-off Date of $10,000,000 and is subordinate in right of payment to the PennCom Plaza AB Mortgage Loan. The PennCom Plaza AB Mortgage Loan requires payments of interest only through the maturity date in 2016.

Only the PennCom Plaza AB Mortgage Loan is included in the trust. The related AB Subordinate Companion Loan is not included in the trust. The related AB Subordinate Companion Loan is owned by Capmark, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related Intercreditor Agreement).

General.    The PennCom Plaza AB Mortgage Loan and the related AB Subordinate Companion Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement. The applicable Master Servicer or the Trustee, as applicable, will be required to make advances with respect to monthly interest payments on the PennCom Plaza AB Mortgage Loan unless the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the PennCom Plaza AB Mortgage Loan. None of the applicable Master Servicer, the Special Servicer or the Trustee will be required to make interest advances with respect to the related AB Subordinate Companion Loan.

Distributions.    The Intercreditor Agreement for the PennCom Plaza AB Mortgage Loan Pair provides in general, that prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the related AB Subordinate Companion Loan, as described below):

First, the holder of the PennCom Plaza AB Mortgage Loan will receive its scheduled payments of interest (other than default interest);

Second, the holder of the PennCom Plaza AB Mortgage Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the PennCom Plaza AB Mortgage Loan;

Third, the holder of the PennCom Plaza AB Mortgage Loan will receive all unreimbursed costs and expenses;

Fourth, the holder of the related AB Subordinate Companion Loan will receive its scheduled interest payments (other than default interest);

Fifth, the holder of the related AB Subordinate Companion Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the PennCom Plaza AB Mortgage Loan, after it receives its scheduled interest payments;

Sixth, the holder of the related AB Subordinate Companion Loan will receive all unreimbursed costs and expenses; and

Seventh, the holders of the PennCom Plaza AB Mortgage Loan and the related AB Subordinate Companion Loan will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the PennCom Plaza AB Mortgage Loan.

Upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the related AB Subordinate Companion

Loan is not exercising its cure rights, the holder of the related AB Subordinate Companion Loan will not be entitled to receive payments of principal and interest until the holder of the PennCom Plaza AB Mortgage Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and its portion of any yield maintenance payments required in connection with any prepayment of the PennCom Plaza AB Mortgage Loan.

Notwithstanding the foregoing, all rights to receive distributions relating to either the PennCom Plaza AB Mortgage Loan or the related AB Subordinate Companion Loan are subject to the terms of payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement. Additionally, pursuant to the terms of the related loan documents and the related Intercreditor Agreement, the portion of the collateral reserve established for the PennCom Plaza AB Mortgage Loan Pair that is attributed to the related AB Subordinate Companion Loan shall, in no event (including upon an event of default), be used for any payments on the PennCom Plaza AB Mortgage Loan.

Consent Rights of the PennCom Plaza AB Subordinate Companion Loan.    The related Intercreditor Agreement and the Pooling and Servicing Agreement provide the holder of the related AB Subordinate Companion Loan with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the related AB Subordinate Companion Loan (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the PennCom Plaza AB Mortgage Loan and related Mortgaged Property, including the following:

•	any modification or waiver resulting in the extension of the maturity date of the PennCom Plaza AB Mortgage Loan;

•	any proposed or actual foreclosure on the related Mortgaged Property;

•	any substitution, sale or release of collateral securing the PennCom Plaza AB Mortgage Loan;

•	any action to bring the underlying Mortgaged Property or REO Property into compliance with any environmental laws or other laws relating to hazardous materials;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on encumbrance’’ clause;

•	any approval of a material capital expenditure, if the approval of the lender for each of the PennCom Plaza AB Mortgage Loan and the related AB Subordinate Companion Loan is required under such documents;

•	any replacement of the property manager, if the approval of the lender for each of the PennCom Plaza AB Mortgage Loan and the related AB Subordinate Companion Loan is required under such documents;

•	any approval of the incurrence of additional indebtedness secured by the related mortgaged property;

•	any amendment or modification of any monetary term or material nonmonetary term of the PennCom Plaza AB Mortgage Loan; or

•	any application of funds in an escrow account to repay a portion of the principal of the PennCom Plaza AB Mortgage Loan.

The consent and consultation rights of the holder of the related AB Subordinate Companion Loan are generally eliminated if a control appraisal period, as described below, has occurred and is continuing.

A PennCom Plaza control appraisal period will be deemed to have occurred and be continuing on any date if (a) the initial principal balance of the related AB Subordinate Companion Loan, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the related AB Subordinate Companion Loan and any appraisal reduction amounts and any losses realized or allocated to the related AB Subordinate

Companion Loan is less than (b) 25% of the initial principal balance of the related AB Subordinate Companion Loan as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the related AB Subordinate Companion Loan.

Cure Rights.    Following the expiration of the applicable grace period on the PennCom Plaza AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan will have the option to cure a monetary default within five business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of the related AB Subordinate Companion Loan will have the option to cure such non-monetary default within the same period of time as is allotted to the borrower under the PennCom Plaza AB Mortgage Loan.

So long as the holder of the related AB Subordinate Companion Loan is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

•	accelerating the PennCom Plaza AB Mortgage Loan,

•	modifying, amending or waiving any provisions of the related mortgage loan documents,

•	commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related mortgaged property; or

•	treating the PennCom Plaza AB Mortgage Loan as a Specially Serviced Mortgage Loan.

Purchase Option.    The holder of the related AB Subordinate Companion Loan has the option to purchase the PennCom Plaza AB Mortgage Loan in whole, but not in part, during such time as when such holder may exercise its cure rights, as described under ‘‘—The PennCom Plaza AB Mortgage Loan—Rights of the Holder of the related AB Subordinate Companion Loan—Cure Rights’’ above, or at such time as when an event of default under the PennCom Plaza AB Mortgage Loan, has occurred and is continuing (or at such time as when the PennCom Plaza AB Mortgage Loan has become a Specially Serviced Mortgage Loan as to which an event of default has occurred and is continuing). The purchase price will generally equal the outstanding balance of the PennCom Plaza AB Mortgage Loan as of the date of such purchase, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the PennCom Plaza AB Mortgage Loan, any interest accrued on such advances, any unreimbursed recovered costs owing to the Trustee and any other additional expenses allocable to the PennCom Plaza AB Mortgage Loan pursuant to the Pooling and Servicing Agreement, but excluding any applicable prepayment premium or yield maintenance charge.

Termination of the Special Servicer.    For so long as a control appraisal period has not occurred and is not continuing, the operating advisor for the PennCom Plaza AB Mortgage Loan, who may or may not be the same person as the holder of the related AB Subordinate Companion Loan, may remove the Special Servicer with respect to the PennCom Plaza AB Mortgage Loan at its discretion upon at least 15 days prior notice to the Special Servicer. The operating advisor for the PennCom Plaza AB Mortgage Loan will then appoint a successor Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pearson PLC Building—Lawrence AB Mortgage Loan

The Pearson PLC Building—Lawrence AB Mortgage Loan has a principal balance as of the cut-off date of $16,025,000. The related AB Subordinate Companion Loan, which is not included in the trust fund, had an original principal balance of $1,599,121. In the event that certain defaults exist under the Pearson PLC Building—Lawrence AB Mortgage Loan or the related AB Subordinate Companion Loan, the holder of the related AB Subordinate Companion Loan will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the Pearson PLC Building—Lawrence AB Mortgage Loan and to purchase the Pearson

PLC Building—Lawrence AB Mortgage Loan for a price generally equal to the outstanding principal balance of the Pearson PLC Building—Lawrence AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Pearson PLC Building—Lawrence AB Mortgage Loan and other amounts payable to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the related Intercreditor Agreement, the applicable Master Servicer or Special Servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord’s obligations under such lease. In addition, the holder of the related AB Subordinate Companion Loan is given certain rights pursuant to the related Intercreditor Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the Pearson PLC Building—Lawrence AB Mortgage Loan or the related AB Subordinate Companion Loan is entitled to do so under the mortgage loan documents, (ii) in the event that the applicable Master Servicer or the Special Servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the applicable Master Servicer or the Special Servicer to enforce the rights of the holder of the related AB Subordinate Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the related Mortgage upon certain defaults under the loan documents, subject to the right of the applicable Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the applicable Master Servicer or the Special Servicer) any modifications to the Pearson PLC Building —Lawrence AB Mortgage Loan that affect the rights of the Pearson PLC Building—Lawrence AB Mortgage Loan borrower or the holder of the related AB Subordinate Companion Loan under the credit lease or the assignment of the credit lease as collateral for the Pearson PLC Building—Lawrence AB Mortgage Loan, (vi) consenting to certain foreclosure actions, and (vii) restrictions on the modification of the loan documents and the prohibition of the applicable Master Servicer and the Special Servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holder of the related AB Subordinate Companion Loan. LaSalle Bank National Association originated the Pearson PLC Building—Lawrence AB Mortgage Loan and the related AB Subordinate Companion Loan and sold the related AB Subordinate Companion Loan to Caplease, LP, which is the holder of the related AB Subordinate Companion Loan and may elect to sell the related AB Subordinate Companion Loan subject to the terms of the Intercreditor Agreement.

Distributions.    Under the terms of the Pearson PLC Building—Lawrence AB Mortgage Loan Intercreditor Agreement, on each payment date, all amounts received from or on behalf of the borrower (other than early payments of rent and proceeds of a defaulted lease claim) will, after payment of the servicing and other fees and expenses under the related servicing agreement, be applied in the following order of priority:

•	first, to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan in an amount equal to the accrued and unpaid interest on the Pearson PLC Building—Lawrence AB Mortgage Loan principal balance at the non-default interest rate on such loan;

•	second, to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan in an amount equal to the scheduled principal payments, if any, due with respect to the Pearson PLC Building–Lawrence AB Mortgage Loan or, upon acceleration of all amounts due and payable on the Pearson PLC Building—Lawrence AB Mortgage Loan, the principal balance of the Pearson PLC Building—Lawrence AB Mortgage Loan until paid in full;

•	third, to fund reserve accounts provided for in the related mortgage loan documents and any other amounts required to be applied following payment of interest and principal then due on the Pearson PLC Building—Lawrence AB Mortgage Loan in accordance with the terms of the related lockbox agreement or other related mortgage loan documents, including, as applicable, amounts required to fund any escrow accounts or to pay taxes or insurance and any insurance proceeds required to be applied to the repair of the related mortgaged property;

•	fourth, to the holder of the related AB Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the AB Subordinate Companion Loan at the non-default interest rate on such loan;

•	fifth, to the holder of the related AB Subordinate Companion Loan in an amount equal to the scheduled principal payments, if any, due with respect to the related AB Subordinate Companion Loan or, upon acceleration of all amounts due and payable on the related AB Subordinate Companion Loan, the principal balance of the related AB Subordinate Companion Loan until paid in full;

•	sixth, any unscheduled payment on the Pearson PLC Building—Lawrence AB Mortgage Loan (other than proceeds of a defaulted lease claim, but including without limitation lump sum payments under any lease enhancement policy), shall be paid sequentially to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan until the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan has been paid in full and then to the holder of the related AB Subordinate Companion Loan until the holder of the related AB Subordinate Companion Loan has been paid in full;

•	seventh, any prepayment premium, to the extent actually paid, shall be paid to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, in the same proportion as the respective amounts payable to each when the prepayment premium for each of the mortgage loans is separately computed on the prepaid amounts of the Pearson PLC Building—Lawrence AB Mortgage Loan principal balance and the related AB Subordinated Companion Loan principal balance at the respective interest rates;

•	eighth, to the holder of the related AB Subordinate Companion Loan (or any party which has made a property advance on its behalf), the amount necessary to reimburse the holder of the related AB Subordinate Companion Loan for any property advance or cure payment made by it in accordance with the terms of the Pearson PLC Building—Lawrence AB Mortgage Loan Intercreditor Agreement;

•	ninth, to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan in an amount equal to any default interest attributable to such loan;

•	tenth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any default interest attributable to such loan; and

•	eleventh, any remaining amount to be paid to the borrower, to the extent required by the mortgage loan documents, and otherwise to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro-rata, based on their original principal balances.

Proceeds of Defaulted Lease Claim.    All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code in any bankruptcy proceeding including the credit tenant, shall be distributed in the following order of priority:

•	first, to the holder of the related AB Subordinate Companion Loan in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party;

•	second, to the holder of the related AB Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan;

•	third, to the holder of the related AB Subordinate Companion Loan in an amount equal to scheduled principal payments if any, due with respect to the related AB Subordinate Companion Loan, or upon the acceleration of the related AB Subordinate Companion Loan, the principal balance of the related AB Subordinate Companion Loan until paid in full;

•	fourth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any prepayment premium attributable to such loan to the extent actually paid;

•	fifth, to the holder of the related AB Subordinate Companion Loan in an amount equal to any default interest attributable to such loan;

•	sixth, to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan any excess amount to be applied in the order of priority of payments on the Pearson PLC Building—Lawrence AB Mortgage Loan other than with respect to defaulted lease claims; and

•	seventh, any remaining amount to the related borrower to the extent required under the related mortgage loan documents and all other amounts to the holder of the Pearson PLC Building—Lawrence AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based on the initial original principal balance.

Knoll Crest AB Mortgage Loan

Servicing Provisions of the Knoll Crest Intercreditor Agreement.    The applicable Master Servicer and the Special Servicer will service and administer the Knoll Crest AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the Knoll Crest AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to the Knoll Crest AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the applicable Master Servicer or the Special Servicer with respect to the Knoll Crest AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of the Knoll Crest AB Mortgage Loan or the related AB Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Distributions.    Pursuant to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Knoll Crest AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Knoll Crest AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of the Knoll Crest AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the Knoll Crest AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the Knoll Crest AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Knoll Crest AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust as holder of the Knoll Crest AB Mortgage Loan, in an amount equal to interest due with respect to the Knoll Crest AB Mortgage Loan (excluding any default interest);

Fourth, to the trust as holder of the Knoll Crest AB Mortgage Loan, in an amount equal to the principal balance of the Knoll Crest AB Mortgage Loan until paid in full;

Fifth, to the trust as holder of the Knoll Crest AB Mortgage Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Knoll Crest AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust as holder of the Knoll Crest AB Mortgage Loan, in an amount equal to any unpaid default interest accrued on the Knoll Crest AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

Eleventh, to the trust as holder of the Knoll Crest AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Knoll Crest AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Knoll Crest AB Mortgage Loan.    Amounts payable to the trust as holder of the Knoll Crest AB Mortgage Loans pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate Companion Loans.

Purchase Option.    In the event that (i) any payment of principal or interest on a the Knoll Crest AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Knoll Crest AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Knoll Crest AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under the Knoll Crest AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the Knoll Crest AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the applicable Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Knoll Crest AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on Knoll Crest AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, servicing advances, interest on advances and servicing fees and trustee fees (including paying agent fees) payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing the Knoll Crest AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of the Knoll Crest AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)	Cut-off LTV Ratio(2)	Property Type
Westfield Centro Portfolio	1	$240,000,000	6.1%	$102	1.33x	70.0%	Retail
One & Two Prudential Plaza	1	205,000,000	5.2	$187	1.47x	78.1%	Office
Bella Terra Retail	1	188,000,000	4.8	$283	1.20x	79.2%	Retail
1875 Pennsylvania Avenue	1	165,000,000	4.2	$581	1.30x	73.0%	Office
JQH Hotel Portfolio	1	151,704,871	3.8	$106,013	1.59x	72.0%	Hotel
Centre at Salisbury	1	115,000,000	2.9	$157	1.47x	76.4%	Retail
Hyatt - Huntington Beach	1	115,000,000	2.9	$222,437	1.59x	59.0%	Hotel
Four Penn Center	1	81,750,000	2.1	$156	1.38x	75.7%	Office
The Gardens on El Paseo	1	81,480,000	2.1	$407	1.18x	76.9%	Retail
PennCom Plaza	1	79,750,000	2.0	$189	1.50x	70.8%	Office
411 East Wisconsin	1	72,000,000	1.8	$110	1.31x	73.3%	Office
Wilshire Bundy Office Building	1	59,911,880	1.5	$207	1.20x	69.5%	Office
Shoreview Corporate Center	1	54,770,000	1.4	$99	1.27x	75.0%	Office
Oklahoma City Portfolio	2	51,896,561	1.3	$31,301	1.21x	77.2%	Multifamily
Powers Ferry Landing East	1	50,000,000	1.3	$127	1.21x	74.7%	Office
Total Weighted Average		$1,711,263,311	43.4%		1.37x	73.4%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari Passu Companion Loan as of the Cut-off Date. In addition, with respect to the One & Two Prudential Plaza Loan, the LTV Ratio was calculated based upon the ‘‘stabilized’’ value as defined in the related appraisal.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this free writing prospectus.

ARD Loans

Eight (8) mortgage loans (the ‘‘ARD Loans’’), representing approximately 2.3% of the Initial Pool Balance (approximately 2.6% of the Initial Loan Group 1 Balance), provide that, if after a certain date (the ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the applicable ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for each ARD Loan is generally 7–10 years after origination. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the applicable ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the applicable ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the applicable Anticipated Repayment Date. See ‘‘—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	211	$2,998,734,135	76.1%	74.8%	87.3%
11	58	941,698,024	23.9	25.2	12.7
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	64	$966,183,860	24.5%	25.7%	13.7%
5	148	2,050,963,822	52.0	51.3	58.8
7	43	637,807,621	16.2	15.3	23.7
10	8	270,345,628	6.9	7.2	3.7
15	6	15,131,226	0.4	0.4	0.0
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

As used in this free writing prospectus, ‘‘grace period’’ is the number of days before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof). Some mortgage loans, for example, allow for a notice and cure right prior to acceleration of the mortgage loan. Some mortgage loans also provide exceptions in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	256	$3,813,235,874	96.8%	96.4%	100.0%
30/360	13	127,196,284	3.2	3.6	0.0
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Partial Interest Only(1)	119	$1,742,912,234	44.2%	42.1%	63.2%
Balloon	116	1,107,186,571	28.1	27.5	33.2
Interest Only(2)	27	1,016,083,880	25.8	28.4	2.4
Subtotal	262	$3,866,182,685	98.1%	98.0%	98.8%
Fully Amortizing Loans	7	74,249,473	1.9%	2.0%	1.2%
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest only ARD Loan, representing approximately 0.4% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance).

(2)	Includes 7 interest-only ARD Loans, representing approximately 2.0% of the Initial Pool Balance (approximately 2.2% of the Initial Loan Group 1 Balance).

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Payment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	228	$3,605,471,994	91.5%	91.5%	91.2%
Yield Maintenance	38	267,910,164	6.8	6.6	8.8
Defeasance/Prepayment Penalty(1)	2	61,550,000	1.6	1.7	0.0
Yield Maintenance/Defeasance(1)	1	5,500,000	0.1	0.2	0.0
Total:	269	$3,940,432,158	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods

Open Period (payment)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	13	$187,900,304	4.8%	5.3%	0.0%
2	27	342,492,739	8.7	6.4	29.4
3	106	776,737,642	19.7	18.2	33.6
4	99	2,089,934,086	53.0	55.4	32.5
5	1	8,500,000	0.2	0.2	0.0
6	6	149,286,789	3.8	4.0	2.3
7	9	320,918,400	8.1	9.1	0.0
16	4	48,193,679	1.2	1.4	0.0
24	1	6,314,439	0.2	0.0	1.6
25	3	10,154,080	0.3	0.2	0.7
Total	269	$3,940,432,158	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 231 of the mortgage loans, representing approximately 93.2% of the Initial Pool Balance (183 mortgage loans in Loan Group 1, representing approximately 93.4% of the Initial Loan Group 1 Balance and 48 mortgage loans in Loan Group 2, representing approximately 91.2% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums then due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel making up the related Mortgaged Property that permit release of one or more of such parcels without releasing all of such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels making up the related Mortgaged Property after the partial Defeasance.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 6.1% of the Initial Pool Balance (approximately 6.8% of the Initial Loan Group 1 Balance), the related borrower may obtain the release of each individual property by substituting another property of like kind and quality acquired by the borrower (not exceeding 3 properties per year), subject, in each case, to the fulfillment of, among other things, the following conditions: (i) in no event will the aggregate appraised values of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original value of the related mortgaged property, based on the appraisals delivered to the related mortgage loan seller at the closing of the related mortgage loan, (ii) the fair market value of the substitute property is not less than 100% of the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income (as adjusted and determined in accordance with the lender’s standard underwriting practice and procedures as used in connection with the underwriting of the mortgage loan) for the substitute property is greater than 100% of the net operating income (as adjusted and determined in accordance with the lender’s standard underwriting practice and procedures as used in connection with the underwriting of the mortgage loan) of the substituted property, and (iv) receipt by the lender of confirmation from S&P, Moody’s and Fitch that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the Certificates.

In the case of 2 mortgage loans (identified as Loan Nos. 13 and 15 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the Initial Pool Balance (approximately 3.0% of the Initial Loan Group 1 Balance), each borrower is permitted to sell one or more parcels comprising the mortgaged property subject to the mortgage loan (which sale is conditioned upon an assignment and assumption of a portion of the loan allocated to the transferred parcel) subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, without limitation: (i) no event of default shall exist and be continuing; (ii) satisfaction of certain debt service coverage and loan to value ratio tests; (iii) each of borrower and the transferee of the transferred parcel shall be a special purpose entity; and (iv) receipt of a written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

In the case of 1 mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance (approximately 1.1% of the Initial Loan Group 1 Balance), borrower may obtain a partial release of a portion of the related Mortgaged Property subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, without limitation: (i) no event of default shall exist and be continuing; (ii) satisfaction of certain debt service coverage and loan to value ratio tests; (iii) simultaneous completion of a partial defeasance; (iv) at the mortgage holder's request, all necessary documents shall be prepared and executed at borrower's expense to split the original promissory note and issue two substitute notes; and (v) receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

In the case of 3 mortgage loans (identified as Loan Nos. 198, 199, 202 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), borrower may obtain a partial release of a portion of the related Mortgaged Property subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, without limitation: (i), the Mortgaged Property may only be conveyed to an entity other than borrower and in which borrower owns no interest and is otherwise not affiliated with borrower; (ii) receipt of written confirmation from the rating agencies that the proposed release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates; (iii) payment at par or at 115% of the allocated loan amount (such amount is based on certain debt service coverage and loan to value ratio tests that are set forth in the related mortgage loan documents); and (iv) no event of default shall exist.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was, in either case, given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in- common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that (i) with respect to all mortgage loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (ii) with respect to any mortgage loan, together with all other mortgage loans that are cross-collateralized, cross-defaulted or together with all other mortgage loans with the same or an affiliated mortgagor (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, the Special Servicer has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each

Rating Agency will not be required) or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted has a Stated Principal Balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 54 of the Mortgaged Properties, securing mortgage loans representing approximately 23.4% of the Initial Pool Balance (45 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 24.7% of the Initial Loan Group 1 Balance and 9 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 11.3% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada, Utah, Oregon and Washington. Except with respect to 3 of the Mortgaged Properties securing mortgage loans representing approximately 0.4% of the Initial Pool Balance (1 of the Mortgaged Properties securing a mortgage loan in Loan Group 1, representing approximately 0.3% of the Initial Loan Group 1 Balance and 2 of the Mortgaged Properties securing a mortgage loan in Loan Group 2, representing approximately 1.4% of the Initial Loan Group 2 Balance), no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan. In addition, the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the One & Two Prudential Plaza Loan is the aggregate principal balance and aggregate debt service of the One & Two Prudential Plaza Loan and the One & Two Prudential Plaza Pari Passu Companion Loan. In addition, with respect to 7 mortgage loans (identified as Loan Nos. 2, 20, 55, 83, 98, 130 and 145 on Annex A-1 to this free writing prospectus), the LTV Ratio was calculated based upon the ‘‘stabilized’’ value as defined in the related appraisal.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of (a) Underwritten Cash Flow calculated for the related Mortgaged Property to (b) the amount of total annual debt service on such mortgage loan. In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was based on the aggregate principal balance and debt service of the One & Two Prudential Plaza loan and the One & Two Prudential Plaza Pari Passu Companion Loan. In the case of 1 mortgage loan (identified as Loan No. 137 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a ‘‘stabilized’’ basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows. With respect to 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), the debt service coverage ratio was adjusted by calculating the debt service on the principal balance as reduced by an in place letter of credit delivered by the related borrower as additional collateral. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No actual guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by an Mortgage Loan Seller in determining the presenting operation information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related mortgaged property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 7 mortgage loans (identified as Loan Nos. 2, 20, 55, 83, 98, 130 and 145 on Annex A-1 to this free writing prospectus), representing approximately 7.4% of the Initial Pool Balance (approximately 8.2% of the Initial Loan Group 1 Balance) the loan-to-value ratios were based on the ‘‘stabilized’’ values as defined in the related appraisal. In addition, in the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the aggregate cut-off date principal balance of the One & Two Prudential Plaza loan and the One & Two Prudential Plaza pari passu companion loan. In the case of 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was calculated by reducing the principal balance of the mortgage loan by the amount of an in place letter of credit delivered by the related borrower as additional collateral. In the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ‘‘—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller, (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (plus any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreements, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage, subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances;

(h)    no claims have been made under the related title insurance policy (or binding commitment therefor) and such policy is in full force and effect and all premiums thereon has been paid and will provide that the insured includes the owner of the mortgage loan;

(i)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation);

(j)    the related assignment of Mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off, abatement, diminution or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles;

(p)    each mortgage loan document complied in all material respects with all applicable local, state and federal laws, including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r)    to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) no condemnation proceedings are pending;

(s)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t)    all amounts required to be deposited by the borrower at origination have been deposited or have been withheld from the related mortgage loan proceeds at origination;

(u)    to the Mortgage Loan Seller’s actual knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(v)    to the Mortgage Loan Seller’s actual knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan as described in ‘‘—Servicing and Other Compensation and Payment of Expenses’’ or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase and provides the trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 82 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 57.6% of the Initial Pool Balance (79 mortgage loans in Loan Group 1, representing approximately 63.6% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 4.4% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 15 Lockbox Loans, representing approximately 17.1% of the Initial Pool Balance (14 mortgage loans in Loan Group 1, representing approximately 18.9% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.0% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 24 Lockbox Loans, representing approximately 24.9% of the Initial Pool Balance (approximately 27.7% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 13 Lockbox Loans, representing approximately 5.3% of the Initial Pool Balance (12 mortgage loan in Loan Group 1, representing approximately 5.8% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.0% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 30 Lockbox Loans, representing approximately 10.3% of the Initial Pool Balance (29 mortgage loans in Loan Group 1, representing approximately 11.2% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.4% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMorgan Chase Bank, N.A. (‘‘JPMCB’’), a national banking association, is a sponsor. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMCB is also acting as a Mortgage Loan Seller and as the swap counterparty under the Swap Contract with respect to the Class A-3FL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsors’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through five regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $34.0 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program, (‘‘LDP’’) in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, Capmark Finance Inc. and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 30, 2005, JPMCB securitized approximately $18.2 billion through the CIBC program and approximately $14.8 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the swap counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis.    JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, JPMCB may also obtain a value on an ‘‘as stabilized’’ basis. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Hazard, Liability and Other Insurance’’ in this free writing prospectus.

Physical Assessment Report.    Prior to origination, JPMCB obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and JPMCB reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the mortgaged property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Hazard, Liability and Other Insurance’’ in this free writing prospectus.

Capmark Finance Inc.

Capmark Finance Inc. (‘‘Capmark’’), a California corporation, is a sponsor of this transaction, one of the Mortgage Loan Sellers and one of the Master Servicers. Capmark is an affiliate of Capmark Securities Inc., one of the Underwriters.

Capmark performs a number of commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark’s securitization activities relate to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark originates or purchases commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark originates mortgage loans through its own mortgage banking network and, on occassion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, Capmark relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the first calendar quarter of 2006 as well as for the prior three calendar years (including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

	Year (Amts in $ billions)
	2003	2004	2005	1st quarter 2006
Originated by Capmark	2.1	1.5	2.8	1.4
Originated by Unaffiliated Originators	2.5	1.6	1.0	1.1
Total Commercial Mortgage Loans Securitized	4.6	3.1	3.8	2.5

Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark’s Underwriting Guidelines and Processes

General.    All of the mortgage loans sold to the Depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

Loan Analysis.    In connection with the origination of mortgage loans, Capmark conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Capmark’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    Capmark evaluates DSCRs and LTV Ratios when underwriting a mortgage loan. DSCRs are calculated based on Underwritten Net Cash Flow. See also Annex A-1 to this free writing prospectus.

Escrow Requirements.    Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

LaSalle Bank National Association

LaSalle Bank National Association (‘‘LaSalle Bank’’), is a sponsor of this transaction and one of the Mortgage Loan Sellers and is also acting as the paying agent, certificate registrar and authenticating agent. LaSalle Bank originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 17.4% of the initial mortgage pool balance.

LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street, Suite 3410, Chicago, Illinois 60603, and its telephone number is (312) 904-2000. LaSalle Bank offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle Bank’s business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle Bank is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands. As of December 31, 2005, LaSalle Bank had total assets of approximately $73 billion. LaSalle Financial Services, Inc., an Underwriter for this transaction, is a subsidiary of LaSalle Bank.

LaSalle Bank's Commercial Mortgage Securitization Program.    LaSalle Bank has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle Bank has participated include this ‘‘LDP’’ program in which J.P. Morgan Chase Commercial Mortgage Securities Corp. acts as depositor, the ‘‘COMM’’ program in which Deutsche Mortgage & Asset Receiving Corporation acted as depositor and the ‘‘HQ’’ program in which Morgan Stanley Capital I Inc. acted as depositor.

Between the inception of its commercial mortgage securitization program in 1998 and December 31, 2005, LaSalle Bank originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured community housing and self-storage properties. LaSalle Bank also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the Depositor. In the year ended December 31, 2005, LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $3.98 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. The following table shows the total value of United States domestic fixed rate mortgage loans originated by LaSalle Bank for securitizations and the amount of commercial mortgage loans securitized from such originations.

	Year (Amts in $ Billions)
	2002	2003	2004	2005
Originated by LaSalle Bank	0.65	1.32	1.98	5.46
Total Loans Securitized	0.78	1.18	1.99	3.98

Servicing.    LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

LaSalle Bank’s Underwriting Guidelines and Processes

General.    LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle Bank will comply in all respects with the underwriting criteria.

Loan Analysis.    An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators.

Loan Approval.    A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

Debt Service Coverage Ratio and LTV Ratio.    LaSalle Bank’s underwriting criteria generally require a minimum DSCR of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower DSCR or a higher LTV Ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future, additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of LaSalle Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower DSCR, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

For purposes of the underwriting criteria, LaSalle Bank calculates the DSCR for each mortgage loan on the basis of UW NCF at loan origination. Therefore, the DSCR for each mortgage loan as reported in this free writing prospectus and Annex A-1 hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank’s underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements.    LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Nomura Credit & Capital, Inc.

General.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the Underwriters.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Standards’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch (‘‘Eurohypo’’) is the New York branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April 2006, Commerzbank has acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of December 31, 2005, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $12.6 billion, of which approximately $3.459 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, and $2.713 billion in 2005.

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing communities, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Credit Suisse First Boston acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which Wachovia Bank acted as depositor. Eurohypo has also participated in the ‘‘Large Diversified Pool’’ program (‘‘LDP’’) in which JPMCB, Nomura, LaSalle Bank National Association and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2005, Eurohypo securitized approximately $2.7 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Inc., Wachovia Bank National Association and Capmark Finance Inc., among others.

Eurohypo is also a Mortgage Loan Seller and an affiliate of EHY Securities (USA), LLC, which is acting as an Underwriter for this transaction.

Eurohypo’s Underwriting Guidelines and Processes.

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan-to-value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DCSR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases, cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition.    As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily identify all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘Transaction Parties—The Depositor’’ in the prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, Capmark Finance Inc., LaSalle Bank National Association, Nomura Credit & Capital, Inc. and Eurohypo AG, New York Branch. JPMorgan Chase Bank, N.A. is also the swap counterparty and is an affiliate of each of the depositor and J.P. Morgan Securities Inc., one of the Underwriters. Capmark Finance Inc. is also a Master Servicer and is an affiliate of Capmark Securities Inc., one of the Underwriters. Eurohypo AG, New York Branch is an affiliate of EHY Securities (USA), LLC, one of the Underwriters. LaSalle Bank National Association is the parent of LaSalle Financial Services, Inc., one of the Underwriters, and is the Paying Agent, Certificate Registrar and Authenticating Agent. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the Underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to JPMCB.

Capmark Finance Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Capmark Finance Inc.

LaSalle Bank National Association

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to LaSalle Bank National Association.

Eurohypo AG, New York Branch

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Eurohypo AG, New York Branch.

Nomura Credit & Capital, Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Nomura Credit & Capital, Inc.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Mortgage Loan Sellers, the Master Servicers and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo Bank was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of over $230 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is also acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota headquarters. As of March 31, 2006, Wells Fargo Bank was acting as custodian of more than 25,000 commercial mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Mortgage Loan Sellers or an affiliate of such Mortgage Loan Seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0005% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the One & Two Prudential Plaza Pari Passu Companion Loan or the AB Subordinate Companion Loan with respect to any Mortgage Loan. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee and its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on its part, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

Paying Agent, Certificate Registrar and Authenticating Agent

LaSalle Bank National Association (‘‘LaSalle Bank’’) will act as Paying Agent under the Pooling and Servicing Agreement. LaSalle Bank is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle Bank has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since January 1994, LaSalle Bank has served as trustee or paying agent on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans included in this transaction. As of April 30, 2006, LaSalle Bank serves as trustee or paying agent with respect to 425 commercial mortgage securitizations with a combined outstanding certificate balance of approximately $271.5 billion. The Depositor, the Master Servicers, the Special Servicer or the Trustee may maintain other banking relationships in the ordinary course of business with the Paying Agent. The Paying Agent's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2006-LDP7 or at such other address as the Paying Agent may designate from time to time.

Using information set forth in this free writing prospectus, the Paying Agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the applicable Master Servicer, the Paying Agent will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the applicable Master Servicer, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Paying Agent will be able to conclusively rely on the information provided to it by the applicable Master Servicer, and the Paying Agent will not be required to recompute, recalculate or verify the information provided to it by the applicable Master Servicer.

In addition, LaSalle Bank National Association will initially serve as certificate registrar (in that capacity, the ‘‘Certificate Registrar’’) for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the ‘‘Authenticating Agent’’).

As securities administrator, the Paying Agent is responsible for the preparation of all REMIC and grantor trust tax and information returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust fund.

As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the ‘‘Paying Agent Fee’’). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the ‘‘Paying Agent Fee Rate’’), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under ‘‘—The Trustee’’ above. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust for comparable losses, liabilities and expenses for which the Trustee is indemnified as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus.

The Master Servicers

General

There will be two master servicers under the Pooling and Servicing Agreement, Wachovia Bank, National Association and Capmark Finance Inc. (each, a ‘‘Master Servicer’’). Wachovia Bank, National Association will be responsible for the servicing of all of the mortgage loans sold to the trust by JPMCB and Eurohypo, and Capmark Finance Inc. will be responsible for the servicing of all of the mortgage loans sold into the trust by Capmark, LaSalle and Nomura.

Name	No. of Loans	% of Initial Pool Balance
Wachovia Bank, National Association	73	39.4%
Capmark Finance Inc.	196	60.6%

Wachovia

Wachovia Bank, National Association (‘‘Wachovia’’), will be one of the master servicers under the Pooling and Servicing Agreement. Wachovia is a national banking association organized under the laws of the United States of America, is a wholly-owned subsidiary of Wachovia Corporation and is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on Enable US software. Wachovia reports to trustees in the CMSA format. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of March 31, 2006
By Approximate Number	10,015	15,531	17,641	18,233
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$197.8

Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage backed securities.

In addition to servicing loans related to commercial mortgage-backed securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of May 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time described in this free writing prospectus. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth herein regarding Wachovia has been provided by Wachovia Bank, National Association.

Capmark

Capmark Finance Inc. (‘‘Capmark’’) will be one of the master servicers and will be responsible for the master servicing and administration of certain of the mortgage loans pursuant to the pooling and servicing agreement. Its servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of March 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $129.6 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which Capmark has acted as master servicer.

	Year (amts in $ billions)
	2003	2004	2005
CMBS (US)	99.0	100.2	122.4
Other	103.3	97.0	102.8
Total	202.3	197.2	225.2

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including a result of Capmark’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. In May 2006. Capmark Finance is a wholly owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of

Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark’s portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

The Special Servicer

LNR Partners, Inc. (the ‘‘Special Servicer’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer of the mortgage loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

The Special Servicer and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-LDP7 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. The Special Servicer and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by the Special Servicer and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, the Special Servicer (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, the Special Servicer has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint the Special Servicer as the special servicer. The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, the Special Servicer had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, the Special Servicer and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C1 certificates. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. The Special Servicer does not service any assets other than commercial real estate assets.

The Special Servicer maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. The Special Servicer has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by the Special Servicer as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, the Special Servicer’s strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

The Special Servicer has the highest ratings afforded to special servicers by S&P, Moody’s and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of the Special Servicer in the servicing function it will perform under the series 2006-LDP7 pooling and servicing agreement for assets of the same type included in this securitization transaction. The Special Servicer has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-LDP7 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-LDP7 certificates. Generally, the Special Servicer’s servicing functions under pooling and servicing agreements do not include collection on the pool assets, however the Special Servicer does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. The Special Servicer does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

The Special Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Special Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction by the Special Servicer as special servicer. The Special Servicer has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

There are, to the actual current knowledge of the Special Servicer, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by the Special Servicer in other commercial mortgage backed securitization pools generally, for which the Special Servicer has developed processes and procedures that materially differ from the processes and procedures employed by the Special Servicer in connection with its special servicing of commercial mortgage backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer or of which any of its property is the subject, that is material to the series 2006-LDP7 certificateholders.

The Special Servicer is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the paying agent, the trustee or any originator of any of the underlying mortgage loans identified in this free writing prospectus.

LNR Securities Holdings, LLC, an affiliate of the Special Servicer, will acquire one or more classes of the certificates and will be the initial Directing Certificateholder. Otherwise, except for the Special Servicer acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between the Special Servicer or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between the Special Servicer or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder (or, with respect to certain of the AB Mortgage Loans, by the holder of the related AB Subordinate Companion Loan), provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus.

Servicing and Other Compensation and Payment of Expenses

The Master Servicers, the Special Servicer, the Paying Agent and the Trustee will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer, the Paying Agent and the Trustee, but such amounts are not payable from amounts that the trust is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the trust and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Servicing Fee / Master Servicers	With respect to the pool of mortgage loans in the trust, one-twelfth of the product of the related annual Servicing Fee Rate(3) calculated on the outstanding principal amount of the pool of mortgage loans in the trust.	First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Special Servicing Fee / Special Servicer	With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan subject to a minimum of $4,000 per Specially Serviced Mortgage Loan.	First, from any Liquidation Proceeds, Workout Fees and any other revenues received with respect to any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	First, from any Liquidation Proceeds, Workout Fees and any other revenues received with respect to any related REO Property and then from general funds on deposit in the Certificate Account.	Time to time
Paying Agent Fee / Paying Agent	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Paying Agent Fee Rate multiplied by the total outstanding principal amount of the mortgage loans in the trust.	Out of general funds deposited in the Certificate Account.	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of the mortgage loans in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly
Expenses
Servicing Advances / Master Servicers, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related AB Subordinate Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, and, under certain circumstances, from collections on the related AB Subordinate Companion Loan or, with respect to the One & Two Prudential Plaza Loan, the One & Two Prudential Plaza Pari Passu Companion Loan.	Monthly
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.	Monthly
Indemnification Expenses / Trustee, Depositor, Master Servicers, Special Servicer or Paying Agent and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicers or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(3)	The Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.010000% per annum to 0.110000% per annum, as described below.

(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.35% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(6)	The Trustee Fee Rate will equal 0.0005% per annum, as described in this free writing prospectus under ‘‘Transaction Parties—The Trustee’’.

The fee of the Master Servicers (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the One & Two Prudential Plaza Loan) and the AB Subordinate Companion Loans (to the extent permitted under the related Intercreditor Agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.010000% to 0.110000%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.043122% per annum. In addition to the Servicing Fee, the Master Servicers will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, and provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the One & Two Prudental Plaza Loan, (2) a specified percentage of all assumption (subject to certain subservicing agreements and other than with respect to any fees for assumptions received with respect to the One & Two Prudential Plaza Loan), extension, certain modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the AB Subordinate Companion Loans (to the extent permitted under the related Intercreditor Agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the processing and/or approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that accrued while the related mortgage loans and the related AB Subordinate Companion Loans (to the extent permitted under the related Intercreditor Agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees,

Liquidation Fees and Workout Fees) incurred with respect to the related mortgage loan or the related AB Subordinate Companion Loans (to the extent applicable) since the Closing Date. The Master Servicers are also authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicers will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicers are also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum, subject to a minimum of $4,000 per Specially Serviced Mortgage Loan per month (the ‘‘Special Servicing Fee Rate’’), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, from the trust fund.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the One & Two Prudential Plaza Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each

Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases (including any applicable extension thereof), (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or either Master Servicer, or with respect to any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, provided, that with respect to a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement or, if no such time period is specified, 60 days), or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the One & Two Prudential Plaza Loan will be payable out of, and based on, collections on the One & Two Prudential Plaza Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, certain modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and that are processed by and/or for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to all fees for defeasances, releases or assumptions received with respect to the One & Two Prudential Plaza Loan. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances’’ the Master Servicers and the Special Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither of the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers or Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related

Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

The applicable Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than Specially Serviced Mortgage Loans) it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.005% per annum, and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period on the mortgage loan subject to such prepayment, (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings payable to the applicable Master Servicer for such Due Period received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under a swap contract for the benefit of the Class A-3FL Certificates (the ‘‘Swap Contract’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-1 and Class X-2 Certificates (collectively, the ‘‘Class X Certificates’’), and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-1, Class X-2, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-3FL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-3FL Regular Interest is not offered by this free writing prospectus. The Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-3FL Regular Interest, the Floating Rate Account and the Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The Certificate Balance of the Class A-3FL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-3FL Regular Interest. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this free writing prospectus. The initial Certificate Balance of the Class A-3FL Certificates will be equal to the initial Certificate Balance of the Class A-3FL Regular Interest, which is expected to be the balance set forth on the cover of this free writing prospectus. The Class S Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-3FL, Class X-1, Class X-2, Class S, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-3FL Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $3,940,432,158.

The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a ‘‘Class X-2 Component’’). Each of the Class X-2 Components will relate to a particular Class of Principal Balance Certificates or Class A-3FL Regular Interest and, at any time during any of the periods specified on Annex E to this free writing prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex E to this free writing prospectus with respect to the related Class of Principal Balance Certificates or Class A-3FL Regular Interest for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates or Class A-3FL Regular Interest. Notwithstanding anything to the contrary in this free writing prospectus, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date in June 2013.

The initial Notional Amount of the Class X-2 Certificates will be approximately $3,855,093,000.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $300,458,158.

The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

The Offered Certificates (other than the Class A-3FL and Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-3FL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of an event described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in July 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-3FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate Account on that date, less the portion of that amount, if any, due to the Swap Counterparty under the Swap Contract with respect to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master

Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the One & Two Prudential Plaza Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related Intercreditor Agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicers, Special Servicer, Trustee and Paying Agent will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, Special Servicer, Trustee and Paying Agent, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date), the Paying Agent will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February if the related Distribution Date is the final Distribution Date), the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer prior to the related Determination Date.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Paying Agent is required to establish and maintain a ‘‘Floating Rate Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-3FL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-3FL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and each Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-3FL and Class S Certificates) and the Class A-3FL Regular Interest (and thus to the holders of the Class A-3FL Certificates to the extent described in this free writing prospectus) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)   the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    Excess Interest;

(6)    all Yield Maintenance Charges;

(7)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)   all P&I Advances made by the Master Servicers or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus; and

(z)   with respect to the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-3FL Certificates on each Distribution Date (the ‘‘Class A-3FL Available Funds’’) will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in July 2006 will begin on the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates (other than the Class A-3FL Certificates) or the Certificate Balance of the Class A-3FL Regular Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-3FL Regular Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then (I) prior to September 15, 2012, (a) first the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero and then (b) pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class A-3B Certificates referenced above and clause (ii) below have been made on such Distribution Date, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest until the Class A-3A Certificates and the Class A-3FL Regular Interest are reduced to zero, and (II) on or after September 15, 2012, (a) first, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest until the Class A-3A Certificates and the Class A-3FL Regular Interest are reduced to zero and then (b) to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class A-3A Certificates and the Class A-3FL Regular Interest referenced above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero, (F) then to the Class A-5 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the payments specified in clauses (i)(A), (i)(B), (i)(C), (i)(D) and (i)(E) above have been made for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) and clause (ii) below have been made on such Distribution Date, until the certificate balance of the Class A-5 Certificates has been reduced to zero, and (G) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-SB, Class A-4 and Class A-5 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E), (F) and (G) above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the

Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J

Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-3FL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Distributions on the Class A-3FL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Regular Interest (and, correspondingly, the Class A-3FL Certificates) has not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

First, to the Class A-3FL Certificates in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

Second, to the Class A-3FL Certificates in respect of principal, the Class A-3FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-3FL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates and the Class A-3FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to         %.

The Pass- Through Rate on the Class A-3A Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3FL Regular Interest is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus         %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contract—The Swap Contract’’ in this free writing prospectus, the Pass-Through Rate on the Class A-3FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-3FL Regular Interest.

The Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to         %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to         %.

The term ‘‘LIBOR’’ means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Paying Agent to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-3FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

The Pass-Through Rates applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately         % and         % per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-1 Components’’) of the Class X-1 Certificates

outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest. In general, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in June, 2013, the ‘‘Class X-1 Strip Rate’’ for each Class X-1 Component will be calculated as follows:

(a)    if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class AM and Class AJ Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest;

(b)    if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class AM and Class AJ Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest;

(c)    if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest; and

(d)    if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL

Certificates) or the Class A-3FL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest.

For each Distribution Date after the Distribution Date in June 2013, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in June, 2013, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a ‘‘Class X-2 Component’’) of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in June, 2013, the ‘‘Class X-2 Strip Rate’’ for each Class X-2 Component will equal:

(x)   with respect to the Class AM and Class AJ Certificates, the lesser of:

(a)    the Class X-2 Fixed Strip Rate (as defined in the table below), and

(b)    the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

(y)   with respect to each other Class of Principal Balance Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest, the excess, if any, of:

(a)    the lesser of (a) the reference rate specified on Annex F for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(b)    the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in June, 2013, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

Class X-2 Component Relating to the Following Principal Balance Certificates	Class X-2 Fixed Strip Rate
Class AM	%
Class AJ	%

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rate on the Class A-3FL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to         %, subject to a maximum Pass-Through Rate equal to the WAC Rate.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date) or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) and the Class A-3FL Regular Interest during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) or the Class A-3FL Regular Interest for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class or the Class A-3FL Regular Interest, to the extent not previously paid, for all prior Distribution Dates. The ‘‘Class A-3FL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-3FL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3FL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-3FL, Class S and the Residual Certificates) and the Class A-3FL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class S Certificates, Residual Certificates and Class A-3FL Certificates) and the Class A-3FL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-3FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-3FL Regular Interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or Class A-3FL Regular Interest’s, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) and the Class A-3FL Regular Interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-3FL Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) and the Class A-3FL Regular Interest for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-3FL Certificateholders. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Principal Distribution Amount.    So long as (i) either the Class A-5 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution

Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-5 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount’’, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled

Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount’’, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicers or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-3FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-5 Certificates and the Class A-3FL Regular Interest have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal

Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

With respect to any Distribution Date, the ‘‘Class A-3FL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-3FL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates or the Class A-3FL Regular Interest, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Excess Interest.    On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X-2 Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-3FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-3FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

On any Distribution Date, for so long as the Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 15, 2011
Class A-2	December 15, 2012
Class A-3A	June 15, 2013
Class A-3FL	June 15, 2013
Class A-3B	September 15, 2015
Class A-4	May 15, 2016
Class A-5	June 15, 2016
Class A-SB	September 15, 2015
Class A-1A	June 15, 2016
Class X-1	May 15, 2026
Class X-2	June 15, 2013
Class A-M	June 15, 2016
Class A-J	June 15, 2016
Class B	June 15, 2016
Class C	June 15, 2016
Class D	July 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be April 17, 2045. See ‘‘Ratings’’ in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates).

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the

Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to September 15, 2012, to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and (B) on and after September 15, 2012, first, to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 Certificates until their Certificate Balance has been reduced to zero, seventh,to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-3FL Regular Interest are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to September 15, 2012, to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero and then, to the Class A-3A Certificates and the Class A-3FL Regular Interest pro rata, based on Certificate balances, until their Certificate Balances have been reduced to zero and (B) on and after September 15, 2012, first, to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 Certificates until their Certificate Balance has been reduced to zero and seventh, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3A Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the Residual Certificates) and Class A-3FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-3FL, Class S and Class X Certificates and the Residual Certificates) and the Class A-3FL Regular Interest as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5,

Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-3FL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-3FL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-3FL Certificates.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Paying Agent, Certificate Registrar and Authenticating Agent’’ in this free writing prospectus, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicers and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates or the Class A-3FL Regular Interest in accordance with the payment priorities set forth in ’’—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its

Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to an AB Subordinate Companion Loan or the One & Two Prudential Plaza Pari Passu Companion Loan. In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this free writing prospectus), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the One & Two Prudential Plaza Loan in accordance with the One & Two Prudential Plaza Intercreditor Agreement, the One & Two Prudential Plaza Pari Passu Companion Loan) and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, from amounts collected in respect of the related AB Subordinate Companion Loan in accordance with the related Intercreditor Agreement, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicers nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicers and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the servicing standards; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. Each of the Master Servicers and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in its reasonable judgment in accordance with the Servicing Standards (in the case of a Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of a Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer or the Trustee. Additionally, with respect to the One & Two Prudential Plaza Loan, if any servicer in connection with a subsequent securitization of the One & Two Prudential Plaza Pari Passu Companion Loan determines that any P&I Advance with respect to the One & Two Prudential Plaza Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the One & Two Prudential Plaza Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any determination that an Advance is or would be a Nonrecoverable Advance described in this paragraph will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master Servicers or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan or the One & Two Prudential Plaza Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan or One & Two Prudential Plaza Pari Passu Companion Loan if the related AB Mortgage Loan or One & Two Prudential Plaza Loan is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder and the Paying Agent (and, in the case of the One & Two Prudential Plaza Whole Loan, the One & Two Prudential Plaza Pari Passu Companion Holder, the Master Servicer, the Trustee and the Paying Agent) the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, and, in the case of the One & Two Prudential Plaza Whole Loan, the One & Two Prudential Plaza Pari Passu Companion Holder, the applicable Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The One & Two Prudential Plaza Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the One & Two Prudential Plaza Whole Loan will be allocated to the One & Two Prudential Plaza Notes on a pro rata basis.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicers, the Underwriters, the Special Servicer, the Directing Certificateholder, the holder of the One & Two Prudential Plaza Pari Passu Companion Loan, the holder of each AB Subordinate Companion Loan, each Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Paying Agent) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-3FL Interest Distribution Amount, and with respect to the Class A-3FL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-3FL Regular Interest, which amount is being paid as a result of a Swap Default;

(3)    the aggregate amount of Servicing Advances and P&I Advances, on a loan by loan basis, made in respect of the Distribution Date;

(4)    the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount and the Class A-3FL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the Swap Contract;

(33)    identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(34)    the amount of any (A) payment by the swap counterparty under the Swap Contract as a termination payment, (B) payment to any successor Swap Counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-3FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract;

(36)    a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the applicable Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Pair.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the holder of the One & Two Prudential Plaza Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the

Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Paying Agent will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Paying Agent’s internet website. The Paying Agent will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Paying Agent’s internet website will initially be located at ‘‘www.etrustee.net’’. Assistance in using the website can be obtained by calling the Paying Agent’s customer service desk at (312) 904-6858. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicers and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of

Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) and (c) each Master Servicer consents to the exchange in their sole discretion) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Paying Agent to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus: (i) the reasonable out of pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser, and (ii) amounts owed under the Swap Contract, if any. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-3FL Regular Interest (the ‘‘Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The Swap Contract will have a maturity date of the Distribution Date in April 2045 (the same date as the Rated Final Distribution Date of the Class A-3FL Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence, ‘‘Significance Percentage’’ refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-3FL Certificates. ‘‘Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3FL Certificates the Class A-3FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in July 2006, the Paying Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-3FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates, and (b) on the business day before each Distribution Date, commencing in July 2006, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-3FL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-3FL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-3FL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc., at least ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or at least ‘‘A–’’ by Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a ‘‘Swap Default’’), then the Paying Agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL Certificates.

Any conversion to distributions equal to distributions on the Class A-3FL Regular Interest pursuant to a Swap Default will become permanent following the determination by the Paying Agent or the holders of 25% of the Class A-3FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3FL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Class A-3FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-3FL Regular Interest for such Distribution Date is actually received by the Paying Agent.

Termination Fees

In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-3FL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘Aa2’’ , ‘‘AA–’’ and ‘‘A–’’ by Moody’s, S&P and Fitch, respectively, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the One & Two Prudential Plaza Whole Loan and the AB Mortgage Loan Pairs) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the One & Two Prudential Plaza Whole Loan and the AB Mortgage Loan Pairs) for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing Standards. The ‘‘Servicing Standards’’ means the General Servicing Standard or the Capmark Servicing Standard, as applicable. The ‘‘General Servicing Standard’’ means with respect to any Master Servicer (other than Capmark Finance Inc.) or Special Servicer the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more AB Subordinate Companion Loans the holder of the related AB Subordinate Companion Loan taking into account the subordinate nature of the subject AB Subordinate Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A) any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B) the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C) the applicable Master Servicer’s obligation to make Advances;

(D) the applicable Master Servicer or the Special Servicer’s, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F) any option to purchase any mortgage loan or Companion Loan it may have; and

(G) any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates.

The ‘‘Capmark Servicing Standard’’ means, with respect to Capmark, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and Servicing Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A) any relationship that such Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Companion Loan, by such Master Servicer or any of its affiliates, as the case may be;

(C) such Master Servicer’s obligation to make Advances; and

(D) the right of such Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the One & Two Prudential Plaza Loan and each AB Mortgage Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the One & Two Prudential Plaza Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)   as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)   as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)   as to which, in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default of which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the One & Two Prudential Plaza Loan, the interests of the holder of the One & Two Prudential Plaza Pari Passu Companion Loan or, with respect to each AB Mortgage Loan, the interests of the holder of the related AB Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)   as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the One & Two Prudential Plaza Loan, the interests of the holder of the One & Two Prudential Plaza Pari Passu Companion Loan or with respect to each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the One & Two Prudential Plaza Loan and any AB Mortgage Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the One & Two Prudential Plaza Loan and any AB Mortgage Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the One & Two Prudential Plaza Loan and any AB Mortgage Loans) serviced by the Special Servicer and any mortgage loans (including the One & Two Prudential Plaza Pari Passu Companion Loan and any AB Subordinate Companion Loans) that have become REO Properties are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ If the One & Two Prudential Plaza Pari Passu Companion Loan becomes a Specially Serviced Mortgage Loan, then the One & Two Prudential Plaza Loan will become a Specially Serviced Mortgage Loan. If the One & Two Prudential Plaza Loan becomes a Specially Serviced Mortgage Loan, then the One & Two Prudential Plaza Pari Passu Companion Loan will become a Specially Serviced Mortgage Loan. If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage

Loan. Neither Master Servicer will have any responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement or the performance by the other Master Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the One & Two Prudential Plaza Pari Passu Companion Holder (if applicable), the holder of the related AB Subordinated Companion Loan (if applicable), the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. Except as otherwise described in the succeeding paragraphs below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)   any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)   any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ’’—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)   any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)   any property management company changes or franchise changes with respect to a mortgage loan with a principal balance greater than $2,500,000 for which the consent or approval of the lender is required under the related loan documents;

(viii)   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)   any determination by the Special Servicer of an Acceptable Insurance Default;

provided, that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan, subject to the rights of the holder of the related Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus).

With respect to the One & Two Prudential Plaza Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without consulting the Directing Certificateholder and the holder of the One & Two Prudential Plaza Pari Passu Companion Loan and obtaining the Directing Certificateholder’s written approval:

(1)   any modification or amendment of, or waiver with respect to, the One & Two Prudential Plaza Whole Loan or the One & Two Prudential Plaza Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the One & Two Prudential Plaza Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the One & Two Prudential Plaza Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)   any modification or amendment of, or waiver with respect to, the One & Two Prudential Plaza Whole Loan documents that would result in a discounted pay-off of the One & Two Prudential Plaza Whole Loan;

(3)   any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the One & Two Prudential Plaza Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

(4)   any proposed or actual sale of the mortgaged property or REO property;

(5)   any proposed or actual sale of the One & Two Prudential Plaza Whole Loan by the applicable servicer;

(6)   any release of the borrower, any guarantor or other obligor from liability with respect to the One & Two Prudential Plaza Whole Loan;

(7)   any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8)   any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)   any substitution or release of collateral or acceptance of additional collateral for the One & Two Prudential Plaza Whole Loan including the release of additional collateral for the One & Two Prudential Plaza Whole Loan (other than through Defeasance or as required by the related mortgage loan documents);

(10)   adoption or approval of a plan in a bankruptcy of a borrower;

(11)   consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the One & Two Prudential Plaza Whole Loan documents;

(12)   any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the One & Two Prudential Plaza Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the One & Two Prudential Plaza Whole Loan documents; or

(13)   any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

provided, however, in the event that there is a disagreement between the Directing Certificateholder and the holder of the One & Two Prudential Plaza Pari Passu Companion Loan, with respect to the proposed actions, the Directing Certificateholder’s decision will be binding upon the holder of the One & Two Prudential Plaza Pari Passu Companion Loan in accordance with the One & Two Prudential Plaza Intercreditor Agreement.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing

Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be LNR Securities Holdings, LLC.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of the One & Two Prudential Plaza Pari Passu Companion Loan that would cause either the Master Servicers or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, the related One & Two Prudential Plaza Intercreditor Agreement or the REMIC Provisions.

Either of the Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. Either of the Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicers or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders and the Paying Agent will receive notification from the Trustee in any case in which either of the Master Servicers or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)   may act solely in the interests of the holders of the Controlling Class,

(c)   does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

(e)   absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

(f)   will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either of the Master Servicers or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the applicable Master Servicer, and the applicable Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or, with respect to the One & Two Prudential Plaza Whole Loan, subject to the consent of the holder of the One & Two Prudential Plaza Pari Passu Companion Loan), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the One & Two Prudential Plaza Whole Loan, the holder of the One & Two Prudential Plaza Pari Passu Companion Loan) will not have more than 30 days to respond to the Special Servicer’s request for such consultation; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the One & Two Prudential Plaza Whole Loan, the holder of the One & Two Prudential Plaza Pari Passu Companion Loan), the Special Servicer will not be required to do so. Each of the Master Servicers and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer, subject to any required

Directing Certificateholder consent described in this free writing prospectus, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments) and the applicable Master Servicer shall therefore have no liability.

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Class X Certificates) and the Class A-3FL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the One & Two Prudential Plaza Loan, the holder of the One & Two Prudential Plaza Pari Passu Companion Loan) the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates— Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the One & Two Prudential Plaza Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the One & Two Prudential Plaza Intercreditor Agreement, such that neither the trust as holder of the One & Two Prudential Plaza Loan nor the holder of the One & Two Prudential Plaza Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the One & Two Prudential Plaza Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool —General’’ in this free writing prospectus) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this free writing prospectus. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the

Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement, and, in the case of the One & Two Prudential Plaza Whole Loan, also as an expense of the holder of the One & Two Prudential Plaza Pari Passu Companion Loan). The Special Servicer or the applicable Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan as a collective whole and in the case of the One & Two Prudential Plaza Loan, the rights of the Certificateholders and the holder of the One & Two Prudential Plaza Pari Passu Companion Loan as a collective whole) under the Pooling and Servicing Agreement; provided, however, that if the One & Two Prudential Plaza Whole Loan and/or holder of the One & Two Prudential Plaza Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the One & Two Prudential Plaza Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the One & Two Prudential Plaza Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the

Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)   any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days (thirty days during any period in which the trust is not subject to the reporting requirements of the Securities Exchange Act of 1934) in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the One & Two Prudential Plaza Loan, by the holder of the One & Two Prudential Plaza Pari Passu Companion Loan; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)   any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the One & Two Prudential Plaza Loan, by the holder of the One & Two Prudential Plaza Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the

Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)   a servicing officer of the applicable Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the applicable Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g)   the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting; or

(h)   any Master Servicer ceases to be rated at least ‘‘CMS3’’ by Fitch or the Special Servicer ceases to be rated at least ‘‘CSS3’’ by Fitch and the rating is not restored within 30 days after the subject downgrade or removal, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such rating change.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if (i) an Event of Default on the part of the applicable Master Servicer materially and adversely affects only the One & Two Prudential Plaza Pari Passu Companion Loan, (ii) the applicable Master Servicer fails to make any payment on the One & Two Prudential Plaza Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by the One & Two Prudential Plaza Pari Passu Companion Loan occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the Trustee, if directed by the Directing Certificateholder, will require the applicable Master Servicer to appoint a sub-servicer that will be responsible for servicing the related loans.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Holder:

(a)   to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

(b)   to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

(c)   to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Companion Holder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

(d)   to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or Companion Holder or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)   to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency; and

(f)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each

Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the One & Two Prudential Plaza Pari Passu Companion Loan by an applicable rating agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or, if provided in the related Intercreditor Agreement, adversely affects any holder of an AB Subordinate Companion Loan without the consent of the applicable holder of the AB Subordinate Companion Loan. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-3FL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-3FL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the applicable Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amounts of the related Class X-1 Component or Class X-2 Component, as applicable); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the Notional Amount of the Class X-1 Component or Class X-2 Component, as applicable, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amounts of the related Class X-1 Components or Class X-2 Components, as applicable). In addition, the yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contract’’ in this free writing prospectus.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See ‘‘Description of the Certificates’’ in this free writing prospectus.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, (i) prior to September 15, 2012, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and (ii) on or after September 15, 2012, first, in respect of the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 Certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund).

Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-3FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-1A Certificates and the Class A-3FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-1A Certificates and the Class A-3FL Regular Interest were outstanding. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related Class X-1 or Class X-2 Components, as applicable. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date’’ in this free writing prospectus.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5,

Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the notional amounts of the related Class X-1 Components or Class X-2 Components, as applicable. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on each of the Class A-3FL Certificates (if their Pass-Through Rate converts to a fixed rate as described in this free writing prospectus) and the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates because those Classes of Certificates have a Pass-Through Rate equal to, based on or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Distributions on the Class A-3FL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the fixed rate on the Class A-3FL Regular Interest, the amount paid to the Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-3FL Certificates.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest. Although losses will not be allocated to the Class X Certificates directly, they will reduce the notional balances of the related Class X-1 Components or Class X-2 Components, as applicable, to the extent such losses are allocated to the related Classes of Principal Balance Certificates or the Class A-3FL Regular Interest and therefore the Class X-1 Notional Amount or Class X-2 Notional Amount, as applicable, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-3FL Certificates, losses allocated to the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-3FL Certificates, which is 0 days, unless the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or Class A-3FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or Class A-3FL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates or Class A-3FL Regular Interest, as applicable on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-3FL Regular Interest will be distributed to the holders of the Class A-3FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Pass-Through Rate of the Class A-3FL Certificates.    The yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-3FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL Certificates. In addition, because interest payments on the Class A-3FL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates, until their Certificate Balance is reduced to zero, fourth, (i) prior to September 15, 2012, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and (ii) on or after September 15, 2012, first, in respect of the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4, Certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 Certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-5 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2006;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is June 29, 2006;

(g)    the ARD Loans prepay in full on their Anticipated Repayment Dates;

(h)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective Classes of Certificates are as described in this free writing prospectus;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    the optional termination of the trust will not be exercised; and

(k)    the Swap Contract is not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	86	86	86	86	86
June 15, 2008	69	69	69	69	69
June 15, 2009	45	45	45	45	45
June 15, 2010	17	17	17	17	17
June 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	2.66	2.64	2.63	2.63	2.62

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	2	2	2	2	1
June 15, 2012	1	1	1	1	1
June 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	4.92	4.89	4.86	4.81	4.58

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.75	6.74	6.71	6.68	6.48

(1)	The weighted average life of the Class A-3A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A Certificates.

Percent of the Initial Certificate Balance
of the Class A-3FL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	0	0	0	0	0
Weighted Average Life (years)(1)	6.75	6.74	6.71	6.68	6.48

(1)	The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-3B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	59	59	59	59	59
June 15, 2014	4	4	4	4	4
June 15, 2015	4	0	0	0	0
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.37	7.35	7.34	7.33	7.11

(1)	The weighted average life of the Class A-3B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	99	97	94	81
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.63	9.60	9.58	9.54	9.33

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	100	100	100	100
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.89	9.87	9.85	9.83	9.66

(1)	The weighted average life of the Class A-5 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	91	91	91	91	91
June 15, 2012	71	71	71	71	71
June 15, 2013	49	49	49	49	49
June 15, 2014	27	27	27	27	27
June 15, 2015	4	4	4	4	4
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	6.93	6.93	6.93	6.93	6.93

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	99	99	99	99	99
June 15, 2009	98	98	98	98	98
June 15, 2010	97	97	97	97	97
June 15, 2011	96	96	96	96	96
June 15, 2012	95	95	95	95	95
June 15, 2013	93	93	93	93	93
June 15, 2014	92	91	91	91	90
June 15, 2015	90	89	89	89	88
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.39	9.37	9.35	9.33	9.20

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	100	100	100	100
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	10.00	9.95	9.92	9.71

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	100	100	100	100
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.77

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	100	100	100	100
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.79

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	100	100	100	100
June 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.79

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
June 15, 2007	100	100	100	100	100
June 15, 2008	100	100	100	100	100
June 15, 2009	100	100	100	100	100
June 15, 2010	100	100	100	100	100
June 15, 2011	100	100	100	100	100
June 15, 2012	100	100	100	100	100
June 15, 2013	100	100	100	100	100
June 15, 2014	100	100	100	100	100
June 15, 2015	100	100	100	100	100
June 15, 2016	84	45	0	0	0
June 15, 2017	0	0	0	0	0
Weighted Average Life (years)(1)	10.03	10	9.96	9.96	9.79

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on each Class of Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price such Class of the Class X Certificates is as specified in the applicable table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from June 1, 2006 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of each such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in such Class of Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-1 or Class X-2 Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the
Pre-Tax Yields to Maturity of the Class X-1 Certificates

Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amounts of Class X-1 Certificates)	0%	25%	50%	75%	100%
%

Sensitivity to Principal Prepayments of the
Pre-Tax Yields to Maturity of the Class X-2 Certificates

Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amounts of Class X-2 Certificates)	0%	25%	50%	75%	100%
%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5 and Class A-SB Certificates and the Class A-3FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-5 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-5, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and Class A-3FL Regular Interest will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-3FL, Class S, Class R and Class LR Certificates) and the Class A-3FL Certificates in respect of their interest in the Class A-3FL Regular Interest are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust and (ii) the portion of the trust fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-3FL Certificates will represent undivided beneficial interests in that portion of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class      Certificates will be issued with original issue discount, that the Class      Certificates will be issued with a de minimis amount of original issue discount and that the Class      Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-3FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-3FL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-3FL Regular Interest, and with respect to the Class A-3FL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-3FL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X-1 and Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from June 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X-1 or Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-1 or Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates (other than the Class X-2 Certificates and the Class A-3FL Certificates) and the Class A-3FL Regular Interest as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-3FL Regular Interest will be treated as received by the holders of the Class A-3FL Certificates and paid as a periodic payment by the holders of the Class A-3FL Certificates under the Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . .. . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 13.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-3FL Certificates to the extent of their basis, if any, allocable to the Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-3FL Certificates, which represent interests in the Swap Contract, in addition to the Class A-3FL Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates see ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the accompanying prospectus.

Taxation of the Swap Contract

Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-3FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3FL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-3FL Certificates, it is anticipated that the Class A-3FL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-3FL Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3FL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-3FL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-3FL Certificates, representing a beneficial ownership in the Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

CERTAIN RELATIONSHIPS AMONG PARTIES

This free writing prospectus and the accompanying prospectus may be used by the Depositor, J.P. Morgan Securities Inc., Nomura Securities International, Inc, La Salle Financial Services, Inc., EHY Securities (USA), LLC, Capmark Securities Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC (collectively, the ‘‘Underwriters’’), and any of their affiliates in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. The Underwriters or any such affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-3FL Certificates which benefit from the Swap Contract:

(a)    The swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b)    If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to the swap contract; and

(c)    The fiduciary of a Plan purchasing any class of certificates subject to the swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-3FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of

Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, either Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Forty-eight (48) of the Mortgaged Properties, securing mortgage loans representing approximately 21.1% of the Initial Pool Balance (40 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 22.5% of the Initial Loan Group 1 Balance, and 8 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 9.0% of the Initial Group 2 Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’ and, together with Moody’s and S&P, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P	Fitch
A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
A-3A	Aaa	AAA	AAA
A-3FL	Aaa	AAA	AAA
A-3B	Aaa	AAA	AAA
A-4	Aaa	AAA	AAA
A-5	Aaa	AAA	AAA
A-SB	Aaa	AAA	AAA
A-1A	Aaa	AAA	AAA
X-1	Aaa	AAA	AAA
X-2	Aaa	AAA	AAA
A-M	Aaa	AAA	AAA
A-J	Aaa	AAA	AAA
B	Aa2	AA	AA
C	Aa3	AA–	AA–
D	A2	A	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by April 17, 2045 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P’s and Fitch’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-3FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-3FL Regular Interest and are not rating the receipt of interest accrued at LIBOR plus     %. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-3FL Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-225
30/360 Basis	S-107
AB Mortgage Loan	S-89
AB Mortgage Loan Pair	S-89
AB Subordinate Companion Loan	S-89
Acceptable Insurance Default	S-209
Accrued Interest from Recoveries	S-176
Actual/360 Basis	S-107
Additional Exclusions	S-209
Administrative Cost Rate	S-175
Advances	S-187
Anticipated Repayment Date	S-106
Appraisal Reduction	S-190
Appraisal Reduction Event	S-190
ARD Loans	S-106
Asset Status Report	S-204
Assumed Final Distribution Date	S-182
Assumed Scheduled Payment	S-179
Authenticating Agent	S-142
Available Distribution Amount	S-163
Base Interest Fraction	S-181
Capmark	S-127, S-146
Capmark Financial Group	S-128, S-146
Capmark Servicing Standard	S-202
CBE	S-233
Certificate Account	S-161
Certificate Balance	S-157
Certificate Owner	S-159
Certificate Registrar	S-142
Certificateholders	S-89
Certificates	S-157
Class	S-157
Class A Certificates	S-157
Class A-3FL Available Funds	S-164
Class A-3FL Interest Distribution Amount	S-175
Class A-3FL Principal Distribution Amount	S-180
Class A-3FL Regular Interest	S-157
Class A-SB Planned Principal Balance	S-179
Class X Certificates	S-157
Class X-1 Components	S-172
Class X-1 Strip Rate	S-173
Class X-2 Component	S-158, S-174
Class X-2 Strip Rate	S-174
Clearstream	S-159
Closing Date	S-89
CMBS	S-131, S-147
CMSA Investor Reporting Package	S-194
Code	S-235
Collateral Support Deficit	S-185
Compensating Interest Payment	S-156
Constant Prepayment Rate	S-225
Controlling Class	S-207
Controlling Class Certificateholder	S-207
Corrected Mortgage Loan	S-204
CPR	S-225
Crossed Loan	S-123
Cross-Over Date	S-171
Custodian	S-117
Cut-off Date Balance	S-88
Cut-off Date LTV Ratios	S-116
Defeasance	S-110
Defeasance Lockout Period	S-110
Depositor	S-89
Depositories	S-159
Determination Date	S-161
Direct Participants	S-159
Directing Certificateholder	S-206
Discount Rate	S-108
Distributable Certificate Interest	S-176
Distribution Account	S-162
Distribution Date	S-161
DSCR	S-88, S-138
DTC	S-159
Due Period	S-164
Effective Gross Income	S-115
ERISA	S-238
ERISA Plan	S-238
ESA	S-126, S-139
Euroclear	S-159
Eurohypo	S-137
Eurohypo AG	S-137
Events of Default	S-217
Excess Interest	S-175
Excess Interest Distribution Account	S-162
Excluded Plan	S-240
Exemption	S-238
FIRREA	S-126
Fitch	S-242
Floating Rate Account	S-163

Page
Form 8-K	S-115
FSMA	S-5
Gain on Sale Reserve Account	S-163
General Servicing Standard	S-201
Group 1 Principal Distribution Amount	S-177, S-178
Group 1 Principal Shortfall	S-179
Group 2 Principal Distribution Amount	S-177
Group 2 Principal Shortfall	S-179
Indirect Participants	S-159
Initial Loan Group 1 Balance	S-88
Initial Loan Group 2 Balance	S-88
Initial Pool Balance	S-88
Initial Rate	S-106
Initial Resolution Period	S-121
Insurance and Condemnation Proceeds	S-162
Intercreditor Agreement	S-95
Interest Accrual Period	S-176
Interest Distribution Amount	S-175
Interest Reserve Account	S-162
IRS	S-213
JPMCB	S-125
JQH Hotel Portfolio AB Mortgage Loan	S-89
Knoll Crest AB Mortgage Loan	S-90
LaSalle Bank	S-129, S-142
LDP	S-125, S-137
LIBOR	S-172
LIBOR Business Day	S-172
LIBOR Determination Date	S-172
Liquidation Fee	S-154
Liquidation Fee Rate	S-155
Liquidation Proceeds	S-162
LNR	S-147
Loan Group 1	S-88
Loan Group 2	S-88
Loan Groups	S-88
Lockbox Accounts	S-124
Lockbox Loans	S-124
Lockout Period	S-108
Lower-Tier Distribution Account	S-162
Lower-Tier REMIC	S-235
Lower-Tier REMIC Regular Interests	S-235
LTV	S-138
LTV Ratio	S-116
LTV Ratios	S-88
MAI	S-122
Master Servicer	S-143
Master Servicer Remittance Date	S-186
Maturity Date LTV Ratios	S-116
Moody’s	S-242
Mortgage	S-88
Mortgage File	S-117
Mortgage Loan Sellers	S-89
Mortgage Note	S-88
Mortgage Rate	S-175
Mortgaged Property	S-88
Net Aggregate Prepayment Interest Shortfall	S-176
Net Mortgage Rate	S-175
Net Operating Income	S-115
NOI	S-115
Nomura	S-131
Non-Offered Certificates	S-157
Non-Offered Subordinate Certificates	S-184
Nonrecoverable Advance	S-188
Notional Amount	S-158
Offer of Certificates to the Public	S-4
Offered Certificates	S-157
One & Two Prudential Plaza Intercreditor Agreement	S-94
One & Two Prudential Plaza Loan	S-93
One & Two Prudential Plaza Mortgaged Property	S-93
One & Two Prudential Plaza Noteholders	S-94
One & Two Prudential Plaza Notes	S-94
One & Two Prudential Plaza Pari Passu Companion Loan	S-93
One & Two Prudential Plaza Whole Loan	S-94
Operating Statements	S-116
Option Price	S-212
PAR	S-127
Participants	S-159
Pass-Through Rate	S-171
Paying Agent	S-89
Paying Agent Fee	S-143
Paying Agent Fee Rate	S-143
Pearson PLC Building—Lawrence AB Mortgage Loan	S-90
PennCom Plaza AB Mortgage Loan	S-90
Percentage Interest	S-158

Page
Periodic Payments	S-163
Permitted Investments	S-163
Plan	S-238
PML	S-113
Pooling and Servicing Agreement	S-157
Prepayment Assumption	S-235
Prepayment Interest Excess	S-156
Prepayment Interest Shortfall	S-156
Primary Collateral	S-124
Prime Rate	S-189
Principal Balance Certificates	S-158
Principal Distribution Amount	S-177
Principal Shortfall	S-179
Prospectus Directive	S-4
Purchase Agreements	S-89
Purchase Option	S-212
Purchase Price	S-121
P&I Advance	S-186
Qualified Substitute Mortgage Loan	S-121
Rated Final Distribution Date	S-242
Rating Agencies	S-242
Rating Agency Trigger Event	S-199
Record Date	S-161
Regular Certificates	S-235
Reimbursement Rate	S-189
Related Proceeds	S-188
Release Date	S-110
Relevant Implementation Date	S-4
Relevant Member State	S-4
Relevant Persons	S-5
REMIC	S-235
REMIC Provisions	S-235
REO Account	S-210
REO Loan	S-180
REO Property	S-203
Residual Certificates	S-157
Restricted Group	S-239
Revised Rate	S-106
Rules	S-160
Scheduled Principal Distribution Amount	S-178
Senior Certificates	S-157
Servicing Advances	S-187
Servicing Fee	S-153
Servicing Fee Rate	S-153
Servicing Standards	S-201
Significance Estimate	S-199
Significance Percentage	S-199
Similar Law	S-238
Special Servicer	S-147
Special Servicing Fee	S-154
Special Servicing Fee Rate	S-154
Specially Serviced Mortgage Loans	S-203
Spreadsheet File	1
Stated Principal Balance	S-180
Statement to Certificateholders	S-192
Subordinate Certificates	S-157
Subordinate Offered Certificates	S-157
Swap Contract	S-157, S-199
Swap Counterparty	S-199
Swap Default	S-200
Swap Premium	S-237
S&P	S-242
Treasury	S-237
Trustee	S-89
Trustee Fee	S-142
Trustee Fee Rate	S-142
Underwriters	S-238
Underwritten Cash Flow	S-115
Underwritten Cash Flow Debt Service Coverage Ratio	S-115
Underwritten NOI	S-115
Unscheduled Principal Distribution Amount	S-178
Upper-Tier Distribution Account	S-162
Upper-Tier REMIC	S-235
USPAP	S-139
UW DSCR	S-115
UW NCF	S-115
UW NOI	S-115
Voting Rights	S-196
WAC Rate	S-175
Wachovia	S-144
Wells Fargo Bank	S-141
Withheld Amounts	S-162
Withheld Loans	S-162
Workout Fee	S-154
Workout Fee Rate	S-154
Workout-Delayed Reimbursement Amount	S-188
Yield Maintenance Charge	S-108

ANNEX A-1

LOAN #        SELLER   PROPERTY NAME                                             STREET ADDRESS
------        ------   -------------                                             --------------
SEQNUM        SELLER   PROP_NAME                                                 ADDRESS

   1          JPMCB    Westfield Centro Portfolio                                Various
 1.01                  Westfield Midway                                          3343 Midway Mall
 1.02                  Westfield Enfield                                         90 Elm Street
 1.03                  Westfield West Park                                       134 West Park Mall Drive
 1.04                  Westfield Eagle Rock                                      2700 and 2560 Colorado Boulevard
 1.05                  Westfield Westland Town Center                            10425-10755 West Colfax Avenue
   2          JPMCB    One & Two Prudential Plaza                                Various
 2.01                  One Prudential Plaza                                      130 East Randolph Street
 2.02                  Two Prudential Plaza                                      180 North Stetson Avenue
   3         Capmark   Bella Terra Retail                                        7777 Edinger Avenue
   4           EHY     1875 Pennsylvania Avenue                                  1875 Pennsylvania Avenue Northwest
   5           NCCI    JQH Hotel Portfolio                                       Various
 5.01                  Embassy Suites Lincoln                                    1040 P Street
 5.02                  Renaissance Tulsa Hotel                                   6808 South 107th East Avenue
 5.03                  Embassy Suites Albuquerque                                1000 Woodward Place NE
 5.04                  Courtyard Marriott - Oklahoma City                        2 West Reno Avenue
 5.05                  Sheraton Sioux Falls                                      1211 North West Avenue
 5.06                  Residence Inn Charleston                                  5035 International Boulevard
   6           EHY     Centre at Salisbury                                       2300 North Salisbury Boulevard
   7         Capmark   Hyatt - Huntington Beach                                  21500 Pacific Coast Highway
   8           EHY     Four Penn Center                                          1600 John F. Kennedy Boulevard
   9           NCCI    The Gardens on El Paseo                                   73545 El Paseo
  10         Capmark   PennCom Plaza                                             132 West 31st Street
  11         LaSalle   411 East Wisconsin                                        411 East Wisconsin
  12         Capmark   Wilshire Bundy Office Building                            12121 Wilshire Boulevard
  13         LaSalle   Shoreview Corporate Center                                4000 Lexington Avenue, 1005 Gramsie Road and 1020,
                                                                                 1050 and 1080 County Road F
  14         Capmark   Oklahoma City Portfolio                                   Various
 14.01                 Invitational Apartments                                   3959 Northwest 122nd Street
 14.02                 Heritage Park Apartments                                  1920 Heritage Park Drive
 14.03                 Raindance Apartments                                      2201 Northwest 122nd Street
 14.04                 Augusta Apartments                                        4001 Northwest 122nd Street
 14.05                 Windrush Apartments                                       200 West 15th Street
  15         LaSalle   Powers Ferry Landing East                                 6151, 6190 & 6201 Powers Ferry Road
  16         Capmark   Citation Club                                             29540 Citation Circle
  17         LaSalle   K-V Pharmaceutical Portfolio                              Various
 17.01                 One Corporate Woods Drive                                 One Corporate Woods Drive
 17.02                 3100 Corporate Exchange Court                             3100 Corporate Exchange Court
 17.03                 10850-62 Metro Court                                      10850-62 Metro Court
 17.04                 10876-88 Metro Court                                      10876-88 Metro Court
  18          JPMCB    San Valiente                                              2220 West Mission Lane
  19         Capmark   Hilton - Lisle / Naperville                               3003 Corporate West Drive
  20          JPMCB    Home Depot Plaza                                          1336 Bristol Pike
  21          JPMCB    GC Sacramento Office Portfolio                            Various
 21.01                 Q Street Sac                                              1102 Q Street
 21.02                 Parkway Sacramento                                        7001A East Parkway
  22           EHY     Acacia Park Apartments                                    29605 Solana Way
  23         Capmark   Linden Plaza                                              1601 West Edgar Road
  24           EHY     Fifth Avenue Suites                                       506 SW Washington Street
  25           NCCI    The Sagamore Hotel                                        1671 Collins Avenue
  26         Capmark   Shoppes at Jupiter                                        201 North US Highway 1
  27           EHY     Hotel Monaco                                              1101 4th Avenue
  28         Capmark   Motorola Building Campus                                  2900 South Diablo Way
  29         LaSalle   Inland - Colony Square                                    16510-16762 Southwest Freeway
  30         Capmark   550, 650 and 701 Warrenville Road Offices                 550, 650 and 701 Warrenville Road
  31          JPMCB    Desert Palm Apartments                                    1215 East Vista Del Cerro Drive
  32          JPMCB    Commerce Park                                             1811-1855 Centinela, 3212-3232 Nebraska Avenue,
                                                                                 3211 Olympic Boulevard
  33         Capmark   Homewood Suites Portfolio #2 (AVR)                        Various
 33.01                 Homewood Suites - San Jose                                10 West Trimble Road
 33.02                 Homewood Suites - Tukwila                                 6955 Fort Dent Way
  34         LaSalle   Westgate Plaza Shopping Center                            8800 Veterans Memorial Boulevard
  35         Capmark   One Ontario Commercial                                    One East Erie and Ten East Ontario
  36         Capmark   Cambridge Crossing                                        4010-4351 Dearborn Circle
  37          JPMCB    101 Redwood Shores                                        101 Redwood Shores Parkway
  38         Capmark   Kimco Columbia- Hickory Ridge                             6400-6480 Freetown Road
  39         Capmark   Residence Inn - San Diego                                 5400 Kearny Mesa Road
  40         Capmark   Crowne Plaza Sawgrass Mills                               13400 West Sunrise Boulevard
  41         Capmark   Homewood Suites Portfolio #1 (AVR)                        Various
 41.01                 Homewood Suites - Savannah                                5820 White Bluff Road
 41.02                 Homewood Suites - Jacksonville                            8737 Baymeadows Road
  42         Capmark   Courtyard by Marriott Miami (AVR)                         200 Southeast 2nd Avenue
  43          JPMCB    Schiff Nutrition International                            2002 South 5070 West
  44         LaSalle   1333 Main Street & Vista Center                           1333 Main Street and 1301-1331 Academy Street
  45         LaSalle   Coral Palms Apartments                                    4539 Coral Palms Lane
  46           NCCI    Hilton Garden Inn - Gateway                               1100 Carnegie Avenue
  47          JPMCB    Nilfisk Advance - MN                                      14600 21st Avenue North
  48          JPMCB    Autumn Ridge Apts                                         6100 Barrowood Drive
  49           NCCI    18 Street Atrium                                          1890 Wynkoop Street
  50         LaSalle   Inland - Craig Crossing                                   3190 South Central Expressway
  51         Capmark   Kimco Columbia- Columbia Crossing                         6250 Columbia Crossing Drive
  52         LaSalle   Pearson PLC Building - Lawrence                           2201 Noria Road & 3833 Greenway
  53         Capmark   Kimco Columbia - Dorsey's Village                         4725 Dorsey Hall Drive
  54         LaSalle   ELS - Rambler's Rest Resort                               1300 North River Road
  55         Capmark   Embassy Suites - Beachwood                                3775 Park East Drive
  56          JPMCB    Sephora Distribution Facility                             4622 Mercedes Drive
  57         Capmark   Crowne Plaza - Clark                                      36 Valley Road
  58          JPMCB    Martin's Landing                                          3520 Cleveland Heights Boulevard
  59           NCCI    Dollar General Portfolio                                  Various
 59.01                 Dollar General - 1350 Grandview Road, Craig Beach, OH     1350 Grandview Road
 59.02                 Dollar General - 747 Wooster Road North, Barberton, OH    747 Wooster Road North
 59.03                 Dollar General - 3626 Cleveland Ave, Canton (South), OH   3626 Cleveland Road
 59.04                 Dollar General - 1345 First Street, Moundsville, WV       1345 First Street
 59.05                 Dollar General - 835 7th Street, Parkersburg, WV          835 7th Street
 59.06                 Dollar General - 4180 US Route 133, Williamsburg, OH      4180 US Route 133
 59.07                 Dollar General - 555 South Street, Warren, OH             555 South Street
 59.08                 Dollar General - 120 Plum Street North, East Canton, OH   120 Plum Street
 59.09                 Dollar General - 10787 Ensley Square NE, Bolivar, OH      10787 Ensley Square Northeast
 59.10                 Dollar General - 1622 Cleveland Road, Sandusky, OH        1622 Cleveland Road
 59.11                 Dollar General - 330 East Main Street, Xenia, OH          330 East Main Street
 59.12                 Dollar General - 477 Oberlin Road, Elyria, OH             477 Oberlin Road
 59.13                 Dollar General - 1016 E State St, Athens OH               1016 East State Street
 59.14                 Dollar General - 125 E Main Street, Orwell, OH            125 East Main Street
 59.15                 Dollar General - 662 W Main Street, Blanchester, OH       662 West Main Street
 59.16                 Dollar General - 8990 United Lane, Athens, OH             8990 United Lane
 59.17                 Dollar General - 11180 Chardon Road, Chardon, OH          11180 Chardon Road
 59.18                 Dollar General - 115 Citizens Parkway Bluffton, OH        115 Citizens Parkway
 59.19                 Dollar General - 5626 State Route 6, Andover, OH          5626 State Route 6
 59.20                 Dollar General - 3881 Columbus Road, Centerburg, OH       3881 Columbus Road
 59.21                 Dollar General - 3274 Winfield Road, Winfield, WV         3274 Winfield Road
 59.22                 Dollar General - 707 W Emmitt Ave, Waverly, OH            707 West Emmitt Avenue
 59.23                 Dollar General - 223 Kiracofe Ave, Elida, OH              223 East Kiracofe Avenue
 59.24                 Dollar General - 18005 State Route 78, Caldwell, OH       18005 State Route 78
 59.25                 Dollar General - 10891 W Main St, South Webster, OH       10891 West Main Street
 59.26                 Dollar General - 25 W Buckeye St, West Salem, OH          25 West Buckeye Street
 59.27                 Dollar General - 6711 Gilead Street, Whitehouse, OH       6711 Gilead Street
 59.28                 Dollar General - 27 S High Street, Glouster, OH           27 South High Street
  60          JPMCB    Cavaliere Companies                                       Various
 60.01                 Hayes                                                     43630 Hayes Road
 60.02                 Groesbeck                                                 43740 Groesbeck Highway
 60.03                 12 Mile                                                   15950 12 Mile Road
 60.04                 23 Mile                                                   18600 23 Mile Road
 60.05                 Hoover                                                    30300 Hoover Road
 60.06                 Schoenherr                                                30117 Schoenherr Road
  61           NCCI    Food Circus Supermarket                                   Various
 61.01                 Food Circus - Red Bank, NJ                                362 Broad Street
 61.02                 Food Circus - Wall Township, NJ                           18th Avenue and Route 35
  62           NCCI    Grass Valley Shopping Center                              111 West McNight Way
  63          JPMCB    Cotton Mill Studios                                       1091 Calcot Place
  64           EHY     Radisys Headquarters Building                             5345 & 5445 Northeast Dawson Creek Drive
  65           NCCI    Stop & Shop (Malden, MA)                                  99 Charles Street
  66         Capmark   Fountainview Tower Office Building                        2401 Fountainview Drive
  67           NCCI    Pine Creek Village                                        9420 & 9475A & B Briar Village Point
  68           NCCI    Wallkill Town Center                                      505-511 Schutt Road
  69         LaSalle   Inland Olivet Church                                      5191 Hinkleville Road
  70          JPMCB    One Glen Lakes-Landgem                                    8140 Walnut Hill Lane
  71         LaSalle   176 Federal Street                                        176 Federal Street
  72         Capmark   Victorian Square                                          10901 Hull Street Road
  73         Capmark   20-30 Murray Hill Parkway                                 20/30 Murray Hill Parkway
  74         Capmark   Liberties Walk                                            1030-40 North Second Street & 1030-40 North
                                                                                 American Street
  75         Capmark   Residence Inn - Highlands Ranch                           93 West Centennial Boulevard
  76         Capmark   Kimco Columbia- Harpers Choice                            5485 Harper's Farm Road
  77           EHY     Matthews Festival                                         10414 East Independence Boulevard
  78           EHY     Latham Square                                             1611 Telegraph Avenue
  79           NCCI    Stop & Shop (Swampscott, MA)                              450 Paradise Road
  80         Capmark   Park Pavilion                                             2001 Coit Road
  81         LaSalle   Comfort Inn - Gaslamp                                     660 G Street
  82           EHY     Main Street Village Shopping Center                       SEC Main Street & Teel Road
  83           EHY     Lorton Station Medical Center                             8986-8988 Lorton Station Boulevard
  84          JPMCB    Shellmound Office Building                                6601 and 6603 Shellmound Street
  85         Capmark   850 - 950 Warrenville Road                                850 and 950 Warrenville Road
  86         LaSalle   Hilton Garden Inn - Knoxville                             216 Peregrine Way
  87          JPMCB    231 Ship Canal Parkway                                    231 Ship Canal Parkway
  88          JPMCB    Marketplace of Oak Lawn                                   8700 South Cicero Avenue
  89          JPMCB    Cameron Creek Apartments                                  1975 East University Drive
  90         LaSalle   Hampton Inn Portsmouth                                    99 Durgin Lane
  91           NCCI    HQ Building                                               6001 NW Loop 410
  92           EHY     Foxborough Apartments                                     1400 Esters Road
  93          JPMCB    Leggett & Platt                                           5070 Phillip Lee Drive
  94          JPMCB    7500 Melrose Avenue                                       7500-7516 Melrose Avenue
  95         LaSalle   ELS - Fiesta Grande I & II                                1511 East Florence Boulevard
  96         LaSalle   Galleria Apartments                                       10011 South Sheridan Road
  97          JPMCB    Pepperwood Townhomes                                      3790 Pepperwood Court
  98         Capmark   Best Buy (MN)                                             1235 Town Centre Drive
  99           NCCI    Stop & Shop (Framingham, MA)                              1224 Worcester Road
  100        Capmark   Jetro Building                                            43-40 57th Avenue
  101        Capmark   West Highland Shopping Center                             6544 West Thomas Road
  102          NCCI    Heatherbrae Commons                                       10303 Southeast Bell Avenue
  103        Capmark   Cobblestone Village Shopping Center                       821 West Park Avenue
  104        Capmark   Hilton Garden Inn - Colorado Springs                      1810 Briargate Parkway
  105         JPMCB    Knoll Crest                                               3996 East Harbor Road
  106        LaSalle   HSA-Green Bay                                             2737 South Ridge Road
  107        LaSalle   Desert Courtyards                                         46-900 Monroe Street
  108         JPMCB    James Island Center                                       1739 Maybank Highway
  109          NCCI    Stop & Shop (Bristol, RI)                                 605 Metacom Avenue
  110         JPMCB    Northwood Apartments                                      201 East Quamasia Avenue
  111         JPMCB    Woodgate at Enfield Apartments                            1468 Enfield Street
  112          NCCI    Hilton Garden Inn - Rochester                             225 South Broadway
  113         JPMCB    Town Center at Highlands Ranch                            3506-3520 Town Center Drive
  114         JPMCB    Travelers Building                                        428 J Street
  115        LaSalle   Ramada Inn - Carlsbad                                     751 Macadamia Drive
  116        LaSalle   Inland - Sentry Office Building                           4400 East 53rd Street
  117        LaSalle   Poquoson Commons                                          425 Wythe Creek Road
  118         JPMCB    Five Points West Shopping Center                          2200 Bessemer Road
  119        LaSalle   ELS - Tropical Palms                                      17100 Tamiami Trail
  120         JPMCB    Heatherstone Apartments                                   9730 East 33rd Street
  121        LaSalle   Deerbrook SC                                              20050 Highway 59 North
  122        LaSalle   Yakima Avenue Plaza Retail                                6402-6442 South Yakima Avenue
  123        LaSalle   Marshall's - Encino                                       15945 Ventura Boulevard
  124        LaSalle   Camellia Tower Office Building                            1200 Camellia Boulevard
  125        LaSalle   Greystone Professional Center                             2025 Frontis Plaza Boulevard
  126          EHY     2216-22 Walnut Street                                     2216-22 Walnut Street
  127        LaSalle   ELS - Venture In                                          270 North Clark Road
  128         JPMCB    Arbor Village Apartments                                  8028 South Central Avenue
  129         JPMCB    The Ledges Apts                                           730 Anson Street
  130        Capmark   1352 Marrows Road                                         1352 Marrows Road
  131         JPMCB    Country Club Corner                                       6410 North May Avenue
  132          NCCI    Coast Business Center                                     2121 East Coast Highway
  133        LaSalle   Trinity Place                                             7990 Trinity Road
  134         JPMCB    380 N. Old Woodward Bldg                                  380 North Old Woodward
  135         JPMCB    Hampton Inn & Suites - Pineville                          401 Towne Centre Boulevard
  136        Capmark   9950 Westpark                                             9950 Westpark Drive
  137        LaSalle   Ridgecrest MHP                                            13594 Highway 8 Business
  138        LaSalle   Cedar Creek Mall                                          400 Southwest Ward Road
  139          EHY     Coeur d'Alene Center                                      225 & 335 West Appleway Avenue
  140        Capmark   Midstate Office                                           15, 19, 23 and 27 Midstate Drive
  141         JPMCB    840 Cottman Avenue                                        840 Cottman Avenue
  142         JPMCB    One Pathmark Plaza                                        One Pathmark Plaza
  143         JPMCB    Nilfisk Advance - AR                                      2100 Highway 265
  144         JPMCB    2001 Addison Street                                       2001 Addison Street
  145        Capmark   Hampton Inn Las Colinas (AVR)                             820 West Walnut Hill Lane
  146        LaSalle   Signature Center                                          1900 Church Street
  147        Capmark   StorageMax Northtown                                      42 Northtown Drive
  148          NCCI    550 W. B Street                                           550 West B Street
  149          EHY     JFK Medical Building                                      4801 South Congress Avenue
  150        Capmark   Walnut Creek Self Storage                                 2690 North Main Street
  151        LaSalle   Walgreen's - Chanhassen, MN                               600 West 79th Street
  152        LaSalle   Fairwind Apartments                                       15900 Space Center Boulevard
  153        Capmark   Mountain View Business Park                               1438, 1440 and 1442 Arrow Highway
  154        Capmark   Register American Self Storage                            Various
154.01                 American Self Storage - East                              1405 Ross Clark Circle
154.02                 American Self Storage - Brannon Stand                     1909 South Brannon Stand Road
154.03                 American Self Storage West                                827 Honeysuckle Road
154.04                 American Self Storage - North                             4207 Montgomery Highway
  155        Capmark   Westmoreland Heights                                      3230 Falls Drive
  156        LaSalle   Hampton Inn - Pearland, TX                                6515 Broadway Street
  157          NCCI    280 Business Center                                       2475 Doswell Avenue
  158          NCCI    Casa Place Apartments                                     3303 Chapel Creek Drive
  159        LaSalle   ELS - Capri MHC & RV                                      3380 South 4th Avenue
  160        LaSalle   Lomas Santa Fe Office                                     505 Lomas Santa Fe Drive
  161        LaSalle   Wendover Square at James Landing                          4835 West Wendover Avenue
  162        LaSalle   The Arbaugh Redevelopment                                 401 South Washington Square
  163          NCCI    Modern Estates MHC                                        14001 Western Avenue
  164         JPMCB    Riverside Building                                        700 Argosy Parkway
  165        LaSalle   ELS - Inlet Oaks Village                                  5353 US Highway 17
  166        LaSalle   Suburban Extended Stay - Kennesaw                         2900 George Busbee Parkway
  167         JPMCB    350 Ranger Avenue                                         350 Ranger Avenue
  168         JPMCB    Olympia Village Apartments                                218 Olympia Drive
  169         JPMCB    Warminster Center                                         599 York Road
  170         JPMCB    Salisbury Northgate                                       119 West Naylor Mill Road
  171         JPMCB    2621 S. Bristol Street                                    2621 South Bristol Street
  172         JPMCB    The Shoppes at Stapley                                    1920 South Stapley Drive
  173        LaSalle   Brighton Park Apartments                                  401-533 Brighton Park Drive
  174        LaSalle   Meadowbrook Professional Plaza                            100 West University Drive
  175          NCCI    Albertsons Van Nuys Center                                7221 & 7239 Van Nuys Boulevard
  176        LaSalle   Hampton Inn Austin-Round Rock                             110 Dell Way
  177        Capmark   North Park Retail                                         3001-3027 University Avenue, 3827-3829 30th Street
                                                                                 and 3830 Ray Street
  178          NCCI    Long Lake Retail Center                                   4908-4972 John R Road
  179        Capmark   StorageMax Midtown                                        1061 Government Street
  180          NCCI    Mountcrest                                                1601 Eastcrest Drive
  181          NCCI    Fort Knox Self Storage                                    Various
181.01                 Jackson Road                                              3870 Jackson Road
181.02                 Ford Road                                                 39205 Ford Road
  182         JPMCB    Walgreens - Kennewick, WA                                 2800 West Clearwater Avenue
  183          NCCI    Candlewood Suites                                         6450 North Academy Boulevard
  184        Capmark   Rangeline Commercial Park and Mini-Storage                5821 Rangeline Road
  185        Capmark   333 Technology Drive                                      333 Technology Drive
  186          NCCI    Diamond Valley RV Resort                                  344 North State Street
  187          NCCI    West Plaza Shopping                                       700 West Jackson Street
  188        Capmark   Redwoods Mobile Estates                                   502 Redwood Boulevard
  189         JPMCB    United Penn Plaza                                         186 South Wyoming Avenue
  190         JPMCB    35 N. Arroyo Parkway                                      35-45 North Arroyo Parkway and 110-114 East
                                                                                 Union Street
  191          NCCI    Windsong Mobile Village                                   3200 South 7th Street
  192        LaSalle   Cypresswood Apartments                                    564 Cypress Lane
  193         JPMCB    Lone Star Self Storage                                    3500 Melcer Drive
  194          NCCI    Rancheria & Grandview MHC                                 2502 & 2526 North 32nd Street
  195         JPMCB    Fortress Secure Mini Storage                              1281 Furukawa Way
  196          NCCI    701 Highlander Office Building                            701 Highlander Boulevard
  197        Capmark   Walgreens (Apple Valley)                                  14020 Pilot Knob Road
  198        LaSalle   Inland Eckerds - Hellertown                               110 Main Street
  199        LaSalle   Inland Eckerds - Lebanon                                  415 South Ninth Street
  200        LaSalle   Nolan Ridge Apartments                                    1012 Hidden Creek Drive NE
  201        Capmark   Coventry Apartments                                       1505 Sparkman Drive NW
  202        LaSalle   Inland Eckerds - Punxsutawny                              201 West Mahoning Street
  203         JPMCB    Towne Pointe                                              1609 North Dixie Avenue
  204        Capmark   Ramona Villa Estates                                      9800 Baseline Road
  205        LaSalle   Neshonoc Lakeside RV Resort                               N5334 Neshonoc Road
  206        LaSalle   Lake Lawrenceville Shopping Center                        2542 Brunswick Pike
  207        LaSalle   Caribbean Village                                         5475 West Irlo Bronson Memorial Highway
  208         JPMCB    Mariner Self Storage                                      3194 Mariner Boulevard
  209        LaSalle   The Center on Bastanchury                                 17401 Bastanchury Road
  210        LaSalle   Broadway Crossing                                         3213 & 3231 Main Street
  211        LaSalle   Riverwind Apartments                                      5900 Kraeger Lane
  212         JPMCB    8500 Edinbrook Parkway                                    8500 Edinbrook Parkway
  213        LaSalle   Plaza 18                                                  1800 Church Street
  214         JPMCB    Gladiola Manor Apartments                                 607 Gladiolus Drive
  215          NCCI    Pilot Knob                                                7558 Highway 73
  216        LaSalle   Lovejoy Commons                                           11332-11346 Tara Boulevard
  217        Capmark   Sun Valley Apartments                                     5140 36th Avenue East
  218        Capmark   Garland Retail                                            3315 North President George Bush Highway
  219        Capmark   Coast Village Road                                        1143-1151 Coast Village Road
  220          NCCI    Day's Inn - Camarrillo                                    165 East Daily Drive
  221        Capmark   StorageMax Byram                                          5670 I-55 South, 120 Byram Drive, 6767 Siwell Road
  222        LaSalle   Colony Place                                              4403 State Highway 6
  223        Capmark   Little Woods Mobile Villa                                 1821 Lakeville Highway
  224        LaSalle   Beauregard Apartments                                     101 Mount Salus Road
  225        LaSalle   Discount Storage                                          14015 Florida Boulevard
  226        LaSalle   Sunbelt Storage                                           12850 Florida Boulevard
  227        LaSalle   ELS - Foothills West                                      19501 West Hopi Drive
  228          NCCI    Crossroads Mini Storage                                   41 Aces Circle and 20 Tower Way
  229        Capmark   Lynwood Plaza                                             11118 - 11150 Long Beach Boulevard
  230        Capmark   Heather Estates                                           1300 West Menlo Avenue
  231        LaSalle   ELS - Casita Verde                                        2200 North Trekell Road
  232        Capmark   StorageMax Crossgates Storage Park                        100 Westside Cove
  233        LaSalle   Casa Grande & Southwick Apartments                        Various
233.01                 Casa Grande Apartments                                    3603 Terry Road
233.02                 Southwick Apartments                                      1055 Harrisdale Lane
  234        Capmark   Huntsville Green                                          3022 Memorial Parkway, SW
  235          NCCI    High Chaparral MHP                                        7575 & 7591 West Battaglia Drive
  236        LaSalle   Safeway Self Storage                                      1442 North Church Street
  237          NCCI    Asbury Pointe MHC                                         401 Asbury Pointe Drive
  238        LaSalle   Hillside Medical Office                                   224 First Street North
  239          NCCI    Desert Mountain Plaza                                     17846 Wika Road
  240        LaSalle   The Lobby                                                 9075-9077 Santa Monica Boulevard
  241        LaSalle   Center Point Business Park                                1331 East US Highway 80
  242          NCCI    Walmart Plaza - Petersburg                                3600 South Crater Road
  243          EHY     CVS - San Dimas                                           120 East Bonita Avenue
  244          EHY     3205-3225 Crestview Drive                                 3205-3225 Crestview Drive
  245        LaSalle   Parkwood / Lakewood Apartments                            Various
245.01                 Parkwood Apartments                                       1403 25th Street North
245.02                 Lakewood Apartments                                       2410 24th Street North
  246        Capmark   StorageMax Tupelo 2                                       2109 McCullough Boulevard
  247          NCCI    Walgreens (Kalamazoo, MI)                                 5815 Gull Road
  248          NCCI    Wagner MHP                                                Various
248.01                 Wagner MHP West                                           334 Sequoia Lane
248.02                 Wagner MHP East                                           2150 Oakhill Road
  249          NCCI    73 Troy Road                                              73 Troy Road
  250          NCCI    Deerfield Commons                                         1725 Windmere Court
  251        LaSalle   Morning Meadow                                            303-307 New Natchitoches Road
  252        Capmark   Clinton Square                                            6415-6457 Old Alexander Ferry Road
  253          NCCI    4878 Arthur Kill Road                                     4878 Arthur Kill Road
  254        Capmark   StorageMax Clinton II                                     478 Springridge Road
  255        LaSalle   Rinkoff Rice Village                                      2445 Times Boulevard
  256        LaSalle   Best American Self Storage                                1940 Nightingale Lane
  257        LaSalle   Napa Retail Center                                        9880 Main Street
  258        LaSalle   Pecan Villa Apartments                                    216 South Moss Street
  259        LaSalle   Columbia Self Storage                                     2830 North Main Street
  260        LaSalle   Kingsridge Park                                           1432 Dunbar Road
  261        LaSalle   Elm Street Mixed Use                                      9-13 Elm Street
  262        LaSalle   Fort Worth Retail                                         4603-4605 Camp Bowie Boulevard
  263        LaSalle   Walgreens - Azle, TX                                      705 Boyd Road
  264        Capmark   StorageMax Clinton                                        100 Woodchase Park Drive
  265        LaSalle   Penske Truck Leasing                                      3535 Weeden Creek Road
  266        Capmark   Pacifico Del Amo MHP                                      1477 West Grand Avenue
  267        LaSalle   Northridge Square                                         8290 Roswell Road
  268        LaSalle   Woodedge Shopping Center                                  12015 Perry Road
  269          NCCI    Valley View Tuckerton MHC                                 32 Tuckerton Road

                                                                                                           NUMBER OF
    LOAN #      CITY                          STATE        ZIP CODE     COUNTY                            PROPERTIES
    ------      ----                          -----        --------     ------                            ----------
    SEQNUM      CITY                          STATE          ZIP        COUNTY                             NUM_PROP

       1        Various                      Various       Various      Various                                5
     1.01       Elyria                         OH           44035       Lorain                                 1
     1.02       Enfield                        CT           06082       Hartford                               1
     1.03       Cape Girardeau                 MO           63703       Cape Girardeau                         1
     1.04       Los Angeles                    CA           90041       Los Angeles                            1
     1.05       Lakewood                       CO           80215       Jefferson                              1
       2        Chicago                        IL           60601       Cook                                   2
     2.01       Chicago                        IL           60601       Cook                                   1
     2.02       Chicago                        IL           60601       Cook                                   1
       3        Huntington Beach               CA           92647       Orange                                 1
       4        Washington                     DC           20006       District of Columbia                   1
       5        Various                      Various       Various      Various                                6
     5.01       Lincoln                        NE           68508       Lancaster                              1
     5.02       Tulsa                          OK           74133       Tulsa                                  1
     5.03       Albuquerque                    NM           87102       Bernalillo                             1
     5.04       Oklahoma City                  OK           73102       Oklahoma                               1
     5.05       Sioux Falls                    SD           57104       Minnehaha                              1
     5.06       North Charleston               SC           29418       Charleston                             1
       6        Salisbury                      MD           21801       Wicomico                               1
       7        Huntington Beach               CA           92648       Orange                                 1
       8        Philadelphia                   PA           19103       Philadelphia                           1
       9        Palm Desert                    CA           92260       Riverside                              1
      10        New York                       NY           10001       New York                               1
      11        Milwaukee                      WI           53202       Milwaukee                              1
      12        Los Angeles                    CA           90025       Los Angeles                            1
      13        Shoreview                      MN           55126       Ramsey                                 1
      14        Various                        OK          Various      Oklahoma                               5
     14.01      Oklahoma City                  OK           73120       Oklahoma                               1
     14.02      Oklahoma City                  OK           73120       Oklahoma                               1
     14.03      Oklahoma City                  OK           73120       Oklahoma                               1
     14.04      Oklahoma City                  OK           73120       Oklahoma                               1
     14.05      Edmond                         OK           73013       Oklahoma                               1
      15        Atlanta                        GA           30339       Fulton                                 1
      16        Farmington Hills               MI           48331       Oakland                                1
      17        Various                        MO          Various      Saint Louis                            4
     17.01      Bridgeton                      MO           63044       Saint Louis                            1
     17.02      Bridgeton                      MO           63044       Saint Louis                            1
     17.03      Maryland Heights               MO           63043       Saint Louis                            1
     17.04      Maryland Heights               MO           63043       Saint Louis                            1
      18        Phoenix                        AZ           85021       Maricopa                               1
      19        Lisle                          IL           60532       DuPage                                 1
      20        Bensalem                       PA           19020       Bucks                                  1
      21        Sacramento                     CA          Various      Sacramento                             2
     21.01      Sacramento                     CA           95814       Sacramento                             1
     21.02      Sacramento                     CA           95823       Sacramento                             1
      22        Temecula                       CA           92591       Riverside                              1
      23        Linden                         NJ           07036       Union                                  1
      24        Portland                       OR           97204       Multnomah                              1
      25        Miami Beach                    FL           33139       Miami-Dade                             1
      26        Jupiter                        FL           33477       Palm Beach                             1
      27        Seattle                        WA           98101       King                                   1
      28        Tempe                          AZ           85282       Maricopa                               1
      29        Sugar Land                     TX           77479       Fort Bend                              1
      30        Lisle                          IL           60532       DuPage                                 1
      31        Tempe                          AZ           85281       Maricopa                               1
      32        Santa Monica                   CA           90404       Los Angeles                            1
      33        Various                      Various       Various      Various                                2
     33.01      San Jose                       CA           95131       Santa Clara                            1
     33.02      Tukwila                        WA           98188       King                                   1
      34        Metairie                       LA           70003       Jefferson                              1
      35        Chicago                        IL           60611       Cook                                   1
      36        Mount Laurel                   NJ           08054       Burlington                             1
      37        Redwood City                   CA           94061       San Mateo                              1
      38        Columbia                       MD           21044       Howard                                 1
      39        San Diego                      CA           92111       San Diego                              1
      40        Sunrise                        FL           33323       Broward                                1
      41        Various                      Various       Various      Various                                2
     41.01      Savannah                       GA           31405       Chatham                                1
     41.02      Jacksonville                   FL           32256       Duval                                  1
      42        Miami                          FL           33131       Miami-Dade                             1
      43        Salt Lake City                 UT           84104       Salt Lake                              1
      44        Columbia                       SC           29201       Richland                               1
      45        Naples                         FL           34116       Collier                                1
      46        Cleveland                      OH           44115       Cuyahoga                               1
      47        Plymouth                       MN           55447       Hennepin                               1
      48        Raleigh                        NC           27612       Wake                                   1
      49        Denver                         CO           80202       Denver                                 1
      50        McKinney                       TX           75070       Collin                                 1
      51        Columbia                       MD           21045       Howard                                 1
      52        Lawrence                       KS           66046       Douglas                                1
      53        Ellicot City                   MD           21042       Howard                                 1
      54        Venice                         FL           34293       Sarasota                               1
      55        Beachwood                      OH           44122       Cuyahoga                               1
      56        Belcamp                        MD           21017       Harford                                1
      57        Clark                          NJ           07066       Union                                  1
      58        Lakeland                       FL           33803       Polk                                   1
      59        Various                      Various       Various      Various                               28
     59.01      Craig Beach                    OH           44429       Mahoning                               1
     59.02      Barberton                      OH           44203       Summit                                 1
     59.03      South Canton                   OH           44707       Stark                                  1
     59.04      Moundsville                    WV           26041       Marshall                               1
     59.05      Parkersburg                    WV           26101       Wood                                   1
     59.06      Williamsburg                   OH           45176       Clermont                               1
     59.07      Warren                         OH           44483       Trumbull                               1
     59.08      East Canton                    OH           44730       Stark                                  1
     59.09      Bolivar                        OH           44612       Tuscarawas                             1
     59.10      Sandusky                       OH           44870       Erie                                   1
     59.11      Xenia                          OH           45385       Greene                                 1
     59.12      Elyria                         OH           44035       Lorain                                 1
     59.13      Athens                         OH           45701       Athens                                 1
     59.14      Orwell                         OH           44076       Ashtabula                              1
     59.15      Blanchester                    OH           45107       Clinton                                1
     59.16      Athens                         OH           45701       Athens                                 1
     59.17      Chardon                        OH           44024       Geauga                                 1
     59.18      Bluffton                       OH           45817       Allen                                  1
     59.19      Andover                        OH           44003       Ashtabula                              1
     59.20      Centerburg                     OH           43011       Knox                                   1
     59.21      Winfield                       WV           25213       Putnam                                 1
     59.22      Waverly                        OH           45690       Pike                                   1
     59.23      Elida                          OH           45807       Allen                                  1
     59.24      Caldwell                       OH           43724       Noble                                  1
     59.25      South Webster                  OH           45682       Scioto                                 1
     59.26      West Salem                     OH           44287       Wayne                                  1
     59.27      Whitehouse                     OH           43571       Lucas                                  1
     59.28      Glouster                       OH           45732       Athens                                 1
      60        Various                        MI          Various      Macomb                                 6
     60.01      Clinton Township               MI           48038       Macomb                                 1
     60.02      Clinton Township               MI           48036       Macomb                                 1
     60.03      Roseville                      MI           48066       Macomb                                 1
     60.04      Macomb Township                MI           48044       Macomb                                 1
     60.05      Warren                         MI           48093       Macomb                                 1
     60.06      Warren                         MI           48088       Macomb                                 1
      61        Various                        NJ          Various      Monmouth                               2
     61.01      Red Bank                       NJ           07701       Monmouth                               1
     61.02      Wall Township                  NJ           07719       Monmouth                               1
      62        Grass Valley                   CA           95949       Nevada                                 1
      63        Oakland                        CA           94606       Alameda                                1
      64        Hillsboro                      OR           97124       Washington                             1
      65        Malden                         MA           02148       Middlesex                              1
      66        Houston                        TX           77057       Harris                                 1
      67        Colorado Springs               CO           80920       El Paso                                1
      68        Wallkill                       NY           10940       Orange                                 1
      69        Paducah                        KY           42001       McCracken                              1
      70        Dallas                         TX           75231       Dallas                                 1
      71        Boston                         MA           02110       Suffolk                                1
      72        Midlothian                     VA           23112       Chesterfield                           1
      73        East Rutherford                NJ           07073       Bergen                                 1
      74        Philadelphia                   PA           19123       Philadelphia                           1
      75        Highlands Ranch                CO           80129       Douglas                                1
      76        Columbia                       MD           21044       Howard                                 1
      77        Matthews                       NC           28105       Mecklenburg                            1
      78        Oakland                        CA           94612       Alameda                                1
      79        Swampscott                     MA           01907       Essex                                  1
      80        Plano                          TX           75075       Collin                                 1
      81        San Diego                      CA           92101       San Diego                              1
      82        Frisco                         TX           75034       Denton                                 1
      83        Lorton                         VA           22079       Fairfax                                1
      84        Emeryville                     CA           94608       Alameda                                1
      85        Lisle                          IL           60532       DuPage                                 1
      86        Knoxville                      TN           37922       Knox                                   1
      87        Buffalo                        NY           14218       Erie                                   1
      88        Oak Lawn                       IL           60453       Cook                                   1
      89        Tempe                          AZ           85281       Maricopa                               1
      90        Portsmouth                     NH           03801       Rockingham                             1
      91        San Antonio                    TX           78238       Bexar                                  1
      92        Irving                         TX           75061       Dallas                                 1
      93        Atlanta                        GA           30336       Fulton                                 1
      94        Los Angeles                    CA           90046       Los Angeles                            1
      95        Casa Grande                    AZ           85222       Pinal                                  1
      96        Tulsa                          OK           74133       Tulsa                                  1
      97        Portsmouth                     VA           23703       Portsmouth City                        1
      98        Eagan                          MN           55123       Dakota                                 1
      99        Framingham                     MA           01702       Middlesex                              1
      100       Maspeth                        NY           11378       Queens                                 1
      101       Phoenix                        AZ           85033       Maricopa                               1
      102       Portland                       OR           97222       Clackamas                              1
      103       Ocean                          NJ           07712       Monmouth                               1
      104       Colorado Springs               CO           80920       El Paso                                1
      105       Port Clinton                   OH           43452       Ottawa                                 1
      106       Green Bay                      WI           54304       Brown                                  1
      107       Indio                          CA           92201       Riverside                              1
      108       Charleston                     SC           29412       Charleston                             1
      109       Bristol                        RI           02809       Bristol                                1
      110       McAllen                        TX           78504       Hidalgo                                1
      111       Enfield                        CT           06082       Hartford                               1
      112       Rochester                      MN           55904       Olmsted                                1
      113       Highlands Ranch                CO           80129       Douglas                                1
      114       Sacramento                     CA           95814       Sacramento                             1
      115       Carlsbad                       CA           92011       San Diego                              1
      116       Davenport                      IA           52807       Scott                                  1
      117       Poquoson                       VA           23662       York                                   1
      118       Birmingham                     AL           35208       Jefferson                              1
      119       Punta Gorda                    FL           33955       Charlotte                              1
      120       Tulsa                          OK           74146       Tulsa                                  1
      121       Humble                         TX           77338       Harris                                 1
      122       Tacoma                         WA           98408       Pierce                                 1
      123       Encino                         CA           91436       Los Angeles                            1
      124       Lafayette                      LA           70508       Lafayette                              1
      125       Winston Salem                  NC           27103       Forsyth                                1
      126       Philadelphia                   PA           19103       Philadelphia                           1
      127       Show Low                       AZ           85901       Navajo                                 1
      128       Phoenix                        AZ           85042       Maricopa                               1
      129       Winston Salem                  NC           27103       Forsyth                                1
      130       Newark                         DE           19711       New Castle                             1
      131       Oklahoma City                  OK           73116       Oklahoma                               1
      132       Corona Del Mar                 CA           92663       Orange                                 1
      133       Cordova                        TN           38018       Shelby                                 1
      134       Birmingham                     MI           48009       Oakland                                1
      135       Pineville                      NC           28134       Mecklenburg                            1
      136       Houston                        TX           77063       Harris                                 1
      137       Lakeside                       CA           92040       San Diego                              1
      138       Lee's Summit                   MO           64081       Jackson                                1
      139       Coeur d'Alene                  ID           83814       Kootenai                               1
      140       Auburn                         MA           01501       Worcester                              1
      141       Philadelphia                   PA           19111       Philadelphia                           1
      142       Mount Vernon                   NY           10550       Westchester                            1
      143       Springdale                     AR           72764       Washington                             1
      144       Berkeley                       CA           94704       Alameda                                1
      145       Irving                         TX           75038       Dallas                                 1
      146       Nashville                      TN           37203       Davidson                               1
      147       Jackson                        MS           39211       Hinds                                  1
      148       San Diego                      CA           92101       San Diego                              1
      149       Lake Worth                     FL           33461       Palm Beach                             1
      150       Walnut Creek                   CA           94597       Contra Costa                           1
      151       Chanhassen                     MN           55317       Carver                                 1
      152       Houston                        TX           77062       Harris                                 1
      153       Irwindale                      CA           91706       Los Angeles                            1
      154       Dothan                         AL          Various      Houston                                4
    154.01      Dothan                         AL           36301       Houston                                1
    154.02      Dothan                         AL           36305       Houston                                1
    154.03      Dothan                         AL           36305       Houston                                1
    154.04      Dothan                         AL           36303       Houston                                1
      155       Dallas                         TX           75211       Dallas                                 1
      156       Pearland                       TX           77581       Brazoria                               1
      157       St. Paul                       MN           55108       Ramsey                                 1
      158       Dallas                         TX           75220       Dallas                                 1
      159       Yuma                           AZ           85365       Yuma                                   1
      160       Solana Beach                   CA           92075       San Diego                              1
      161       Jamestown                      NC           27282       Guilford                               1
      162       Lansing                        MI           48933       Ingham                                 1
      163       Dixmoor                        IL           60406       Cook                                   1
      164       Riverside                      MO           64150       Platte                                 1
      165       Murrells Inlet                 SC           29576       Georgetown                             1
      166       Kennesaw                       GA           30144       Cobb                                   1
      167       Brea                           CA           92821       Orange                                 1
      168       Homewood                       AL           35209       Jefferson                              1
      169       Warminster                     PA           18974       Bucks                                  1
      170       Salisbury                      MD           21801       Wicomico                               1
      171       Santa Ana                      CA           92704       Orange                                 1
      172       Mesa                           AZ           85204       Maricopa                               1
      173       Greenville                     NC           27834       Pitt                                   1
      174       Rochester                      MI           48307       Oakland                                1
      175       Van Nuys                       CA           91405       Los Angeles                            1
      176       Round Rock                     TX           78664       Williamson                             1
      177       San Diego                      CA           92104       San Diego                              1
      178       Troy                           MI           48085       Oakland                                1
      179       Mobile                         AL           36604       Mobile                                 1
      180       Charlotte                      NC           28205       Mecklenburg                            1
      181       Various                        MI          Various      Various                                2
    181.01      Ann Arbor                      MI           48103       Washtenaw                              1
    181.02      Westland                       MI           48185       Wayne                                  1
      182       Kennewick                      WA           99336       Benton                                 1
      183       Colorado Springs               CO           80918       El Paso                                1
      184       Theodore                       AL           36582       Mobile                                 1
      185       Malvern                        PA           19355       Chester                                1
      186       San Jacinto                    CA           92583       Riverside                              1
      187       Mexico                         MO           65265       Audrain                                1
      188       Redding                        CA           96003       Shasta                                 1
      189       Kingston                       PA           18704       Luzerne                                1
      190       Pasadena                       CA           91103       Los Angeles                            1
      191       Fort Pierce                    FL           34982       Saint Lucie                            1
      192       Greenville                     MS           38701       Washington                             1
      193       Rowlett                        TX           75088       Dallas                                 1
      194       Phoenix                        AZ           85008       Maricopa                               1
      195       Santa Maria                    CA           93458       Santa Barbara                          1
      196       Arlington                      TX           76015       Tarrant                                1
      197       Apple Valley                   MN           55124       Dakota                                 1
      198       Hellertown                     PA           18055       Northampton                            1
      199       Lebanon                        PA           17042       Lebanon                                1
      200       Keizer                         OR           97303       Marion                                 1
      201       Huntsville                     AL           35816       Madison                                1
      202       Punxsutawny                    PA           15767       Jefferson                              1
      203       Elizabethtown                  KY           42701       Hardin                                 1
      204       Alta Loma                      CA           91701       San Bernardino                         1
      205       West Salem                     WI           54669       La Crosse                              1
      206       Lawrenceville                  NJ           08648       Mercer                                 1
      207       Kissimmee                      FL           34746       Osceola                                1
      208       Spring Hill                    FL           34609       Hernando                               1
      209       Yorba Linda                    CA           92886       Orange                                 1
      210       Bryant                         AR           72022       Saline                                 1
      211       Newburgh                       IN           47630       Warrick                                1
      212       Brooklyn Park                  MN           55443       Hennepin                               1
      213       Nashville                      TN           37203       Davidson                               1
      214       Jonesboro                      AR           72404       Craighead                              1
      215       Denver                         NC           28037       Lincoln                                1
      216       Lovejoy                        GA           30228       Clayton                                1
      217       Tuscaloosa                     AL           35405       Tuscaloosa                             1
      218       Garland                        TX           75040       Dallas                                 1
      219       Santa Barbara                  CA           93108       Santa Barbara                          1
      220       Camarillo                      CA           93010       Ventura                                1
      221       Byram                          MS           39272       Hinds                                  1
      222       Sugar Land                     TX           77478       Fort Bend                              1
      223       Petaluma                       CA           94954       Sonoma                                 1
      224       Clinton                        MS           39056       Hinds                                  1
      225       Baton Rouge                    LA           70819       East Baton Rouge                       1
      226       Baton Rouge                    LA           70815       East Baton Rouge                       1
      227       Casa Grande                    AZ           85222       Pinal                                  1
      228       Newnan                         GA           30265       Coweta                                 1
      229       Lynwood                        CA           90262       Los Angeles                            1
      230       Hemet                          CA           92543       Riverside                              1
      231       Casa Grande                    AZ           85222       Pinal                                  1
      232       Pearl                          MS           39208       Rankin                                 1
      233       Jackson                        MS           39212       Hinds                                  2
    233.01      Jackson                        MS           39212       Hinds                                  1
    233.02      Jackson                        MS           39212       Hinds                                  1
      234       Huntsville                     AL           35801       Madison                                1
      235       Casa Grande                    AZ           85222       Pinal                                  1
      236       McKinney                       TX           75069       Collin                                 1
      237       Warsaw                         KY           41095       Gallatin                               1
      238       Alabaster                      AL           35007       Shelby                                 1
      239       Apple Valley                   CA           92307       San Bernardino                         1
      240       West Hollywood                 CA           90069       Los Angeles                            1
      241       Mesquite                       TX           75150       Dallas                                 1
      242       Petersburg                     VA           23805       Petersburg City                        1
      243       San Dimas                      CA           91773       Los Angeles                            1
      244       Dallas                         TX           75235       Dallas                                 1
      245       Texas City                     TX           77590       Galveston                              2
    245.01      Texas City                     TX           77590       Galveston                              1
    245.02      Texas City                     TX           77590       Galveston                              1
      246       Tupelo                         MS           38801       Lee                                    1
      247       Kalamazoo                      MI           49048       Kalamazoo                              1
      248       Evansville                     IN          Various      Vanderburgh                            2
    248.01      Evansville                     IN           47712       Vanderburgh                            1
    248.02      Evansville                     IN           47711       Vanderburgh                            1
      249       East Greenbush                 NY           12061       Rensselaer                             1
      250       Lafayette                      IN           47905       Tippecanoe                             1
      251       West Monroe                    LA           71292       Ouachita                               1
      252       Clinton                        MD           20735       Prince Georges                         1
      253       Staten Island                  NY           10309       Richmond                               1
      254       Clinton                        MS           39056       Hinds                                  1
      255       Houston                        TX           77005       Harris                                 1
      256       Tavares                        FL           32778       Lake                                   1
      257       Woodstock                      GA           30189       Cherokee                               1
      258       Seguin                         TX           78155       Guadalupe                              1
      259       Columbia                       SC           29201       Richland                               1
      260       Byron                          GA           31008       Houston                                1
      261       Westfield                      NJ           07090       Union                                  1
      262       Fort Worth                     TX           76107       Tarrant                                1
      263       Azle                           TX           76020       Tarrant                                1
      264       Clinton                        MS           39056       Hinds                                  1
      265       Sheboygan                      WI           53081       Sheboygan                              1
      266       Grover Beach                   CA           93433       San Luis Obispo                        1
      267       Atlanta                        GA           30350       Fulton                                 1
      268       Houston                        TX           77070       Harris                                 1
      269       Reading                        PA           19605       Berks                                  1

             PROPERTY              PROPERTY                                                      YEAR
 LOAN #      TYPE                  SUBTYPE                                 YEAR BUILT         RENOVATED               UNITS(21),(22)
 ------      ----                  -------                                 ----------         ---------               --------------
 SEQNUM      PROPTYPE              PROPSUBTYPE                              YRBUILT            YRRENOV                SIZE

    1        Retail                Anchored                                 Various            Various                2,364,136
  1.01       Retail                Anchored                                   1966               1990                   588,600
  1.02       Retail                Anchored                                   1971               2001                   559,108
  1.03       Retail                Anchored                                   1981               2006                   426,662
  1.04       Retail                Anchored                                   1974               2002                   462,823
  1.05       Retail                Anchored                                   1995                0                     326,943
    2        Office                CBD                                      Various            Various                2,196,342
  2.01       Office                CBD                                        1955               1990                 1,202,835
  2.02       Office                CBD                                        1990                0                     993,507
    3        Retail                Anchored                                   1965               2005                   663,923
    4        Office                CBD                                        2006                0                     283,792
    5        Hotel                 Various                                  Various            Various                    1,431
  5.01       Hotel                 Full Service                               2000                0                         252
  5.02       Hotel                 Full Service                               2003                0                         300
  5.03       Hotel                 Full Service                               2005                0                         261
  5.04       Hotel                 Full Service                               2004                0                         225
  5.05       Hotel                 Full Service                               1998               2005                       243
  5.06       Hotel                 Limited Service                            2004                0                         150
    6        Retail                Anchored                                   1990               2005                   730,843
    7        Hotel                 Full Service                               2003                0                         517
    8        Office                CBD                                        1964               2002                   522,600
    9        Retail                Anchored                                   1998                0                     200,023
   10        Office                CBD                                        1925               1999                   423,000
   11        Office                CBD                                        1984               2004                   654,948
   12        Office                CBD                                        1984                0                     289,873
   13        Office                Suburban                                   1973               2005                   552,927
   14        Multifamily           Garden                                   Various               0                       1,658
  14.01      Multifamily           Garden                                     1982                0                         344
  14.02      Multifamily           Garden                                     1984                0                         453
  14.03      Multifamily           Garden                                     1985                0                         504
  14.04      Multifamily           Garden                                     1985                0                         197
  14.05      Multifamily           Garden                                     1984                0                         160
   15        Office                CBD                                        1980               1997                   393,533
   16        Multifamily           Garden                                     1989                0                         600
   17        Industrial            Various                                  Various            Various                  696,719
  17.01      Industrial            Flex                                       1990               2005                   315,000
  17.02      Industrial            Warehouse/Distribution                     1999                0                     259,988
  17.03      Industrial            Flex                                       1978                0                      40,786
  17.04      Industrial            Flex                                       1976                0                      80,945
   18        Multifamily           Garden                                     1997               1999                       604
   19        Hotel                 Full Service                               1981               2005                       309
   20        Retail                Anchored                                   1971               1992                   303,257
   21        Office                CBD                                      Various            Various                  239,716
  21.01      Office                CBD                                        1999                0                     144,289
  21.02      Office                CBD                                        1980               2000                    95,427
   22        Multifamily           Garden                                     1989                0                         320
   23        Retail                Anchored                                   1990                0                     277,931
   24        Hotel                 Full Service                               1912               2006                       221
   25        Hotel                 Full Service                               1948               2001                        93
   26        Retail                Anchored                                   1980               2003                   183,657
   27        Hotel                 Full Service                               1969               1997                       189
   28        Industrial            Warehouse/Distribution                     1980               2005                   289,790
   29        Retail                Anchored                                   1997                0                     237,208
   30        Office                Suburban                                   1987                0                     237,791
   31        Multifamily           Garden                                     1981               2005                       512
   32        Office                Suburban                                   1978               2004                    77,439
   33        Hotel                 Limited Service                            1992             Various                      246
  33.01      Hotel                 Limited Service                            1992               2004                       140
  33.02      Hotel                 Limited Service                            1992               2005                       106
   34        Retail                Anchored                                   1986               2004                   212,067
   35        Office                CBD                                        1983                0                     126,939
   36        Retail                Unanchored                                 1999               2005                   108,871
   37        Office                Suburban                                   1997                0                      99,535
   38        Retail                Anchored                                   1992                0                     100,522
   39        Hotel                 Limited Service                            1989               2006                       144
   40        Hotel                 Full Service                               2001                0                         250
   41        Hotel                 Limited Service                          Various              2003                       222
  41.01      Hotel                 Limited Service                            1990               2003                       106
  41.02      Hotel                 Limited Service                            1991               2003                       116
   42        Hotel                 Full Service                               1975               2002                       231
   43        Industrial            Flex                                       1997                0                     416,634
   44        Office                CBD                                        1983               2004                   218,202
   45        Multifamily           Garden                                     1988               2005                       288
   46        Hotel                 Full Service                               1922               2002                       240
   47        Industrial            Warehouse/Distribution                     1971               1986                   473,491
   48        Multifamily           Garden                                     1986               2006                       398
   49        Office                CBD                                        1919               2006                   109,178
   50        Retail                Anchored                                   2004                0                     128,394
   51        Retail                Anchored                                   1997                0                      73,299
   52        Industrial            Flex                                       1997                0                     195,000
   53        Retail                Anchored                                   1989                0                      86,456
   54        Manufactured Housing  Manufactured Housing                       1971               2003                       647
   55        Hotel                 Full Service                               1989               2006                       216
   56        Industrial            Flex                                       1995                0                     316,524
   57        Hotel                 Full Service                               1973               2001                       191
   58        Multifamily           Garden                                     1975                0                         236
   59        Retail                Unanchored                               Various               0                     225,664
  59.01      Retail                Unanchored                                 2004                0                       8,125
  59.02      Retail                Unanchored                                 2003                0                       8,125
  59.03      Retail                Unanchored                                 2003                0                       8,125
  59.04      Retail                Unanchored                                 2004                0                       8,125
  59.05      Retail                Unanchored                                 2004                0                       8,125
  59.06      Retail                Unanchored                                 2004                0                       8,125
  59.07      Retail                Unanchored                                 2004                0                       9,014
  59.08      Retail                Unanchored                                 2003                0                       8,125
  59.09      Retail                Unanchored                                 2004                0                       8,125
  59.10      Retail                Unanchored                                 2003                0                       8,125
  59.11      Retail                Unanchored                                 2004                0                       8,125
  59.12      Retail                Unanchored                                 2003                0                       8,125
  59.13      Retail                Unanchored                                 2002                0                       8,000
  59.14      Retail                Unanchored                                 2004                0                       8,125
  59.15      Retail                Unanchored                                 2003                0                       8,000
  59.16      Retail                Unanchored                                 2003                0                       8,000
  59.17      Retail                Unanchored                                 2004                0                       8,125
  59.18      Retail                Unanchored                                 2004                0                       8,125
  59.19      Retail                Unanchored                                 2004                0                       8,125
  59.20      Retail                Unanchored                                 2004                0                       8,125
  59.21      Retail                Unanchored                                 2004                0                       8,125
  59.22      Retail                Unanchored                                 2003                0                       8,000
  59.23      Retail                Unanchored                                 2001                0                       8,125
  59.24      Retail                Unanchored                                 2002                0                       8,000
  59.25      Retail                Unanchored                                 2003                0                       8,000
  59.26      Retail                Unanchored                                 2002                0                       7,200
  59.27      Retail                Unanchored                                 2003                0                       8,000
  59.28      Retail                Unanchored                                 2002                0                       7,200
   60        Office                Suburban                                 Various               0                     113,920
  60.01      Office                Suburban                                   1998                0                      40,815
  60.02      Office                Suburban                                   1993                0                      20,960
  60.03      Office                Suburban                                   2000                0                      18,075
  60.04      Office                Suburban                                   2005                0                      10,960
  60.05      Office                Suburban                                   1999                0                      13,741
  60.06      Office                Suburban                                   2006                0                       9,369
   61        Retail                Anchored                                 Various            Various                   84,604
  61.01      Retail                Anchored                                   1975               1989                    46,500
  61.02      Retail                Anchored                                   1974               1994                    38,104
   62        Retail                Anchored                                   1982                0                     151,270
   63        Multifamily           Mid/High Rise                              1917               2005                        75
   64        Office                Suburban                                   1996                0                     126,180
   65        Retail                Anchored                                   1992                0                      79,229
   66        Office                Suburban                                   1981                0                     174,369
   67        Office                Suburban                                   2005                0                      80,625
   68        Retail                Anchored                                   1990               2002                   109,795
   69        Retail                Anchored                                   2005                0                     165,734
   70        Office                Suburban                                   1981                0                     168,953
   71        Office                CBD                                        1901               1986                    75,400
   72        Retail                Anchored                                   1987                0                     271,215
   73        Industrial            Flex                                       2002                0                     182,517
   74        Multifamily           Garden                                     2005                0                          50
   75        Hotel                 Limited Service                            1996                0                         117
   76        Retail                Anchored                                   1971               1998                   108,489
   77        Retail                Anchored                                   1987                0                     127,817
   78        Office                CBD                                        1925               2004                   129,553
   79        Retail                Anchored                                   1994                0                      65,268
   80        Retail                Anchored                                   1984                0                     140,444
   81        Hotel                 Limited Service                            1988               2000                       103
   82        Retail                Anchored                                   2004                0                      64,634
   83        Office                Suburban                                   2005                0                      40,557
   84        Office                Suburban                                   1959               2002                    63,273
   85        Office                Suburban                                   1984                0                      99,414
   86        Hotel                 Limited Service                            2004                0                         118
   87        Industrial            Warehouse/Distribution                     2004                0                     276,500
   88        Retail                Anchored                                   1964               1999                   279,952
   89        Multifamily           Garden                                     1988                0                         211
   90        Hotel                 Limited Service                            1997               2001                       128
   91        Retail                Anchored                                   1994               2005                    91,862
   92        Multifamily           Garden                                     1986                0                         360
   93        Industrial            Warehouse/Distribution                     1965               1985                   400,800
   94        Retail                Unanchored                                 1997                0                      15,978
   95        Manufactured Housing  Manufactured Housing                       1992                0                         767
   96        Multifamily           Garden                                     1985                0                         256
   97        Multifamily           Garden                                     1984               2002                       141
   98        Retail                Anchored                                   2006                0                      45,000
   99        Retail                Anchored                                   1971               1993                    64,917
   100       Industrial            Warehouse/Distribution                     2005                0                      75,454
   101       Retail                Shadow Anchored                            1979                0                      82,494
   102       Multifamily           Garden                                     1995                0                         174
   103       Retail                Unanchored                                 1987                0                      78,558
   104       Hotel                 Full Service                               1999                0                         154
   105       Retail                Anchored                                   1989               1997                   112,574
   106       Office                Suburban                                   1977               2005                   108,222
   107       Retail                Unanchored                                 2006                0                      25,640
   108       Retail                Anchored                                   1967               2006                    93,138
   109       Retail                Anchored                                   1998                0                      63,128
   110       Multifamily           Garden                                     2001                0                         126
   111       Multifamily           Garden                                     1974               2005                       208
   112       Hotel                 Limited Service                            1999                0                         143
   113       Retail                Unanchored                                 2000                0                      22,650
   114       Office                Suburban                                   1914               1984                    80,954
   115       Hotel                 Limited Service                            1989                0                         121
   116       Office                Suburban                                   2000                0                      73,226
   117       Retail                Anchored                                   2000                0                      63,248
   118       Retail                Anchored                                   1965               1995                   204,284
   119       Manufactured Housing  Manufactured Housing                       1980               2003                       296
   120       Multifamily           Garden                                     1973               2004                       252
   121       Retail                Unanchored                                 1984               2000                    83,308
   122       Retail                Anchored                                   1964               2005                    86,957
   123       Retail                Anchored                                   1962               1992                    35,000
   124       Office                Suburban                                   2005                0                      51,395
   125       Office                Suburban                                   1998                0                      42,889
   126       Multifamily           Garden                                     1915               2005                        97
   127       Manufactured Housing  Manufactured Housing                       1990               2003                       390
   128       Multifamily           Garden                                     1986                0                         225
   129       Multifamily           Garden                                     1960               2005                       240
   130       Office                Suburban                                   2005                0                      41,738
   131       Retail                Anchored                                   1959               2002                    53,481
   132       Office                Suburban                                   1985                0                      35,378
   133       Retail                Unanchored                                 1998                0                      49,781
   134       Office                Suburban                                   1985               1993                    40,207
   135       Hotel                 Limited Service                            1997               2005                       111
   136       Office                Suburban                                   1981                0                     110,783
   137       Manufactured Housing  Manufactured Housing                       1960               1969                        91
   138       Retail                Shadow Anchored                            1985                0                      70,911
   139       Retail                Shadow Anchored                            1980               2002                    67,466
   140       Office                Suburban                                   1974                0                     123,322
   141       Retail                Anchored                                   1992                0                      51,431
   142       Retail                Anchored                                   1995               2005                    59,529
   143       Industrial            Flex                                       1985                0                     231,824
   144       Office                Suburban                                   1984               2005                    28,805
   145       Hotel                 Limited Service                            1997               2005                       135
   146       Office                Suburban                                   1989                0                      50,235
   147       Self-Storage          Self-Storage                               1999                0                         470
   148       Office                CBD                                        1986               2006                    26,439
   149       Office                Suburban                                   1984                0                      34,405
   150       Self-Storage          Self-Storage                               1989                0                         909
   151       Retail                Anchored                                   2005                0                      15,000
   152       Multifamily           Garden                                     1979               2000                       144
   153       Industrial            Warehouse/Distribution                     1983               1990                    91,715
   154       Self-Storage          Self-Storage                             Various               0                       1,165
 154.01      Self-Storage          Self-Storage                               2002                0                         386
 154.02      Self-Storage          Self-Storage                               2003                0                         332
 154.03      Self-Storage          Self-Storage                               1976                0                         233
 154.04      Self-Storage          Self-Storage                               1989                0                         214
   155       Retail                Anchored                                   1948               2001                   108,033
   156       Hotel                 Limited Service                            2003                0                          61
   157       Industrial            Flex                                       1956               2004                    97,334
   158       Multifamily           Garden                                     1964               2005                       194
   159       Manufactured Housing  Manufactured Housing                       1975               2004                       300
   160       Office                Suburban                                   1980                0                      21,063
   161       Retail                Anchored                                   1995                0                      67,030
   162       Multifamily           Garden                                     1905               2005                        48
   163       Manufactured Housing  Manufactured Housing                       1964                0                         210
   164       Industrial            Flex                                       2002                0                      76,702
   165       Manufactured Housing  Manufactured Housing                       1973               2004                       175
   166       Hotel                 Limited Service                            2000                0                         148
   167       Industrial            Warehouse/Distribution                     1979                0                     138,710
   168       Multifamily           Garden                                     1975               2004                       127
   169       Retail                Anchored                                   2006                0                      14,353
   170       Industrial            Flex                                       1991               2005                    64,447
   171       Office                Suburban                                   1979                0                      38,308
   172       Retail                Unanchored                                 2005                0                      14,210
   173       Multifamily           Garden                                     2002                0                         144
   174       Office                Suburban                                   1971               2002                    35,267
   175       Retail                Shadow Anchored                            1999                0                      13,001
   176       Hotel                 Limited Service                            2000                0                          93
   177       Retail                Unanchored                                 1953               2006                    22,365
   178       Retail                Unanchored                                 2005                0                      22,073
   179       Self-Storage          Self-Storage                               2001                0                         463
   180       Multifamily           Garden                                     1966               2000                       124
   181       Self-Storage          Self-Storage                               1987                0                       1,322
 181.01      Self-Storage          Self-Storage                               1987                0                         784
 181.02      Self-Storage          Self-Storage                               1987                0                         538
   182       Retail                Anchored                                   2006                0                      14,820
   183       Hotel                 Limited Service                            2001                0                         122
   184       Self-Storage          Self-Storage                               1995                0                         670
   185       Office                Suburban                                   1987               2005                    39,440
   186       Manufactured Housing  Manufactured Housing                       1980               2005                       210
   187       Retail                Anchored                                   1963                0                     119,219
   188       Manufactured Housing  Manufactured Housing                       1972                0                         278
   189       Retail                Unanchored                                 1970               1994                    32,399
   190       Office                Suburban                                   1924               1996                    27,000
   191       Manufactured Housing  Manufactured Housing                       1970                0                         152
   192       Multifamily           Garden                                     1971               1987                       122
   193       Self-Storage          Self-Storage                               1995               2001                       598
   194       Manufactured Housing  Manufactured Housing                       1951                0                         120
   195       Self-Storage          Self-Storage                               2001                0                         696
   196       Office                Suburban                                   1986               2006                    72,518
   197       Retail                Anchored                                   2005                0                      14,500
   198       Retail                Anchored                                   2004                0                      13,813
   199       Retail                Anchored                                   2004                0                      13,813
   200       Multifamily           Garden                                     2003                0                          64
   201       Multifamily           Garden                                     1977                0                         100
   202       Retail                Anchored                                   2004                0                      13,824
   203       Retail                Unanchored                                 1980               2000                    35,006
   204       Manufactured Housing  Manufactured Housing                       1974                0                         149
   205       Manufactured Housing  Manufactured Housing                       1965               2002                       240
   206       Retail                Unanchored                                 1970                0                      19,976
   207       Retail                Unanchored                                 1987                0                      20,750
   208       Self-Storage          Self-Storage                               2004                0                         194
   209       Retail                Unanchored                                 2006                0                       8,997
   210       Retail                Shadow Anchored                            2005                0                      30,700
   211       Multifamily           Garden                                     1976                0                         150
   212       Office                Suburban                                   1998                0                      18,821
   213       Office                Suburban                                   1984                0                      33,501
   214       Multifamily           Garden                                     1993                0                         120
   215       Retail                Unanchored                                 2003                0                      20,031
   216       Retail                Shadow Anchored                            2005                0                      17,490
   217       Multifamily           Garden                                     1996                0                          82
   218       Retail                Unanchored                                 1999               2005                     8,965
   219       Retail                Unanchored                                 1933               2004                     8,679
   220       Hotel                 Limited Service                            1974               2003                        82
   221       Self-Storage          Self-Storage                               1989                0                         487
   222       Retail                Unanchored                                 1994                0                      14,050
   223       Manufactured Housing  Manufactured Housing                       1958                0                          78
   224       Multifamily           Garden                                     1968               1993                        72
   225       Self-Storage          Self-Storage                               1989               2003                       387
   226       Self-Storage          Self-Storage                               1985               2003                       569
   227       Manufactured Housing  Manufactured Housing                       1986               1995                       192
   228       Self-Storage          Self-Storage                               1987               2004                       273
   229       Retail                Unanchored                                 1988                0                      11,918
   230       Manufactured Housing  Manufactured Housing                       1983                0                         181
   231       Manufactured Housing  Manufactured Housing                       1984               2004                       192
   232       Self-Storage          Self-Storage                               1995                0                         362
   233       Multifamily           Garden                                   Various            Various                      117
 233.01      Multifamily           Garden                                     1972               2005                        89
 233.02      Multifamily           Garden                                     1978               2000                        28
   234       Retail                Unanchored                                 1989                0                      16,109
   235       Manufactured Housing  Manufactured Housing                       1950                0                         239
   236       Self-Storage          Self-Storage                               1973               1984                       377
   237       Manufactured Housing  Manufactured Housing                       1996               2003                       140
   238       Office                Suburban                                   2001                0                      16,166
   239       Retail                Unanchored                                 1981                0                      26,724
   240       Retail                Unanchored                                 1961               2005                     5,427
   241       Industrial            Flex                                       1986               1998                    73,971
   242       Retail                Shadow Anchored                            2002                0                      12,200
   243       Retail                Anchored                                   2004                0                      13,075
   244       Multifamily           Garden                                     1962               2004                        87
   245       Multifamily           Garden                                   Various               0                         216
 245.01      Multifamily           Garden                                     1977                0                         128
 245.02      Multifamily           Garden                                     1976                0                          88
   246       Self-Storage          Self-Storage                               1999                0                         260
   247       Retail                Anchored                                   2005                0                      14,820
   248       Manufactured Housing  Manufactured Housing                     Various               0                         145
 248.01      Manufactured Housing  Manufactured Housing                       1973                0                          97
 248.02      Manufactured Housing  Manufactured Housing                       1970                0                          48
   249       Office                Suburban                                   1989               2002                    24,521
   250       Multifamily           Garden                                     1993                0                          98
   251       Self-Storage          Self-Storage                               1998               2005                       381
   252       Retail                Unanchored                                 1979                0                      18,961
   253       Retail                Unanchored                                 2003                0                       5,900
   254       Self-Storage          Self-Storage                               1988                0                         264
   255       Retail                Unanchored                                 1955               2005                     6,975
   256       Self-Storage          Self-Storage                               1980               2002                       320
   257       Retail                Unanchored                                 2001                0                      14,000
   258       Multifamily           Garden                                     1973                0                          48
   259       Self-Storage          Self-Storage                               1965               1996                       420
   260       Manufactured Housing  Manufactured Housing                       1984                0                         108
   261       Retail                Unanchored                                 1920               2001                     5,100
   262       Retail                Unanchored                                 1974               2005                     4,701
   263       Retail                Anchored                                   2005                0                      14,820
   264       Self-Storage          Self-Storage                               2004                0                         193
   265       Industrial            Flex                                       1999                0                       9,331
   266       Manufactured Housing  Manufactured Housing                       1958                0                          41
   267       Retail                Unanchored                                 1989                0                      12,431
   268       Retail                Unanchored                                 2003                0                       8,646
   269       Manufactured Housing  Manufactured Housing                       1958                0                          74

                        UNIT OF                                  OCCUPANCY          APPRAISED        APPRAISAL        CURRENT
    LOAN #              MEASURE         OCCUPANCY %(21),(23)       DATE           VALUE ($)(16)         DATE      LTV %(1),(16),(19)
    ------              -------         --------------------       ----           -------------         ----      ------------------
    SEQNUM              MEASURE               OCCRATE             RRDATE            APP_VALUE         APP_DATE      CUT_OFF_LTV

       1              Square Feet               92.8             02/22/06              343,100,000    Various           70.0
     1.01             Square Feet               88.0             02/22/06              100,000,000    04/04/06
     1.02             Square Feet               95.7             02/22/06               88,900,000    04/01/06
     1.03             Square Feet               83.9             02/22/06               64,300,000    04/03/06
     1.04             Square Feet               98.7             02/22/06               57,000,000    04/13/06
     1.05             Square Feet               99.4             02/22/06               32,900,000    03/24/06
       2              Square Feet               84.8             04/01/06              525,000,000    04/05/08          78.1
     2.01             Square Feet               89.1             04/01/06              287,750,000    04/05/08
     2.02             Square Feet               79.6             04/01/06              237,250,000    04/05/08
       3              Square Feet               93.3             03/31/06              237,300,000    05/01/06          79.2
       4              Square Feet              100.0             05/31/06              226,000,000    03/27/06          73.0
       5                 Rooms                  72.1             04/28/06              210,700,000    Various           72.0
     5.01                Rooms                  76.1             04/28/06               43,100,000    01/24/06
     5.02                Rooms                  69.4             04/28/06               43,800,000    01/24/06
     5.03                Rooms                  71.3             04/28/06               41,400,000    01/20/06
     5.04                Rooms                  73.7             04/28/06               34,500,000    01/23/06
     5.05                Rooms                  63.0             04/28/06               28,000,000    01/23/06
     5.06                Rooms                  84.4             04/28/06               19,900,000    01/20/06
       6              Square Feet               95.8             04/04/06              150,500,000    03/28/06          76.4
       7                 Rooms                  68.7             01/31/06              195,000,000    01/17/06          59.0
       8              Square Feet               92.1             03/01/06              108,000,000    03/20/06          75.7
       9              Square Feet               97.1             06/01/06              106,000,000    03/01/06          76.9
      10              Square Feet               99.8             02/01/06              112,600,000    10/24/05          70.8
      11              Square Feet               81.2             05/01/06               98,200,000    03/01/06          73.3
      12              Square Feet               96.9             02/01/06               86,200,000    01/27/06          69.5
      13              Square Feet               99.9             03/31/06               73,000,000    09/16/05          75.0
      14                 Units                  91.1             02/15/06               67,200,000    Various           77.2
     14.01               Units                  93.3             02/15/06               15,500,000    01/31/06
     14.02               Units                  86.3             02/15/06               16,500,000    01/31/06
     14.03               Units                  92.7             02/15/06               15,500,000    01/31/06
     14.04               Units                  88.8             02/15/06               10,200,000    01/31/06
     14.05               Units                  98.1             02/15/06                9,500,000    02/03/06
      15              Square Feet               94.5             03/31/06               66,900,000    09/28/05          74.7
      16                 Units                  92.5             01/27/06               63,000,000    01/10/06          73.8
      17              Square Feet              100.0             06/01/06               69,820,000    Various           61.2
     17.01            Square Feet              100.0             06/01/06               39,700,000    02/08/06
     17.02            Square Feet              100.0             06/01/06               16,890,000    02/08/06
     17.03            Square Feet              100.0             06/01/06                8,400,000    02/10/06
     17.04            Square Feet              100.0             06/01/06                4,830,000    02/10/06
      18                 Units                  90.2             02/09/06               67,000,000    04/27/06          60.4
      19                 Rooms                  68.8             01/31/06               50,400,000    04/01/06          80.4
      20              Square Feet               90.0             04/01/06               49,500,000    04/01/07          78.2
      21              Square Feet               98.2             03/23/06               50,050,000    01/02/06          71.9
     21.01            Square Feet               97.0             03/23/06               34,000,000    01/02/06
     21.02            Square Feet              100.0             03/23/06               16,050,000    01/02/06
      22                 Units                  95.0             04/06/06               52,400,000    04/12/06          66.8
      23              Square Feet              100.0             04/03/06               45,500,000    03/21/06          74.6
      24                 Rooms                  87.2             03/31/06               45,000,000    04/04/06          71.4
      25                 Rooms                  79.8             12/31/05               55,200,000    03/01/06          57.1
      26              Square Feet               97.5             02/28/06               43,500,000    01/04/06          71.3
      27                 Rooms                  83.1             03/31/06               49,000,000    04/07/06          60.0
      28              Square Feet              100.0             06/01/06               32,500,000    05/02/06          79.5
      29              Square Feet               98.4             03/31/06               46,000,000    08/17/05          55.4
      30              Square Feet               95.5             03/01/06               32,000,000    03/21/06          76.9
      31                 Units                  95.9             04/30/06               38,800,000    04/18/06          61.9
      32              Square Feet               81.4             02/28/06               31,500,000    02/21/06          74.0
      33                 Rooms                  80.4             03/31/06               27,700,000    10/01/05          81.0
     33.01               Rooms                  78.1             03/31/06               17,200,000    10/01/05
     33.02               Rooms                  83.5             03/31/06               10,500,000    10/01/05
      34              Square Feet               99.7             02/09/06               30,200,000    08/16/05          73.8
      35              Square Feet               87.0             12/31/05               31,600,000    01/12/06          68.4
      36              Square Feet               95.9             03/22/06               27,000,000    05/01/06          80.0
      37              Square Feet               90.6             04/01/06               31,000,000    03/23/06          68.7
      38              Square Feet              100.0             04/10/06               28,500,000    01/10/06          72.7
      39                 Rooms                  76.8             04/30/06               29,000,000    03/08/06          70.5
      40                 Rooms                  68.4             02/28/06               24,800,000    07/01/05          79.6
      41                 Rooms                  76.4             03/31/06               23,300,000    Various           83.5
     41.01               Rooms                  74.8             03/31/06               12,600,000    09/29/05
     41.02               Rooms                  77.8             03/31/06               10,700,000    09/30/05
      42                 Rooms                  81.7             03/31/06               24,100,000    07/13/05          79.8
      43              Square Feet              100.0             04/06/06               29,350,000    03/29/06          65.1
      44              Square Feet               94.6             03/31/06               24,000,000    01/18/06          79.2
      45                 Units                  98.6             04/04/06               25,500,000    03/17/06          62.2
      46                 Rooms                  62.0             03/31/06               24,900,000    01/05/06          71.4
      47              Square Feet              100.0             04/06/06               25,400,000    03/29/06          69.9
      48                 Units                  95.2             04/24/06               24,850,000    03/16/06          71.2
      49              Square Feet              100.0             12/20/05               25,100,000    02/01/06          69.9
      50              Square Feet               98.5             02/13/06               28,370,000    12/08/05          58.5
      51              Square Feet              100.0             04/10/06               25,500,000    01/10/06          63.4
      52              Square Feet              100.0             06/01/06               20,470,000    03/23/06          78.3
      53              Square Feet               99.1             04/10/06               22,800,000    01/10/06          69.4
      54                 Pads                   74.7             01/25/06               19,700,000    02/28/06          79.4
      55                 Rooms                  71.4             02/28/06               24,300,000    06/01/05          63.8
      56              Square Feet              100.0             04/06/06               21,200,000    03/23/06          69.8
      57                 Rooms                  65.8             12/31/05               18,000,000    02/14/06          80.6
      58                 Units                  98.3             04/25/06               18,100,000    05/08/06          79.4
      59              Square Feet              100.0             06/11/06               18,165,000    Various           78.4
     59.01            Square Feet              100.0             06/11/06                  715,000    02/27/06
     59.02            Square Feet              100.0             06/11/06                  715,000    02/25/06
     59.03            Square Feet              100.0             06/11/06                  715,000    02/26/06
     59.04            Square Feet              100.0             06/11/06                  715,000    02/28/06
     59.05            Square Feet              100.0             06/11/06                  700,000    02/28/06
     59.06            Square Feet              100.0             06/11/06                  675,000    02/28/06
     59.07            Square Feet              100.0             06/11/06                  675,000    02/27/06
     59.08            Square Feet              100.0             06/11/06                  675,000    02/26/06
     59.09            Square Feet              100.0             06/11/06                  675,000    02/25/06
     59.10            Square Feet              100.0             06/11/06                  675,000    02/25/06
     59.11            Square Feet              100.0             06/11/06                  675,000    02/28/06
     59.12            Square Feet              100.0             06/11/06                  675,000    02/25/06
     59.13            Square Feet              100.0             06/11/06                  635,000    02/28/06
     59.14            Square Feet              100.0             06/11/06                  635,000    02/26/06
     59.15            Square Feet              100.0             06/11/06                  635,000    02/27/06
     59.16            Square Feet              100.0             06/11/06                  635,000    02/27/06
     59.17            Square Feet              100.0             06/11/06                  635,000    02/25/06
     59.18            Square Feet              100.0             06/11/06                  635,000    02/25/06
     59.19            Square Feet              100.0             06/11/06                  635,000    02/27/06
     59.20            Square Feet              100.0             06/11/06                  635,000    02/28/06
     59.21            Square Feet              100.0             06/11/06                  635,000    02/28/06
     59.22            Square Feet              100.0             06/11/06                  635,000    02/27/06
     59.23            Square Feet              100.0             06/11/06                  610,000    02/25/06
     59.24            Square Feet              100.0             06/11/06                  590,000    02/28/06
     59.25            Square Feet              100.0             06/11/06                  590,000    02/28/06
     59.26            Square Feet              100.0             06/11/06                  595,000    02/25/06
     59.27            Square Feet              100.0             06/11/06                  590,000    02/25/06
     59.28            Square Feet              100.0             06/11/06                  555,000    02/28/06
      60              Square Feet               94.3             02/28/06               17,530,000    Various           79.9
     60.01            Square Feet               87.6             02/28/06                6,100,000    03/22/06
     60.02            Square Feet              100.0             02/28/06                3,100,000    03/22/06
     60.03            Square Feet              100.0             02/28/06                3,100,000    03/22/06
     60.04            Square Feet              100.0             02/28/06                2,000,000    03/23/06
     60.05            Square Feet              100.0             02/28/06                1,850,000    03/22/06
     60.06            Square Feet               84.9             02/28/06                1,380,000    03/22/06
      61              Square Feet              100.0              Various               18,700,000    03/17/06          74.9
     61.01            Square Feet              100.0             06/01/06               10,100,000    03/17/06
     61.02            Square Feet              100.0             10/01/05                8,600,000    03/17/06
      62              Square Feet              100.0             02/23/06               21,800,000    12/24/05          64.2
      63                 Units                  88.0             04/04/06               17,020,000    11/01/05          76.4
      64              Square Feet              100.0             06/01/06               20,000,000    11/21/05          65.0
      65              Square Feet              100.0             06/11/06               21,900,000    03/23/06          58.2
      66              Square Feet               84.9             12/31/05               17,225,000    01/06/06          73.8
      67              Square Feet               92.1             05/31/06               17,000,000    02/01/06          74.7
      68              Square Feet              100.0             03/15/06               16,200,000    03/21/06          77.8
      69              Square Feet               99.0             12/31/05               20,850,000    01/10/06          60.0
      70              Square Feet               88.8             04/03/06               16,000,000    04/05/06          78.1
      71              Square Feet               82.9             01/18/06               16,000,000    04/12/06          78.0
      72              Square Feet               95.3             12/15/05               19,000,000    07/13/05          64.1
      73              Square Feet               96.1             03/31/06               21,500,000    03/22/06          55.8
      74                 Units                 100.0             03/31/06               16,400,000    04/05/06          73.1
      75                 Rooms                  84.0             04/30/06               15,400,000    03/07/06          75.0
      76              Square Feet               98.6             04/10/06               16,800,000    01/10/06          68.8
      77              Square Feet               97.8             05/01/06               14,300,000    05/10/06          80.0
      78              Square Feet               93.5             01/31/06               15,200,000    02/08/06          74.0
      79              Square Feet              100.0             06/11/06               19,000,000    03/17/06          58.2
      80              Square Feet               93.3             02/28/06               13,750,000    03/27/06          80.0
      81                 Rooms                  77.9             02/28/06               14,500,000    03/22/06          75.0
      82              Square Feet               78.8             05/01/06               18,150,000    03/10/06          59.0
      83              Square Feet               96.1             04/06/06               13,900,000    06/01/06          76.3
      84              Square Feet              100.0             02/06/06               15,750,000    03/20/06          66.7
      85              Square Feet              100.0             02/28/06               15,000,000    03/21/06          69.7
      86                 Rooms                  73.4             02/28/06               14,800,000    02/10/06          70.3
      87              Square Feet              100.0             04/24/06               12,700,000    04/07/06          79.7
      88              Square Feet               90.8             04/01/06               19,400,000    03/07/06          51.5
      89                 Units                  95.7             03/14/06               17,600,000    03/15/06          56.8
      90                 Rooms                  76.7             01/31/06               16,000,000    03/06/06          62.4
      91              Square Feet              100.0             01/19/06               17,000,000    02/05/06          58.7
      92                 Units                  87.8             02/21/06               14,300,000    02/24/06          68.2
      93              Square Feet              100.0             04/06/06               13,785,000    03/20/06          70.3
      94              Square Feet              100.0             03/31/06               14,600,000    04/18/06          65.8
      95                 Pads                   64.9             12/20/05               13,500,000    02/28/06          70.4
      96                 Units                  98.4             03/16/06               11,900,000    12/06/05          79.7
      97                 Units                  95.7             05/02/06               12,400,000    04/18/06          75.8
      98              Square Feet              100.0             06/01/06               12,600,000    06/23/06          74.6
      99              Square Feet              100.0             06/11/06               15,900,000    03/16/06          58.3
      100             Square Feet              100.0             06/01/06               17,100,000    09/20/05          53.7
      101             Square Feet               94.1             03/01/06               12,700,000    02/15/06          70.9
      102                Units                  94.8             02/28/06               13,900,000    12/07/05          64.7
      103             Square Feet               97.9             02/27/06               11,780,000    02/01/06          76.3
      104                Rooms                  64.0             03/31/06               13,300,000    01/06/06          66.5
      105             Square Feet               98.2             03/31/06               11,400,000    03/20/06          77.2
      106             Square Feet              100.0             06/01/06               11,280,000    03/01/06          77.1
      107             Square Feet               90.2             03/30/06               11,370,000    01/17/06          75.6
      108             Square Feet               92.6             04/12/06               10,700,000    02/14/06          79.4
      109             Square Feet              100.0             06/11/06               14,350,000    03/16/06          58.3
      110                Units                  97.6             03/07/06               10,500,000    03/09/06          78.6
      111                Units                  96.6             03/29/06               14,500,000    03/30/06          56.9
      112                Rooms                  71.8             02/28/06               11,200,000    02/28/06          73.0
      113             Square Feet              100.0             01/01/06               10,825,000    02/24/06          74.8
      114             Square Feet               91.4             02/01/06               12,100,000    03/20/06          64.7
      115                Rooms                  66.8             02/28/06               10,300,000    03/17/06          75.0
      116             Square Feet              100.0             06/01/06               14,700,000    03/03/06          51.7
      117             Square Feet              100.0             02/01/06                9,620,000    03/16/06          79.0
      118             Square Feet              100.0             05/09/06               16,100,000    04/04/06          46.6
      119                Pads                   89.5             12/31/05               11,400,000    02/28/06          65.8
      120                Units                  99.6             03/31/06                9,400,000    03/27/06          79.7
      121             Square Feet               88.1             01/31/06                9,750,000    01/25/06          75.9
      122             Square Feet              100.0             03/15/06               10,450,000    02/16/06          69.4
      123             Square Feet              100.0             06/01/06               10,310,000    02/21/06          67.8
      124             Square Feet               94.3             03/30/06                8,500,000    02/01/06          80.0
      125             Square Feet              100.0             04/12/06                8,800,000    02/13/06          77.0
      126                Units                  93.8             03/01/06                8,600,000    03/14/06          78.1
      127                Pads                   96.6             12/31/05                8,500,000    03/01/06          78.7
      128                Units                 100.0             05/18/06                8,000,000    03/24/06          82.0
      129                Units                  97.1             04/13/06                8,300,000    04/04/06          78.9
      130             Square Feet               86.7             04/25/06                8,300,000    12/01/06          78.9
      131             Square Feet              100.0             04/10/06                8,400,000    04/15/06          77.4
      132             Square Feet              100.0             03/24/06               15,350,000    12/22/05          42.3
      133             Square Feet               97.1             02/22/06                8,250,000    02/13/06          78.2
      134             Square Feet              100.0             04/30/06                8,200,000    02/14/06          78.0
      135                Rooms                  66.4             04/30/06                9,400,000    03/16/06          68.1
      136             Square Feet               83.3             04/30/06                8,100,000    04/25/06          78.7
      137                Pads                   98.2             05/01/06                8,250,000    04/01/06          76.5
      138             Square Feet               98.0             03/24/06                7,700,000    03/08/06          80.0
      139             Square Feet               73.8             04/06/06               10,600,000    03/02/06          57.6
      140             Square Feet               94.6             05/31/06               13,800,000    03/22/06          43.5
      141             Square Feet              100.0             05/01/06               11,500,000    03/17/06          52.1
      142             Square Feet              100.0             01/15/06               11,500,000    03/17/06          52.1
      143             Square Feet              100.0             04/06/06                9,150,000    04/10/06          64.8
      144             Square Feet              100.0             03/29/06                7,590,000    03/30/06          76.4
      145                Rooms                  66.1             03/31/06                8,400,000    07/21/05          69.0
      146             Square Feet              100.0             01/23/06                7,400,000    01/24/06          79.1
      147                Units                  93.0             04/18/06                7,580,000    03/01/06          74.1
      148             Square Feet               89.9             04/01/06                7,830,000    04/06/06          70.5
      149             Square Feet              100.0             03/31/06                6,900,000    03/13/06          79.7
      150                Units                  69.2             03/01/06                9,010,000    12/09/05          61.0
      151             Square Feet              100.0             06/01/06                7,683,000    11/15/05          70.1
      152                Units                  93.8             02/01/06                6,900,000    02/09/06          77.3
      153             Square Feet              100.0             03/31/06                8,800,000    03/31/06          60.2
      154                Units                  87.0             12/08/05                9,960,000    12/15/05          53.0
    154.01               Units                  79.3             12/08/05                3,400,000    12/15/05
    154.02               Units                  92.2             12/08/05                3,100,000    12/15/05
    154.03               Units                  87.6             12/08/05                1,660,000    12/15/05
    154.04               Units                  92.1             12/08/05                1,800,000    12/15/05
      155             Square Feet               92.5             01/18/06                6,400,000    01/31/06          80.0
      156                Rooms                  83.0             02/28/06                6,800,000    03/20/06          74.9
      157             Square Feet              100.0             03/01/06                6,375,000    02/20/06          79.8
      158                Units                  92.3             04/12/06                7,600,000    04/10/06          65.8
      159                Pads                   75.0             12/31/05                6,400,000    02/28/06          78.1
      160             Square Feet              100.0             02/21/06                6,350,000    10/21/05          78.7
      161             Square Feet              100.0             01/01/06                7,400,000    02/07/06          67.6
      162                Units                  93.8             04/14/06                8,000,000    01/30/06          62.4
      163                Pads                   76.7             03/09/06                7,700,000    02/19/06          64.8
      164             Square Feet              100.0             04/17/06                6,200,000    04/12/06          79.4
      165                Pads                   95.4             12/31/05                6,200,000    03/02/06          78.6
      166                Rooms                  81.3             02/28/06                7,000,000    03/17/06          69.6
      167             Square Feet              100.0             04/01/06                7,150,000    04/03/06          67.1
      168                Units                  97.6             03/15/06                6,000,000    02/17/06          80.0
      169             Square Feet              100.0             02/22/06                7,300,000    03/20/06          65.8
      170             Square Feet              100.0             03/16/06                6,100,000    03/20/06          77.0
      171             Square Feet              100.0             03/28/06                6,800,000    12/06/05          67.6
      172             Square Feet               92.1             04/18/06                6,870,000    01/18/06          65.9
      173                Units                  91.7             02/20/06                5,800,000    09/23/05          77.1
      174             Square Feet               96.4             01/06/06                5,550,000    11/10/05          80.0
      175             Square Feet              100.0             05/01/06                6,800,000    03/20/06          64.7
      176                Rooms                  74.7             01/31/06                7,400,000    03/17/06          59.4
      177             Square Feet               95.5             02/08/06                7,275,000    02/18/06          58.4
      178             Square Feet              100.0             04/07/06                5,450,000    03/27/06          77.1
      179                Units                  94.0             04/18/06                5,600,000    03/01/06          73.7
      180                Units                  96.0             02/02/06                5,560,000    10/28/05          73.7
      181                Units                  70.4             02/26/06                6,900,000    02/21/06          57.9
    181.01               Units                  69.5             02/26/06                4,091,982    02/21/06
    181.02               Units                  71.6             02/26/06                2,808,018    02/21/06
      182             Square Feet              100.0             03/27/06                5,920,000    02/11/06          66.2
      183                Rooms                  60.6             03/31/06                6,500,000    03/29/06          60.0
      184                Units                  96.4             03/24/06                5,630,000    01/30/06          68.3
      185             Square Feet              100.0             06/01/06                5,600,000    02/08/06          68.6
      186                Pads                   97.1             01/18/06                5,100,000    02/07/06          74.9
      187             Square Feet               91.6             03/01/06                5,810,000    02/21/06          64.1
      188                Pads                  100.0             10/01/05               11,460,000    12/12/05          32.2
      189             Square Feet               96.3             05/09/06                5,000,000    03/28/06          73.0
      190             Square Feet              100.0             02/15/06                5,150,000    01/20/06          70.4
      191                Pads                   93.4             01/01/06                5,800,000    01/08/06          62.4
      192                Units                  97.5             02/21/06                4,500,000    01/17/06          80.0
      193                Units                  78.4             02/28/06                4,500,000    02/20/06          77.7
      194                Pads                   93.3             04/01/06                4,400,000    03/14/06          78.3
      195                Units                  85.9             03/06/06                6,100,000    02/10/06          56.4
      196             Square Feet               91.1             12/31/05                7,850,000    08/05/05          43.6
      197             Square Feet              100.0             06/01/06                4,450,000    01/12/06          76.4
      198             Square Feet              100.0             06/01/06                5,850,000    05/31/05          58.7
      199             Square Feet              100.0             06/01/06                5,700,000    05/31/05          58.7
      200                Units                  74.2             02/14/06                5,500,000    01/05/06          61.8
      201                Units                  96.0             03/08/06                4,350,000    02/15/06          78.0
      202             Square Feet              100.0             06/01/06                5,700,000    06/01/05          58.7
      203             Square Feet               88.5             06/11/06                4,000,000    03/29/06          80.0
      204                Pads                  100.0             02/01/06               10,360,000    12/19/05          30.4
      205                Pads                   47.1             04/01/06                4,400,000    01/13/06          70.9
      206             Square Feet              100.0             06/01/06                4,100,000    03/01/06          75.6
      207             Square Feet               93.3             06/01/06                4,200,000    02/15/06          73.7
      208                Units                  87.6             03/22/06                4,400,000    03/07/06          68.1
      209             Square Feet              100.0             05/01/06                5,200,000    02/12/06          57.6
      210             Square Feet              100.0             06/01/06                4,600,000    02/20/06          63.0
      211                Units                  94.0             03/01/06                5,000,000    01/12/06          57.4
      212             Square Feet               90.3             05/10/06                3,800,000    03/23/06          75.5
      213             Square Feet               77.7             01/01/06                3,475,000    01/24/06          79.1
      214                Units                 100.0             03/31/06                5,400,000    02/10/06          51.7
      215             Square Feet              100.0             03/01/06                3,450,000    02/10/06          77.2
      216             Square Feet              100.0             06/01/06                3,850,000    02/02/06          69.0
      217                Units                  98.8             12/31/05                4,000,000    12/20/05          65.3
      218             Square Feet              100.0             02/01/06                4,000,000    01/10/06          64.2
      219             Square Feet              100.0             02/06/06                6,000,000    02/07/06          42.7
      220                Rooms                  59.9             02/28/06                6,100,000    01/30/06          41.0
      221                Units                  92.2             04/18/06                3,290,000    03/02/06          75.3
      222             Square Feet              100.0             06/01/06                3,550,000    02/24/06          68.5
      223                Pads                   97.4             04/01/06                3,610,000    04/07/06          67.2
      224                Units                 100.0             12/01/05                3,000,000    02/07/06          79.8
      225                Units                  91.2             03/03/06                3,200,000    01/20/06          76.4
      226                Units                  95.4             03/03/06                3,000,000    01/20/06          76.4
      227                Pads                   88.9             12/31/05                3,000,000    02/27/06          77.5
      228                Units                  98.2             05/08/06                3,380,000    12/20/05          68.0
      229             Square Feet              100.0             03/31/06                3,800,000    02/16/06          60.5
      230                Pads                  100.0             04/01/06                6,535,000    03/23/06          34.4
      231                Pads                   69.7             12/31/05                3,000,000    02/27/06          75.0
      232                Units                  93.6             03/30/06                3,180,000    03/01/06          70.7
      233                Units                  99.1             12/31/05                2,880,000    02/07/06          76.6
    233.01               Units                 100.0             12/31/05                1,990,000    02/07/06
    233.02               Units                  96.4             12/31/05                  890,000    02/07/06
      234             Square Feet               88.8             04/01/06                2,640,000    03/30/06          83.3
      235                Pads                   71.1             04/17/06                3,150,000    02/27/06          69.7
      236                Units                  67.1             03/03/06                3,000,000    03/01/06          72.7
      237                Pads                   61.4             01/19/06                2,800,000    12/16/05          76.7
      238             Square Feet              100.0             03/30/06                3,130,000    02/24/06          67.1
      239             Square Feet              100.0             02/17/06                3,340,000    02/27/06          59.9
      240             Square Feet              100.0             06/01/06                4,100,000    02/28/06          48.7
      241             Square Feet               99.4             02/08/06                3,100,000    03/01/06          64.5
      242             Square Feet              100.0             03/27/06                2,400,000    03/14/06          80.0
      243             Square Feet              100.0             03/29/06                2,600,000    10/20/05          72.9
      244                Units                  90.8             04/01/06                2,600,000    02/17/06          72.9
      245                Units                  85.6             03/13/06                4,790,000    10/10/05          39.4
    245.01               Units                  86.7             03/13/06                2,975,000    10/10/05
    245.02               Units                  84.1             03/13/06                1,815,000    10/10/05
      246                Units                  95.8             04/18/06                2,600,000    03/01/06          72.0
      247             Square Feet              100.0             06/11/06                5,220,000    01/25/06          33.5
      248                Pads                   94.5             03/31/06                2,470,000    03/14/06          68.8
    248.01               Pads                   92.8             03/31/06                1,640,000    03/14/06
    248.02               Pads                   97.9             03/31/06                  830,000    03/14/06
      249             Square Feet              100.0             04/11/06                2,150,000    10/13/05          78.5
      250                Units                  85.7             03/01/06                2,620,000    03/15/06          64.2
      251                Units                  97.6             02/01/06                2,600,000    02/07/06          64.1
      252             Square Feet               90.0             02/07/06                2,400,000    02/16/06          68.5
      253             Square Feet              100.0             06/01/06                2,000,000    11/17/05          79.8
      254                Units                  87.1             02/24/06                2,170,000    03/01/06          72.3
      255             Square Feet              100.0             06/01/06                2,120,000    02/06/06          73.2
      256                Units                  94.4             01/30/06                2,560,000    02/18/06          58.5
      257             Square Feet               89.3             06/01/06                2,050,000    02/27/06          73.0
      258                Units                 100.0             01/04/06                1,890,000    01/24/06          77.1
      259                Units                  78.6             02/15/06                2,000,000    02/16/06          70.3
      260                Pads                   96.3             04/06/06                1,800,000    02/28/06          77.7
      261             Square Feet              100.0             06/01/06                2,000,000    01/19/06          69.9
      262             Square Feet              100.0             02/01/06                3,390,000    01/20/06          41.2
      263             Square Feet              100.0             06/01/06                5,640,000    12/20/05          23.9
      264                Units                  96.9             04/18/06                2,000,000    03/01/06          67.4
      265             Square Feet              100.0             06/01/06                2,090,000    03/10/06          63.2
      266                Pads                   95.1             04/01/06                1,800,000    04/01/06          72.2
      267             Square Feet              100.0             02/01/06                1,800,000    01/12/06          72.1
      268             Square Feet              100.0             04/01/06                1,700,000    03/12/06          76.1
      269                Pads                   50.0             03/31/06                1,525,000    02/20/06          62.8

                                                    ORIGINAL                                         CURRENT
                      ORIGINAL                      BALANCE                    CURRENT               BALANCE         % OF INITIAL
 LOAN #       BALANCE ($)(2),(18),(19)       PER UNIT ($)(16),(19)         BALANCE ($)(2)        PER UNIT ($)(19)    POOL BALANCE
 ------       ------------------------       ---------------------         --------------        ----------------    ------------
 SEQNUM               ORIG_BAL                 ORIG_LOAN_PER_UNIT            CUT_OFF_BAL          LOAN_PER_UNIT     PCT_CUTOFF_BAL

    1                      240,000,000                        102            240,000,000.00                    102       6.09%
  1.01                      72,500,000                        123             72,500,000.00                    123
  1.02                      59,500,000                        106             59,500,000.00                    106
  1.03                      46,500,000                        109             46,500,000.00                    109
  1.04                      39,500,000                         85             39,500,000.00                     85
  1.05                      22,000,000                         67             22,000,000.00                     67
    2                      205,000,000                        187            205,000,000.00                    187       5.20%
  2.01                      98,500,000                        164             98,500,000.00                    164
  2.02                     106,500,000                        214            106,500,000.00                    214
    3                      188,000,000                        283            188,000,000.00                    283       4.77%
    4                      165,000,000                        581            165,000,000.00                    581       4.19%
    5                      152,000,000                    106,219            151,704,870.97                106,013       3.85%
  5.01                      31,807,407                    126,220             31,745,648.93                125,975
  5.02                      31,432,099                    104,774             31,371,069.00                104,570
  5.03                      27,679,012                    106,050             27,625,269.71                105,844
  5.04                      25,896,296                    115,095             25,846,015.05                114,871
  5.05                      20,266,667                     83,402             20,227,316.13                 83,240
  5.06                      14,918,519                     99,457             14,889,552.15                 99,264
    6                      115,000,000                        157            115,000,000.00                    157       2.92%
    7                      115,000,000                    222,437            115,000,000.00                222,437       2.92%
    8                       81,750,000                        156             81,750,000.00                    156       2.07%
    9                       81,480,000                        407             81,480,000.00                    407       2.07%
   10                       79,750,000                        189             79,750,000.00                    189       2.02%
   11                       72,000,000                        110             72,000,000.00                    110       1.83%
   12                       60,030,000                        207             59,911,879.60                    207       1.52%
   13                       54,770,000                         99             54,770,000.00                     99       1.39%
   14                       52,000,000                     31,363             51,896,560.76                 31,301       1.32%
  14.01                     12,450,000                     36,192             12,425,234.26                 36,120
  14.02                     12,250,000                     27,042             12,225,632.10                 26,988
  14.03                     11,250,000                     22,321             11,227,621.32                 22,277
  14.04                      8,450,000                     42,893              8,433,191.12                 42,808
  14.05                      7,600,000                     47,500              7,584,881.96                 47,406
   15                       50,000,000                        127             50,000,000.00                    127       1.27%
   16                       46,500,000                     77,500             46,500,000.00                 77,500       1.18%
   17                       43,000,000                         62             42,708,176.56                     61       1.08%
  17.01                     16,750,650                         53             16,636,970.18                     53
  17.02                     16,750,650                         64             16,636,970.18                     64
  17.03                      6,312,400                        155              6,269,560.32                    154
  17.04                      3,186,300                         39              3,164,675.88                     39
   18                       40,500,000                     67,053             40,500,000.00                 67,053       1.03%
   19                       40,500,000                    131,068             40,500,000.00                131,068       1.03%
   20                       38,700,000                        128             38,700,000.00                    128       0.98%
   21                       36,000,000                        150             36,000,000.00                    150       0.91%
  21.01                     24,455,544                        169             24,455,544.46                    169
  21.02                     11,544,456                        121             11,544,455.54                    121
   22                       35,000,000                    109,375             35,000,000.00                109,375       0.89%
   23                       33,950,000                        122             33,950,000.00                    122       0.86%
   24                       32,150,000                    145,475             32,150,000.00                145,475       0.82%
   25                       31,500,000                    338,710             31,500,000.00                338,710       0.80%
   26                       31,000,000                        169             31,000,000.00                    169       0.79%
   27                       29,400,000                    155,556             29,400,000.00                155,556       0.75%
   28                       25,840,000                         89             25,840,000.00                     89       0.66%
   29                       25,488,000                        107             25,488,000.00                    107       0.65%
   30                       24,600,000                        103             24,600,000.00                    103       0.62%
   31                       24,000,000                     46,875             24,000,000.00                 46,875       0.61%
   32                       23,300,000                        301             23,300,000.00                    301       0.59%
   33                       22,500,000                     91,463             22,444,894.60                 91,239       0.57%
  33.01                     13,971,000                     99,793             13,936,783.22                 99,549
  33.02                      8,529,000                     80,462              8,508,111.38                 80,265
   34                       22,400,000                        106             22,280,866.54                    105       0.57%
   35                       21,600,000                        170             21,600,000.00                    170       0.55%
   36                       21,600,000                        198             21,600,000.00                    198       0.55%
   37                       21,300,000                        214             21,300,000.00                    214       0.54%
   38                       20,720,000                        206             20,720,000.00                    206       0.53%
   39                       20,435,000                    141,910             20,435,000.00                141,910       0.52%
   40                       20,000,000                     80,000             19,743,058.02                 78,972       0.50%
   41                       19,500,000                     87,838             19,452,241.98                 87,623       0.49%
  41.01                     10,545,000                     99,481             10,519,173.93                 99,237
  41.02                      8,955,000                     77,198              8,933,068.05                 77,009
   42                       19,220,000                     83,203             19,220,000.00                 83,203       0.49%
   43                       19,100,000                         46             19,100,000.00                     46       0.48%
   44                       19,000,000                         87             19,000,000.00                     87       0.48%
   45                       18,650,000                     64,757             18,650,000.00                 64,757       0.47%
   46                       17,785,000                     74,104             17,785,000.00                 74,104       0.45%
   47                       17,761,500                         38             17,761,500.00                     38       0.45%
   48                       17,700,000                     44,472             17,700,000.00                 44,472       0.45%
   49                       17,545,000                        161             17,545,000.00                    161       0.45%
   50                       16,600,000                        129             16,600,000.00                    129       0.42%
   51                       16,170,000                        221             16,170,000.00                    221       0.41%
   52                       16,025,000                         82             16,025,000.00                     82       0.41%
   53                       15,820,000                        183             15,820,000.00                    183       0.40%
   54                       15,650,000                     24,189             15,650,000.00                 24,189       0.40%
   55                       15,500,000                     71,759             15,500,000.00                 71,759       0.39%
   56                       14,805,000                         47             14,805,000.00                     47       0.38%
   57                       14,500,000                     75,916             14,500,000.00                 75,916       0.37%
   58                       14,375,000                     60,911             14,375,000.00                 60,911       0.36%
   59                       14,250,000                         63             14,250,000.00                     63       0.36%
  59.01                        559,866                         69                559,866.00                     69
  59.02                        559,866                         69                559,866.00                     69
  59.03                        559,866                         69                559,866.00                     69
  59.04                        557,366                         69                557,366.00                     69
  59.05                        544,980                         67                544,980.00                     67
  59.06                        536,881                         66                536,881.00                     66
  59.07                        532,595                         59                532,595.00                     59
  59.08                        528,902                         65                528,902.00                     65
  59.09                        528,902                         65                528,902.00                     65
  59.10                        526,402                         65                526,402.00                     65
  59.11                        526,402                         65                526,402.00                     65
  59.12                        526,401                         65                526,401.00                     65
  59.13                        505,437                         63                505,437.00                     63
  59.14                        497,937                         61                497,937.00                     61
  59.15                        497,936                         62                497,936.00                     62
  59.16                        496,006                         62                496,006.00                     62
  59.17                        495,437                         61                495,437.00                     61
  59.18                        495,437                         61                495,437.00                     61
  59.19                        495,437                         61                495,437.00                     61
  59.20                        495,437                         61                495,437.00                     61
  59.21                        495,437                         61                495,437.00                     61
  59.22                        495,436                         62                495,436.00                     62
  59.23                        476,858                         59                476,858.00                     59
  59.24                        469,867                         59                469,867.00                     59
  59.25                        469,471                         59                469,471.00                     59
  59.26                        466,972                         65                466,972.00                     65
  59.27                        464,472                         58                464,472.00                     58
  59.28                        443,994                         62                443,994.00                     62
   60                       14,000,000                        123             14,000,000.00                    123       0.36%
  60.01                      4,520,000                        111              4,520,000.00                    111
  60.02                      2,480,000                        118              2,480,000.00                    118
  60.03                      2,480,000                        137              2,480,000.00                    137
  60.04                      1,600,000                        146              1,600,000.00                    146
  60.05                      1,480,000                        108              1,480,000.00                    108
  60.06                      1,440,000                        154              1,440,000.00                    154
   61                       14,000,000                        165             14,000,000.00                    165       0.36%
  61.01                      7,561,497                        163              7,561,497.33                    163
  61.02                      6,438,503                        169              6,438,502.67                    169
   62                       14,000,000                         93             14,000,000.00                     93       0.36%
   63                       13,000,000                    173,333             13,000,000.00                173,333       0.33%
   64                       13,000,000                        103             13,000,000.00                    103       0.33%
   65                       12,752,742                        161             12,752,742.00                    161       0.32%
   66                       12,750,000                         73             12,714,539.24                     73       0.32%
   67                       12,700,000                        158             12,700,000.00                    158       0.32%
   68                       12,600,000                        115             12,600,000.00                    115       0.32%
   69                       12,510,000                         75             12,510,000.00                     75       0.32%
   70                       12,500,000                         74             12,500,000.00                     74       0.32%
   71                       12,475,000                        165             12,475,000.00                    165       0.32%
   72                       12,250,000                         45             12,185,617.06                     45       0.31%
   73                       12,000,000                         66             12,000,000.00                     66       0.30%
   74                       12,000,000                    240,000             11,988,387.86                239,768       0.30%
   75                       11,550,000                     98,718             11,550,000.00                 98,718       0.29%
   76                       11,550,000                        106             11,550,000.00                    106       0.29%
   77                       11,440,000                         90             11,440,000.00                     90       0.29%
   78                       11,250,000                         87             11,250,000.00                     87       0.29%
   79                       11,066,477                        170             11,066,477.00                    170       0.28%
   80                       11,000,000                         78             11,000,000.00                     78       0.28%
   81                       10,875,000                    105,583             10,875,000.00                105,583       0.28%
   82                       10,700,000                        166             10,700,000.00                    166       0.27%
   83                       10,600,000                        261             10,600,000.00                    261       0.27%
   84                       10,500,000                        166             10,500,000.00                    166       0.27%
   85                       10,450,000                        105             10,450,000.00                    105       0.27%
   86                       10,400,000                     88,136             10,400,000.00                 88,136       0.26%
   87                       10,118,400                         37             10,118,400.00                     37       0.26%
   88                       10,000,000                         36             10,000,000.00                     36       0.25%
   89                       10,000,000                     47,393             10,000,000.00                 47,393       0.25%
   90                       10,000,000                     78,125              9,981,989.77                 77,984       0.25%
   91                        9,978,080                        109              9,978,080.00                    109       0.25%
   92                        9,750,000                     27,083              9,750,000.00                 27,083       0.25%
   93                        9,695,000                         24              9,695,000.00                     24       0.25%
   94                        9,600,000                        601              9,600,000.00                    601       0.24%
   95                        9,500,000                     12,386              9,500,000.00                 12,386       0.24%
   96                        9,500,000                     37,109              9,484,255.55                 37,048       0.24%
   97                        9,400,000                     66,667              9,400,000.00                 66,667       0.24%
   98                        9,400,000                        209              9,400,000.00                    209       0.24%
   99                        9,268,514                        143              9,268,514.00                    143       0.24%
   100                       9,200,000                        122              9,183,318.70                    122       0.23%
   101                       9,000,000                        109              9,000,000.00                    109       0.23%
   102                       9,000,000                     51,724              9,000,000.00                 51,724       0.23%
   103                       9,000,000                        115              8,983,608.07                    114       0.23%
   104                       8,850,000                     57,468              8,850,000.00                 57,468       0.22%
   105                       8,800,000                         78              8,800,000.00                     78       0.22%
   106                       8,700,000                         80              8,700,000.00                     80       0.22%
   107                       8,600,000                        335              8,600,000.00                    335       0.22%
   108                       8,500,000                         91              8,500,000.00                     91       0.22%
   109                       8,368,067                        133              8,368,067.00                    133       0.21%
   110                       8,250,000                     65,476              8,250,000.00                 65,476       0.21%
   111                       8,250,000                     39,663              8,250,000.00                 39,663       0.21%
   112                       8,200,000                     57,343              8,176,975.87                 57,182       0.21%
   113                       8,100,000                        358              8,093,224.40                    357       0.21%
   114                       7,825,000                         97              7,825,000.00                     97       0.20%
   115                       7,725,000                     63,843              7,725,000.00                 63,843       0.20%
   116                       7,600,000                        104              7,600,000.00                    104       0.19%
   117                       7,600,000                        120              7,600,000.00                    120       0.19%
   118                       7,500,000                         37              7,500,000.00                     37       0.19%
   119                       7,500,000                     25,338              7,500,000.00                 25,338       0.19%
   120                       7,500,000                     29,762              7,493,468.67                 29,736       0.19%
   121                       7,400,000                         89              7,400,000.00                     89       0.19%
   122                       7,250,000                         83              7,250,000.00                     83       0.18%
   123                       7,000,000                        200              6,986,788.87                    200       0.18%
   124                       6,800,000                        132              6,800,000.00                    132       0.17%
   125                       6,785,000                        158              6,779,331.82                    158       0.17%
   126                       6,720,000                     69,278              6,720,000.00                 69,278       0.17%
   127                       6,690,000                     17,154              6,690,000.00                 17,154       0.17%
   128                       6,560,000                     29,156              6,560,000.00                 29,156       0.17%
   129                       6,550,000                     27,292              6,550,000.00                 27,292       0.17%
   130                       6,550,000                        157              6,550,000.00                    157       0.17%
   131                       6,500,000                        122              6,500,000.00                    122       0.16%
   132                       6,500,000                        184              6,500,000.00                    184       0.16%
   133                       6,450,000                        130              6,450,000.00                    130       0.16%
   134                       6,400,000                        159              6,400,000.00                    159       0.16%
   135                       6,400,000                     57,658              6,400,000.00                 57,658       0.16%
   136                       6,375,000                         58              6,375,000.00                     58       0.16%
   137                       6,319,852                     69,449              6,314,438.64                 69,389       0.16%
   138                       6,160,000                         87              6,160,000.00                     87       0.16%
   139                       6,110,000                         91              6,110,000.00                     91       0.16%
   140                       6,000,000                         49              6,000,000.00                     49       0.15%
   141                       6,000,000                        117              5,994,748.02                    117       0.15%
   142                       6,000,000                        101              5,994,748.02                    101       0.15%
   143                       5,932,179                         26              5,932,179.00                     26       0.15%
   144                       5,800,000                        201              5,800,000.00                    201       0.15%
   145                       5,800,000                     42,963              5,800,000.00                 42,963       0.15%
   146                       5,800,000                        115              5,800,000.00                    115       0.15%
   147                       5,625,000                     11,968              5,618,029.59                 11,953       0.14%
   148                       5,520,000                        209              5,520,000.00                    209       0.14%
   149                       5,500,000                        160              5,500,000.00                    160       0.14%
   150                       5,500,000                      6,051              5,500,000.00                  6,051       0.14%
   151                       5,400,000                        360              5,389,117.63                    359       0.14%
   152                       5,340,000                     37,083              5,331,160.19                 37,022       0.14%
   153                       5,300,000                         58              5,300,000.00                     58       0.13%
   154                       5,300,000                      4,549              5,277,387.88                  4,530       0.13%
 154.01                      1,809,237                      4,687              1,801,517.80                  4,667
 154.02                      1,706,365                      5,140              1,699,084.70                  5,118
 154.03                        923,333                      3,963                919,393.46                  3,946
 154.04                        861,066                      4,024                857,391.92                  4,007
   155                       5,120,000                         47              5,120,000.00                     47       0.13%
   156                       5,100,000                     83,607              5,093,465.12                 83,499       0.13%
   157                       5,100,000                         52              5,090,117.15                     52       0.13%
   158                       5,000,000                     25,773              5,000,000.00                 25,773       0.13%
   159                       5,000,000                     16,667              5,000,000.00                 16,667       0.13%
   160                       5,000,000                        237              5,000,000.00                    237       0.13%
   161                       5,000,000                         75              5,000,000.00                     75       0.13%
   162                       5,000,000                    104,167              4,993,185.49                104,025       0.13%
   163                       5,000,000                     23,810              4,990,652.88                 23,765       0.13%
   164                       4,920,000                         64              4,920,000.00                     64       0.12%
   165                       4,875,000                     27,857              4,875,000.00                 27,857       0.12%
   166                       4,875,000                     32,939              4,869,787.43                 32,904       0.12%
   167                       4,800,000                         35              4,800,000.00                     35       0.12%
   168                       4,800,000                     37,795              4,800,000.00                 37,795       0.12%
   169                       4,800,000                        334              4,800,000.00                    334       0.12%
   170                       4,700,000                         73              4,700,000.00                     73       0.12%
   171                       4,600,000                        120              4,600,000.00                    120       0.12%
   172                       4,534,500                        319              4,530,631.96                    319       0.11%
   173                       4,500,000                     31,250              4,470,729.77                 31,047       0.11%
   174                       4,440,000                        126              4,440,000.00                    126       0.11%
   175                       4,400,000                        338              4,400,000.00                    338       0.11%
   176                       4,400,000                     47,312              4,394,323.42                 47,251       0.11%
   177                       4,250,000                        190              4,246,289.39                    190       0.11%
   178                       4,200,000                        190              4,200,000.00                    190       0.11%
   179                       4,125,000                      8,909              4,125,000.00                  8,909       0.10%
   180                       4,100,000                     33,065              4,100,000.00                 33,065       0.10%
   181                       4,000,000                      3,026              3,996,999.39                  3,023       0.10%
 181.01                      2,372,163                      3,026              2,370,383.91                  3,023
 181.02                      1,627,837                      3,026              1,626,615.49                  3,023
   182                       3,925,000                        265              3,917,369.50                    264       0.10%
   183                       3,900,000                     31,967              3,900,000.00                 31,967       0.10%
   184                       3,850,000                      5,746              3,845,210.20                  5,739       0.10%
   185                       3,850,000                         98              3,843,019.23                     97       0.10%
   186                       3,825,000                     18,214              3,817,923.75                 18,181       0.10%
   187                       3,725,000                         31              3,725,000.00                     31       0.09%
   188                       3,690,000                     13,273              3,690,000.00                 13,273       0.09%
   189                       3,650,000                        113              3,650,000.00                    113       0.09%
   190                       3,625,000                        134              3,625,000.00                    134       0.09%
   191                       3,625,000                     23,849              3,618,233.87                 23,804       0.09%
   192                       3,600,000                     29,508              3,600,000.00                 29,508       0.09%
   193                       3,500,000                      5,853              3,497,091.42                  5,848       0.09%
   194                       3,450,000                     28,750              3,447,325.46                 28,728       0.09%
   195                       3,450,000                      4,957              3,442,403.99                  4,946       0.09%
   196                       3,422,155                         47              3,422,155.00                     47       0.09%
   197                       3,400,000                        234              3,400,000.00                    234       0.09%
   198                       3,400,000                        246              3,400,000.00                    246       0.09%
   199                       3,400,000                        246              3,400,000.00                    246       0.09%
   200                       3,400,000                     53,125              3,397,181.95                 53,081       0.09%
   201                       3,400,000                     34,000              3,393,931.37                 33,939       0.09%
   202                       3,322,000                        240              3,322,000.00                    240       0.08%
   203                       3,200,000                         91              3,200,000.00                     91       0.08%
   204                       3,150,000                     21,141              3,150,000.00                 21,141       0.08%
   205                       3,120,000                     13,000              3,120,000.00                 13,000       0.08%
   206                       3,098,000                        155              3,098,000.00                    155       0.08%
   207                       3,100,000                        149              3,094,676.11                    149       0.08%
   208                       3,000,000                     15,464              2,997,674.31                 15,452       0.08%
   209                       3,000,000                        333              2,997,181.67                    333       0.08%
   210                       2,900,000                         94              2,900,000.00                     94       0.07%
   211                       2,880,000                     19,200              2,872,415.36                 19,149       0.07%
   212                       2,870,000                        152              2,870,000.00                    152       0.07%
   213                       2,800,000                         84              2,800,000.00                     84       0.07%
   214                       2,800,000                     23,333              2,794,306.60                 23,286       0.07%
   215                       2,666,000                        133              2,663,836.60                    133       0.07%
   216                       2,660,000                        152              2,655,393.06                    152       0.07%
   217                       2,630,000                     32,073              2,612,880.48                 31,864       0.07%
   218                       2,575,000                        287              2,567,569.92                    286       0.07%
   219                       2,567,000                        296              2,562,198.02                    295       0.07%
   220                       2,500,000                     30,488              2,500,000.00                 30,488       0.06%
   221                       2,480,000                      5,092              2,476,926.83                  5,086       0.06%
   222                       2,435,000                        173              2,433,097.41                    173       0.06%
   223                       2,425,000                     31,090              2,425,000.00                 31,090       0.06%
   224                       2,400,000                     33,333              2,393,512.09                 33,243       0.06%
   225                       2,375,000                      6,137              2,368,478.88                  6,120       0.06%
   226                       2,375,000                      4,174              2,368,456.34                  4,162       0.06%
   227                       2,325,000                     12,109              2,325,000.00                 12,109       0.06%
   228                       2,305,000                      8,443              2,299,139.61                  8,422       0.06%
   229                       2,300,000                        193              2,298,236.31                    193       0.06%
   230                       2,250,000                     12,431              2,250,000.00                 12,431       0.06%
   231                       2,250,000                     11,719              2,250,000.00                 11,719       0.06%
   232                       2,250,000                      6,215              2,247,211.84                  6,208       0.06%
   233                       2,212,000                     18,906              2,206,020.31                 18,855       0.06%
 233.01                      1,528,431                     17,173              1,524,298.75                 17,127
 233.02                        683,569                     24,413                681,721.55                 24,347
   234                       2,200,000                        137              2,200,000.00                    137       0.06%
   235                       2,194,000                      9,180              2,194,000.00                  9,180       0.06%
   236                       2,180,000                      5,782              2,180,000.00                  5,782       0.06%
   237                       2,150,000                     15,357              2,146,214.13                 15,330       0.05%
   238                       2,100,000                        130              2,100,000.00                    130       0.05%
   239                       2,000,000                         75              2,000,000.00                     75       0.05%
   240                       2,000,000                        369              1,998,526.51                    368       0.05%
   241                       2,000,000                         27              1,998,495.55                     27       0.05%
   242                       1,920,000                        157              1,920,000.00                    157       0.05%
   243                       1,900,000                        145              1,896,445.75                    145       0.05%
   244                       1,900,000                     21,839              1,895,027.99                 21,782       0.05%
   245                       1,900,000                      8,796              1,887,216.35                  8,737       0.05%
 245.01                      1,180,063                      9,219              1,172,122.89                  9,157
 245.02                        719,937                      8,181                715,093.46                  8,126
   246                       1,875,000                      7,212              1,872,676.53                  7,203       0.05%
   247                       1,750,000                        118              1,750,000.00                    118       0.04%
   248                       1,700,000                     11,724              1,698,898.09                 11,717       0.04%
 248.01                      1,128,745                     11,637              1,128,013.30                 11,629
 248.02                        571,255                     11,901                570,884.78                 11,893
   249                       1,689,000                         69              1,687,755.64                     69       0.04%
   250                       1,683,000                     17,173              1,681,709.44                 17,160       0.04%
   251                       1,670,000                      4,383              1,667,039.34                  4,375       0.04%
   252                       1,645,000                         87              1,643,658.01                     87       0.04%
   253                       1,600,000                        271              1,596,254.89                    271       0.04%
   254                       1,570,000                      5,947              1,568,054.48                  5,940       0.04%
   255                       1,555,000                        223              1,552,410.95                    223       0.04%
   256                       1,500,000                      4,688              1,498,214.12                  4,682       0.04%
   257                       1,500,000                        107              1,497,358.70                    107       0.04%
   258                       1,460,000                     30,417              1,457,446.55                 30,363       0.04%
   259                       1,410,000                      3,357              1,406,273.67                  3,348       0.04%
   260                       1,400,000                     12,963              1,398,902.85                 12,953       0.04%
   261                       1,400,000                        275              1,397,398.45                    274       0.04%
   262                       1,400,000                        298              1,397,304.86                    297       0.04%
   263                       1,350,000                         91              1,350,000.00                     91       0.03%
   264                       1,350,000                      6,995              1,348,327.11                  6,986       0.03%
   265                       1,325,000                        142              1,321,399.46                    142       0.03%
   266                       1,300,000                     31,707              1,300,000.00                 31,707       0.03%
   267                       1,300,000                        105              1,297,823.01                    104       0.03%
   268                       1,295,000                        150              1,293,998.81                    150       0.03%
   269                         960,000                     12,973                958,443.67                 12,952       0.02%

                    LOAN              % OF                 % OF
                    GROUP             LOAN                 LOAN            CROSSED           RELATED             INTEREST
    LOAN #         1 OR 2           GROUP 1               GROUP 2        LOAN(3),(26)      BORROWER(4)          RATE %(17)
    ------         ------           -------               -------        ------------      -----------          ----------
    SEQNUM       LOAN_GROUP    PCT_CUTOFF_BAL_G!     PCT_CUTOFF_BAL_G2    CROSS_LOAN    RELATED_BORROWER        MORT_RATE

       1              1              6.78%                                                                       6.043500
     1.01
     1.02
     1.03
     1.04
     1.05
       2              1              5.79%                                                                       6.062200
     2.01
     2.02
       3              1              5.31%                                                                       5.294872(17)
       4              1              4.66%                                                                       6.210500
       5              1              4.28%                                                                       5.610000
     5.01
     5.02
     5.03
     5.04
     5.05
     5.06
       6              1              3.25%                                                                       5.789000
       7              1              3.25%                                                                       5.960000
       8              1              2.31%                                                                       5.885000
       9              1              2.30%                                                                       6.100000
      10              1              2.25%                                                                       5.690000
      11              1              2.03%                                                                       5.450000
      12              1              1.69%                                                                       5.670000
      13              1              1.55%                                                     17                5.745000
      14              2                                   13.04%                                                 5.620000
     14.01
     14.02
     14.03
     14.04
     14.05
      15              1              1.41%                                                     17                5.850000
      16              2                                   11.68%                                                 5.820000
      17              1              1.21%                                                                       5.905000
     17.01
     17.02
     17.03
     17.04
      18              1              1.14%                                                                       5.370000
      19              1              1.14%                                                                       6.420000
      20              1              1.09%                                                                       6.127500
      21              1              1.02%                                                      9                5.600000
     21.01
     21.02
      22              1              0.99%                                                                       6.260000
      23              1              0.96%                                                      4                6.090000
      24              1              0.91%                                                     10                6.295000
      25              1              0.89%                                                                       6.540000
      26              1              0.88%                                                                       5.790000
      27              1              0.83%                                                     10                6.295000
      28              1              0.73%                                                     20                6.360000
      29              1              0.72%                                                      8                4.842000
      30              1              0.69%                                                     22                6.260000
      31              1              0.68%                                                                       6.175000
      32              1              0.66%                                                                       5.940000
      33              1              0.63%                                                      2                6.610000
     33.01
     33.02
      34              1              0.63%                                                                       5.550000
      35              1              0.61%                                                     22                5.750000
      36              1              0.61%                                                                       5.920000
      37              1              0.60%                                                                       5.877000
      38              1              0.58%                                                     11                5.760000
      39              1              0.58%                                                      2                5.940000
      40              1              0.56%                                                                       5.950000
      41              1              0.55%                                                      2                6.610000
     41.01
     41.02
      42              1              0.54%                                                      2                5.280000
      43              1              0.54%                                                      5                5.870000
      44              1              0.54%                                                                       5.700000
      45              2                                    4.68%                                                 6.180000
      46              1              0.50%                                                                       6.960000
      47              1              0.50%                                                      5                5.984000
      48              2                                    4.45%                                                 6.240000
      49              1              0.50%                                                                       5.960000
      50              1              0.47%                                                                       5.340000
      51              1              0.46%                                                     11                5.760000
      52              1              0.45%                                                                       5.840000
      53              1              0.45%                                                     11                5.760000
      54              2                                    3.93%                               13                5.700000
      55              1              0.44%                                                     18                5.410000
      56              1              0.42%                                                      5                6.004000
      57              1              0.41%                                                                       6.100000
      58              2                                    3.61%                                                 6.180000
      59              1              0.40%                                                                       6.570000
     59.01
     59.02
     59.03
     59.04
     59.05
     59.06
     59.07
     59.08
     59.09
     59.10
     59.11
     59.12
     59.13
     59.14
     59.15
     59.16
     59.17
     59.18
     59.19
     59.20
     59.21
     59.22
     59.23
     59.24
     59.25
     59.26
     59.27
     59.28
      60              1              0.40%                                                                       6.389500
     60.01
     60.02
     60.03
     60.04
     60.05
     60.06
      61              1              0.40%                                                                       6.230000
     61.01
     61.02
      62              1              0.40%                                                                       5.630000
      63              2                                    3.27%                                                 5.830000
      64              1              0.37%                                                                       5.790000
      65              1              0.36%                                                      7                5.170000
      66              1              0.36%                                                                       5.820000
      67              1              0.36%                                                                       6.670000
      68              1              0.36%                                                                       6.170000
      69              1              0.35%                                                                       5.330000
      70              1              0.35%                                                                       6.270000
      71              1              0.35%                                                                       6.390000
      72              1              0.34%                                                      4                5.610000
      73              1              0.34%                                                                       6.210000
      74              1              0.34%                                                                       5.390000
      75              1              0.33%                                                      2                5.940000
      76              1              0.33%                                                     11                5.760000
      77              1              0.32%                                                                       6.220000
      78              1              0.32%                                                                       6.485000
      79              1              0.31%                                                      7                5.170000
      80              1              0.31%                                                                       6.280000
      81              1              0.31%                                                     15                6.670000
      82              1              0.30%                                                                       5.740000
      83              1              0.30%                                                                       6.245000
      84              1              0.30%                                                      9                6.220000
      85              1              0.30%                                                                       6.500000
      86              1              0.29%                                                                       5.760000
      87              1              0.29%                                                                       6.471000
      88              1              0.28%                                                                       5.680000
      89              2                                    2.51%                                                 6.290000
      90              1              0.28%                                                                       6.070000
      91              1              0.28%                                                      8                5.000000
      92              2                                    2.45%                                                 5.745000
      93              1              0.27%                                                      5                5.994000
      94              1              0.27%                                                                       6.030000
      95              2                                    2.39%                               13                5.710000
      96              2                                    2.38%                                6                6.435000
      97              2                                    2.36%                                                 6.085000
      98              1              0.27%                                                                       5.600000
      99              1              0.26%                                                      7                5.170000
      100             1              0.26%                                                                       6.040000
      101             1              0.25%                                                                       5.750000
      102             2                                    2.26%                                                 5.650000
      103             1              0.25%                                                      4                6.020000
      104             1              0.25%                                                     18                5.990000
      105             1              0.25%                                                                       6.420000
      106             1              0.25%                                                                       5.930000
      107             1              0.24%                                                                       5.620000
      108             1              0.24%                                                                       5.840000
      109             1              0.24%                                                      7                5.010000
      110             2                                    2.07%                                                 5.975000
      111             2                                    2.07%                                                 5.930000
      112             1              0.23%                                                                       5.830000
      113             1              0.23%                                                                       5.965000
      114             1              0.22%                                                                       6.240000
      115             1              0.22%                                                     15                6.670000
      116             1              0.21%                                                                       5.985000
      117             1              0.21%                                                                       6.170000
      118             1              0.21%                                                                       6.039500
      119             2                                    1.88%                               13                5.710000
      120             2                                    1.88%                                                 5.810000
      121             1              0.21%                                                                       5.970000
      122             1              0.20%                                                                       5.950000
      123             1              0.20%                                                                       5.860000
      124             1              0.19%                                                                       5.830000
      125             1              0.19%                                                                       5.970000
      126             2                                    1.69%                                                 6.130000
      127             2                                    1.68%                               13                5.720000
      128             2                                    1.65%                                                 5.850000
      129             2                                    1.65%                                                 6.040000
      130             1              0.18%                                                                       6.210000
      131             1              0.18%                                                                       6.390000
      132             1              0.18%                                                                       5.650000
      133             1              0.18%                                                                       5.730000
      134             1              0.18%                                                                       6.250000
      135             1              0.18%                                                                       5.888000
      136             1              0.18%                                                                       6.370000
      137             2                                    1.59%                                                 6.040000
      138             1              0.17%                                                                       5.920000
      139             1              0.17%                                                                       6.190000
      140             1              0.17%                                                                       6.210000
      141             1              0.17%                                                      3                5.790000
      142             1              0.17%                                                      3                5.790000
      143             1              0.17%                                                      5                5.914000
      144             1              0.16%                                                                       5.790000
      145             1              0.16%                                                      2                5.580000
      146             1              0.16%                                    C                14                5.570000
      147             1              0.16%                                                     19                6.150000
      148             1              0.16%                                                                       6.400000
      149             1              0.16%                                                                       6.220000
      150             1              0.16%                                                                       6.210000
      151             1              0.15%                                                                       5.560000
      152             2                                    1.34%                                6                6.440000
      153             1              0.15%                                                     20                5.810000
      154             1              0.15%                                                                       5.660000
    154.01
    154.02
    154.03
    154.04
      155             1              0.14%                                                                       5.980000
      156             1              0.14%                                                                       5.980000
      157             1              0.14%                                                                       5.740000
      158             2                                    1.26%                                                 5.760000
      159             2                                    1.26%                               13                5.710000
      160             1              0.14%                                                                       5.510000
      161             1              0.14%                                                                       5.770000
      162             1              0.14%                                                                       5.660000
      163             2                                    1.25%                                                 6.460000
      164             1              0.14%                                                                       6.015000
      165             2                                    1.22%                               13                5.710000
      166             1              0.14%                                                                       6.870000
      167             1              0.14%                                                                       6.200000
      168             2                                    1.21%                                                 5.935000
      169             1              0.14%                                                                       5.780000
      170             1              0.13%                                                                       5.850000
      171             1              0.13%                                                                       6.105000
      172             1              0.13%                                                                       5.890000
      173             2                                    1.12%                                                 5.370000
      174             1              0.13%                                                                       5.840000
      175             1              0.12%                                                                       6.070000
      176             1              0.12%                                                                       5.945000
      177             1              0.12%                                                                       5.800000
      178             1              0.12%                                                                       5.970000
      179             1              0.12%                                                      0                6.150000
      180             2                                    1.03%                                                 6.240000
      181             1              0.11%                                                                       6.370000
    181.01
    181.02
      182             1              0.11%                                                                       6.190000
      183             1              0.11%                                                                       6.700000
      184             1              0.11%                                                                       6.130000
      185             1              0.11%                                                                       6.040000
      186             2                                    0.96%                               23                5.950000
      187             1              0.11%                                                     21                5.860000
      188             2                                    0.93%                               16                5.330000
      189             1              0.10%                                                                       6.440000
      190             1              0.10%                                                                       6.100000
      191             2                                    0.91%                                                 5.910000
      192             2                                    0.90%                                                 6.120000
      193             1              0.10%                                                                       5.990000
      194             1              0.10%                                                                       6.250000
      195             1              0.10%                                                                       5.855000
      196             1              0.10%                                                                       6.410000
      197             1              0.10%                                                                       5.760000
      198             1              0.10%                                    B                 8                5.020000
      199             1              0.10%                                    B                 8                5.020000
      200             2                                    0.85%                                                 6.000000
      201             1              0.10%                                                                       6.110000
      202             1              0.09%                                    B                 8                5.020000
      203             1              0.09%                                                                       6.431500
      204             2                                    0.79%                               16                5.330000
      205             2                                    0.78%                                                 6.050000
      206             1              0.09%                                                                       6.430000
      207             1              0.09%                                                                       6.280000
      208             1              0.08%                                                                       6.250000
      209             1              0.08%                                                                       5.510000
      210             1              0.08%                                                                       5.950000
      211             2                                    0.72%                                                 6.200000
      212             1              0.08%                                                                       6.475000
      213             1              0.08%                                    C                14                5.570000
      214             2                                    0.70%                                                 5.875000
      215             1              0.08%                                                                       6.080000
      216             1              0.07%                                                                       6.243000
      217             2                                    0.66%                                                 5.620000
      218             1              0.07%                                                                       5.660000
      219             1              0.07%                                                                       5.900000
      220             1              0.07%                                                                       6.610000
      221             1              0.07%                                                     19                6.150000
      222             1              0.07%                                                                       6.221000
      223             2                                    0.61%                                                 6.390000
      224             2                                    0.60%                                1                6.050000
      225             1              0.07%                                    A                12                5.960000
      226             1              0.07%                                    A                12                5.940000
      227             2                                    0.58%                               13                5.720000
      228             1              0.06%                                                                       6.400000
      229             1              0.06%                                                                       6.290000
      230             2                                    0.57%                               16                5.470000
      231             2                                    0.57%                               13                5.710000
      232             1              0.06%                                                     19                6.150000
      233             2                                    0.55%                                1                6.050000
    233.01
    233.02
      234             1              0.06%                                                                       5.900000
      235             2                                    0.55%                               23                6.350000
      236             1              0.06%                                                                       6.610000
      237             2                                    0.54%                                                 6.170000
      238             1              0.06%                                                                       6.370000
      239             1              0.06%                                                     21                5.860000
      240             1              0.06%                                                                       6.435000
      241             1              0.06%                                                                       6.360000
      242             1              0.05%                                                                       5.890000
      243             1              0.05%                                                                       5.900000
      244             1              0.05%                                                                       6.080000
      245             2                                    0.47%                                                 6.000000
    245.01
    245.02
      246             1              0.05%                                                     19                6.150000
      247             1              0.05%                                                                       6.180000
      248             2                                    0.43%                                                 6.880000
    248.01
    248.02
      249             1              0.05%                                                                       6.435000
      250             2                                    0.42%                                                 6.290000
      251             1              0.05%                                                                       6.140000
      252             1              0.05%                                                                       6.060000
      253             1              0.05%                                                                       6.540000
      254             1              0.04%                                                     19                6.150000
      255             1              0.04%                                                                       6.415000
      256             1              0.04%                                                                       6.350000
      257             1              0.04%                                                                       6.170000
      258             2                                    0.37%                                                 6.200000
      259             1              0.04%                                                                       6.180000
      260             2                                    0.35%                                                 6.210000
      261             1              0.04%                                                      0                5.930000
      262             1              0.04%                                                                       5.770000
      263             1              0.04%                                                                       5.520000
      264             1              0.04%                                                     19                6.150000
      265             1              0.04%                                                                       6.020000
      266             2                                    0.33%                                                 6.460000
      267             1              0.04%                                                                       6.390000
      268             1              0.04%                                                                       6.260000
      269             1              0.03%                                                                       6.530000

                                      NET
                   ADMIN.           MORTGAGE                              MONTHLY DEBT               ANNUAL DEBT
  LOAN #          FEE %(5)         RATE %(5)      ACCRUAL TYPE   SERVICE ($)(6),(12),(17),(18),    SERVICE ($)(7)         NOTE DATE
  ------          --------         ---------      ------------   ------------------------------    --------------         ---------
  SEQNUM          ADMIN_FEE      NET_MORT_RATE    ACCRUAL_TYPE            MONTHLY_PMT                ANNUAL_PMT           NOTE_DATE

     1            0.020500          6.023000       Actual/360             1,445,640.19              17,347,682.28         06/05/06
   1.01
   1.02
   1.03
   1.04
   1.05
     2            0.020500          6.041700       Actual/360             1,050,009.53              12,600,114.31         05/25/06
   2.01
   2.02
     3            0.100500          5.194372       Actual/360             1,043,528.59              12,522,343.08         08/15/05
     4            0.020500          6.190000       Actual/360              865,804.08               10,389,648.96         05/31/06
     5            0.020500          5.589500       Actual/360              869,741.32               10,436,895.84         03/30/06
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
     6            0.020500          5.768500       Actual/360              562,484.43               6,749,813.16          04/19/06
     7            0.018800          5.941200       Actual/360              686,528.46               8,238,341.52          04/06/06
     8            0.020500          5.864500       Actual/360              406,483.90               4,877,806.80          03/30/06
     9            0.040500          6.059500       Actual/360              419,942.64               5,039,311.68          05/23/06
    10            0.100500          5.589500       Actual/360              383,399.97               4,600,799.64          03/08/06
    11            0.030500          5.419500       Actual/360              406,552.25               4,878,627.00          05/19/06
    12            0.100500          5.569500       Actual/360              347,273.97               4,167,287.64          03/30/06
    13            0.020500          5.724500       Actual/360              319,448.91               3,833,386.92          12/14/05
    14            0.100500          5.519500       Actual/360              299,177.20               3,590,126.40          03/03/06
   14.01
   14.02
   14.03
   14.04
   14.05
    15            0.060500          5.789500       Actual/360              294,970.47               3,539,645.64          11/22/05
    16            0.100500          5.719500       Actual/360              273,432.68               3,281,192.16          03/15/06
    17            0.020500          5.884500       Actual/360              360,655.18               4,327,862.16          03/23/06
   17.01
   17.02
   17.03
   17.04
    18            0.020500          5.349500       Actual/360              183,754.69               2,205,056.25          05/31/06
    19            0.034000          6.386000       Actual/360              253,860.49               3,046,325.88          05/24/06
    20            0.020500          6.107000       Actual/360              235,207.85               2,822,494.20          06/09/06
    21            0.020500          5.579500       Actual/360              206,668.43               2,480,021.16          03/23/06
   21.01
   21.02
    22            0.020500          6.239500       Actual/360              185,119.21               2,221,430.52          05/10/06
    23            0.100500          5.989500       Actual/360              205,515.99               2,466,191.88          04/27/06
    24            0.020500          6.274500       Actual/360              198,894.98               2,386,739.76          05/18/06
    25            0.020500          6.519500       Actual/360              174,059.38               2,088,712.56          03/24/06
    26            0.100500          5.689500       Actual/360              181,696.08               2,180,352.96          03/29/06
    27            0.020500          6.274500       Actual/360              181,882.19               2,182,586.28          05/18/06
    28            0.100500          6.259500       Actual/360              160,954.56               1,931,454.72          05/19/06
    29            0.020500          4.821500         30/360                102,844.08               1,234,128.96          05/25/06
    30            0.100500          6.159500       Actual/360              151,626.46               1,819,517.52          05/05/06
    31            0.020500          6.154500       Actual/360              125,215.28               1,502,583.33          05/18/06
    32            0.020500          5.919500       Actual/360              138,797.74               1,665,572.88          03/24/06
    33            0.047500          6.562500       Actual/360              153,471.77               1,841,661.24          03/03/06
   33.01
   33.02
    34            0.020500          5.529500       Actual/360              127,888.33               1,534,659.96          12/27/05
    35            0.100500          5.649500       Actual/360              126,051.74               1,512,620.88          02/10/06
    36            0.100500          5.819500       Actual/360              128,394.05               1,540,728.60          05/11/06
    37            0.020500          5.856500       Actual/360              126,024.77               1,512,297.24          05/11/06
    38            0.100500          5.659500       Actual/360              121,047.95               1,452,575.40          05/24/06
    39            0.053800          5.886200       Actual/360              121,730.98               1,460,771.76          05/03/06
    40            0.055500          5.894500       Actual/360              128,249.69               1,538,996.28          09/01/05
    41            0.056100          6.553900       Actual/360              133,008.87               1,596,106.44          03/03/06
   41.01
   41.02
    42            0.056500          5.223500       Actual/360              115,515.84               1,386,190.08          08/29/05
    43            0.020500          5.849500       Actual/360              112,922.68               1,355,072.16          04/07/06
    44            0.060500          5.639500       Actual/360              110,276.08               1,323,312.96          03/31/06
    45            0.020500          6.159500       Actual/360              113,983.53               1,367,802.36          04/19/06
    46            0.020500          6.939500       Actual/360              117,846.66               1,414,159.92          05/23/06
    47            0.020500          5.963500       Actual/360              106,306.53               1,275,678.36          04/12/06
    48            0.040500          6.199500       Actual/360              108,866.85               1,306,402.20          05/12/06
    49            0.020500          5.939500       Actual/360              104,740.36               1,256,884.32          04/21/06
    50            0.020500          5.319500         30/360                73,870.00                 886,440.00           02/15/06
    51            0.100500          5.659500       Actual/360              94,466.48                1,133,597.76          05/24/06
    52            0.020500          5.819500       Actual/360              94,435.76                1,133,229.12          04/12/06
    53            0.100500          5.659500       Actual/360              92,421.75                1,109,061.00          05/24/06
    54            0.020500          5.679500       Actual/360              90,832.67                1,089,992.04          03/21/06
    55            0.062800          5.347200       Actual/360              94,352.28                1,132,227.36          06/14/05
    56            0.020500          5.983500       Actual/360              88,801.53                1,065,618.36          04/07/06
    57            0.064640          6.035360       Actual/360              87,869.24                1,054,430.88          05/01/06
    58            0.020500          6.159500       Actual/360              87,855.94                1,054,271.28          05/22/06
    59            0.090500          6.479500       Actual/360              90,726.70                1,088,720.40          05/12/06
   59.01
   59.02
   59.03
   59.04
   59.05
   59.06
   59.07
   59.08
   59.09
   59.10
   59.11
   59.12
   59.13
   59.14
   59.15
   59.16
   59.17
   59.18
   59.19
   59.20
   59.21
   59.22
   59.23
   59.24
   59.25
   59.26
   59.27
   59.28
    60            0.070500          6.319000       Actual/360              87,474.60                1,049,695.20          05/09/06
   60.01
   60.02
   60.03
   60.04
   60.05
   60.06
    61            0.020500          6.209500       Actual/360              86,018.38                1,032,220.56          05/26/06
   61.01
   61.02
    62            0.020500          5.609500       Actual/360              66,595.60                 799,147.20           04/18/06
    63            0.020500          5.809500       Actual/360              76,526.43                 918,317.16           04/07/06
    64            0.020500          5.769500       Actual/360              76,195.13                 914,341.56           02/03/06
    65            0.020500          5.149500         30/360                54,943.06                 659,316.72           06/08/06
    66            0.100500          5.719500       Actual/360              74,973.48                 899,681.76           02/02/06
    67            0.020500          6.649500       Actual/360              81,697.74                 980,372.88           06/01/06
    68            0.020500          6.149500       Actual/360              76,925.97                 923,111.64           05/31/06
    69            0.020500          5.309500         30/360                55,565.25                 666,783.00           03/17/06
    70            0.020500          6.249500       Actual/360              77,127.32                 925,527.84           05/09/06
    71            0.020500          6.369500       Actual/360              77,950.20                 935,402.40           05/25/06
    72            0.100500          5.509500       Actual/360              70,401.94                 844,823.28           12/16/05
    73            0.100500          6.109500       Actual/360              102,629.32               1,231,551.84          05/25/06
    74            0.100500          5.289500       Actual/360              67,308.81                 807,705.72           04/27/06
    75            0.070800          5.869200       Actual/360              68,803.17                 825,638.04           05/03/06
    76            0.100500          5.659500       Actual/360              67,476.06                 809,712.72           05/24/06
    77            0.020500          6.199500       Actual/360              70,214.99                 842,579.88           05/31/06
    78            0.020500          6.464500       Actual/360              70,996.71                 851,960.52           04/21/06
    79            0.020500          5.149500         30/360                47,678.07                 572,136.84           06/08/06
    80            0.100500          6.179500       Actual/360              67,943.66                 815,323.92           05/04/06
    81            0.020500          6.649500       Actual/360              74,588.17                 895,058.04           05/15/06
    82            0.020500          5.719500       Actual/360              62,374.34                 748,492.08           05/20/05
    83            0.020500          6.224500       Actual/360              65,231.56                 782,778.72           06/06/06
    84            0.020500          6.199500       Actual/360              64,445.57                 773,346.84           05/16/06
    85            0.100500          6.399500       Actual/360              66,051.11                 792,613.32           05/05/06
    86            0.020500          5.739500       Actual/360              60,757.66                 729,091.92           04/03/06
    87            0.020500          6.450500       Actual/360              63,762.32                 765,147.84           05/16/06
    88            0.050500          5.629500       Actual/360              57,913.36                 694,960.32           06/02/06
    89            0.020500          6.269500       Actual/360              61,832.11                 741,985.32           05/16/06
    90            0.020500          6.049500       Actual/360              60,405.84                 724,870.08           03/28/06
    91            0.020500          4.979500         30/360                41,575.33                 498,903.96           03/03/06
    92            0.020500          5.724500       Actual/360              47,326.43                 567,917.16           04/12/06
    93            0.020500          5.973500       Actual/360              58,089.03                 697,068.36           04/07/06
    94            0.020500          6.009500       Actual/360              57,742.14                 692,905.68           05/30/06
    95            0.020500          5.689500       Actual/360              55,198.26                 662,379.12           03/21/06
    96            0.020500          6.414500       Actual/360              59,640.94                 715,691.28           03/24/06
    97            0.020500          6.064500       Actual/360              56,872.47                 682,469.64           05/15/06
    98            0.100500          5.499500       Actual/360              53,963.42                 647,561.04           02/15/06
    99            0.020500          5.149500         30/360                39,931.85                 479,182.20           06/08/06
    100           0.100500          5.939500       Actual/360              55,395.46                 664,745.52           03/24/06
    101           0.100500          5.649500       Actual/360              52,521.56                 630,258.72           03/15/06
    102           0.020500          5.629500       Actual/360              51,951.22                 623,414.64           05/31/06
    103           0.100500          5.919500       Actual/360              54,075.33                 648,903.96           03/29/06
    104           0.078700          5.911300       Actual/360              56,966.59                 683,599.08           02/01/06
    105           0.070500          6.349500       Actual/360              56,484.16                 677,809.92           04/27/06
    106           0.020500          5.909500       Actual/360              51,770.00                 621,240.00           03/15/06
    107           0.020500          5.599500       Actual/360              49,479.31                 593,751.72           04/04/06
    108           0.070500          5.769500       Actual/360              50,090.73                 601,088.76           04/17/06
    109           0.020500          4.989500         30/360                34,936.68                 419,240.16           06/08/06
    110           0.020500          5.954500       Actual/360              49,330.39                 591,964.68           04/06/06
    111           0.020500          5.909500       Actual/360              49,092.25                 589,107.00           04/18/06
    112           0.020500          5.809500       Actual/360              51,983.88                 623,806.56           03/17/06
    113           0.020500          5.944500       Actual/360              48,381.48                 580,577.76           04/28/06
    114           0.020500          6.219500       Actual/360              48,128.99                 577,547.88           05/17/06
    115           0.020500          6.649500       Actual/360              52,983.32                 635,799.84           05/15/06
    116           0.020500          5.964500         30/360                37,905.00                 454,860.00           04/12/06
    117           0.020500          6.149500       Actual/360              46,399.79                 556,797.48           05/15/06
    118           0.090500          5.949000       Actual/360              67,816.63                 813,799.56           05/11/06
    119           0.020500          5.689500       Actual/360              43,577.57                 522,930.84           03/21/06
    120           0.110500          5.699500       Actual/360              44,054.25                 528,651.00           04/18/06
    121           0.110500          5.859500       Actual/360              44,224.11                 530,689.32           03/28/06
    122           0.020500          5.929500       Actual/360              43,234.63                 518,815.56           03/29/06
    123           0.020500          5.839500       Actual/360              41,340.56                 496,086.72           03/15/06
    124           0.020500          5.809500       Actual/360              40,029.21                 480,350.52           04/18/06
    125           0.020500          5.949500       Actual/360              40,548.73                 486,584.76           04/24/06
    126           0.020500          6.109500       Actual/360              40,853.16                 490,237.92           04/28/06
    127           0.020500          5.699500       Actual/360              38,913.62                 466,963.44           04/18/06
    128           0.020500          5.829500       Actual/360              38,700.13                 464,401.56           05/25/06
    129           0.020500          6.019500       Actual/360              39,439.16                 473,269.92           05/24/06
    130           0.100500          6.109500       Actual/360              40,159.23                 481,910.76           05/25/06
    131           0.060500          6.329500       Actual/360              40,615.33                 487,383.96           05/22/06
    132           0.020500          5.629500       Actual/360              31,029.22                 372,350.64           05/05/06
    133           0.020500          5.709500       Actual/360              37,558.54                 450,702.48           03/15/06
    134           0.060500          6.189500       Actual/360              39,405.90                 472,870.80           04/27/06
    135           0.060500          5.827500       Actual/360              40,798.24                 489,578.88           05/02/06
    136           0.100500          6.269500       Actual/360              39,750.86                 477,010.32           05/12/06
    137           0.020500          6.019500       Actual/360              38,283.18                 459,398.16           04/28/06
    138           0.070500          5.849500       Actual/360              36,616.08                 439,392.96           04/14/06
    139           0.020500          6.169500       Actual/360              37,382.22                 448,586.64           04/21/06
    140           0.100500          6.109500       Actual/360              39,431.94                 473,183.28           05/31/06
    141           0.020500          5.769500       Actual/360              35,166.98                 422,003.76           05/01/06
    142           0.020500          5.769500       Actual/360              35,166.98                 422,003.76           05/01/06
    143           0.020500          5.893500       Actual/360              35,239.08                 422,868.96           04/12/06
    144           0.020500          5.769500       Actual/360              33,994.75                 407,937.00           05/01/06
    145           0.093600          5.486400       Actual/360              35,894.70                 430,736.40           08/15/05
    146           0.020500          5.549500       Actual/360              33,186.94                 398,243.28           03/10/06
    147           0.100500          6.049500       Actual/360              36,759.47                 441,113.64           04/25/06
    148           0.020500          6.379500       Actual/360              34,527.93                 414,335.16           05/22/06
    149           0.020500          6.199500       Actual/360              33,757.21                 405,086.52           05/03/06
    150           0.100500          6.109500       Actual/360              33,721.49                 404,657.88           06/02/06
    151           0.020500          5.539500       Actual/360              30,864.20                 370,370.40           03/31/06
    152           0.020500          6.419500       Actual/360              33,542.00                 402,504.00           03/16/06
    153           0.100500          5.709500       Actual/360              31,131.67                 373,580.04           05/01/06
    154           0.100500          5.559500       Actual/360              33,054.99                 396,659.88           02/02/06
  154.01
  154.02
  154.03
  154.04
    155           0.100500          5.879500       Actual/360              30,631.18                 367,574.16           03/10/06
    156           0.090500          5.889500       Actual/360              32,797.05                 393,564.60           04/20/06
    157           0.020500          5.719500       Actual/360              29,729.83                 356,757.96           03/31/06
    158           0.020500          5.739500       Actual/360              29,210.41                 350,524.92           05/24/06
    159           0.020500          5.689500       Actual/360              29,051.71                 348,620.52           03/21/06
    160           0.020500          5.489500       Actual/360              28,420.83                 341,049.96           04/06/06
    161           0.070500          5.699500       Actual/360              29,242.20                 350,906.40           03/14/06
    162           0.020500          5.639500       Actual/360              31,183.96                 374,207.52           04/28/06
    163           0.020500          6.439500       Actual/360              37,161.00                 445,932.00           05/11/06
    164           0.090500          5.924500       Actual/360              29,545.35                 354,544.20           05/16/06
    165           0.020500          5.689500       Actual/360              28,325.42                 339,905.04           03/21/06
    166           0.090500          6.779500       Actual/360              34,052.26                 408,627.12           04/13/06
    167           0.020500          6.179500       Actual/360              29,398.51                 352,782.12           04/20/06
    168           0.020500          5.914500       Actual/360              28,578.14                 342,937.68           04/07/06
    169           0.070500          5.709500       Actual/360              28,103.04                 337,236.48           04/04/06
    170           0.070500          5.779500       Actual/360              27,727.22                 332,726.64           05/08/06
    171           0.020500          6.084500       Actual/360              27,890.62                 334,687.44           03/31/06
    172           0.020500          5.869500       Actual/360              26,866.77                 322,401.24           04/28/06
    173           0.020500          5.349500       Actual/360              25,184.68                 302,216.16           11/23/05
    174           0.020500          5.819500       Actual/360              26,165.04                 313,980.48           01/13/06
    175           0.020500          6.049500       Actual/360              26,578.57                 318,942.84           04/17/06
    176           0.070500          5.874500       Actual/360              28,201.52                 338,418.24           04/11/06
    177           0.100500          5.699500       Actual/360              24,937.00                 299,244.00           04/03/06
    178           0.020500          5.949500       Actual/360              25,100.17                 301,202.04           05/24/06
    179           0.100500          6.049500       Actual/360              26,956.94                 323,483.28           05/24/06
    180           0.020500          6.219500       Actual/360              25,217.75                 302,613.00           05/12/06
    181           0.020500          6.349500       Actual/360              24,941.72                 299,300.64           04/27/06
  181.01
  181.02
    182           0.070500          6.119500       Actual/360              28,551.84                 342,622.08           04/28/06
    183           0.020500          6.679500       Actual/360              26,822.54                 321,870.48           05/17/06
    184           0.100500          6.029500       Actual/360              25,112.45                 301,349.40           04/12/06
    185           0.100500          5.939500       Actual/360              23,181.80                 278,181.60           03/21/06
    186           0.020500          5.929500       Actual/360              22,809.99                 273,719.88           03/17/06
    187           0.020500          5.839500       Actual/360              21,999.08                 263,988.96           03/31/06
    188           0.100500          5.229500       Actual/360              20,559.54                 246,714.48           02/28/06
    189           0.110500          6.329500       Actual/360              22,926.65                 275,119.80           05/15/06
    190           0.020500          6.079500       Actual/360              21,967.31                 263,607.72           04/04/06
    191           0.020500          5.889500       Actual/360              21,524.40                 258,292.80           03/30/06
    192           0.050500          6.069500       Actual/360              21,862.34                 262,348.08           03/10/06
    193           0.060500          5.929500       Actual/360              20,961.77                 251,541.24           04/05/06
    194           0.020500          6.229500       Actual/360              21,242.24                 254,906.88           04/21/06
    195           0.020500          5.834500         30/360                24,429.14                 293,149.68           04/07/06
    196           0.020500          6.389500       Actual/360              21,428.19                 257,138.28           04/12/06
    197           0.100500          5.659500       Actual/360              19,863.08                 238,356.96           02/15/06
    198           0.020500          4.999500         30/360                14,223.33                 170,679.96           05/02/06
    199           0.020500          4.999500         30/360                14,223.33                 170,679.96           05/02/06
    200           0.070500          5.929500       Actual/360              20,384.72                 244,616.64           04/05/06
    201           0.100500          6.009500       Actual/360              20,625.79                 247,509.48           03/16/06
    202           0.020500          4.999500         30/360                13,897.03                 166,764.36           05/02/06
    203           0.010500          6.421000       Actual/360              20,082.24                 240,986.88           04/25/06
    204           0.100500          5.229500       Actual/360              17,550.83                 210,609.96           02/28/06
    205           0.020500          6.029500       Actual/360              19,038.00                 228,456.00           03/09/06
    206           0.070500          6.359500       Actual/360              19,439.07                 233,268.84           05/05/06
    207           0.070500          6.209500       Actual/360              19,147.76                 229,773.12           03/31/06
    208           0.070500          6.179500       Actual/360              18,471.52                 221,658.24           04/13/06
    209           0.020500          5.489500       Actual/360              17,052.50                 204,630.00           04/27/06
    210           0.020500          5.929500       Actual/360              17,293.85                 207,526.20           03/30/06
    211           0.020500          6.179500       Actual/360              18,909.56                 226,914.72           03/31/06
    212           0.020500          6.454500       Actual/360              18,093.19                 217,118.28           05/17/06
    213           0.020500          5.549500       Actual/360              16,021.28                 192,255.36           03/10/06
    214           0.020500          5.854500       Actual/360              19,858.68                 238,304.16           04/17/06
    215           0.100500          5.979500       Actual/360              16,121.40                 193,456.80           04/06/06
    216           0.020500          6.222500       Actual/360              16,365.97                 196,391.64           03/31/06
    217           0.100500          5.519500       Actual/360              18,270.15                 219,241.80           02/10/06
    218           0.100500          5.559500       Actual/360              14,880.10                 178,561.20           02/24/06
    219           0.100500          5.799500       Actual/360              15,225.81                 182,709.72           03/21/06
    220           0.020500          6.589500       Actual/360              17,052.42                 204,629.04           06/01/06
    221           0.100500          6.049500       Actual/360              16,206.84                 194,482.08           04/25/06
    222           0.080500          6.140500       Actual/360              14,946.82                 179,361.84           04/11/06
    223           0.100500          6.289500       Actual/360              15,152.64                 181,831.68           05/18/06
    224           0.050500          5.999500       Actual/360              15,536.67                 186,440.04           03/20/06
    225           0.020500          5.939500       Actual/360              15,244.14                 182,929.68           03/13/06
    226           0.020500          5.919500       Actual/360              15,215.17                 182,582.04           03/13/06
    227           0.020500          5.699500       Actual/360              13,523.79                 162,285.48           03/21/06
    228           0.020500          6.379500       Actual/360              15,419.80                 185,037.60           03/14/06
    229           0.100500          6.189500       Actual/360              14,221.38                 170,656.56           04/13/06
    230           0.100500          5.369500       Actual/360              12,732.93                 152,795.16           05/01/06
    231           0.020500          5.689500       Actual/360              13,073.27                 156,879.24           03/21/06
    232           0.100500          6.049500       Actual/360              14,703.79                 176,445.48           04/25/06
    233           0.050500          5.999500       Actual/360              14,319.63                 171,835.56           03/20/06
  233.01
  233.02
    234           0.100500          5.799500       Actual/360              13,049.00                 156,588.00           05/17/06
    235           0.020500          6.329500       Actual/360              13,651.85                 163,822.20           05/24/06
    236           0.020500          6.589500       Actual/360              13,937.16                 167,245.92           05/04/06
    237           0.020500          6.149500       Actual/360              13,126.26                 157,515.12           04/05/06
    238           0.050500          6.319500       Actual/360              13,094.40                 157,132.80           04/06/06
    239           0.020500          5.839500       Actual/360              11,811.59                 141,739.08           03/28/06
    240           0.020500          6.414500       Actual/360              12,555.99                 150,671.88           04/07/06
    241           0.070500          6.289500       Actual/360              12,457.78                 149,493.36           04/19/06
    242           0.020500          5.869500       Actual/360              11,375.94                 136,511.28           05/15/06
    243           0.020500          5.879500       Actual/360              11,269.59                 135,235.08           03/31/06
    244           0.020500          6.059500       Actual/360              11,489.37                 137,872.44           03/09/06
    245           0.020500          5.979500       Actual/360              16,033.28                 192,399.36           03/24/06
  245.01
  245.02
    246           0.100500          6.049500       Actual/360              12,253.16                 147,037.92           04/25/06
    247           0.020500          6.159500       Actual/360               9,137.67                 109,652.04           05/23/06
    248           0.020500          6.859500       Actual/360              11,173.47                 134,081.64           04/28/06
  248.01
  248.02
    249           0.020500          6.414500       Actual/360              10,603.53                 127,242.36           04/12/06
    250           0.070500          6.219500       Actual/360              10,406.34                 124,876.08           04/28/06
    251           0.020500          6.119500       Actual/360              10,163.30                 121,959.60           03/17/06
    252           0.100500          5.959500       Actual/360               9,926.15                 119,113.80           04/11/06
    253           0.020500          6.519500       Actual/360              10,155.21                 121,862.52           03/10/06
    254           0.100500          6.049500       Actual/360              10,259.98                 123,119.76           04/25/06
    255           0.110500          6.304500       Actual/360               9,741.89                 116,902.68           03/31/06
    256           0.020500          6.329500       Actual/360               9,987.96                 119,855.52           04/13/06
    257           0.070500          6.099500       Actual/360               9,157.85                 109,894.20           03/22/06
    258           0.110500          6.089500       Actual/360               8,942.05                 107,304.60           03/20/06
    259           0.020500          6.159500       Actual/360               9,240.42                 110,885.04           03/30/06
    260           0.020500          6.189500       Actual/360               8,583.65                 103,003.80           04/25/06
    261           0.020500          5.909500       Actual/360               8,330.81                  99,969.72           03/13/06
    262           0.020500          5.749500       Actual/360               8,187.82                  98,253.84           03/13/06
    263           0.020500          5.499500       Actual/360               6,296.25                  75,555.00           02/28/06
    264           0.100500          6.049500       Actual/360               8,822.27                 105,867.24           04/25/06
    265           0.020500          5.999500       Actual/360               8,553.20                 102,638.40           03/24/06
    266           0.100500          6.359500       Actual/360               8,182.72                  98,192.64           05/18/06
    267           0.030500          6.359500       Actual/360               8,123.07                  97,476.84           03/30/06
    268           0.020500          6.239500       Actual/360               7,981.96                  95,783.52           04/07/06
    269           0.020500          6.509500       Actual/360               6,086.81                  73,041.72           03/31/06

                       FIRST                                                                              PAYMENT
    LOAN #        PAYMENT DATE(15)       REM. TERM        REM. AMORT     I/O PERIOD (8)   SEASONING      DUE DATE
    ------        ----------------       ---------        ----------     --------------   ---------      --------
    SEQNUM         FIRST_PAY_DATE      REM_LOAN_TERM       REM_AMTERM       IO_MONTHS     SEASONING      PMT_DATE

       1              08/01/06              120               360               0             0              1
     1.01
     1.02
     1.03
     1.04
     1.05
       2              07/01/06              120                0               120            0              1
     2.01
     2.02
       3              10/01/05              111               360              72             9              1
       4              07/11/06              120                0               120            0             11
       5              05/11/06              118               358               0             2             11
     5.01
     5.02
     5.03
     5.04
     5.05
     5.06
       6              06/01/06              119                0               120            1              1
       7              06/01/06              119               360              24             1              1
       8              05/11/06              118                0               120            2             11
       9              07/11/06              120                0               120            0             11
      10              05/01/06              118                0               120            2              1
      11              07/01/06              111               360              27             0              1
      12              05/01/06              118               358               0             2              1
      13              02/01/06               91               360              48             5              1
      14              05/01/06              118               358               0             2              1
     14.01
     14.02
     14.03
     14.04
     14.05
      15              01/01/06               78               360              48             6              1
      16              05/01/06              118               360              84             2              1
      17              05/01/06              178               178               0             2              1
     17.01
     17.02
     17.03
     17.04
      18              07/01/06               84                0               84             0              1
      19              07/01/06              120               360              12             0              1
      20              07/01/06              120               360              60             0              1
      21              05/01/06              118               360              36             2              1
     21.01
     21.02
      22              06/11/06               59                0               60             1             11
      23              06/01/06              119               360              60             1              1
      24              07/11/06               60               360              12             0             11
      25              05/11/06              118                0               120            2             11
      26              05/01/06              118               360              36             2              1
      27              07/11/06               60               360              12             0             11
      28              07/01/06               60               360              24             0              1
      29              07/01/06               60                0               60             0              1
      30              07/01/06              120               360              24             0              1
      31              07/01/06               84                0               84             0              1
      32              05/01/06              118               360              36             2              1
      33              05/01/06               82               298               0             2              1
     33.01
     33.02
      34              02/01/06              115               355               0             5              1
      35              04/01/06              117               360              24             3              1
      36              07/01/06              120               360              36             0              1
      37              07/01/06              120               360               0             0              1
      38              07/01/06              120               360              24             0              1
      39              07/01/06              120               360              12             0              1
      40              10/01/05              112               291               0             9              1
      41              05/01/06               82               298               0             2              1
     41.01
     41.02
      42              10/01/05              111               300              24             9              1
      43              06/01/06              119               360              24             1              1
      44              05/01/06              118               360              24             2              1
      45              06/01/06              119               360              24             1              1
      46              07/11/06              120               360               0             0             11
      47              06/01/06              131               360              60             1              1
      48              07/01/06              120               360              48             0              1
      49              06/11/06              119               360              60             1             11
      50              04/01/06               81                0               84             3              1
      51              07/01/06              120               360              24             0              1
      52              06/01/06              119               360              42             1              1
      53              07/01/06              120               360              24             0              1
      54              05/01/06              118               360              24             2              1
      55              08/01/05               55               300              24             11             1
      56              06/01/06              131               360              60             1              1
      57              07/01/06               84               360              12             0              1
      58              08/01/06              120               360              36             0              1
      59              07/11/06              120               360              36             0             11
     59.01
     59.02
     59.03
     59.04
     59.05
     59.06
     59.07
     59.08
     59.09
     59.10
     59.11
     59.12
     59.13
     59.14
     59.15
     59.16
     59.17
     59.18
     59.19
     59.20
     59.21
     59.22
     59.23
     59.24
     59.25
     59.26
     59.27
     59.28
      60              07/01/06              120               360              36             0              1
     60.01
     60.02
     60.03
     60.04
     60.05
     60.06
      61              07/11/06              120               360               0             0             11
     61.01
     61.02
      62              06/11/06              119                0               120            1             11
      63              06/01/06              119               360              24             1              1
      64              03/11/06              116               360              12             4             11
      65              07/11/06               60                0               60             0             11
      66              04/01/06              117               357               0             3              1
      67              07/11/06              180               360               0             0             11
      68              07/11/06              120               360              60             0             11
      69              05/01/06               82                0               84             2              1
      70              07/01/06              120               360              60             0              1
      71              07/01/06               60               360               0             0              1
      72              02/01/06              115               355               0             5              1
      73              07/01/06              180               180               0             0              1
      74              06/01/06               83               359               0             1              1
      75              07/01/06              120               360              12             0              1
      76              07/01/06              120               360              24             0              1
      77              07/11/06              120               360              24             0             11
      78              06/11/06              119               360              36             1             11
      79              07/11/06               60                0               60             0             11
      80              07/01/06              120               360              24             0              1
      81              07/01/06              120               300               0             0              1
      82              07/01/05              168               360              12             12             1
      83              07/11/06              120               360              60             0             11
      84              07/01/06              120               360               0             0              1
      85              07/01/06              120               360              24             0              1
      86              06/01/06              119               360              36             1              1
      87              07/01/06              163               360              36             0              1
      88              08/01/06              120               360               0             0              1
      89              07/01/06              120               360              36             0              1
      90              05/01/06              118               358               0             2              1
      91              04/11/06               57                0               60             3             11
      92              06/11/06              119                0               120            1             11
      93              06/01/06              131               360              60             1              1
      94              07/01/06              120               360              60             0              1
      95              05/01/06              118               360              24             2              1
      96              05/01/06              118               358               0             2              1
      97              07/01/06              120               360              48             0              1
      98              04/01/06              117               360              24             3              1
      99              07/11/06               60                0               60             0             11
      100             05/01/06              118               358               0             2              1
      101             05/01/06              118               360              24             2              1
      102             07/11/06              120               360              60             0             11
      103             05/01/06              118               358               0             2              1
      104             04/01/06               57               300              24             3              1
      105             06/01/06              119               336              36             1              1
      106             05/01/06              118               360              24             2              1
      107             06/01/06              119               360              36             1              1
      108             06/01/06              119               360              36             1              1
      109             07/11/06               60                0               60             0             11
      110             06/01/06              119               360              60             1              1
      111             06/01/06              119               360              36             1              1
      112             05/11/06              118               298               0             2             11
      113             06/01/06              119               359               0             1              1
      114             08/01/06              120               360              48             0              1
      115             07/01/06              120               300               0             0              1
      116             06/01/06               83                0               84             1              1
      117             07/01/06              120               360               0             0              1
      118             07/01/06              162               162               0             0              1
      119             05/01/06              118               360              24             2              1
      120             06/01/06              119               359               0             1              1
      121             05/01/06              118               360              24             2              1
      122             05/01/06              118               360              24             2              1
      123             05/01/06              118               358               0             2              1
      124             06/01/06              119               360              24             1              1
      125             06/01/06              119               359               0             1              1
      126             06/11/06              119               360              24             1             11
      127             06/01/06              119               360              24             1              1
      128             07/01/06              120               360              36             0              1
      129             07/01/06              120               360               0             0              1
      130             07/01/06              120               360               0             0              1
      131             07/01/06              120               360               0             0              1
      132             06/11/06              119                0               120            1             11
      133             05/01/06              118               360              36             2              1
      134             06/01/06              119               360              36             1              1
      135             07/01/06              120               300               0             0              1
      136             07/01/06              120               360               0             0              1
      137             06/01/06              112               353               0             1              1
      138             06/01/06              119               360              36             1              1
      139             06/11/06              119               360              24             1             11
      140             07/01/06              120               300               0             0              1
      141             06/01/06              119               359               0             1              1
      142             06/01/06              119               359               0             1              1
      143             06/01/06              131               360              60             1              1
      144             06/01/06              119               360              48             1              1
      145             10/01/05              111               300              12             9              1
      146             05/01/06              118               360              24             2              1
      147             06/01/06              119               299               0             1              1
      148             07/11/06              120               360              48             0             11
      149             06/11/06              119               360              36             1             11
      150             08/01/06              120               360               0             0              1
      151             05/01/06              118               358               0             2              1
      152             05/01/06              118               358               0             2              1
      153             06/01/06              119               360              48             1              1
      154             04/01/06              117               297               0             3              1
    154.01
    154.02
    154.03
    154.04
      155             05/01/06              118               360              12             2              1
      156             06/01/06              119               299               0             1              1
      157             05/11/06              118               358               0             2             11
      158             07/11/06              120               360              24             0             11
      159             05/01/06              118               360              24             2              1
      160             06/01/06              119               360              24             1              1
      161             05/01/06              118               360              24             2              1
      162             06/01/06               83               299               0             1              1
      163             06/11/06              119               239               0             1             11
      164             07/01/06              120               360               0             0              1
      165             05/01/06              118               360              24             2              1
      166             06/01/06              119               299               0             1              1
      167             06/01/06              119               360              60             1              1
      168             06/01/06              119               360              24             1              1
      169             07/01/06              120               360               0             0              1
      170             07/01/06              120               360              36             0              1
      171             05/01/06              118               360              36             2              1
      172             06/01/06              119               359               0             1              1
      173             01/01/06              114               354               0             6              1
      174             03/01/06              116               360              24             4              1
      175             06/11/06              119               360              12             1             11
      176             06/01/06              119               299               0             1              1
      177             06/01/06              119               359               0             1              1
      178             07/11/06              120               360               0             0             11
      179             07/01/06              120               300               0             0              1
      180             07/01/06              120               360               0             0              1
      181             06/11/06               59               359               0             1             11
    181.01
    181.02
      182             06/01/06              239               239               0             1              1
      183             07/11/06              120               300               0             0             11
      184             06/01/06              119               299               0             1              1
      185             05/01/06              118               358               0             2              1
      186             05/11/06              118               358               0             2             11
      187             05/11/06              118               360              36             2             11
      188             04/01/06              117               360              24             3              1
      189             07/01/06              120               360              24             0              1
      190             06/01/06              119               360              36             1              1
      191             05/11/06              118               358               0             2             11
      192             05/01/06              118               360              24             2              1
      193             06/01/06              119               359               0             1              1
      194             06/11/06               59               359               0             1             11
      195             06/01/06              239               239               0             1              1
      196             06/11/06              119               360              24             1             11
      197             04/01/06              117               360              24             3              1
      198             07/01/06               60                0               60             0              1
      199             07/01/06               60                0               60             0              1
      200             06/01/06              119               359               0             1              1
      201             05/01/06               82               358               0             2              1
      202             07/01/06               60                0               60             0              1
      203             08/01/06               60               360               0             0              1
      204             04/01/06              117               360              24             3              1
      205             05/01/06              118               348              24             2              1
      206             07/01/06              120               360              24             0              1
      207             05/01/06               58               358               0             2              1
      208             06/01/06              119               359               0             1              1
      209             06/01/06              119               359               0             1              1
      210             05/01/06              118               360              24             2              1
      211             05/01/06              118               298               0             2              1
      212             07/01/06              120               360              12             0              1
      213             05/01/06              118               360              24             2              1
      214             06/01/06              239               239               0             1              1
      215             06/01/06              119               359               0             1              1
      216             05/01/06              118               358               0             2              1
      217             04/01/06              117               237               0             3              1
      218             04/01/06              117               357               0             3              1
      219             05/01/06              118               358               0             2              1
      220             07/11/06              120               300               0             0             11
      221             06/01/06              119               299               0             1              1
      222             06/01/06              119               359               0             1              1
      223             07/01/06              120               360              36             0              1
      224             05/01/06              118               298               0             2              1
      225             05/01/06              118               298               0             2              1
      226             05/01/06              118               298               0             2              1
      227             05/01/06              118               360              24             2              1
      228             05/11/06              118               298               0             2             11
      229             06/01/06              119               359               0             1              1
      230             06/01/06              119               360              24             1              1
      231             05/01/06              118               360              24             2              1
      232             06/01/06              119               299               0             1              1
      233             05/01/06              118               298               0             2              1
    233.01
    233.02
      234             07/01/06              120               360              36             0              1
      235             07/11/06              120               360               0             0             11
      236             07/01/06              120               360               0             0              1
      237             05/11/06              118               358               0             2             11
      238             06/01/06              119               360              24             1              1
      239             05/11/06              118               360              36             2             11
      240             06/01/06              119               359               0             1              1
      241             06/01/06              119               359               0             1              1
      242             07/11/06              120               360              36             0             11
      243             05/11/06              118               358               0             2             11
      244             04/11/06               57               357               0             3             11
      245             05/01/06              178               178               0             2              1
    245.01
    245.02
      246             06/01/06              119               299               0             1              1
      247             07/11/06              120                0               120            0             11
      248             06/11/06              119               359               0             1             11
    248.01
    248.02
      249             06/11/06              119               359               0             1             11
      250             06/11/06              119               359               0             1             11
      251             05/01/06              118               358               0             2              1
      252             06/01/06              119               359               0             1              1
      253             04/11/06              117               357               0             3             11
      254             06/01/06              119               299               0             1              1
      255             05/01/06              118               358               0             2              1
      256             06/01/06              119               299               0             1              1
      257             05/01/06              118               358               0             2              1
      258             05/01/06              118               358               0             2              1
      259             05/01/06              118               298               0             2              1
      260             06/01/06              119               359               0             1              1
      261             05/01/06              118               358               0             2              1
      262             05/01/06              118               358               0             2              1
      263             04/01/06              117                0               120            3              1
      264             06/01/06              119               299               0             1              1
      265             05/01/06              118               298               0             2              1
      266             07/01/06              120               360              36             0              1
      267             05/01/06              118               358               0             2              1
      268             06/01/06              119               359               0             1              1
      269             05/11/06               58               358               0             2             11

                   GRACE        MATURITY/                         FINAL          MATURITY/ARD          MATURITY
    LOAN #        PERIOD       ARD DATE(9)      ARD LOAN        MAT DATE        BALANCE ($)(2),(10)    LTV %(1),(10),(18)
    ------        ------       -----------      --------        --------        --------------------   ------------------
    SEQNUM         GRACE        MAT_DATE           ARD      FINAL_MAT_DATE         MAT_BAL                 MAT_LTV

       1             7          07/01/16           No                                203,848,815            59.4
     1.01                                                                             61,579,329
     1.02                                                                             50,537,518
     1.03                                                                             39,495,707
     1.04                                                                             33,550,118
     1.05                                                                             18,686,141
       2            10          06/01/16           No                                205,000,000            78.1
     2.01                                                                             98,500,000
     2.02                                                                            106,500,000
       3             5          09/01/15           No                                177,217,126            74.7
       4             0          06/11/16           No                                165,000,000            73.0
       5             0          04/11/16           No                                127,897,513            60.7
     5.01                                                                             26,763,739
     5.02                                                                             26,447,943
     5.03                                                                             23,289,979
     5.04                                                                             21,789,947
     5.05                                                                             17,053,002
     5.06                                                                             12,552,904
       6             5          05/01/16           No                                115,000,000            76.4
       7             5          05/01/16           No                                101,833,121            52.2
       8             0          04/11/16           No                                 81,750,000            75.7
       9             0          06/11/16           No                                 81,480,000            76.9
      10             5          04/01/16           No                                 79,750,000            70.8
      11             5          09/01/15           No                                 64,337,939            65.5
      12             5          04/01/16           No                                 50,417,434            58.5
      13             5          01/01/14           No                                 51,888,137            71.1
      14             5          04/01/16           No                                 43,606,492            64.9
     14.01                                                                            10,440,401
     14.02                                                                            10,272,683
     14.03                                                                             9,434,097
     14.04                                                                             7,086,055
     14.05                                                                             6,373,257
      15             5          12/01/12           No                                 48,128,151            71.9
      16             5          04/01/16           No                                 44,749,378            71.0
      17             5          04/01/21           No                                    588,322             0.8
     17.01                                                                               229,181
     17.02                                                                               229,181
     17.03                                                                                86,366
     17.04                                                                                43,595
      18             7          06/01/13           No                                 40,500,000            60.4
      19             5          06/01/16           No                                 35,529,305            70.5
      20             5          06/01/16           No                                 36,270,696            73.3
      21             5          04/01/16           No                                 32,276,337            64.5
     21.01                                                                            21,925,983
     21.02                                                                            10,350,354
      22             0          05/11/11           No                                 35,000,000            66.8
      23             5          05/01/16           No                                 31,804,462            69.9
      24             0          06/11/11           No                                 30,636,363            68.1
      25             0          04/11/16           No                                 31,500,000            57.1
      26             5          04/01/16           No                                 27,900,094            64.1
      27             0          06/11/11           No                                 28,015,835            57.2
      28             5          06/01/11           No                                 24,965,118            76.8
      29             5          06/01/11           No                                 25,488,000            55.4
      30             5          06/01/16           No                                 21,928,263            68.5
      31            10          06/01/13           No                                 24,000,000            61.9
      32             7          04/01/16           No                                 21,032,268            66.8
      33             5          04/01/13           No                                 19,540,271            70.5
     33.01                                                                            12,133,205
     33.02                                                                             7,407,065
      34             5          01/01/16           No                                 18,736,860            62.0
      35             5          03/01/16           No                                 19,034,943            60.2
      36             5          06/01/16           No                                 19,489,830            72.2
      37             7          06/01/16           No                                 18,001,046            58.1
      38             5          06/01/16           No                                 18,262,087            64.1
      39             5          06/01/16           No                                 17,708,680            61.1
      40             5          10/01/15           No                                 15,406,873            62.1
      41             5          04/01/13           No                                 16,934,901            72.7
     41.01                                                                             9,157,873
     41.02                                                                             7,777,028
      42             5          09/01/15           No                                 15,668,211            65.0
      43             7          05/01/16           No                                 16,878,375            57.5
      44             5          04/01/16           No                                 16,722,953            69.7
      45             5          05/01/16           No                                 16,596,520            55.4
      46             0          06/11/16           No                                 15,497,144            62.2
      47             7          05/01/17           No                                 16,340,567            64.3
      48             7          06/01/16           No                                 16,349,980            65.8
      49             0          05/11/16           No                                 16,407,720            65.4
      50             5          03/01/13           Yes          03/01/36              16,600,000            58.5
      51             5          06/01/16           No                                 14,251,831            55.9
      52             5          05/01/16           No                                 14,568,820            71.2
      53             5          06/01/16           No                                 13,943,350            61.2
      54             5          04/01/16           No                                 13,774,433            69.9
      55             5          01/01/11           No                                 14,420,913            59.3
      56             7          05/01/17           No                                 13,625,052            64.3
      57             5          06/01/13           No                                 13,364,499            74.2
      58             7          07/01/16           No                                 13,036,651            72.0
      59             0          06/11/16           Yes          06/11/36              13,016,559            71.7
     59.01                                                                               511,406
     59.02                                                                               511,406
     59.03                                                                               511,406
     59.04                                                                               509,122
     59.05                                                                               497,808
     59.06                                                                               490,410
     59.07                                                                               486,495
     59.08                                                                               483,122
     59.09                                                                               483,122
     59.10                                                                               480,838
     59.11                                                                               480,838
     59.12                                                                               480,837
     59.13                                                                               461,688
     59.14                                                                               454,837
     59.15                                                                               454,836
     59.16                                                                               453,073
     59.17                                                                               452,553
     59.18                                                                               452,553
     59.19                                                                               452,553
     59.20                                                                               452,553
     59.21                                                                               452,553
     59.22                                                                               452,552
     59.23                                                                               435,582
     59.24                                                                               429,197
     59.25                                                                               428,835
     59.26                                                                               426,552
     59.27                                                                               424,269
     59.28                                                                               405,563
      60             7          06/01/16           No                                 12,745,928            72.7
     60.01                                                                             4,115,114
     60.02                                                                             2,257,850
     60.03                                                                             2,257,850
     60.04                                                                             1,456,677
     60.05                                                                             1,347,427
     60.06                                                                             1,311,009
      61             0          06/11/16           No                                 11,954,781            63.9
     61.01                                                                             6,456,860
     61.02                                                                             5,497,921
      62             0          05/11/16           No                                 14,000,000            64.2
      63             7          05/01/16           No                                 11,477,316            67.4
      64             0          02/11/16           No                                 11,216,178            56.1
      65             0          06/11/11           Yes          06/11/31              12,752,742            58.2
      66             5          03/01/16           No                                 10,758,208            62.5
      67             0          06/11/21           No                                  9,571,714            56.3
      68             0          06/11/16           No                                 11,815,652            72.9
      69             5          04/01/13           Yes          04/01/36              12,510,000            60.0
      70             7          06/01/16           No                                 11,737,131            73.4
      71             5          06/01/11           No                                 11,729,354            73.3
      72             5          01/01/16           No                                  9,875,845            52.0
      73             5          06/01/21           No                                    178,617             0.8
      74             5          05/01/13           No                                 10,713,019            65.3
      75             5          06/01/16           No                                 10,009,066            65.0
      76             5          06/01/16           No                                 10,179,879            60.6
      77             0          06/11/16           No                                 10,188,558            71.2
      78             0          05/11/16           No                                 10,261,070            67.5
      79             0          06/11/11           Yes          06/11/31              11,066,477            58.2
      80             5          06/01/16           No                                  9,809,624            71.3
      81             5          06/01/16           No                                  8,610,649            59.4
      82             5          06/01/20           No                                  7,999,146            44.1
      83             0          06/11/16           No                                  9,949,867            71.6
      84             5          06/01/16           No                                  8,963,505            56.9
      85             5          06/01/16           No                                  9,363,608            62.4
      86             5          05/01/16           No                                  9,354,873            63.2
      87             7          01/01/20           No                                  8,583,975            67.6
      88             7          07/01/16           No                                  8,401,757            43.3
      89             7          06/01/16           No                                  9,087,351            51.6
      90             5          04/01/16           No                                  8,499,751            53.1
      91             0          03/11/11           No                                  9,978,080            58.7
      92             0          05/11/16           No                                  9,750,000            68.2
      93             7          05/01/17           No                                  8,920,855            64.7
      94             7          06/01/16           No                                  8,985,773            61.5
      95             5          04/01/16           No                                  8,363,434            62.0
      96             5          04/01/16           No                                  8,159,870            68.6
      97             7          06/01/16           No                                  8,661,506            69.9
      98             5          03/01/16           No                                  8,254,568            65.5
      99             0          06/11/11           Yes          06/11/31               9,268,514            58.3
      100            5          04/01/16           No                                  7,812,896            45.7
      101            5          04/01/16           No                                  7,930,653            62.4
      102            0          06/11/16           No                                  8,380,574            60.3
      103            5          04/01/16           No                                  7,638,556            64.8
      104            5          03/01/11           No                                  8,370,869            62.9
      105            7          05/01/16           No                                  7,876,371            69.1
      106            5          04/01/16           No                                  7,698,173            68.2
      107            5          05/01/16           No                                  7,713,947            67.8
      108           10          05/01/16           No                                  7,657,998            71.6
      109            0          06/11/11           Yes          06/11/31               8,368,067            58.3
      110           10          05/01/16           No                                  7,716,785            73.5
      111            7          05/01/16           No                                  7,445,960            51.4
      112            0          04/11/16           No                                  6,314,627            56.4
      113           10          05/01/16           No                                  6,864,132            63.4
      114            7          07/01/16           No                                  7,228,493            59.7
      115            5          06/01/16           No                                  6,116,531            59.4
      116            0          05/01/13           Yes          05/01/36               7,600,000            51.7
      117            5          06/01/16           No                                  6,478,505            67.3
      118            7          12/01/19           No                                     88,929             0.6
      119            5          04/01/16           No                                  6,602,711            57.9
      120            7          05/01/16           No                                  6,326,324            67.3
      121            5          04/01/16           No                                  6,553,835            67.2
      122            5          04/01/16           No                                  6,418,068            61.4
      123            5          04/01/16           No                                  5,912,955            57.4
      124            5          05/01/16           No                                  6,003,519            70.6
      125            5          05/01/16           No                                  5,750,622            65.3
      126            0          05/11/16           No                                  5,973,436            69.5
      127            5          05/01/16           No                                  5,891,325            69.3
      128           10          06/01/16           No                                  5,910,979            73.9
      129            7          06/01/16           No                                  5,562,319            67.0
      130            5          06/01/16           No                                  5,589,908            67.3
      131           10          06/01/16           No                                  5,575,842            66.4
      132            0          05/11/16           No                                  6,500,000            42.3
      133            5          04/01/16           No                                  5,798,061            70.3
      134            7          05/01/16           No                                  5,811,932            70.9
      135            7          06/01/16           No                                  4,938,139            52.5
      136            5          06/01/16           No                                  5,465,516            67.5
      137            5          10/01/15           No                                  5,405,485            65.5
      138            5          05/01/16           No                                  5,558,560            72.2
      139            0          05/11/16           No                                  5,438,457            51.3
      140            5          06/01/16           No                                  4,679,933            33.9
      141            5          05/01/16           No                                  5,058,009            44.0
      142            5          05/01/16           No                                  5,058,009            44.0
      143            7          05/01/17           No                                  5,451,311            59.6
      144            7          05/01/16           No                                  5,318,689            70.1
      145            5          09/01/15           No                                  4,601,513            54.8
      146            5          04/01/16           No                                  5,089,268            69.4
      147           15          05/01/16           No                                  4,379,257            57.8
      148            0          06/11/16           No                                  5,111,809            65.3
      149            0          05/11/16           No                                  4,991,796            72.3
      150            5          07/01/16           No                                  4,694,244            52.1
      151            5          04/01/16           No                                  4,520,011            58.8
      152            5          04/01/16           No                                  4,587,352            66.5
      153            5          05/01/16           No                                  4,861,811            55.2
      154            5          03/01/16           No                                  4,058,033            40.7
    154.01                                                                             1,385,272
    154.02                                                                             1,306,506
    154.03                                                                               706,965
    154.04                                                                               659,289
      155            5          04/01/16           No                                  4,441,638            69.4
      156            5          05/01/16           No                                  3,947,887            58.1
      157            0          04/11/16           No                                  4,292,469            67.3
      158            0          06/11/16           No                                  4,406,875            58.0
      159            5          04/01/16           No                                  4,401,807            68.8
      160            5          05/01/16           No                                  4,381,257            69.0
      161            5          04/01/16           No                                  4,407,969            59.6
      162            5          05/01/13           No                                  4,252,506            53.2
      163            0          05/11/16           No                                  3,337,289            43.3
      164            7          06/01/16           No                                  4,175,038            67.3
      165            5          04/01/16           No                                  4,291,762            69.2
      166            5          05/01/16           No                                  3,885,189            55.5
      167            7          05/01/16           No                                  4,503,160            63.0
      168            7          05/01/16           No                                  4,248,005            70.8
      169            7          06/01/16           No                                  4,044,779            55.4
      170            7          06/01/16           No                                  4,235,001            69.4
      171            7          04/01/16           No                                  4,165,591            61.3
      172            7          05/01/16           No                                  3,834,080            55.8
      173            5          12/01/15           No                                  3,743,426            64.5
      174            5          02/01/16           No                                  3,920,168            70.6
      175            0          05/11/16           No                                  3,826,248            56.3
      176            5          05/01/16           No                                  3,401,980            46.0
      177            5          05/01/16           No                                  3,583,838            49.3
      178            0          06/11/16           No                                  3,559,327            65.3
      179            5          06/01/16           No                                  3,211,032            57.3
      180            0          06/01/16           No                                  3,502,050            63.0
      181            0          05/11/11           No                                  3,760,134            54.5
    181.01                                                                             2,229,913
    181.02                                                                             1,530,221
      182            7          05/01/26           No                                    100,718             1.7
      183            0          06/11/16           No                                  3,090,924            47.6
      184            5          05/01/16           No                                  2,995,354            53.2
      185            5          04/01/16           No                                  3,269,526            58.4
      186            0          04/11/16           No                                  3,239,681            63.5
      187            0          04/11/16           No                                  3,357,170            57.8
      188            5          03/01/16           No                                  3,219,365            28.1
      189            7          06/01/16           No                                  3,266,338            65.3
      190            7          05/01/16           No                                  3,282,524            63.7
      191            0          04/11/16           No                                  3,066,639            52.9
      192            5          04/01/16           No                                  3,199,139            71.1
      193            7          05/01/16           No                                  2,968,178            66.0
      194            0          05/11/11           No                                  3,238,125            73.6
      195           10          05/01/26           No                                          2             0.0
      196            0          05/11/16           No                                  3,060,732            39.0
      197            5          03/01/16           No                                  2,996,939            67.3
      198            0          06/01/11           No                                  3,400,000            58.7
      199            0          06/01/11           No                                  3,400,000            58.7
      200            5          05/01/16           No                                  2,884,225            52.4
      201            5          04/01/13           No                                  3,079,310            70.8
      202            0          06/01/11           No                                  3,322,000            58.7
      203            7          07/01/11           No                                  3,010,423            75.3
      204            5          03/01/16           No                                  2,748,238            26.5
      205            5          04/01/16           No                                  2,739,624            62.3
      206            5          06/01/16           No                                  2,771,764            67.6
      207            5          04/01/11           No                                  2,910,644            69.3
      208            7          05/01/16           No                                  2,563,509            58.3
      209            5          05/01/16           No                                  2,507,418            48.2
      210            5          04/01/16           No                                  2,567,227            55.8
      211            5          04/01/16           No                                  2,245,682            44.9
      212            7          06/01/16           No                                  2,521,190            66.3
      213            5          04/01/16           No                                  2,456,888            69.4
      214            7          05/01/26           No                                     64,783             1.2
      215            0          05/01/16           No                                  2,266,896            65.7
      216            5          04/01/16           No                                  2,272,311            59.0
      217            5          03/01/16           No                                  1,699,603            42.5
      218            5          03/01/16           No                                  2,162,217            54.1
      219            5          04/01/16           No                                  2,170,957            36.2
      220            0          06/11/16           No                                  1,975,649            32.4
      221           15          05/01/16           No                                  1,930,766            58.7
      222            5          05/01/16           No                                  2,078,978            58.6
      223            5          06/01/16           No                                  2,207,798            61.2
      224            5          04/01/16           No                                  1,862,035            62.1
      225            5          04/01/16           No                                  1,837,047            59.2
      226            5          04/01/16           No                                  1,835,802            59.2
      227            5          04/01/16           No                                  2,047,319            68.2
      228            0          04/11/16           No                                  1,809,225            53.5
      229            5          05/01/16           No                                  1,967,615            51.8
      230            5          05/01/16           No                                  1,969,675            30.1
      231            5          04/01/16           No                                  1,980,813            66.0
      232           15          05/01/16           No                                  1,751,703            55.1
      233            5          04/01/16           No                                  1,716,176            59.6
    233.01                                                                             1,185,830
    233.02                                                                               530,346
      234            5          06/01/16           No                                  1,984,296            75.2
      235            0          06/11/16           No                                  1,879,927            59.7
      236            5          06/01/16           No                                  1,881,599            62.7
      237            0          04/11/16           No                                  1,832,777            65.5
      238            5          05/01/16           No                                  1,876,587            60.0
      239            0          04/11/16           No                                  1,802,507            54.0
      240            5          05/01/16           No                                  1,718,035            41.9
      241            5          05/01/16           No                                  1,714,390            55.3
      242            0          06/11/16           No                                  1,731,409            72.1
      243            0          04/11/16           No                                  1,606,864            61.8
      244            0          03/11/11           No                                  1,779,373            68.4
      245            5          04/01/21           No                                     26,723             0.6
    245.01                                                                                16,597
    245.02                                                                                10,126
      246           15          05/01/16           No                                  1,459,752            56.1
      247            0          06/11/16           No                                  1,750,000            33.5
      248            0          05/11/16           No                                  1,478,349            59.9
    248.01                                                                               981,576
    248.02                                                                               496,773
      249            0          05/11/16           No                                  1,450,881            67.5
      250            0          05/11/16           No                                  1,439,781            55.0
      251            5          04/01/16           No                                  1,422,360            54.7
      252            5          05/01/16           No                                  1,397,922            58.2
      253            0          03/11/16           No                                  1,378,517            68.9
      254           15          05/01/16           No                                  1,222,299            56.3
      255            5          04/01/16           No                                  1,334,889            63.0
      256            5          05/01/16           No                                  1,175,572            45.9
      257            5          04/01/16           No                                  1,278,681            62.4
      258            5          04/01/16           No                                  1,245,664            65.9
      259            5          04/01/16           No                                  1,098,717            54.9
      260            5          05/01/16           No                                  1,194,926            66.4
      261            5          04/01/16           No                                  1,185,061            59.3
      262            5          04/01/16           No                                  1,179,395            34.8
      263            5          03/01/16           No                                  1,350,000            23.9
      264           15          05/01/16           No                                  1,051,022            52.6
      265            5          04/01/16           No                                  1,026,960            49.1
      266            5          06/01/16           No                                  1,185,092            65.8
      267            5          04/01/16           No                                  1,115,195            62.0
      268            5          05/01/16           No                                  1,106,900            65.1
      269            0          04/11/11           No                                    904,220            59.3

                               REMAINING
                               PREPAYMENT                                                              MOST RECENT       MOST RECENT
LOAN #                  PROVISION (PAYMENTS)(11)                    2004 NOI ($)      2005 NOI ($)          NOI ($)        NOI DATE
------                  ------------------------                    ------------      ------------          -------        --------
SEQNUM                           STRING                                NOI_2004          NOI_2005          NOI_TTM         TTM_DATE

   1                       L(24),Def(92),O(4)                        23,067,715        22,271,484
 1.01                                                                 7,312,959         7,790,122
 1.02                                                                 5,283,616         5,238,324
 1.03                                                                 3,894,790         3,563,836
 1.04                                                                 3,553,590         3,364,891
 1.05                                                                 3,022,760         2,314,311
   2                       L(24),Def(92),O(4)                        37,717,465        27,784,157
 2.01                                                                37,717,465        27,784,157
 2.02
   3                       L(24),Def(80),O(7)
   4                       L(24),Def(92),O(4)
   5                       L(24),Def(90),O(4)                                          15,305,816       19,206,520          Various
 5.01                                                                 4,152,396         4,190,682        4,202,025         04/30/06
 5.02                                                                 2,521,905         3,249,501        3,737,048         04/30/06
 5.03                                                                                   1,597,199        4,135,750         05/01/06
 5.04                                                                                   2,972,062        3,724,244         04/30/06
 5.05                                                                 1,732,689         1,574,346        1,750,172         04/30/06
 5.06                                                                                   1,722,026        1,657,281         04/30/06
   6                       L(24),Def(89),O(6)                         9,275,986         8,875,224
   7                       L(24),Def(91),O(4)                        10,853,034        15,195,811       15,495,846         02/28/06
   8                       L(24),Def(90),O(4)                         4,536,699         2,927,514
   9                       L(24),Def(93),O(3)                         5,180,192         5,967,115
  10                       L(24),Def(90),O(4)                                           7,492,985
  11                       L(24),Def(84),O(3)                         8,358,496         7,960,843
  12                       L(24),Def(92),O(2)                         4,485,903         4,847,527
  13                       L(24),Def(63),O(4)                         5,642,192         6,113,902        6,134,396         03/31/06
  14                       L(24),Def(92),O(2)                         3,703,903         4,348,408
 14.01                                                                  978,945         1,024,367
 14.02                                                                  713,939         1,071,610
 14.03                                                                  758,287           945,807
 14.04                                                                  698,579           719,142
 14.05                                                                  554,152           587,482
  15                       L(24),Def(50),O(4)                         4,144,717                          4,166,937         09/30/05
  16                       L(24),Def(92),O(2)                         4,075,967         3,863,375
  17                      L(24),Def(153),O(1)
 17.01
 17.02
 17.03
 17.04
  18                       L(24),Def(56),O(4)                         2,994,905         3,191,329
  19                       L(36),Def(77),O(7)                         3,844,954         4,693,591        4,967,633         04/30/06
  20                       L(24),Def(92),O(4)                         3,029,817         2,927,565
  21                       L(24),Def(90),O(4)                         3,642,659         3,843,916
 21.01                                                                2,401,371         2,593,843
 21.02                                                                1,241,288         1,250,073
  22                       L(24),Def(34),O(1)                         2,624,440         2,721,123        2,789,130         03/31/06
  23                       L(24),Def(93),O(2)                         2,906,171         3,054,504
  24                L(24),Def(24),Defor0.75%(9),O(3)                  4,027,592         4,822,736        5,101,672         03/31/06
  25                       L(24),Def(90),O(4)                         1,422,048         2,382,056
  26                       L(24),Def(90),O(4)                         2,044,720         2,043,118
  27                L(24),Def(24),Defor0.75%(9),O(3)                  3,914,944         4,406,418        4,650,050         03/31/06
  28                       L(24),Def(32),O(4)                                           2,718,789
  29                   L(23),Grtr1%orYM(33),O(4)                      2,907,875         2,975,102
  30                       L(24),Def(93),O(3)                         2,433,012         2,957,223
  31                       L(24),Def(53),O(7)                                           1,898,130        2,005,044         04/30/06
  32                       L(24),Def(90),O(4)                         1,326,866         1,436,356
  33                       L(24),Def(54),O(4)                         1,852,990         2,366,580
 33.01                                                                1,212,335         1,353,228
 33.02                                                                  640,655         1,013,353
  34                       L(24),Def(90),O(1)                         1,826,636
  35                       L(24),Def(90),O(3)                         2,203,738         2,253,193
  36                       L(24),Def(93),O(3)                         1,926,795         1,206,455
  37                       L(24),Def(89),O(7)                         2,224,160         2,756,755
  38                       L(24),Def(92),O(4)                         1,974,086         1,994,016
  39                       L(24),Def(92),O(4)                         2,325,485         2,052,967        2,084,036         03/31/06
  40                       L(36),Def(73),O(3)                         1,799,548         2,460,056        2,834,152         02/23/06
  41                       L(24),Def(54),O(4)                         2,260,440         2,147,385
 41.01                                                                1,360,050         1,150,474
 41.02                                                                  900,390           996,911
  42                       L(36),Def(71),O(4)                         1,344,359         2,519,380        2,778,799         03/31/06
  43                       L(24),Def(91),O(4)                         2,070,168         2,070,168
  44                       L(24),Def(93),O(1)                                           1,798,346        1,788,605         01/31/06
  45                       L(24),Def(93),O(2)                         1,019,078         1,509,391
  46                       L(24),Def(93),O(3)                         1,298,592         1,707,645        2,059,507         03/31/06
  47                      L(24),Def(91),O(16)
  48                       L(24),Def(92),O(4)                         1,275,204         1,414,404        1,381,132         03/31/06
  49                       L(24),Def(92),O(3)                           845,437         1,281,587
  50                   L(20),Grtr1%orYM(57),O(4)
  51                       L(24),Def(92),O(4)                         1,522,158         1,588,491
  52                       L(24),Def(91),O(4)                                                            1,283,605         04/30/05
  53                       L(24),Def(92),O(4)                         1,542,387         1,600,471
  54                       L(24),Def(91),O(3)                         1,159,843         1,438,379
  55                       L(24),Def(28),O(3)                         1,747,822         1,615,976        1,351,169         03/31/06
  56                      L(24),Def(91),O(16)
  57                       L(24),Def(56),O(4)                         1,557,529         1,746,374
  58                       L(23),Def(93),O(4)                           915,211                          1,333,226         04/30/06
  59                       L(24),Def(93),O(3)                         1,216,524                          1,532,370         06/30/05
 59.01
 59.02
 59.03
 59.04
 59.05
 59.06
 59.07
 59.08
 59.09
 59.10
 59.11
 59.12
 59.13
 59.14
 59.15
 59.16
 59.17
 59.18
 59.19
 59.20
 59.21
 59.22
 59.23
 59.24
 59.25
 59.26
 59.27
 59.28
  60                       L(24),Def(92),O(4)                           852,839         1,219,590
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
  61                       L(24),Def(93),O(3)                         1,353,743         1,361,446
 61.01
 61.02
  62                   L(24),Grtr1%orYM(88),O(7)                      1,351,329         1,379,010
  63                       L(24),Def(91),O(4)
  64                   L(24),Grtr1%orYM(91),O(1)
  65                   L(36),Grtr1%orYM(20),O(4)
  66                       L(24),Def(90),O(3)                         1,082,285         1,143,686
  67                      L(24),Def(150),O(6)
  68                       L(24),Def(93),O(3)                         1,056,591         1,057,425
  69                   L(21),Grtr1%orYM(57),O(4)
  70                       L(24),Def(92),O(4)                         1,012,089         1,125,494
  71                       L(24),Def(33),O(3)                         1,446,774         1,447,437        1,499,758         01/31/06
  72                       L(24),Def(89),O(2)                         1,422,026         1,250,780
  73                      L(24),Def(152),O(4)                         1,416,558         1,492,861
  74                       L(24),Def(57),O(2)                                             504,064
  75                       L(24),Def(92),O(4)                         1,380,084         1,538,465        1,514,328         03/31/06
  76                       L(24),Def(92),O(4)                         1,038,756         1,247,852
  77                       L(24),Def(95),O(1)                         1,010,655         1,036,150        1,193,333         03/31/06
  78                       L(24),Def(93),O(2)                           696,449         1,177,044
  79                   L(36),Grtr1%orYM(20),O(4)
  80                       L(24),Def(94),O(2)                           866,164           911,877
  81                       L(24),Def(93),O(3)                         1,145,127         1,370,339        1,439,713         02/28/06
  82                   L(24),Grtr1%orYM(140),O(4)                                                          601,272         11/30/05
  83                       L(24),Def(95),O(1)
  84                       L(24),Def(92),O(4)
  85                       L(24),Def(93),O(3)                                             773,805
  86                       L(24),Def(94),O(1)                                           1,489,805        1,519,829         02/28/06
  87                      L(24),Def(132),O(7)                                             915,459
  88                       L(23),Def(93),O(4)                           547,022
  89                       L(24),Def(92),O(4)                           826,726           916,160
  90                       L(24),Def(91),O(3)                         1,864,352         1,713,891        1,681,323         01/31/06
  91                   L(36),Grtr1%orYM(17),O(4)
  92                       L(24),Def(91),O(4)                           968,634           908,298          874,975         01/31/06
  93                      L(24),Def(91),O(16)
  94                       L(24),Def(92),O(4)                           849,946           900,710          891,862         02/28/06
  95                       L(24),Def(91),O(3)                           749,111           930,791
  96                       L(24),Def(91),O(3)                         1,044,439                          1,068,387         03/31/06
  97                   L(48),Grtr1%orYM(68),O(4)                        794,101           833,817          828,007         03/31/06
  98                   L(33),Grtr1%orYM(80),O(4)
  99                   L(36),Grtr1%orYM(20),O(4)
  100                      L(24),Def(92),O(2)                                                              422,761         06/30/05
  101                      L(24),Def(87),O(7)                           663,147           770,055
  102                  L(48),Grtr1%orYM(69),O(3)                        576,804           504,764          663,669         04/30/06
  103                      L(24),Def(92),O(2)                                             804,424
  104                      L(24),Def(29),O(4)                         1,088,877         1,212,159
  105                      L(24),Def(91),O(4)                           883,193           912,273          927,972         02/28/06
  106                      L(24),Def(93),O(1)
  107                      L(24),Def(92),O(3)
  108                      L(24),Def(90),O(5)                           513,275           559,750
  109                  L(36),Grtr1%orYM(20),O(4)
  110                      L(24),Def(91),O(4)                           754,571           702,261
  111                      L(24),Def(91),O(4)                           859,712           869,439          849,425         01/31/06
  112                      L(24),Def(91),O(3)                           866,861                          1,016,818         02/28/06
  113                      L(24),Def(91),O(4)                           716,337           856,117
  114                      L(23),Def(93),O(4)                           509,136           621,153
  115                      L(24),Def(93),O(3)                           269,802           900,408          929,058         02/28/06
  116                  L(22),Grtr1%orYM(57),O(4)                      1,088,050         1,040,419        1,030,568         01/31/06
  117                      L(24),Def(93),O(3)                           775,042           782,802          790,485         04/30/06
  118                     L(24),Def(131),O(7)                         1,609,570         1,492,135
  119                      L(24),Def(91),O(3)                           511,195           631,751
  120                      L(24),Def(91),O(4)                          -113,835           278,058        1,107,060         04/30/06
  121                  L(33),Grtr1%orYM(81),O(4)                        774,293                            718,787         03/31/06
  122                  L(24),Grtr1%orYM(91),O(3)                        738,369           757,970
  123                      L(24),Def(88),O(6)                           690,550                            690,664         03/31/06
  124                      L(24),Def(92),O(3)                                                              324,823         01/31/06
  125                      L(24),Def(92),O(3)                           695,546           759,910
  126                  L(22),Grtr1%orYM(93),O(4)
  127                      L(24),Def(92),O(3)                           521,341                            637,558         02/28/06
  128                      L(24),Def(92),O(4)                           359,485           493,221          658,314         03/31/06
  129                      L(24),Def(92),O(4)                           141,667           412,482          599,394         04/30/06
  130                      L(24),Def(94),O(2)
  131                      L(24),Def(92),O(4)                           526,744           574,373          576,699         02/28/06
  132                  L(24),Grtr1%orYM(88),O(7)
  133                      L(24),Def(91),O(3)                           526,726           516,369
  134                      L(24),Def(91),O(4)                           707,576           628,772          673,156         03/31/06
  135                      L(24),Def(92),O(4)                         1,936,658           627,570          790,346         04/30/06
  136                      L(24),Def(94),O(2)                                             316,058          386,606         03/31/06
  137                  L(24),Grtr1%orYM(64),O(24)                       411,219           466,434          535,093         03/31/06
  138                      L(24),Def(92),O(3)                           549,667                            479,655         02/28/06
  139                      L(24),Def(94),O(1)                           324,558           466,362
  140                      L(24),Def(94),O(2)                         1,346,883         1,277,454
  141                      L(24),Def(91),O(4)                           791,319           883,876
  142                      L(24),Def(91),O(4)                           852,423           852,423
  143                     L(24),Def(91),O(16)
  144                      L(24),Def(91),O(4)                           300,283           576,302          575,989         02/28/06
  145                      L(36),Def(71),O(4)                           427,142           694,718          734,861         03/31/06
  146                      L(24),Def(92),O(2)                           602,234           609,190
  147                  L(22),Grtr1%orYM(93),O(4)                        510,111           594,667
  148                  L(24),Grtr1%orYM(92),O(4)                        424,819           440,663
  149         L(22),Grtr1%orYM(2),DeforGrtr1%orYM(89),O(6)              504,656                            502,941         09/30/05
  150                      L(23),Def(95),O(2)                           589,661           626,201          624,576         01/31/06
  151                      L(24),Def(91),O(3)
  152                      L(24),Def(91),O(3)                           587,141           625,693
  153                      L(24),Def(91),O(4)                           526,202           548,747          555,176         02/28/06
  154                      L(24),Def(89),O(4)                           465,183           660,036
154.01                                                                   72,317           199,561
154.02                                                                  159,886           205,632
154.03                                                                  111,489           120,436
154.04                                                                  121,491           134,406
  155                  L(22),Grtr1%orYM(94),O(2)                        536,748           597,670
  156                      L(24),Def(93),O(2)                           586,377           704,197          801,603         02/28/06
  157                      L(24),Def(90),O(4)                                             342,116
  158                      L(24),Def(90),O(6)                                              70,625          230,770         03/31/06
  159                      L(24),Def(91),O(3)                           405,663                            493,515         02/28/06
  160                      L(24),Def(92),O(3)                           405,973           417,631
  161                      L(24),Def(91),O(3)                                             648,519
  162                      L(24),Def(56),O(3)
  163                      L(24),Def(92),O(3)                           569,014           593,118
  164                      L(24),Def(92),O(4)                           260,878           353,609          405,290         03/31/06
  165                      L(24),Def(91),O(3)                           384,643                            399,647         02/28/06
  166                      L(24),Def(94),O(1)                           493,409           721,950          723,026         02/28/06
  167                      L(24),Def(91),O(4)                           262,912           310,881
  168                      L(24),Def(91),O(4)                           346,649           430,578          454,090         07/31/06
  169                      L(24),Def(92),O(4)
  170                      L(24),Def(92),O(4)                           409,756           488,090          500,368         02/28/06
  171                      L(24),Def(90),O(4)                           341,733           404,280          409,338         02/28/06
  172                      L(24),Def(91),O(4)
  173                      L(24),Def(87),O(3)                                             362,666          416,842         03/31/06
  174                      L(24),Def(89),O(3)                           403,068                            456,614         09/30/05
  175                      L(24),Def(92),O(3)                           357,769           362,567
  176                      L(24),Def(92),O(3)                           464,702           673,181          708,186         01/31/06
  177                      L(24),Def(93),O(2)                                             170,108
  178                      L(24),Def(93),O(3)
  179                  L(23),Grtr1%orYM(93),O(4)                        288,312           412,855
  180                      L(24),Def(90),O(6)                           423,921           424,723
  181                      L(24),Def(32),O(3)                           549,781           487,649
181.01
181.02
  182                     L(24),Def(190),O(25)
  183                      L(24),Def(93),O(3)                           425,446           529,937          493,971         03/31/06
  184                      L(24),Def(92),O(3)                           306,926           376,690
  185                      L(24),Def(92),O(2)                                              77,467
  186                      L(24),Def(91),O(3)                           291,229           422,775          415,178         01/31/06
  187                      L(24),Def(91),O(3)                           562,324           530,856
  188                      L(24),Def(90),O(3)                           583,574           575,328
  189                      L(24),Def(92),O(4)                           281,951           352,043
  190                      L(24),Def(91),O(4)                           200,946                            328,037         03/31/06
  191                      L(24),Def(91),O(3)                           321,116           385,428
  192                      L(24),Def(91),O(3)                           305,677           346,838          376,123         02/28/06
  193                   L(58)Grtr1%orYM(57),O(4)                        226,782           285,721          329,589         07/31/06
  194                      L(24),Def(32),O(3)                           197,833           308,751          396,113         02/28/06
  195                     L(24),Def(190),O(25)                          444,536           414,790          432,250         02/28/06
  196                      L(24),Def(92),O(3)                           625,174           511,518
  197                      L(24),Def(90),O(3)
  198                  L(23),Grtr1%orYM(33),O(4)
  199                  L(23),Grtr1%orYM(33),O(4)
  200                      L(24),Def(92),O(3)                           291,307                            320,076         11/30/05
  201                  L(23),Grtr1%orYM(57),O(2)                        341,938           340,312
  202                  L(23),Grtr1%orYM(33),O(4)
  203                      L(23),Def(35),O(2)                           229,370           256,643
  204                      L(24),Def(90),O(3)                           561,943           579,739
  205                      L(24),Def(91),O(3)                           323,005           346,476
  206                      L(24),Def(93),O(3)                           216,359           317,606
  207                      L(24),Def(31),O(3)                           192,510           249,690
  208                      L(24),Def(91),O(4)                                             278,192          132,639         02/28/06
  209                      L(24),Def(92),O(3)
  210                      L(24),Def(91),O(3)                                             139,838
  211                      L(24),Def(91),O(3)                           292,539           401,833          252,975         01/31/06
  212                      L(24),Def(92),O(4)                           226,453           345,591
  213                      L(24),Def(92),O(2)                           240,646           278,792
  214                     L(24),Def(190),O(25)                          456,123           410,979          420,015         02/28/06
  215                      L(24),Def(92),O(3)
  216                      L(24),Def(91),O(3)                            16,077           118,112
  217                      L(24),Def(89),O(4)                           270,635           288,577
  218                      L(24),Def(91),O(2)
  219                  L(21),Grtr1%orYM(95),O(2)                        229,757           227,479
  220                      L(24),Def(93),O(3)                           464,648                            542,942         02/28/06
  221                  L(22),Grtr1%orYM(93),O(4)                        142,051           251,533
  222                      L(24),Def(92),O(3)                                             272,522          243,593         02/28/06
  223                  L(24),Grtr1%orYM(92),O(4)                                          235,413          238,244         02/28/06
  224                      L(24),Def(91),O(3)                           279,406           264,231
  225                      L(24),Def(91),O(3)                           246,597           280,458          288,773         01/31/06
  226                      L(24),Def(91),O(3)                           216,890           241,640          254,979         01/31/06
  227                      L(24),Def(91),O(3)                           185,891                            230,797         02/28/06
  228                      L(24),Def(91),O(3)                           300,924           293,208
  229                      L(24),Def(93),O(2)                           244,083           257,947
  230                      L(24),Def(92),O(3)                           414,550           435,431
  231                      L(24),Def(91),O(3)                           166,119           217,541
  232                  L(22),Grtr1%orYM(93),O(4)                        238,983           244,926
  233                      L(24),Def(91),O(3)                           246,322           248,582
233.01                                                                  170,202           171,763
233.02                                                                   76,120            76,819
  234                      L(24),Def(92),O(4)                           220,471           211,222
  235                      L(24),Def(93),O(3)                           250,179           259,902          270,113         03/31/06
  236                      L(24),Def(93),O(3)                           236,998                            218,691         02/28/06
  237                      L(24),Def(91),O(3)                            89,567           185,527
  238                      L(24),Def(92),O(3)                           183,742           182,756
  239                      L(24),Def(91),O(3)                           209,290           214,978
  240                      L(24),Def(92),O(3)
  241                      L(24),Def(92),O(3)                           243,968           243,152          239,169         03/31/06
  242                      L(24),Def(93),O(3)                           114,865           149,254
  243                      L(24),Def(93),O(1)
  244                      L(24),Def(32),O(1)                           222,690           242,801
  245                     L(24),Def(151),O(3)                           393,117                            461,206         07/31/05
245.01                                                                  244,159                            286,448         07/31/05
245.02                                                                  148,958                            174,758         07/31/05
  246                  L(22),Grtr1%orYM(93),O(4)                                          187,116
  247                      L(24),Def(93),O(3)
  248                      L(24),Def(92),O(3)                           216,675           210,781
248.01                                                                  147,455           139,674
248.02                                                                   69,220            71,107
  249                      L(24),Def(92),O(3)                           191,791                            173,195         11/30/05
  250                      L(24),Def(92),O(3)                           220,462           155,636          185,119         03/31/06
  251                      L(24),Def(91),O(3)                           155,621           191,836
  252                      L(24),Def(93),O(2)                           234,285           255,520
  253                      L(24),Def(90),O(3)                           171,188                            182,072         12/06/05
  254                  L(22),Grtr1%orYM(93),O(4)                        155,103           172,446
  255                      L(24),Def(91),O(3)                           116,865           141,875
  256                      L(24),Def(92),O(3)                           152,646           180,929
  257                      L(24),Def(91),O(3)                           119,937                            141,624         02/28/06
  258                      L(24),Def(91),O(3)                           127,644           154,271
  259                      L(24),Def(91),O(3)                           137,869                            133,895         02/28/06
  260                      L(24),Def(92),O(3)                           152,674           137,812
  261                  L(33),Grtr1%orYM(82),O(3)                                           87,564
  262                      L(24),Def(91),O(3)
  263                      L(24),Def(90),O(3)
  264                  L(22),Grtr1%orYM(93),O(4)                         57,666           131,006
  265                      L(24),Def(91),O(3)
  266                  L(24),Grtr1%orYM(92),O(4)                                          110,098          110,420         02/28/06
  267                      L(24),Def(91),O(3)                           223,800           385,297          175,186         02/28/06
  268                      L(24),Def(92),O(3)
  269                      L(24),Def(31),O(3)                           150,156           113,836

                                                                                               UW(1),(12),(16),(17),(18),(24)
    LOAN #           UW REVENUES(20)      UW EXPENSES(20)   UW NOI ($)(20)   UW NCF ($)(20)    DSCR (X)
    ------           ---------------      ---------------   --------------   --------------    --------
    SEQNUM                    UW_REV               UW_EXP           UW_NOI           UW_NCF    DSCR

       1                  39,156,411           14,383,412       24,772,999       22,995,957    1.33
     1.01                 12,221,623            4,059,499        8,162,124        7,592,732
     1.02                  9,531,611            3,840,536        5,691,075        5,392,882
     1.03                  7,411,173            2,568,639        4,842,534        4,461,338
     1.04                  6,620,339            2,737,711        3,882,628        3,568,423
     1.05                  3,371,665            1,177,027        2,194,637        1,980,582
       2                  75,927,146           36,195,085       39,732,061       36,972,713    1.47
     2.01                 41,535,545           19,669,625       21,865,920       20,486,272
     2.02                 34,391,601           16,525,460       17,866,140       16,486,441
       3                  24,048,842            8,588,816       15,460,026       14,988,864    1.20
       4                  19,268,985            5,569,865       13,699,120       13,503,012    1.30
       5                  65,252,011           46,070,593       19,181,418       16,571,336    1.59
     5.01                 13,102,492            8,905,882        4,196,610        3,672,510
     5.02                 15,738,110           12,159,719        3,578,391        2,948,866
     5.03                 13,057,329            9,167,045        3,890,284        3,367,990
     5.04                  9,237,402            5,658,018        3,579,384        3,209,888
     5.05                  9,434,217            7,189,249        2,244,968        1,867,599
     5.06                  4,682,461            2,990,680        1,691,781        1,504,483
       6                  15,360,764            4,930,554       10,430,210        9,930,402    1.47
       7                  59,010,840           43,514,994       15,495,846       13,135,413    1.59
       8                  13,092,013            5,937,680        7,154,333        6,734,908    1.38
       9                   9,171,532            3,091,918        6,079,614        5,939,515    1.18
      10                  14,843,506            7,302,630        7,540,876        6,890,319    1.50
      11                  14,074,732            6,881,666        7,193,066        6,388,202    1.31
      12                   9,645,374            4,009,115        5,636,259        5,002,188    1.20
      13                   8,012,364            2,640,734        5,371,630        4,875,789    1.27
      14                   9,516,644            4,751,603        4,765,041        4,350,541    1.21
     14.01                 2,120,239              994,765        1,125,474        1,039,474
     14.02                 2,464,956            1,333,428        1,131,528        1,018,278
     14.03                 2,340,271            1,278,505        1,061,766          935,766
     14.04                 1,389,077              614,202          774,875          725,625
     14.05                 1,202,101              530,703          671,399          631,399
      15                   7,205,582            2,485,361        4,720,221        4,267,905    1.21
      16                   6,706,299            2,578,436        4,127,863        3,959,863    1.21
      17                   8,985,971            3,230,066        5,755,905        5,302,847    1.23
     17.01                 3,500,485            1,258,272        2,242,213        2,065,724
     17.02                 3,500,485            1,258,272        2,242,213        2,065,724
     17.03                 1,319,141              474,174          844,967          778,458
     17.04                   665,860              239,348          426,513          392,941
      18                   5,994,875            2,260,738        3,734,136        3,574,680    1.62
      19                  16,121,000           11,218,000        4,903,000        4,258,000    1.40
      20                   4,889,878            1,475,818        3,414,060        3,269,637    1.16
      21                   4,635,535            1,411,140        3,224,395        3,044,148    1.23
     21.01                 3,307,430            1,103,297        2,204,133        2,038,200
     21.02                 1,328,105              307,843        1,020,262        1,005,948
      22                   4,315,414            1,485,521        2,829,893        2,749,893    1.24
      23                   4,474,015            1,545,027        2,928,989        2,833,958    1.15
      24                  14,373,280           10,054,519        4,318,752        3,743,821    1.57
      25                   9,599,113            6,372,272        3,226,841        2,938,868    1.41
      26                   3,431,300              746,339        2,684,961        2,605,953    1.20
      27                  15,119,328           10,745,621        4,373,707        3,768,950    1.73
      28                   3,071,923              832,143        2,239,780        2,239,780    1.16
      29                   4,321,599            1,422,356        2,899,243        2,715,663    2.20
      30                   4,841,770            2,095,075        2,746,695        2,328,641    1.28
      31                   3,994,491            1,748,465        2,246,027        2,104,551    1.40
      32                   3,067,512              828,274        2,239,237        2,104,147    1.26
      33                   7,380,000            4,946,000        2,434,000        2,138,800    1.16
     33.01                 4,203,000            2,798,000        1,405,000        1,236,880
     33.02                 3,177,000            2,148,000        1,029,000          901,920
      34                   2,774,980              631,174        2,143,806        2,028,912    1.32
      35                   3,710,281            1,521,928        2,188,353        1,984,593    1.31
      36                   2,655,169              717,639        1,937,529        1,851,447    1.20
      37                   2,802,741              877,065        1,925,676        1,811,211    1.20
      38                   2,519,531              629,955        1,889,576        1,801,576    1.24
      39                   5,527,000            3,121,000        2,406,000        2,130,000    1.46
      40                   9,235,443            6,401,292        2,834,152        2,464,734    1.60
      41                   6,452,000            4,193,000        2,259,000        2,000,920    1.25
     41.01                 3,220,000            1,997,000        1,223,000        1,094,200
     41.02                 3,232,000            2,196,000        1,036,000          906,720
      42                   8,056,000            5,282,000        2,774,000        2,371,000    1.71
      43                   2,263,514              312,461        1,951,053        1,855,227    1.37
      44                   3,252,961            1,383,963        1,868,998        1,657,947    1.25
      45                   2,898,926            1,463,467        1,435,459        1,353,709    1.16
      46                   7,372,432            5,189,153        2,183,279        1,888,382    1.34
      47                   2,409,323              674,149        1,735,173        1,640,475    1.29
      48                   2,802,914            1,225,978        1,576,936        1,497,336    1.15
      49                   2,326,449              793,050        1,533,399        1,451,115    1.15
      50                   2,533,258              769,330        1,763,928        1,640,206    1.85
      51                   2,177,274              637,141        1,540,133        1,473,857    1.30
      52                   2,839,864            1,401,446        1,438,418        1,399,418    1.23
      53                   2,006,943              529,882        1,477,062        1,407,674    1.27
      54                   2,531,875            1,045,503        1,486,372        1,454,022    1.33
      55                   8,318,000            6,305,140        2,012,860        1,679,860    1.48
      56                   1,757,531              381,422        1,376,109        1,274,821    1.20
      57                   7,323,000            5,518,000        1,805,000        1,512,000    1.43
      58                   2,017,417              755,008        1,262,409        1,203,409    1.14
      59                   1,339,182               26,784        1,312,398        1,289,811    1.18
     59.01
     59.02
     59.03
     59.04
     59.05
     59.06
     59.07
     59.08
     59.09
     59.10
     59.11
     59.12
     59.13
     59.14
     59.15
     59.16
     59.17
     59.18
     59.19
     59.20
     59.21
     59.22
     59.23
     59.24
     59.25
     59.26
     59.27
     59.28
      60                   2,081,005              671,729        1,409,276        1,278,861    1.22
     60.01
     60.02
     60.03
     60.04
     60.05
     60.06
      61                   1,370,368               27,407        1,342,960        1,314,900    1.27
     61.01
     61.02
      62                   1,844,687              405,992        1,438,695        1,384,423    1.73
      63                   1,555,204              415,454        1,139,750        1,124,750    1.22
      64                   1,862,768              552,022        1,310,746        1,200,202    1.31
      65                   1,445,228               28,905        1,416,323        1,408,401    2.14
      66                   2,569,459            1,229,968        1,339,491        1,142,191    1.27
      67                   1,906,301              575,292        1,331,009        1,269,837    1.30
      68                   1,506,785              421,827        1,084,958        1,049,491    1.14
      69                   1,881,031              421,490        1,459,541        1,399,835    2.10
      70                   2,540,208            1,267,327        1,272,881        1,147,856    1.24
      71                   2,449,816            1,283,337        1,166,479        1,103,209    1.18
      72                   1,613,927              415,303        1,198,624        1,064,029    1.17
      73                   2,136,926              518,310        1,618,616        1,434,963    1.17
      74                   1,207,186              183,340        1,023,845          992,752    1.23
      75                   3,857,000            2,277,000        1,580,000        1,387,000    1.68
      76                   1,733,067              581,398        1,151,669        1,108,036    1.37
      77                   1,538,730              391,947        1,146,784        1,049,321    1.25
      78                   2,522,655            1,361,222        1,161,433        1,033,802    1.21
      79                   1,254,181               25,084        1,229,097        1,222,571    2.14
      80                   1,650,120              478,151        1,171,969        1,065,468    1.31
      81                   3,039,790            1,798,215        1,241,575        1,119,983    1.25
      82                   1,483,870              406,375        1,077,495        1,009,008    1.35
      83                   1,450,665              386,708        1,063,957          986,118    1.26
      84                   1,509,371              373,095        1,136,276        1,063,512    1.38
      85                   1,919,517              898,022        1,021,495        1,005,589    1.27
      86                   3,449,559            1,936,973        1,512,586        1,374,603    1.89
      87                   1,283,612              373,147          910,464          882,814    1.15
      88                   3,026,990            1,770,920        1,256,070        1,057,304    1.52
      89                   1,647,970              683,861          964,109          900,809    1.21
      90                   3,803,513            2,215,207        1,588,306        1,436,166    1.98
      91                   1,620,490              544,468        1,076,022        1,025,616    2.06
      92                   2,137,130            1,282,885          854,245          782,245    1.38
      93                   1,295,422              301,997          993,425          913,265    1.31
      94                   1,030,596              190,204          840,393          828,409    1.20
      95                   1,506,459              625,746          880,713          842,363    1.27
      96                   1,707,016              737,505          969,511          905,511    1.27
      97                   1,344,770              490,191          854,579          816,176    1.20
      98                     985,996              148,168          837,828          797,617    1.23
      99                   1,050,415               21,008        1,029,407        1,022,915    2.13
      100                    992,564              114,494          878,070          878,070    1.32
      101                  1,339,556              502,761          836,795          765,750    1.21
      102                  1,413,881              627,861          786,020          746,870    1.20
      103                  1,410,807              565,970          844,837          778,909    1.20
      104                  3,557,000            2,359,000        1,198,000        1,020,000    1.49
      105                  1,223,422              360,202          863,220          816,375    1.20
      106                  1,324,773              488,864          835,909          810,560    1.30
      107                    934,129              231,958          702,171          672,267    1.13
      108                  1,040,056              263,573          776,483          721,556    1.20
      109                    948,366               18,967          929,399          923,086    2.20
      110                  1,015,802              277,523          738,279          713,079    1.20
      111                  1,938,909            1,015,306          923,603          871,603    1.48
      112                  3,726,280            2,724,923        1,001,357          852,306    1.37
      113                    954,857              233,591          721,266          697,483    1.20
      114                  1,474,653              737,917          736,736          628,258    1.09
      115                  2,520,398            1,622,424          897,974          797,159    1.25
      116                  1,953,796              934,937        1,018,859          929,657    2.04
      117                    883,809              173,924          709,886          675,943    1.21
      118                  2,053,238              962,412        1,090,827          941,699    1.16
      119                  1,064,253              414,816          649,438          634,588    1.21
      120                  1,557,605              808,848          748,757          698,357    1.32
      121                  1,052,112              328,397          723,715          662,398    1.25
      122                  1,030,433              306,939          723,495          667,005    1.29
      123                    795,723              170,924          624,798          599,361    1.21
      124                    902,830              272,719          630,111          584,069    1.22
      125                    967,826              288,338          679,488          634,351    1.30
      126                  1,091,360              444,913          646,447          621,447    1.27
      127                    904,632              327,749          576,884          557,434    1.19
      128                  1,324,338              693,771          630,568          567,793    1.22
      129                  1,227,048              593,382          633,666          573,666    1.21
      130                    854,106              230,846          623,260          578,457    1.20
      131                    704,050               92,012          612,038          582,623    1.20
      132                  1,349,145              396,496          952,649          914,447    2.46
      133                    957,074              351,860          605,213          554,883    1.23
      134                  1,145,002              474,578          670,424          624,187    1.32
      135                  2,163,581            1,389,628          773,953          665,774    1.36
      136                  1,222,164              555,288          666,876          547,673    1.15
      137                    865,753              295,835          569,918          564,701    1.23
      138                    922,656              309,792          612,865          565,427    1.29
      139                    854,022              195,423          658,599          623,985    1.39
      140                  1,959,611              852,206        1,107,404          930,186    1.97
      141                    988,120              157,201          830,920          783,603    1.86
      142                  1,162,720              352,079          810,641          761,232    1.80
      143                    891,858              219,595          672,262          625,897    1.48
      144                    762,168              249,798          512,371          505,746    1.24
      145                  2,520,000            1,742,000          778,000          652,000    1.51
      146                  1,036,213              443,120          593,093          533,519    1.22
      147                    826,844              200,641          626,203          618,202    1.40
      148                    763,449              271,947          491,502          464,770    1.12
      149                    786,097              247,175          538,922          499,171    1.23
      150                  1,131,096              374,168          756,928          747,485    1.85
      151                    483,996               14,520          469,476          467,226    1.26
      152                  1,084,740              503,986          580,755          543,215    1.35
      153                    794,501              211,869          582,632          518,410    1.39
      154                  1,002,132              334,726          667,406          643,876    1.62
    154.01                   298,689               93,296          205,393          198,273
    154.02                   352,971              104,520          248,451          241,243
    154.03                   183,965               63,882          120,083          116,618
    154.04                   166,507               73,027           93,480           87,743
      155                    865,409              302,682          562,726          497,369    1.35
      156                  1,530,629              916,359          614,270          553,045    1.41
      157                    688,735              206,061          482,674          448,555    1.26
      158                  1,281,490              814,021          467,469          418,969    1.20
      159                    693,952              242,355          451,597          436,447    1.25
      160                    604,015              169,497          434,518          410,412    1.20
      161                    766,799              164,824          601,974          552,709    1.58
      162                    722,309              163,560          558,749          546,749    1.46
      163                    938,872              326,107          612,765          602,265    1.35
      164                    669,162              214,710          454,451          426,231    1.20
      165                    586,945              141,327          445,618          436,868    1.29
      166                  1,451,437              759,130          692,306          634,249    1.55
      167                    821,267              342,436          478,831          423,387    1.20
      168                    881,852              423,110          458,742          426,992    1.25
      169                    922,621              390,079          532,542          504,692    1.50
      170                    652,888              173,936          478,953          438,358    1.32
      171                    827,276              353,667          473,610          415,491    1.24
      172                    514,357               97,766          417,340          401,894    1.25
      173                    663,224              245,706          417,518          381,518    1.26
      174                    715,412              292,535          422,876          380,670    1.21
      175                    569,836              185,477          384,359          367,868    1.15
      176                  2,175,521            1,452,978          722,543          635,523    1.88
      177                    476,774               87,960          388,814          357,658    1.20
      178                    527,696              120,562          407,135          387,806    1.29
      179                    631,029              168,145          462,884          457,263    1.41
      180                    772,459              371,348          401,111          370,111    1.22
      181                  1,002,318              485,286          517,032          493,409    1.65
    181.01
    181.02
      182                    410,850                4,109          406,742          405,260    1.18
      183                  1,451,954              975,130          476,823          416,277    1.29
      184                    706,653              245,639          461,014          412,732    1.37
      185                    666,385              277,861          388,524          351,980    1.27
      186                    732,856              323,071          409,785          399,135    1.46
      187                    660,187              159,269          500,918          446,802    1.69
      188                  1,151,251              587,082          564,170          554,440    2.25
      189                    500,064              144,603          355,461          329,702    1.20
      190                    575,000              204,008          370,992          323,613    1.23
      191                    636,424              239,724          396,700          389,100    1.51
      192                    793,537              414,540          378,997          348,497    1.33
      193                    488,833              174,727          314,106          303,940    1.21
      194                    560,245              237,844          322,401          316,151    1.24
      195                    607,291              204,133          403,158          388,330    1.32
      196                  1,281,709              634,720          646,989          583,695    2.27
      197                    289,000                2,890          286,110          286,110    1.20
      198                    494,450              112,305          382,145          373,235    2.16
      199                    483,296              111,190          372,106          363,111    2.16
      200                    491,182              181,525          309,656          293,656    1.20
      201                    646,257              298,830          347,426          322,426    1.30
      202                    482,368              111,239          371,129          362,508    2.16
      203                    386,216               67,836          318,381          290,373    1.20
      204                    922,858              338,101          584,757          578,797    2.75
      205                    656,342              339,858          316,484          304,534    1.33
      206                    403,109              100,838          302,272          279,995    1.20
      207                    441,308              136,305          305,004          287,315    1.25
      208                    445,210              169,501          275,708          268,614    1.21
      209                    355,708               85,340          270,368          260,908    1.28
      210                    427,909               60,322          367,587          333,147    1.61
      211                    787,289              438,654          348,635          306,795    1.35
      212                    478,331              195,396          282,935          261,291    1.20
      213                    497,293              276,223          221,070          189,480    1.22
      214                    702,976              288,207          414,769          387,769    1.63
      215                    326,456               40,225          286,231          271,202    1.40
      216                    331,316               61,423          269,894          253,961    1.29
      217                    457,754              168,966          288,789          268,289    1.22
      218                    351,640              101,197          250,443          235,033    1.32
      219                    427,240              148,078          279,162          261,955    1.43
      220                  1,305,018              848,975          456,043          403,842    1.97
      221                    389,972              108,715          281,256          275,319    1.42
      222                    322,038               84,972          237,066          222,007    1.24
      223                    419,222              198,343          220,879          216,979    1.19
      224                    458,442              192,149          266,293          245,439    1.32
      225                    427,089              161,784          265,304          249,351    1.33
      226                    395,345              147,894          247,451          236,410    1.33
      227                    390,054              170,661          219,393          209,993    1.29
      228                    401,487              138,184          263,303          248,687    1.34
      229                    317,092               73,496          243,596          233,245    1.37
      230                    796,933              354,852          442,082          421,562    2.76
      231                    367,867              158,037          209,830          200,230    1.28
      232                    385,783              118,336          267,447          262,641    1.49
      233                    583,315              315,766          267,549          237,781    1.38
    233.01                   403,054              218,186          184,869          164,300
    233.02                   180,261               97,580           82,680           73,481
      234                    237,987               45,054          192,933          178,282    1.14
      235                    385,913              153,092          232,821          220,871    1.35
      236                    332,072              111,231          220,841          212,701    1.27
      237                    281,894               84,316          197,578          190,578    1.21
      238                    347,267              119,346          227,921          208,512    1.33
      239                    292,359               71,499          220,859          204,229    1.44
      240                    327,958               82,905          245,053          235,682    1.56
      241                    411,011              173,306          237,705          194,482    1.30
      242                    216,367               41,179          175,189          165,451    1.21
      243                    450,872              273,866          177,006          171,249    1.27
      244                    485,809              274,594          211,215          189,715    1.38
      245                  1,191,422              855,597          335,826          278,399    1.45
    245.01                   739,975              531,399          208,577          172,910
    245.02                   451,447              324,198          127,249          105,489
      246                    330,198              104,989          225,209          221,925    1.51
      247                    339,372                6,787          332,585          331,103    3.02
      248                    289,267               98,429          190,838          183,588    1.37
    248.01                   193,229               66,895          126,334          121,484
    248.02                    96,038               31,534           64,504           62,104
      249                    403,695              224,769          178,926          162,430    1.28
      250                    482,223              285,222          197,001          172,501    1.38
      251                    266,794               89,389          177,405          167,135    1.37
      252                    317,276              110,724          206,552          188,937    1.59
      253                    182,514               23,257          159,257          152,834    1.25
      254                    236,214               59,352          176,862          172,529    1.40
      255                    177,758               30,806          146,952          139,632    1.19
      256                    293,621              128,309          165,312          160,304    1.34
      257                    187,272               43,522          143,750          132,936    1.21
      258                    275,924              133,631          142,293          130,293    1.21
      259                    288,816              142,155          146,661          136,133    1.23
      260                    215,460               82,630          132,830          127,430    1.24
      261                    173,210               35,641          137,570          129,977    1.30
      262                    219,396               51,270          168,126          162,588    1.65
      263                    338,000               10,140          327,860          325,637    4.31
      264                    198,687               33,951          164,736          162,776    1.54
      265                    173,843               32,795          141,048          134,713    1.31
      266                    192,309               71,248          121,061          119,011    1.21
      267                    403,095              268,237          134,858          122,382    1.26
      268                    174,209               50,558          123,651          116,609    1.22
      269                    270,485              154,415          116,070          112,370    1.54

                                                                         UPFRONT ESCROW(13),(25),
                                                   ----------------------------------------------------------------------
                                                      UPFRONT CAPEX      UPFRONT ENGIN.    UPFRONT ENVIR.    UPFRONT TI/LC
    LOAN #           TITLETYPE         PML %             RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)
    ------           ---------         -----             -----------       -----------       -----------      -----------
    SEQNUM           TITLE_TYPE        PML            UPFRONT_CAPEX       UPFRONT_ENG       UPFRONT_ENV      UPFRONT_TILC

       1                Fee           Various                     0            80,000                 0                0
     1.01               Fee
     1.02               Fee
     1.03               Fee
     1.04               Fee            18.0
     1.05               Fee
       2                Fee                                       0           903,006                 0       31,000,000
     2.01               Fee
     2.02               Fee
       3           Fee/Leasehold       13.0                       0                 0                 0                0
       4                Fee                                       0         3,800,000                 0                0
       5           Fee/Leasehold                                  0                 0                 0                0
     5.01               Fee
     5.02               Fee
     5.03            Leasehold
     5.04               Fee
     5.05            Leasehold
     5.06            Leasehold
       6           Fee/Leasehold                                  0                 0                 0                0
       7             Leasehold         17.0                 986,021                 0                 0                0
       8                Fee                                       0           251,625                 0                0
       9                Fee            16.0                       0                 0                 0                0
      10             Leasehold                                    0            78,125                 0                0
      11                Fee                                       0           100,000                 0                0
      12           Fee/Leasehold       15.0                       0                 0                 0                0
      13                Fee                                       0            72,875                 0        2,000,000
      14                Fee                                       0                 0                 0                0
     14.01              Fee
     14.02              Fee
     14.03              Fee
     14.04              Fee
     14.05              Fee
      15                Fee                                       0                 0                 0        2,000,000
      16                Fee                                       0            28,894                 0                0
      17           Fee/Leasehold                                  0                 0                 0                0
     17.01           Leasehold
     17.02              Fee
     17.03           Leasehold
     17.04           Leasehold
      18                Fee                                       0                 0                 0                0
      19                Fee                                       0                 0                 0                0
      20                Fee                                       0            64,438                 0                0
      21                Fee           Various                     0                 0                 0        2,000,000
     21.01              Fee            13.0
     21.02              Fee            14.0
      22                Fee            16.0                       0            15,651                 0                0
      23                Fee                                       0           145,488           366,466                0
      24                Fee            17.0                       0           115,625                 0           30,000
      25                Fee                                       0                 0                 0                0
      26                Fee                                       0                 0                 0          500,000
      27                Fee                                       0           130,313                 0                0
      28                Fee                                       0                 0                 0                0
      29                Fee                                       0                 0                 0                0
      30                Fee                                       0                 0                 0                0
      31                Fee                                       0            31,974            40,000                0
      32             Leasehold         19.0                       0                 0                 0                0
      33                Fee           Various                 1,000                 0                 0                0
     33.01              Fee            16.0
     33.02              Fee            15.0
      34                Fee                                       0                 0                 0          200,000
      35                Fee                                       0                 0                 0                0
      36                Fee                                  47,000                 0                 0          175,000
      37                Fee            12.0                       0             1,313                 0          181,716
      38                Fee                                       0                 0                 0                0
      39                Fee            12.0                   1,000                 0                 0                0
      40                Fee                                   1,000                 0                 0                0
      41                Fee                                   1,000                 0                 0                0
     41.01              Fee
     41.02              Fee
      42                Fee                                   1,000                 0                 0                0
      43                Fee            12.0                       0                 0                 0                0
      44                Fee                                       0                 0                 0        2,242,915
      45                Fee                                       0            15,625                 0                0
      46           Fee/Leasehold                                  0                 0                 0                0
      47                Fee                                       0                 0                 0                0
      48                Fee                                 200,000                 0                 0                0
      49                Fee                                       0           343,750                 0                0
      50                Fee                                       0                 0                 0                0
      51                Fee                                       0                 0                 0                0
      52                Fee                                       0                 0                 0                0
      53                Fee                                       0                 0                 0                0
      54                Fee                                       0                 0                 0                0
      55                Fee                                   1,000                 0                 0                0
      56                Fee                                       0                 0                 0                0
      57                Fee                                     200                 0                 0                0
      58                Fee                                       0                 0                 0                0
      59                Fee                                       0            34,672                 0                0
     59.01              Fee
     59.02              Fee
     59.03              Fee
     59.04              Fee
     59.05              Fee
     59.06              Fee
     59.07              Fee
     59.08              Fee
     59.09              Fee
     59.10              Fee
     59.11              Fee
     59.12              Fee
     59.13              Fee
     59.14              Fee
     59.15              Fee
     59.16              Fee
     59.17              Fee
     59.18              Fee
     59.19              Fee
     59.20              Fee
     59.21              Fee
     59.22              Fee
     59.23              Fee
     59.24              Fee
     59.25              Fee
     59.26              Fee
     59.27              Fee
     59.28              Fee
      60                Fee                                       0                 0                 0                0
     60.01              Fee
     60.02              Fee
     60.03              Fee
     60.04              Fee
     60.05              Fee
     60.06              Fee
      61                Fee                                       0            85,000                 0                0
     61.01              Fee
     61.02              Fee
      62                Fee            12.0                       0           166,250                 0                0
      63                Fee            19.0                       0                 0                 0                0
      64                Fee             9.0                   2,523             5,919                 0                0
      65                Fee                                       0                 0                 0                0
      66                Fee                                       0            14,275                 0                0
      67                Fee                                       0                 0                 0          125,000
      68                Fee                                       0            21,605                 0                0
      69                Fee                                       0                 0                 0                0
      70                Fee                                       0                 0                 0          300,000
      71                Fee                                       0                 0                 0          101,490
      72                Fee                                       0           750,000                 0          250,000
      73             Leasehold                                    0                 0                 0                0
      74                Fee                                       0                 0                 0                0
      75                Fee                                   1,000                 0                 0                0
      76                Fee                                       0                 0                 0                0
      77                Fee                                       0            58,125                 0                0
      78                Fee            26.0                       0             1,075                 0          175,000
      79                Fee                                       0                 0                 0                0
      80                Fee                                 298,711            14,750                 0                0
      81                Fee            17.0                       0             6,375                 0                0
      82                Fee                                     538             2,500                 0          778,163
      83                Fee                                     676                 0                 0          143,209
      84                Fee            18.0                 750,000                 0                 0                0
      85                Fee                                       0                 0                 0                0
      86                Fee                                       0                 0                 0                0
      87           Fee/Leasehold                                  0                 0                 0                0
      88                Fee                                       0                 0                 0                0
      89                Fee                                       0           226,625                 0                0
      90                Fee                                       0             7,500                 0                0
      91                Fee                                       0                 0                 0                0
      92                Fee                                   7,500                 0                 0                0
      93                Fee                                       0           150,000                 0                0
      94                Fee            11.0                       0                 0                 0          110,000
      95                Fee                                       0                 0                 0                0
      96                Fee                                       0                 0                 0                0
      97                Fee                                       0                 0                 0                0
      98                Fee                                       0                 0                 0        2,745,000
      99                Fee                                       0                 0                 0                0
      100               Fee                                       0                 0                 0                0
      101               Fee                                       0                 0                 0                0
      102               Fee            13.0                       0                 0                 0                0
      103               Fee                                       0           259,938            65,000                0
      104               Fee                                   1,000                 0                 0                0
      105            Leasehold                                    0                 0                 0                0
      106               Fee                                  45,188            54,813                 0          300,000
      107               Fee            16.0                       0                 0                 0                0
      108               Fee                                       0             8,250                 0                0
      109               Fee                                       0                 0                 0                0
      110               Fee                                  25,200                 0                 0                0
      111               Fee                                       0            38,945                 0                0
      112               Fee                                       0                 0                 0                0
      113               Fee                                       0                 0                 0                0
      114               Fee            12.0                       0                 0                 0                0
      115               Fee            15.0                       0             7,159                 0                0
      116               Fee                                       0                 0                 0                0
      117               Fee                                       0            24,838                 0                0
      118               Fee                                       0            19,188                 0                0
      119               Fee                                       0                 0                 0                0
      120               Fee                                       0                 0                 0                0
      121               Fee                                       0            25,244                 0                0
      122               Fee            13.0                       0                 0                 0                0
      123               Fee            19.0                       0            12,500                 0                0
      124               Fee                                       0                 0                 0                0
      125               Fee                                       0                 0                 0                0
      126               Fee                                       0            35,700                 0                0
      127               Fee                                       0                 0                 0                0
      128               Fee                                       0           243,716                 0                0
      129               Fee                                  60,000            50,959                 0                0
      130               Fee                                       0                 0                 0                0
      131               Fee                                       0           122,290                 0                0
      132               Fee            15.0                       0                 0                 0                0
      133               Fee                                       0                 0                 0                0
      134               Fee                                       0                 0                 0                0
      135               Fee                                       0                 0                 0                0
      136               Fee                                       0            36,000                 0                0
      137               Fee             9.0                       0                 0                 0                0
      138               Fee                                       0             4,500                 0                0
      139               Fee                                     843             4,119                 0          360,000
      140               Fee                                       0            20,000                 0                0
      141               Fee                                       0                 0                 0                0
      142               Fee                                       0                 0                 0                0
      143               Fee                                       0                 0                 0                0
      144               Fee            14.0                       0                 0                 0                0
      145               Fee                                   1,000                 0                 0                0
      146               Fee                                       0                 0                 0                0
      147               Fee                                       0                 0                 0                0
      148               Fee            16.0                       0                 0                 0                0
      149               Fee                                       0                 0                 0                0
      150               Fee             7.0                       0                 0           200,000                0
      151               Fee                                       0                 0                 0                0
      152               Fee                                       0                 0                 0                0
      153               Fee            18.5                       0           456,492                 0                0
      154               Fee                                       0                 0                 0                0
    154.01              Fee
    154.02              Fee
    154.03              Fee
    154.04              Fee
      155               Fee                                       0                 0                 0           50,000
      156               Fee                                       0                 0                 0                0
      157               Fee                                       0                 0                 0                0
      158               Fee                                       0                 0                 0                0
      159               Fee                                       0            32,400                 0                0
      160               Fee            15.0                       0                 0                 0                0
      161               Fee                                       0                 0                 0                0
      162               Fee                                       0                 0                 0                0
      163               Fee                                       0                 0                 0                0
      164               Fee                                       0                 0                 0                0
      165               Fee                                       0                 0                 0                0
      166               Fee                                       0                 0                 0                0
      167            Leasehold         18.0                 120,000            69,375                 0          200,000
      168               Fee                                       0             9,500                 0                0
      169            Leasehold                                    0                 0                 0                0
      170               Fee                                       0                 0                 0                0
      171               Fee            16.0                       0                 0                 0          100,000
      172               Fee                                       0                 0                 0                0
      173               Fee                                       0            27,125                 0                0
      174               Fee                                       0                 0                 0           90,000
      175               Fee            15.0                       0             1,250                 0                0
      176               Fee                                       0                 0                 0                0
      177               Fee            17.0                       0                 0                 0          130,600
      178               Fee                                       0                 0                 0                0
      179               Fee                                       0                 0                 0                0
      180               Fee                                       0            71,250                 0                0
      181               Fee                                       0                 0            15,000                0
    181.01              Fee
    181.02              Fee
      182               Fee                                       0                 0                 0           75,000
      183               Fee                                       0                 0                 0                0
      184               Fee                                       0             3,875                 0                0
      185               Fee                                       0                 0                 0                0
      186               Fee            16.0                       0             3,125                 0                0
      187               Fee                                 174,266             3,750                 0                0
      188               Fee             6.0                       0                 0                 0                0
      189               Fee                                       0             9,276                 0                0
      190               Fee            19.0                       0            49,125                 0                0
      191               Fee                                       0            25,000                 0                0
      192               Fee                                       0            18,750                 0                0
      193               Fee                                       0                 0                 0                0
      194               Fee                                       0                 0                 0                0
      195               Fee             5.0                       0                 0                 0                0
      196               Fee                                       0             7,500                 0                0
      197               Fee                                       0                 0                 0                0
      198               Fee                                       0                 0                 0                0
      199          Fee/Leasehold                                  0                 0                 0                0
      200               Fee                                       0                 0                 0                0
      201               Fee                                       0             6,250                 0                0
      202               Fee                                       0                 0                 0                0
      203               Fee                                       0                 0                 0                0
      204               Fee            22.0                       0                 0                 0                0
      205               Fee                                       0                 0                 0                0
      206               Fee                                       0                 0                 0                0
      207               Fee                                       0                 0                 0                0
      208               Fee                                       0                 0                 0                0
      209               Fee             8.0                       0                 0                 0                0
      210               Fee                                       0                 0                 0                0
      211               Fee                                       0             1,375                 0                0
      212               Fee                                       0                 0                 0           50,000
      213               Fee                                       0                 0                 0                0
      214               Fee                                       0                 0                 0                0
      215               Fee                                   6,100                 0                 0           30,000
      216               Fee                                       0                 0                 0                0
      217               Fee                                       0            10,156                 0                0
      218               Fee                                       0                 0                 0          200,000
      219               Fee            18.0                       0                 0                 0                0
      220               Fee            17.0                       0                 0               375                0
      221               Fee                                       0             5,625                 0                0
      222               Fee                                       0                 0            25,000                0
      223               Fee            65.0                       0                 0                 0                0
      224               Fee                                       0            38,813                 0                0
      225               Fee                                       0                 0                 0                0
      226               Fee                                       0                 0                 0                0
      227               Fee                                       0            11,800                 0                0
      228               Fee                                       0               625                 0           50,000
      229               Fee            16.0                       0                 0                 0                0
      230               Fee            16.0                       0                 0                 0                0
      231               Fee                                       0                 0                 0                0
      232               Fee                                       0             4,438                 0                0
      233               Fee                                       0            22,813                 0                0
    233.01              Fee
    233.02              Fee
      234               Fee                                       0            37,500                 0                0
      235               Fee                                       0                 0                 0                0
      236               Fee                                       0            10,313                 0                0
      237               Fee                                       0                 0                 0                0
      238               Fee                                       0                 0                 0                0
      239               Fee            15.0                       0             4,375                 0                0
      240               Fee            11.0                       0             3,125                 0                0
      241               Fee                                       0             6,375                 0                0
      242               Fee                                       0                 0                 0                0
      243            Leasehold         12.0                       0                 0                 0                0
      244               Fee                                       0            56,625                 0                0
      245               Fee                                       0                 0                 0                0
    245.01              Fee
    245.02              Fee
      246               Fee                                       0                 0                 0                0
      247               Fee                                       0                 0                 0                0
      248               Fee                                       0                 0                 0                0
    248.01              Fee
    248.02              Fee
      249               Fee                                  50,000             3,750                 0                0
      250               Fee                                       0             4,500                 0                0
      251               Fee                                       0                 0                 0                0
      252               Fee                                       0                 0                 0                0
      253               Fee                                       0               650                 0                0
      254               Fee                                       0            12,500                 0                0
      255               Fee                                       0                 0                 0                0
      256               Fee                                       0                 0                 0                0
      257               Fee                                       0                 0                 0                0
      258               Fee                                       0                 0                 0                0
      259               Fee                                       0             7,813                 0                0
      260               Fee                                       0                 0                 0                0
      261               Fee                                       0                 0            25,000                0
      262               Fee                                       0                 0                 0                0
      263               Fee                                       0                 0                 0                0
      264               Fee                                       0                 0                 0                0
      265               Fee                                       0                 0                 0                0
      266               Fee            19.0                       0                 0                 0                0
      267            Leasehold                                    0                 0                 0                0
      268               Fee                                       0                 0                 0                0
      269          Fee/Leasehold                                  0            37,500                 0                0

                                UPFRONT ESCROW(13),(25),                            MONTHLY ESCROW(14)
                -----------------------------------------------------    ---------------------------------------

                    UPFRONT RE TAX   UPFRONT INS.      UPFRONT OTHER           MONTHLY CAPEX     MONTHLY ENVIR.
    LOAN #              RESERVE ($)    RESERVE ($)        RESERVE ($)             RESERVE ($)        RESERVE ($)
    ------              -----------    -----------        -----------             -----------        -----------
    SEQNUM              UPFRONT_TAX    UPFRONT_INS      UPFRONT_OTHER             MONTHLY_CAP        MONTHLY_ENV

       1                         0              0                  0                   6,518                  0
     1.01
     1.02
     1.03
     1.04
     1.05
       2                 7,007,181              0         11,807,000                       0                  0
     2.01
     2.02
       3                 1,190,342        173,060          3,000,000                   5,793                  0
       4                   144,975         69,708                  0                       0                  0
       5                         0              0                  0                       0                  0
     5.01
     5.02
     5.03
     5.04
     5.05
     5.06
       6                 1,316,617              0                  0                       0                  0
       7                   175,116        897,155                  0                 146,000                  0
       8                   148,941         20,135            615,117                       0                  0
       9                   212,816              0                  0                       0                  0
      10                   677,585        147,118            565,000                   5,288                  0
      11                 1,697,831         82,113                  0                  10,903                  0
      12                   163,719         56,004                  0                   3,623                  0
      13                   407,903          5,879                  0                   9,211                  0
      14                    42,421        120,076                  0                  34,542                  0
     14.01
     14.02
     14.03
     14.04
     14.05
      15                   103,043         78,947                  0                   4,911                  0
      16                         0              0                  0                  14,000                  0
      17                         0              0                  0                       0                  0
     17.01
     17.02
     17.03
     17.04
      18                         0              0                  0                       0                  0
      19                         0              0                  0                       0                  0
      20                   267,529         12,338                  0                   3,791                  0
      21                    29,670         19,784                  0                       0                  0
     21.01
     21.02
      22                    49,299         13,503            182,583                   6,668                  0
      23                    77,818         10,973                  0                   2,316                  0
      24                    78,326              0          1,500,000                  47,911                  0
      25                   158,019         57,458                  0                       0                  0
      26                    63,080         31,050          1,065,800                   1,684                  0
      27                   125,207              0                  0               50,397.00                  0
      28                    79,457         29,140                  0                       0                  0
      29                         0              0                  0                       0                  0
      30                   171,139         32,297            382,020                   2,977                  0
      31                    59,365              0                  0                  11,790                  0
      32                         0         27,172                  0                   1,260                  0
      33                     1,000              0                  0                  24,486                  0
     33.01
     33.02
      34                   278,755          8,298                  0                   1,767                  0
      35                         0              0                  0                   1,587                  0
      36                    70,714         13,494            160,000                       0                  0
      37                    46,506          2,288                  0                   1,244                  0
      38                   210,436              0                  0                   1,424                  0
      39                    70,281              0                  0                  17,283                  0
      40                   132,148         71,359             29,548                  29,100                  0
      41                    99,000              0                  0                  21,524                  0
     41.01
     41.02
      42                   244,311              0                  0                  23,600                  0
      43                         0              0                  0                       0                  0
      44                   117,452         16,436            500,000                   3,752                  0
      45                         0              0                  0                       0                  0
      46                    34,240         64,500                  0                  23,780                  0
      47                         0              0                  0                       0                  0
      48                   110,995          7,807                  0                   6,600                  0
      49                    79,394          8,141            353,480                   1,820                  0
      50                         0              0                  0                       0                  0
      51                   174,807              0                  0                   1,038                  0
      52                         0              0                  0                       0                  0
      53                   186,525              0                  0                   1,081                  0
      54                         0              0                  0                       0                  0
      55                    32,097         19,598                  0                  27,413                  0
      56                         0              0                  0                       0                  0
      57                    61,555         31,753          1,100,000                       0                  0
      58                   122,000         81,311                  0                   4,876                  0
      59                    30,713          7,422                  0                   1,882                  0
     59.01
     59.02
     59.03
     59.04
     59.05
     59.06
     59.07
     59.08
     59.09
     59.10
     59.11
     59.12
     59.13
     59.14
     59.15
     59.16
     59.17
     59.18
     59.19
     59.20
     59.21
     59.22
     59.23
     59.24
     59.25
     59.26
     59.27
     59.28
      60                   223,999         18,561            600,000                     900                  0
     60.01
     60.02
     60.03
     60.04
     60.05
     60.06
      61                    38,673              0                  0                       0                  0
     61.01
     61.02
      62                         0              0                  0                       0                  0
      63                    38,084          7,547                  0                   1,254                  0
      64                    43,405          4,254                  0                   2,524                  0
      65                         0              0                  0                       0                  0
      66                    59,198         36,268             33,000                   2,180                  0
      67                         0         17,248          2,100,000                     691                  0
      68                    40,776          2,250                  0                   1,006                  0
      69                         0              0                  0                       0                  0
      70                   193,269         57,627                  0                   2,000                  0
      71                   107,098          3,190                  0                   1,273                  0
      72                    25,174          7,159                  0                   2,260                  0
      73                    69,352          7,861                  0                       0                  0
      74                     1,618          4,500                  0                   1,107                  0
      75                   108,582              0                  0                  12,419                  0
      76                   106,519              0                  0                   2,441                  0
      77                    52,010         12,167             10,000                   1,811                  0
      78                    27,288              0                  0                   2,134                  0
      79                         0              0                  0                       0                  0
      80                    61,022         26,290                  0                   1,170                  0
      81                    10,769         12,770                  0                  10,133                  0
      82                   118,500          7,854                  0                     538                  0
      83                     9,000          7,005            122,981                     676                  0
      84                         0              0                  0                       0                  0
      85                    53,779         13,289            428,688                       0                  0
      86                    20,814         18,138                  0                  11,634                  0
      87                         0              0                  0                       0                  0
      88                         0              0                  0                       0                  0
      89                    17,515          9,287                  0                   5,275                  0
      90                    54,615              0                  0                  12,678                  0
      91                         0              0                  0                       0                  0
      92                   131,250          7,893            600,000                   7,500                  0
      93                         0              0            581,217                       0                  0
      94                         0              0                  0                     200                  0
      95                         0              0                  0                       0                  0
      96                    15,995              0                  0                   5,333                  0
      97                     8,824         14,500                  0                   3,200                  0
      98                         0              0            605,000                     375                  0
      99                         0              0                  0                       0                  0
      100                   30,990         21,334                  0                       0                  0
      101                        0         18,820                  0                     756                  0
      102                   83,454          1,777                  0                   3,263                  0
      103                        0          2,106                  0                   1,702                  0
      104                    4,990         25,278                  0                  11,767                  0
      105                   22,124         30,233                  0                   1,347                  0
      106                        0          6,270                  0                       0                  0
      107                   15,600          5,110            500,000                     321                  0
      108                   52,770         24,665                  0                   1,400                  0
      109                        0              0                  0                       0                  0
      110                   45,189         28,534                  0                       0                  0
      111                   86,234         55,493                  0                   4,333                  0
      112                  107,073          3,623                  0                  12,420                  0
      113                   78,340          2,789                  0                     283                  0
      114                        0              0                  0                       0                  0
      115                        0              0                  0                   8,401                  0
      116                        0              0                  0                       0                  0
      117                        0          1,247            116,810                     654                  0
      118                        0              0             15,000                       0                  0
      119                        0              0                  0                       0                  0
      120                   31,551          6,336                  0                   2,320                  0
      121                   53,716         20,855             30,310                   3,972                  0
      122                        0         14,324            250,000                   1,087                  0
      123                    8,386          9,200                  0                     438                  0
      124                   18,720              0                  0                     644                  0
      125                   41,195          1,487                  0                     536                  0
      126                   33,120          7,803             40,000                   2,084                  0
      127                        0              0                  0                       0                  0
      128                   18,977         13,650              4,900                   5,231                  0
      129                   39,741         20,014                  0                   5,000                  0
      130                    2,587          2,364                  0                     348                  0
      131                    6,486          9,915                  0                     669                  0
      132                        0              0                  0                       0                  0
      133                   60,836          3,415                  0                     623                  0
      134                  122,869          2,344                  0                     495                  0
      135                   37,206         30,037                  0                   5,367                  0
      136                   49,562         13,871                  0                   1,386                  0
      137                        0              0                  0                     435                  0
      138                   72,651          1,893                  0                   1,005                  0
      139                        0         10,826             67,650                     843                  0
      140                        0              0                  0                   2,158                  0
      141                        0              0                  0                       0                  0
      142                        0              0                  0                       0                  0
      143                        0              0                  0                       0                  0
      144                    6,020          9,018                  0                       0                  0
      145                  109,061              0                  0                  10,029                  0
      146                        0            948                  0                     628                  0
      147                   21,296          2,882                  0                     667                  0
      148                   14,344          1,183                  0                     332                  0
      149                   26,525         21,698                  0                     573                  0
      150                   23,240          6,519                  0                     926                  0
      151                        0              0             38,575                     188                  0
      152                    9,217              0                  0                   3,132                  0
      153                        0          4,833                  0                     841                  0
      154                   10,562         18,348                  0                   1,961                  0
    154.01
    154.02
    154.03
    154.04
      155                   25,323          5,234                  0                   1,350                  0
      156                   26,457         12,948                  0                   5,102                  0
      157                   58,983          1,761                  0                     811                  0
      158                   64,921         34,021                  0                   4,042                  0
      159                        0              0                  0                       0                  0
      160                    6,855          5,447                  0                     354                  0
      161                   25,701          4,716                  0                     838                  0
      162                    3,825         10,660            270,000                   1,000                  0
      163                   33,846          6,948                  0                       0                  0
      164                   74,807          2,155                  0                     553                  0
      165                        0              0                  0                       0                  0
      166                        0              0                  0                   4,838                  0
      167                    5,674          7,680            323,555                   1,151                  0
      168                   36,049         30,917                  0                   2,646                  0
      169                   54,435          1,641             58,000                     303                  0
      170                   46,605          5,756                  0                     597                  0
      171                    5,494          2,240                  0                     874                  0
      172                    9,354            805             75,000                     117                  0
      173                    5,265         22,891                  0                   3,000                  0
      174                   31,369          1,091            150,000                     588                  0
      175                   13,386              0             25,000                     163                  0
      176                   47,816              0                  0                   7,252                  0
      177                    1,473          3,291                  0                     541                  0
      178                   11,094          2,128                  0                     185                  0
      179                   24,800          3,281                  0                     468                  0
      180                   45,055         39,042              3,086                   2,583                  0
      181                   57,835          4,773                  0                   1,969                  0
    181.01
    181.02
      182                        0              0                  0                       0                  0
      183                    8,344          9,843            160,936                   5,046                  0
      184                    9,211         18,722                  0                   1,766                  0
      185                   31,727          3,395            200,000                     329                  0
      186                   12,920          3,525                928                       0                  0
      187                   48,513          4,423                  0                       0                  0
      188                        0              0                  0                       0                  0
      189                   36,906          1,208                  0                     546                  0
      190                        0          4,533                  0                     439                  0
      191                   28,048            837                  0                     633                  0
      192                   15,840          2,408                  0                   2,542                  0
      193                   29,114         13,710                  0                     847                  0
      194                    6,480          1,538                  0                       0                  0
      195                        0              0                  0                   1,236                  0
      196                   93,088          1,507                  0                       0                  0
      197                        0              0                  0                       0                  0
      198                        0              0                  0                       0                  0
      199                        0              0                  0                       0                  0
      200                        0              0                  0                       0                  0
      201                   10,669          6,060                  0                   2,083                  0
      202                        0              0                  0                       0                  0
      203                        0              0                  0                       0                  0
      204                        0              0                  0                       0                  0
      205                    6,379          3,850             24,130                     996                  0
      206                    8,639          1,045                  0                     250                  0
      207                    4,292          1,729                  0                     267                  0
      208                   17,510          4,581                  0                      59                  0
      209                    1,616          1,068             10,965                     112                  0
      210                    5,936          4,989                  0                     384                  0
      211                   33,745         15,630                  0                   3,487                  0
      212                   18,984          1,564                  0                       0                  0
      213                        0            749                  0                     411                  0
      214                        0          4,816                  0                   2,200                  0
      215                    7,444            654                  0                     167                  0
      216                    6,531            951              6,160                     219                  0
      217                    7,163          3,716                  0                   1,708                  0
      218                   14,774            744                  0                       0                  0
      219                    1,164          1,545                  0                     136                  0
      220                   10,753          7,199             54,938                   4,350                  0
      221                    9,241          1,728                  0                     495                  0
      222                   18,018          3,683                  0                     176                  0
      223                    3,492          4,735                  0                     325                  0
      224                    9,622          5,276                  0                   1,738                  0
      225                   14,976          3,993                  0                   1,331                  0
      226                   14,726          1,565                  0                     920                  0
      227                        0              0                  0                       0                  0
      228                    7,708          8,114                  0                     733                  0
      229                    5,128            874                  0                     149                  0
      230                    7,200              0                  0                       0                  0
      231                        0              0                  0                       0                  0
      232                    8,237          1,697                  0                     400                  0
      233                   13,767         10,708                  0                   2,481                  0
    233.01
    233.02
      234                    7,272          4,171                  0                     201                  0
      235                    1,010          1,719                  0                       0                  0
      236                   15,422          6,115                  0                     678                  0
      237                    3,792          7,471                  0                     583                  0
      238                    9,780            929                  0                     202                  0
      239                    7,137          5,921                  0                     221                  0
      240                    3,302         34,091                  0                     119                  0
      241                   28,353          3,030                  0                     998                  0
      242                      863            421                  0                     153                  0
      243                        0              0                  0                       0                  0
      244                   14,590          2,378             34,468                   1,792                  0
      245                   24,632         17,107                  0                   4,786                  0
    245.01
    245.02
      246                    9,809          1,264                  0                     274                  0
      247                        0              0                  0                       0                  0
      248                    2,353            678                  0                       0                  0
    248.01
    248.02
      249                   14,477          2,391              8,000                     409                  0
      250                    3,645          6,933                  0                   2,042                  0
      251                    1,158          5,309                  0                     856                  0
      252                   20,182          2,968             16,209                     679                  0
      253                    2,557            813                  0                      74                  0
      254                    6,210          1,318                  0                     361                  0
      255                    5,631          1,670                  0                      87                  0
      256                    6,636          1,433                  0                     417                  0
      257                    7,426          1,273                  0                     175                  0
      258                    8,241          5,021                  0                   1,000                  0
      259                    7,750          1,912                  0                     877                  0
      260                    4,062          2,962                  0                     450                  0
      261                        0          8,675                  0                      62                  0
      262                        0              0                  0                       0                  0
      263                        0              0                  0                       0                  0
      264                    4,729            544                  0                     163                  0
      265                        0              0                  0                       0                  0
      266                    1,896          2,565                  0                     171                  0
      267                   16,921            499                  0                     174                  0
      268                   11,699            712             11,000                       0                  0
      269                    4,148            981              1,575                       0                  0

                                              MONTHLY ESCROW(14)
                -----------------------------------------------------------------------------------

                      MONTHLY TI/LC      MONTHLY RE TAX       MONTHLY INS.           MONTHLY OTHER      SINGLE
    LOAN #               RESERVE ($)         RESERVE ($)        RESERVE ($)         RESERVE ($)(23)     TENANT
    ------               -----------         -----------        -----------         ---------------     ------
    SEQNUM              MONTHLY_TILC         MONTHLY_TAX        MONTHLY_INS          MONTHLY_OTHER   SINGLE_TENANT

       1                          0                   0                  0                   0            No
     1.01                                                                                                 No
     1.02                                                                                                 No
     1.03                                                                                                 No
     1.04                                                                                                 No
     1.05                                                                                                 No
       2                          0           1,557,151                  0                   0            No
     2.01                                                                                                 No
     2.02                                                                                                 No
       3                     23,690             262,931             64,737              10,563            No
       4                          0              48,325             11,618                   0           Yes
       5                          0                   0                  0                   0            No
     5.01                                                                                                 No
     5.02                                                                                                 No
     5.03                                                                                                 No
     5.04                                                                                                 No
     5.05                                                                                                 No
     5.06                                                                                                 No
       6                          0             131,617                  0                   0            No
       7                          0             198,350             67,970                   0            No
       8                          0             148,941             20,135                   0            No
       9                          0              70,939                  0                   0            No
      10                     42,585             169,396             16,346             330,425            No
      11                     54,614             212,229              8,211              25,000            No
      12                     49,216              81,859              6,223                   0            No
      13                     32,110             101,976              5,879                   0            No
      14                          0              42,421             30,019                   0            No
     14.01                                                                                                No
     14.02                                                                                                No
     14.03                                                                                                No
     14.04                                                                                                No
     14.05                                                                                                No
      15                     32,740              34,348              6,579                   0            No
      16                          0                   0                  0                   0            No
      17                          0                   0                  0                   0           Yes
     17.01                                                                                               Yes
     17.02                                                                                               Yes
     17.03                                                                                               Yes
     17.04                                                                                               Yes
      18                          0                   0                  0                   0            No
      19                          0                   0                  0                   0            No
      20                      8,333              44,588              6,169                   0            No
      21                          0              29,670              2,473                   0         Various
     21.01                                                                                                No
     21.02                                                                                               Yes
      22                          0              49,299              6,752                   0            No
      23                      5,603              77,818              3,327                   0            No
      24                          0               8,703                  0                   0            No
      25                          0              26,336             28,729                   0            No
      26                      4,194              33,703                  0                   0            No
      27                          0              31,302                  0                   0            No
      28                          0              39,728              4,732                   0           Yes
      29                          0                   0                  0                   0            No
      30                     31,865              42,785              4,037                   0            No
      31                          0              19,788                  0                   0            No
      32                          0              17,891              3,019                   0            No
      33                          0              23,680                  0                   0            No
     33.01                                                                                                No
     33.02                                                                                                No
      34                      6,924              25,341              4,149                   0            No
      35                     15,566                   0                  0                   0            No
      36                          0              35,357              3,373                   0            No
      37                     15,483              23,253              1,144                   0            No
      38                      5,909              17,536                  0                   0            No
      39                          0              23,427                  0                   0            No
      40                          0              44,049             11,893                   0            No
      41                          0              20,603                  0                   0            No
     41.01                                                                                                No
     41.02                                                                                                No
      42                          0              25,020                  0                   0            No
      43                          0                   0                  0                   0           Yes
      44                     13,891              29,363              1,826                   0            No
      45                          0                   0                  0                   0            No
      46                          0              34,240              7,167                   0            No
      47                          0                   0                  0                   0           Yes
      48                          0              15,856              7,807                   0            No
      49                      9,098              15,879              4,071                   0            No
      50                          0                   0                  0                   0            No
      51                      4,607              14,567                  0                   0            No
      52                          0              32,211                  0                   0           Yes
      53                      4,702              15,544                  0                   0            No
      54                          0                   0                  0                   0            No
      55                          0              32,097              6,533                   0            No
      56                          0                   0                  0                   0           Yes
      57                          0              26,374              7,938                   0            No
      58                          0              15,250              6,776                   0            No
      59                          0              15,356              3,711                   0           Yes
     59.01                                                                                               Yes
     59.02                                                                                               Yes
     59.03                                                                                               Yes
     59.04                                                                                               Yes
     59.05                                                                                               Yes
     59.06                                                                                               Yes
     59.07                                                                                               Yes
     59.08                                                                                               Yes
     59.09                                                                                               Yes
     59.10                                                                                               Yes
     59.11                                                                                               Yes
     59.12                                                                                               Yes
     59.13                                                                                               Yes
     59.14                                                                                               Yes
     59.15                                                                                               Yes
     59.16                                                                                               Yes
     59.17                                                                                               Yes
     59.18                                                                                               Yes
     59.19                                                                                               Yes
     59.20                                                                                               Yes
     59.21                                                                                               Yes
     59.22                                                                                               Yes
     59.23                                                                                               Yes
     59.24                                                                                               Yes
     59.25                                                                                               Yes
     59.26                                                                                               Yes
     59.27                                                                                               Yes
     59.28                                                                                               Yes
      60                     12,083              24,889              3,094                   0         Various
     60.01                                                                                                No
     60.02                                                                                               Yes
     60.03                                                                                                No
     60.04                                                                                               Yes
     60.05                                                                                                No
     60.06                                                                                                No
      61                          0              19,336                  0                   0            No
     61.01                                                                                               Yes
     61.02                                                                                                No
      62                          0                   0                  0                   0            No
      63                          0              19,042              1,887                   0            No
      64                          0              14,468              2,127                   0           Yes
      65                          0                   0                  0                   0           Yes
      66                     14,262              29,599              3,297                   0            No
      67                      5,181              11,313              2,156                   0            No
      68                          0               6,796              1,125                   0            No
      69                          0                   0                  0                   0            No
      70                          0              27,610              4,433                   0            No
      71                      6,363              35,700              3,190                   0            No
      72                      8,923              12,587              2,616                   0            No
      73                          0                   0                  0                   0            No
      74                      1,510                 539                  0                   0            No
      75                          0                   0                  0                   0            No
      76                      1,388               8,877                  0                   0            No
      77                      6,391               8,668              1,738              10,000            No
      78                     23,615               6,822             17,847                   0            No
      79                          0                   0                  0                   0           Yes
      80                      7,705              15,255              3,286                   0            No
      81                          0               3,590              1,824                   0            No
      82                          0              19,750              1,309                   0            No
      83                      3,380               9,000              1,168                   0            No
      84                          0                   0                  0                   0           Yes
      85                          0              13,445              1,661                   0            No
      86                          0               5,203              2,267                   0            No
      87                          0                   0                  0                   0           Yes
      88                          0                   0                  0                   0            No
      89                          0               8,758              1,548                   0            No
      90                          0              10,923                  0                   0            No
      91                          0                   0                  0                   0            No
      92                          0              26,250              7,900                   0            No
      93                          0                   0                  0                   0           Yes
      94                      9,167               9,377                276                   0            No
      95                          0                   0                  0                   0            No
      96                          0               7,998              4,507                   0            No
      97                          0               8,824              2,900                   0            No
      98                          0                   0                305                   0           Yes
      99                          0                   0                  0                   0           Yes
      100                         0               7,748              2,133                   0           Yes
      101                     5,185              16,829              1,882                   0            No
      102                         0              10,432              1,777                   0            No
      103                     4,025              12,224              1,470                   0            No
      104                         0                   0              3,151                   0            No
      105                     4,167               4,425              3,359               8,333            No
      106                     1,804                   0                896                   0           Yes
      107                     2,137               7,800              1,703                   0            No
      108                     2,500               8,795              3,524                   0            No
      109                         0                   0                  0                   0           Yes
      110                         0               7,532              3,567                   0            No
      111                         0              21,559              5,549                   0            No
      112                         0              15,296              3,623                   0            No
      113                         0              11,191                930                   0            No
      114                         0                   0                  0                   0            No
      115                         0               6,439              2,565                   0            No
      116                         0                   0                  0                   0           Yes
      117                     2,174               5,678              1,247                   0            No
      118                         0                   0                  0                   0            No
      119                         0                   0                  0                   0            No
      120                         0               5,259              3,168                   0            No
      121                     1,137              13,429              2,317                   0            No
      122                     3,621               9,381              1,432                   0            No
      123                         0               8,386              1,022                   0           Yes
      124                     4,167               3,120              2,374                   0            No
      125                     3,225               6,866                743                   0            No
      126                         0               8,280              3,901                   0            No
      127                         0                   0                  0                   0            No
      128                         0               6,326              2,730                   0            No
      129                         0               5,677              1,871                   0            No
      130                     3,386                 287                591               4,583            No
      131                     1,783               1,622                901                   0            No
      132                         0                   0                  0                   0            No
      133                     3,534              15,209              1,707                   0            No
      134                     4,191              17,553                781                   0            No
      135                         0               5,315              2,525                   0            No
      136                     8,549               8,260              1,734                   0            No
      137                         0               4,420                560                   0            No
      138                     2,949              12,108                947                   0            No
      139                         0               7,752                984                   0            No
      140                         0              14,059              2,302                   0            No
      141                     1,666                   0                  0                   0           Yes
      142                         0                   0                  0                   0           Yes
      143                         0                   0                  0                   0           Yes
      144                         0               6,020                752                   0            No
      145                         0              15,562                  0                   0            No
      146                     4,337                   0                474                   0            No
      147                         0               4,259                763                   0            No
      148                     2,215               2,869                591                   0            No
      149                     1,864               5,305                  0                   0            No
      150                         0               5,810                931                   0            No
      151                         0                   0                  0                   0           Yes
      152                         0               2,304              2,546                   0            No
      153                     4,509               3,972              1,050                   0            No
      154                         0               1,760              1,938                   0            No
    154.01                                                                                                No
    154.02                                                                                                No
    154.03                                                                                                No
    154.04                                                                                                No
      155                     4,096               8,441              2,617                   0            No
      156                         0               5,291              3,237                   0            No
      157                     2,271               8,426              1,761                   0            No
      158                         0               7,213              3,093                   0            No
      159                         0                   0                  0                   0            No
      160                     1,655               3,427                778                   0            No
      161                         0               6,425              1,572                   0            No
      162                     1,000                 956              2,132                   0            No
      163                         0               8,462                869                   0            No
      164                     2,917               9,351              1,571                   0            No
      165                         0                   0                  0                   0            No
      166                         0               3,106              1,834                   0            No
      167                     3,465               5,674              1,280                   0            No
      168                         0               5,150              3,092                   0            No
      169                         0               6,804                547                   0            No
      170                     2,083               4,237                640                   0            No
      171                     3,990               5,495                747                   0            No
      172                     1,170               3,118                403                   0            No
      173                         0               5,265              2,081                   0            No
      174                     2,929               7,842                546                   0            No
      175                       542               2,231                  0                   0            No
      176                         0               9,563                  0                   0            No
      177                         0                 737              1,097                   0            No
      178                     1,666               1,740                426                   0            No
      179                         0               2,756                656                   0            No
      180                         0               4,506              3,254                   0            No
      181                         0               9,639              2,387                   0            No
    181.01                                                                                                No
    181.02                                                                                                No
      182                         0                   0                  0                   0           Yes
      183                         0               4,172              1,230                   0            No
      184                     2,257               1,842              3,744                   0            No
      185                     2,717               4,310                679                   0           Yes
      186                         0               1,846                588                   0            No
      187                         0               6,930              1,474                   0            No
      188                         0               5,352                  0                   0            No
      189                     1,667               6,151              1,208                   0            No
      190                     3,304               2,517              2,266                   0            No
      191                         0               4,007                418                   0            No
      192                         0               5,280              2,408                   0            No
      193                         0               5,823              1,055                   0            No
      194                         0               2,160                769                   0            No
      195                         0               2,804                  0                   0            No
      196                         0              18,618                753                   0            No
      197                         0                   0                  0                   0           Yes
      198                         0                   0                  0                   0           Yes
      199                         0                   0                  0                   0           Yes
      200                         0               4,511                485                   0            No
      201                         0               2,667              3,030                   0            No
      202                         0                   0                  0                   0           Yes
      203                         0               1,250                417                   0            No
      204                         0               4,797                  0                   0            No
      205                         0               2,126              1,925              24,130            No
      206                     1,607               4,319                522                   0            No
      207                     1,176               4,292                865                   0            No
      208                       600               4,378              1,527                   0            No
      209                       677                 808                534                   0            No
      210                     2,277                 848                554                   0            No
      211                         0               5,624              3,908                   0            No
      212                         0                   0                  0                   0            No
      213                     2,225                   0                375                   0            No
      214                         0               2,521                963                   0            No
      215                     1,335                 827                218                   0            No
      216                     1,113               1,088                476                   0            No
      217                         0               2,388              1,239                   0            No
      218                         0               4,925                372                   0            No
      219                     1,292               1,164                772                   0            No
      220                         0               2,688              1,440                   0            No
      221                         0               1,848                432                   0            No
      222                     1,079               3,604                737                   0            No
      223                         0               1,746                535                   0            No
      224                         0               2,406              1,759                   0            No
      225                         0               2,995              1,996                   0            No
      226                         0               2,945                782                   0            No
      227                         0                   0                  0                   0            No
      228                       458               1,927                902                   0            No
      229                       713               2,564                437                   0            No
      230                         0               3,600                  0                   0            No
      231                         0                   0                  0                   0            No
      232                         0               1,647                424                   0            No
      233                         0               3,442              3,569                   0            No
    233.01                                                                                                No
    233.02                                                                                                No
      234                     1,020               1,212                695                   0            No
      235                         0                 505                860                   0            No
      236                         0               3,084                612                   0            No
      237                         0                 758                830                   0            No
      238                     1,415               1,630                310                   0            No
      239                     1,437               1,427                987                   0            No
      240                         0               1,651              8,523                   0           Yes
      241                     2,604               5,671                758                   0            No
      242                       763                 863                210                   0            No
      243                         0                   0                  0                   0           Yes
      244                         0               3,647              2,378                   0            No
      245                         0               8,211              5,702                   0            No
    245.01                                                                                                No
    245.02                                                                                                No
      246                         0               1,962                316                   0            No
      247                         0                   0                  0                   0           Yes
      248                         0               1,177                339                   0            No
    248.01                                                                                                No
    248.02                                                                                                No
      249                     1,143               2,895                342                   0            No
      250                         0               3,645              1,733                   0            No
      251                         0                 232              1,062                   0            No
      252                       922               2,242                424                   0            No
      253                       492                 639                813                   0            No
      254                         0               1,242                330                   0            No
      255                       409               1,408                557                   0            No
      256                         0               1,879                287                   0            No
      257                       910               1,485                637                   0            No
      258                         0               2,060              1,255                   0            No
      259                         0               1,937                956                   0            No
      260                         0                 677                494                   0            No
      261                       576               1,636                723                   0            No
      262                         0                   0                  0                   0            No
      263                         0                   0                  0                   0           Yes
      264                         0                 946                136                   0            No
      265                         0                   0                  0                   0           Yes
      266                         0                 948                292                   0            No
      267                       866               2,417                250                   0            No
      268                         0               2,340                356                   0            No
      269                         0               2,074                491                   0            No

                                                           LARGEST TENANT
                 --------------------------------------------------------------------------------------------------

                                                                                                           LEASE
    LOAN #       LARGEST TENANT                                             UNIT SIZE                    EXPIRATION
    ------       --------------                                             ---------                    ----------
    SEQNUM       LARGEST_TENANT1                                                  SF1                     LT1_EXP

       1
     1.01        JC Penney                                                    159,334                     09/30/11
     1.02        Target                                                       126,000                     01/31/27
     1.03        Famous Barr                                                  102,533                     03/03/11
     1.04        Robinsons-May                                                146,377                     09/30/13
     1.05        Lowe's Home Improvement                                      174,592                     06/15/24
       2
     2.01        Peoples Gas Light & Coke                                     255,252                     05/01/14
     2.02        Aon Corporation                                               67,358                     09/01/09
       3         Burlington Coat Factory                                      149,001                     01/01/25
       4         Wilmer, Cutler, Pickering, Hale & Dorr LLP                   283,792                     07/31/23
       5
     5.01
     5.02
     5.03
     5.04
     5.05
     5.06
       6         Boscov's                                                     140,000                     01/31/16
       7
       8         Elsevier Inc.                                                134,002                     06/30/18
       9         Saks Fifth Avenue                                             50,247                     11/30/18
      10         HIP                                                          138,800                     12/31/11
      11         Quarles & Brady LLP                                          159,506                     09/30/15
      12         GSA-SSA / Accounts Payable                                    20,423                     05/31/14
      13         Deluxe Finacial Services, Inc.                               159,710                     09/30/09
      14
     14.01
     14.02
     14.03
     14.04
     14.05
      15         Canada Life Assurance Company                                102,693                     06/30/10
      16
      17
     17.01       Owner Occupied                                               315,000
     17.02       Owner Occupied                                               259,988
     17.03       Owner Occupied                                                40,786
     17.04       Owner Occupied                                                80,945
      18
      19
      20         Home Depot                                                   110,750                     01/01/09
      21
     21.01       California Community Colleges                                 64,232                     05/01/14
     21.02       Department of Health and Human Services                       95,427                     12/01/20
      22
      23         Wal-Mart                                                     114,660                     10/23/21
      24
      25
      26         Regal Cinemas (to Change to Cobb Theatres)                    70,073                     04/30/13
      27
      28         Motorola                                                     289,790                     09/13/14
      29         Lowe's (Ground Lease)                                        168,170                     12/29/17
      30         United Healthcare Services, Inc.                              66,217                     05/31/11
      31
      32         HBA International                                             12,100                     05/31/06
      33
     33.01
     33.02
      34         Wal-Mart                                                     112,754                     11/10/06
      35         AI Master Lease (Ontario Comm)                                16,252                     10/31/10
      36         L.A. Fitness International                                    43,292                     07/31/21
      37         Adobe Systems                                                 52,905                     12/01/11
      38         Giant Food                                                    57,994                     06/30/12
      39
      40
      41
     41.01
     41.02
      42
      43         Schiff Nutrition Int'l                                       416,634                     03/31/13
      44         Washington Mutual                                             54,000                     09/30/06
      45
      46
      47         Nilfisk-Advance                                              473,491                     04/01/16
      48
      49         Equifax Inc.                                                  35,348                     02/28/11
      50         TSA Stores, Inc.                                              38,025                     01/31/16
      51         Old Navy                                                      16,000                     01/31/08
      52         NCS Pearson, Inc.                                            195,000                     04/11/21
      53         Giant Food Stores                                             55,000                     09/30/09
      54
      55
      56         Sephora                                                      316,524                     07/31/16
      57
      58
      59
     59.01       Dollar General                                                 8,125                     02/28/14
     59.02       Dollar General                                                 8,125                     09/30/13
     59.03       Dollar General                                                 8,125                     09/30/13
     59.04       Dollar General                                                 8,125                     01/31/14
     59.05       Dollar General                                                 8,125                     04/30/14
     59.06       Dollar General                                                 8,125                     05/31/14
     59.07       Dollar General                                                 9,014                     12/31/14
     59.08       Dollar General                                                 8,125                     08/31/13
     59.09       Dollar General                                                 8,125                     01/31/15
     59.10       Dollar General                                                 8,125                     07/31/13
     59.11       Dollar General                                                 8,125                     06/30/13
     59.12       Dollar General                                                 8,125                     10/31/13
     59.13       Dollar General                                                 8,000                     04/30/12
     59.14       Dollar General                                                 8,125                     03/31/14
     59.15       Dollar General                                                 8,000                     11/30/12
     59.16       Dollar General                                                 8,000                     04/30/13
     59.17       Dollar General                                                 8,125                     08/31/13
     59.18       Dollar General                                                 8,125                     04/30/14
     59.19       Dollar General                                                 8,125                     02/28/14
     59.20       Dollar General                                                 8,125                     06/30/13
     59.21       Dollar General                                                 8,125                     09/30/13
     59.22       Dollar General                                                 8,000                     04/30/13
     59.23       Dollar General                                                 8,125                     09/30/13
     59.24       Dollar General                                                 8,000                     11/30/12
     59.25       Dollar General                                                 8,000                     05/31/13
     59.26       Dollar General                                                 7,200                     08/31/12
     59.27       Dollar General                                                 8,000                     09/30/13
     59.28       Dollar General                                                 7,200                     04/30/12
      60
     60.01       Macomb/St. Clair Workforce Development                        13,627                     06/01/16
     60.02       Macomb County Community Health                                20,960                     03/01/08
     60.03       Macomb/St. Clair Workforce Development                        11,724                     05/01/10
     60.04       Schoolhouse Motessori Lakeside                                10,960                     07/01/10
     60.05       FMC Dialysis Services Warren                                   9,874                     06/01/10
     60.06       St. John Health - Pulmonary                                    5,158                     04/01/11
      61
     61.01       Food Circus Of Red Bank, Inc.                                 46,500                     04/30/17
     61.02       Food Circus of Wall, Inc.                                     35,000                     04/30/17
      62         Kmart                                                         85,482                     11/30/11
      63
      64         Radisys Corporation                                          126,180                     10/31/11
      65         Stop & Shop                                                   79,229                     12/31/26
      66         T. Wade Welch, Inc.                                           21,079                     06/30/08
      67         1st American Heritage Title Co                                11,220                     03/31/16
      68         Price Chopper Supermarket                                     63,360                     08/31/21
      69         Kohl's                                                        88,400                     01/31/26
      70         Camelot Communications                                        22,026                     10/31/12
      71         Rich May, a Professional Corporation                          19,225                     12/31/09
      72         KMart                                                         86,479                     09/30/11
      73         US Filter/Ionpure                                             29,007                     08/04/08
      74         LW Restaurant Holdings, II, LLC                                2,250                     04/30/10
      75
      76         Safeway (Ground Lease) - Freestanding                         55,164                     03/31/18
      77         Great Atlantic & Pacific Tea Co                               40,526                     11/30/07
      78         AllRight Parking                                              19,000                     06/30/08
      79         Stop & Shop                                                   65,268                     12/31/26
      80         Elliot's Hardware                                             49,697                     02/28/15
      81
      82         The Bookwarm                                                   5,977                     07/30/13
      83         Fresenius Medical Care of Lorton                               7,000                     01/31/16
      84         Ex'Pression                                                   63,273                     11/14/16
      85         National Louis University                                     85,532                     12/31/19
      86
      87         CertainTeed Corporation                                      276,500                     12/26/19
      88         Value City                                                    91,032                     01/31/09
      89
      90
      91         Circuit City                                                  33,862                     01/31/21
      92
      93         Leggett & Platt                                              400,800                     12/01/15
      94         Skechers USA, Inc.                                             2,692                     12/17/08
      95
      96
      97
      98         Best Buy                                                      45,000                     10/22/16
      99         Stop & Shop                                                   64,917                     12/31/26
      100        Restaurant Depot Enterprises                                  75,454                     03/30/25
      101        La Mansion                                                    13,000                     10/31/10
      102
      103        Sovereign Bank Branch/Office                                   7,705                     09/30/09
      104
      105        Bassetts IGA                                                  56,007                     02/01/17
      106        Foth & Van Dyke                                              108,222                     12/31/13
      107        Longs Drugs (Ground Lease)                                    15,508                     06/14/76
      108        Piggly Wiggly                                                 32,914                     08/31/10
      109        Stop & Shop                                                   63,128                     12/31/26
      110
      111
      112
      113        Goodyear Tire                                                  5,962                     07/31/11
      114        Fair Political Practices                                      24,096                     06/30/08
      115
      116        Sentry Insurance                                              73,226                     07/01/11
      117        Food Lion                                                     44,948                     12/12/20
      118        Winn Dixie Stores                                             51,000                     06/01/17
      119
      120
      121        Finger Furniture Company, Inc.                                52,360                     02/28/10
      122        Quality Food Centers, Inc.                                    41,482                     02/29/12
      123        Marshalls of MA, Inc.                                         35,000                     08/31/12
      124        Onebane Law                                                   28,309                     04/30/15
      125        Digestive Health Specialists                                  13,346                     04/30/18
      126
      127
      128
      129
      130        IRS                                                           23,555                     09/30/16
      131        CompUSA                                                       28,672                     06/01/16
      132        Coldwell Banker Residential                                   10,780                     04/30/07
      133        Bowden Building Corporation                                   10,626                     04/30/10
      134        Williams, Williams Ruby & Plunk                                9,246                     02/29/08
      135
      136        Star Time Supply                                               7,800                     08/31/07
      137
      138        Westlake Hardware                                             19,777                     05/31/10
      139        Walgreens                                                     14,490                     12/31/77
      140        National Grange                                               31,966                     06/30/07
      141        Pathmark                                                      51,431                     09/01/21
      142        Pathmark                                                      59,529                     09/30/21
      143        Nilfisk-Advance                                              231,824                     04/01/16
      144        Quantum                                                        9,662                     10/31/08
      145
      146        Kroll Background America                                      24,546                     11/30/08
      147
      148        Ross, Dixon, & Bell                                           20,636                     06/01/13
      149        Orthopedic Center                                             18,557                     02/28/16
      150
      151        Walgreens                                                     15,000                     02/28/32
      152
      153        Therpak Corp                                                  20,519                     03/31/07
      154
    154.01
    154.02
    154.03
    154.04
      155        Malone's Cost Plus                                            17,200                     07/31/07
      156
      157        C-D-E Appliance Smart                                         58,870                     12/31/14
      158
      159
      160        Psycare                                                        3,703                     07/31/06
      161        BI-LO                                                         42,680                     08/31/15
      162
      163
      164        AS&W                                                          31,511                     04/30/17
      165
      166
      167        Glantz                                                        45,301                     06/30/11
      168
      169        Rite Aid                                                      14,353                     03/31/26
      170        NeighborCare, Inc./OmniCare                                   12,170                     12/31/08
      171        Hyung Kim                                                      3,600                     12/31/10
      172        U.S Corps of Engineers                                         3,936                     02/01/07
      173
      174        Morgan Stanley                                                13,300                     04/30/09
      175        Hollywood Video                                                5,330                     02/28/10
      176
      177        San Diego Art Dept.                                            3,672                     08/31/06
      178        Simple Treasures                                               4,538                     12/31/10
      179
      180
      181
    181.01
    181.02
      182        Walgreens                                                     14,820                     01/31/31
      183
      184        Benshaw, Inc.                                                  7,000                     11/30/06
      185        Wachovia Bank                                                 39,440                     08/31/10
      186
      187        Darby's Grocery (Hickman Foods, Inc.)                         26,838                     12/31/14
      188
      189        Talbot's                                                       6,064                     01/31/11
      190        Dougall Design Associates                                      8,134                     10/31/07
      191
      192
      193
      194
      195
      196        IMA of Delaware, Inc.                                         18,964                     03/14/10
      197        Walgreens                                                     14,500                     03/01/31
      198        Eckerd                                                        13,813                     09/01/24
      199        Eckerd                                                        13,813                     08/01/24
      200
      201
      202        Eckerd                                                        13,824                     01/01/25
      203        Morgan Carpet                                                  6,148                     12/31/07
      204
      205
      206        Hamilton Company Jewelers, Inc.                                8,866                     12/01/08
      207        Captain Nemo's                                                 7,975                     04/30/11
      208
      209        Linda, LLC                                                     2,145                     08/31/15
      210        Great Wall                                                     4,500                     04/01/10
      211
      212        Partners in Pediatrics, Ltd.                                   8,331                     09/30/14
      213        Belmont University                                            14,113                     05/31/08
      214
      215        Ab's Grill                                                     3,403                     10/31/15
      216        Grand Stand Restaurant                                         3,880                     11/01/09
      217
      218        Fuddruckkers                                                   4,965                     10/01/17
      219        Tre Luna                                                       1,978                     01/31/16
      220
      221
      222        Fed Ex                                                         6,000                     01/17/10
      223
      224
      225
      226
      227
      228
      229        El Pollo Loco                                                  2,234                     01/01/08
      230
      231
      232
      233
    233.01
    233.02
      234        Blockbuster                                                    5,084                     01/31/07
      235
      236
      237
      238        Open MRI of Shelby, LLC                                        3,510                     01/17/07
      239        DiNapoli's Firehouse Restaurant                                4,300                     01/01/09
      240        Santa Monica Doheny Lounge, LLC                                5,427                     11/10/17
      241        Tx. Metal Industries                                          13,154                     02/28/11
      242        Rent A Center                                                  4,000                     01/31/09
      243        CVS                                                           13,075                     01/31/26
      244
      245
    245.01
    245.02
      246
      247        Walgreens                                                     14,820                     11/30/29
      248
    248.01
    248.02
      249        Dodge, Chamberline, Luzine, Weber Associates - Architects     10,698                     05/01/18
      250
      251
      252        Yong in Martial Arts                                           3,500                     10/31/12
      253        Kiddie Palooza                                                 3,000                     05/31/08
      254
      255        Anamie Avalon                                                  2,625                     08/31/11
      256
      257        NAPA                                                           5,000                     02/01/12
      258
      259
      260
      261        Eileen Fisher Companies                                        1,750                     12/01/11
      262        Washington Mutual                                              2,891                     11/17/15
      263        Walgreens                                                     14,820                     08/31/30
      264
      265        Penske Truck Leasing Co.                                       9,331                     11/01/14
      266
      267        Auto Center (Ground Lease)                                     3,823                     10/30/07
      268        El Caporral                                                    5,038                     06/03/09
      269

                                                  2ND LARGEST TENANT
                    ------------------------------------------------------------------------------

                                                                                          LEASE
    LOAN #          2ND LARGEST TENANT                                     UNIT SIZE    EXPIRATION
    ------          ------------------                                     ---------    ----------
    SEQNUM          LARGEST_TENANT2                                              SF2     LT2_EXP

       1
     1.01           Steve & Barry's                                           45,000     01/31/12
     1.02           Sears                                                    107,952     01/31/18
     1.03           Steve & Barry's                                           80,710     01/31/13
     1.04           Target                                                   144,108     01/31/14
     1.05           1/2 Price Store                                           71,800     05/17/10
       2
     2.01           Baker & McKenzie LLP                                     229,891     11/01/12
     2.02           Infinity Holdings Corp.                                   66,671     04/01/18
       3            Kohl's                                                    97,394     02/01/24
       4
       5
     5.01
     5.02
     5.03
     5.04
     5.05
     5.06
       6            Sears                                                    132,305     09/30/11
       7
       8            Post & Schell                                             80,479     09/30/18
       9            Tommy Bahama's Tropical Cafe and Emporium                 12,410     10/31/10
      10            Photobition-ColorEdge/Merisel                             79,220     12/31/14
      11            American Appraisal Associates                             51,288     01/31/12
      12            Maram Holdings, LLC                                       20,304     09/30/08
      13            Land O'Lakes, Inc.                                       122,609     08/31/08
      14
     14.01
     14.02
     14.03
     14.04
     14.05
      15            Xerox Corporation                                         59,476     05/31/10
      16
      17
     17.01
     17.02
     17.03
     17.04
      18
      19
      20            Babies R Us                                               41,707     03/01/11
      21
     21.01          Department of State Architects                            35,376     05/01/09
     21.02
      22
      23            Foodmart International / Stop N' Shop                     49,986     11/30/13
      24
      25
      26            Beall's                                                   36,000     04/30/07
      27
      28
      29            Finger Furniture                                          60,695     06/30/14
      30            T-Systems North America, Inc.                             35,412     12/31/10
      31
      32            N.T. Audio Visual                                         11,453     05/31/10
      33
     33.01
     33.02
      34            Michael's                                                 27,200     10/31/10
      35            River North Same Day Surgery                              14,867     05/31/15
      36            Borders, Inc.                                             25,225     06/30/21
      37            All Covered                                               21,658     11/30/07
      38            Blockbuster                                                6,049     09/30/07
      39
      40
      41
     41.01
     41.02
      42
      43
      44            SC Education Lottery                                      27,206     11/30/06
      45
      46
      47
      48
      49            M.A. Mortenson Company                                    25,052     09/30/14
      50            Bed Bath & Beyond                                         22,719     01/31/16
      51            Pier 1 Imports                                             9,786     05/31/09
      52
      53            Chevy Chase Bank                                           4,000     09/30/09
      54
      55
      56
      57
      58
      59
     59.01
     59.02
     59.03
     59.04
     59.05
     59.06
     59.07
     59.08
     59.09
     59.10
     59.11
     59.12
     59.13
     59.14
     59.15
     59.16
     59.17
     59.18
     59.19
     59.20
     59.21
     59.22
     59.23
     59.24
     59.25
     59.26
     59.27
     59.28
      60
     60.01          State of Michigan                                          8,789     12/01/14
     60.02
     60.03          State of Michigan                                          6,351     05/01/10
     60.04
     60.05          John Brucia                                                3,867       MTM
     60.06          St. John Health - OBGYN                                    2,793     04/01/11
      61
     61.01
     61.02          Third Dunkin' Donuts Realty, Inc.                          3,104     07/14/10
      62            SPD Market                                                25,102     01/31/08
      63
      64
      65
      66            Houston City Personnel Group                               8,942     01/31/12
      67            Pikes Peak Library District                                9,688     03/31/15
      68            Katz Furniture (La-Z-Boy)                                 27,855     07/31/21
      69            Bed Bath & Beyond                                         23,000     01/31/16
      70            Regency Realty Corp                                       17,427     12/31/07
      71            United Gulf Management, Inc.                               6,780     03/31/07
      72            Sublet to Dollar Tree and Toucan Imports                  71,272     01/31/11
      73            Galaxy of Graphics                                        26,635     07/31/13
      74            LW Restaurant Holdings, Inc. (d/b/a Deuce)                 1,984     12/31/10
      75
      76            Tuesday Morning                                            6,920     07/31/08
      77            Peak Fitness III, LLC                                     37,176     04/30/14
      78            CA Transplant Donor                                        7,502     11/30/07
      79
      80            Karen Dillard                                             14,022     07/31/15
      81
      82            Leslie's Poolmart                                          3,600     11/30/10
      83            Mount Vernon Internal Med (owner-occupants)                5,900     11/30/17
      84
      85            Primms, LP and Primms                                      7,535     06/01/09
      86
      87
      88            Dominick's                                                52,000     03/31/07
      89
      90
      91            Ross Dress For Less                                       30,000     01/31/16
      92
      93
      94            Eyewatch, Inc                                              1,783     06/30/08
      95
      96
      97
      98
      99
      100
      101           Family Dollar                                             11,934     10/31/09
      102
      103           Gualtieri Acquisition, LLC                                 3,786     12/31/14
      104
      105           West Marine Products                                       9,976     02/01/07
      106
      107           Tarbell / Hartford Escrow                                  6,900     02/28/11
      108           Kerr Drug                                                  9,150     08/31/07
      109
      110
      111
      112
      113           Conoco                                                     4,027     05/31/20
      114           Cal Family Fitness                                        11,502     10/01/06
      115
      116
      117           Eckerd                                                    10,908     05/01/20
      118           Variety Wholesalers                                       16,628     05/01/07
      119
      120
      121           Chili's (Ground Lease)                                     6,120     12/31/14
      122           Rite Aid                                                  22,900     05/31/11
      123
      124           International Bio Resources                                6,257     09/30/10
      125           Novant Breast Clinic                                       9,874     04/30/08
      126
      127
      128
      129
      130           KCI Technologies                                          12,625     01/31/11
      131           AutoZone, Inc                                             10,000     04/01/09
      132           Dr. Bonakdar                                               3,926     01/31/10
      133           McAlister's Deli                                           4,900     06/30/09
      134           Fuse Communication, Inc.                                   4,052     08/31/09
      135
      136           Lotus TV of Houston Ltd.                                   6,688     12/31/09
      137
      138           The Goodwill Store                                        17,000     05/31/10
      139           Fred's Appliance                                          11,020     03/31/15
      140           Massachusetts Turnpike Authority                          14,411     01/31/08
      141
      142
      143
      144           UCB                                                        9,634     09/30/12
      145
      146           Tennessee Women's Care                                     5,898     06/17/09
      147
      148           Bruce M. Beals & Dennis L. Wells                           1,990     07/01/09
      149           Southern Pain Institute                                    5,821     10/31/06
      150
      151
      152
      153           Church&Larsen                                              9,000     01/31/07
      154
    154.01
    154.02
    154.03
    154.04
      155           Family Dollar                                              9,800     12/31/06
      156
      157           River of Goods                                            24,382     06/30/12
      158
      159
      160           The Marshall Group                                         3,516     11/30/07
      161           CVS                                                        8,450     10/31/10
      162
      163
      164           APRIA                                                     28,050     02/28/10
      165
      166
      167           SVA                                                       34,569     09/01/08
      168
      169           Sleepy's (Ground Lease)                                    6,003     05/30/14
      170           Department of Homeland Security                           10,900     12/20/06
      171           Hung Min Sung                                              2,400     12/31/10
      172           Pacific Dental                                             3,188     01/31/16
      173
      174           Contemporary OB/GYN P.C.                                   3,853     10/15/08
      175           Papa John's Pizza                                          1,495     12/31/09
      176
      177           Patti's San Diego                                          3,000     10/31/06
      178           Fit Zone                                                   4,538     11/30/10
      179
      180
      181
    181.01
    181.02
      182
      183
      184           Lincoln Electric                                           3,500     11/30/08
      185
      186
      187           Westlake Ace Hardware                                     24,343     06/30/15
      188
      189           Bake House                                                 3,400     07/31/08
      190           Greg Barsoumian                                            4,600     04/30/08
      191
      192
      193
      194
      195
      196           ATI Enterprises, Inc.                                     13,403     03/31/08
      197
      198
      199
      200
      201
      202
      203           Party Place                                                5,300     10/30/11
      204
      205
      206           Jacobs Music Company                                       5,700     05/01/10
      207           Color Wheel                                                4,200     04/30/08
      208
      209           PSC, Inc.                                                  1,843     12/31/15
      210           Cato's                                                     3,900     02/01/10
      211
      212           Professional Mortgage Advisors                             1,798     01/31/08
      213           TAADAS                                                     6,113     07/31/14
      214
      215           US 2.50 Cleaners                                           2,365     09/30/10
      216           Los Avina Restaurant                                       2,500     11/01/10
      217
      218           Sleep Expert                                               4,000     12/10/17
      219           Montecito Optometry                                        1,460     03/14/06
      220
      221
      222           Leslie's Poolmart                                          4,025     10/31/10
      223
      224
      225
      226
      227
      228
      229           Yum Yum Donut                                              1,100     08/03/08
      230
      231
      232
      233
    233.01
    233.02
      234           Great Spirits                                              3,220     11/30/09
      235
      236
      237
      238           Shelby Family Chiropractic                                 3,133     10/31/10
      239           Maxwell's Burgers                                          2,212     08/31/14
      240
      241           Arsham Gymnastics                                          9,550     09/30/07
      242           Radio Shack                                                2,600     08/31/07
      243
      244
      245
    245.01
    245.02
      246
      247
      248
    248.01
    248.02
      249           Integrated Building Systems, PC                            5,693     05/01/18
      250
      251
      252           Hideaway Lounge                                            2,965     11/30/10
      253           Just For JC, Inc                                           1,950     08/30/08
      254
      255           Rice Oriental Rugs                                         2,200     02/28/11
      256
      257           All Fleet Auto                                             3,000     03/01/12
      258
      259
      260
      261           Xocolatz Cafe                                              1,400     05/01/07
      262           Starbucks                                                  1,810     11/17/15
      263
      264
      265
      266
      267           Moe's                                                      2,401     08/31/11
      268           Ellis Chiropractic                                         2,568     06/30/10
      269

                                                     3RD LARGEST TENANT
                 -----------------------------------------------------------------------------------------

                                                                                                   LEASE               LOAN
 LOAN #          3RD LARGEST TENANT                                           UNIT SIZE         EXPIRATION            PURPOS
 ------          ------------------                                           ---------         ----------            ------
 SEQNUM          LARGEST_TENANT3                                                    SF3           LT3_EXP          LOAN_PURPOSE

    1                                                                                                               Acquisition
  1.01           Best Buy                                                        41,479          01/31/16
  1.02           Filene's Home & Men's Store                                     75,000          08/31/07
  1.03           Old Navy                                                        12,144          01/31/10
  1.04           Seafood City                                                    21,225          07/31/16
  1.05           Dollar Tree                                                     22,080          01/31/11
    2                                                                                                               Acquisition
  2.01           McGraw-Hill Inc.                                               153,065          11/01/16
  2.02           Leydig Voit & Mayer Ltd.                                        65,802          08/01/10
    3            Century Theaters                                                76,740          08/01/20           Acquisition
    4                                                                                                                Refinance
    5                                                                                                                Refinance
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
    6            J.C. Penney                                                     85,112          07/31/10            Refinance
    7                                                                                                                Refinance
    8            Federal Insurance Company                                       65,045          03/31/18           Acquisition
    9            Pottery Barn                                                     9,377          04/30/12            Refinance
   10            Northern Leasing                                                44,800          10/31/08            Refinance
   11            Von Briesen & Roper, S.C.                                       45,276          05/31/13            Refinance
   12            Trope & Trope                                                   17,451          01/31/12            Refinance
   13            Advanced Respitory, Inc.                                       100,130          02/28/13           Acquisiton
   14                                                                                                                Refinance
  14.01
  14.02
  14.03
  14.04
  14.05
   15            Harland Financial Solutions                                     32,697          03/31/07           Acquisiton
   16                                                                                                                Refinance
   17                                                                                                                Refinance
  17.01
  17.02
  17.03
  17.04
   18                                                                                                               Acquisition
   19                                                                                                                Refinance
   20            AMC                                                             38,078          11/01/15           Acquisition
   21                                                                                                               Acquisition
  21.01          Department of Justice                                           33,911          05/01/13
  21.02
   22                                                                                                               Acquisition
   23            A&E d/b/a Pay Half                                              20,786          11/30/08            Refinance
   24                                                                                                                Refinance
   25                                                                                                                Refinance
   26            Staples                                                         21,515          02/28/07            Refinance
   27                                                                                                                Refinance
   28                                                                                                               Acquisition
   29            Academy Corp                                                    50,201          01/31/13           Acquisiton
   30            IPSCO Enterprises                                               22,254          05/31/10           Acquisition
   31                                                                                                                Refinance
   32            Ignition Pictures                                               10,290          12/31/08            Refinance
   33                                                                                                                Refinance
  33.01
  33.02
   34            Comp USA                                                        26,800          11/30/07           Acquisition
   35            The Getty's Group                                               12,380          09/30/11           Acquisition
   36            Prudential, Fox & Roach                                          7,096          08/31/15            Refinance
   37            Monosphere                                                      15,177          11/01/07            Refinance
   38            Dollar Bazaar                                                    3,743          08/31/10           Acquisition
   39                                                                                                                Refinance
   40                                                                                                                Refinance
   41                                                                                                                Refinance
  41.01
  41.02
   42                                                                                                                Refinance
   43                                                                                                               Acquisition
   44            SC Commission of Higher Education                               19,118          01/31/07            Refinance
   45                                                                                                               Acquisiton
   46                                                                                                                Refinance
   47                                                                                                               Acquisition
   48                                                                                                               Acquisition
   49            H+L Architecture                                                21,258          05/31/12           Acquisition
   50            OfficeMax                                                       19,941          01/31/16           Acquisiton
   51            Rack Room Shoes                                                  7,080          06/09/10           Acquisition
   52                                                                                                               Acquisiton
   53            Blockbuster                                                      3,390          12/31/09           Acquisition
   54                                                                                                               Acquisiton
   55                                                                                                               Acquisition
   56                                                                                                               Acquisition
   57                                                                                                                Refinance
   58                                                                                                                Refinance
   59                                                                                                               Acquisition
  59.01
  59.02
  59.03
  59.04
  59.05
  59.06
  59.07
  59.08
  59.09
  59.10
  59.11
  59.12
  59.13
  59.14
  59.15
  59.16
  59.17
  59.18
  59.19
  59.20
  59.21
  59.22
  59.23
  59.24
  59.25
  59.26
  59.27
  59.28
   60                                                                                                                Refinance
  60.01          AG Edwards                                                       7,456          11/01/08
  60.02
  60.03
  60.04
  60.05
  60.06
   61                                                                                                                Refinance
  61.01
  61.02
   62            Big 5                                                            9,600          01/31/08            Refinance
   63                                                                                                                Refinance
   64                                                                                                               Acquisition
   65                                                                                                               Acquisition
   66            Benchmark Engineering Corp.                                      8,751          11/30/10           Acquisition
   67            WTR Restaurant, Inc.                                             5,549          09/14/16            Refinance
   68            Monroe Bootery (Groo's)                                         10,080          08/31/21            Refinance
   69            Michael's                                                       21,390          08/31/15           Acquisiton
   70            Hunter & Assoc                                                  17,159          02/28/12            Refinance
   71            Greisenger, Tighe & Maffel, LLP                                  6,326          04/30/08            Refinance
   72            Sublet to Ashley Furniture                                      50,712          09/30/12           Acquisition
   73            AGM Electrical Group                                            25,127          03/31/13            Refinance
   74            Maurice Kim DeRamus - Sushi Bar                                  1,934          02/28/11            Refinance
   75                                                                                                                Refinance
   76            Amoco Oil (Ground Lease) (Eastern Petro Corp) - Freestanding     4,400          03/31/10           Acquisition
   77            Eckerd Corporation                                               8,640          10/18/07            Refinance
   78            Transfair USA A Non Profit Org                                   5,547          09/30/07           Acquisition
   79                                                                                                               Acquisition
   80            Sky Athletic                                                     8,686          03/31/15           Acquisition
   81                                                                                                                Refinance
   82            J's Hallmark                                                     3,600          10/31/11           Acquisition
   83            Faifax Family Practice                                           3,927          11/30/10            Refinance
   84                                                                                                               Acquisition
   85            James J Benes & Associates                                       6,347          01/31/14           Acquisition
   86                                                                                                                Refinance
   87                                                                                                               Acquisition
   88            Aronson Furniture                                               39,497          08/31/15            Refinance
   89                                                                                                                Refinance
   90                                                                                                                Refinance
   91            Bed Bath & Beyond                                               28,000          01/31/15           Acquisition
   92                                                                                                               Acquisition
   93                                                                                                               Acquisition
   94            Polina Rezhets and Rezhets Family Trust                          1,776          01/31/07            Refinance
   95                                                                                                               Acquisiton
   96                                                                                                               Acquisiton
   97                                                                                                                Refinance
   98                                                                                                               Acquisition
   99                                                                                                               Acquisition
   100                                                                                                               Refinance
   101           Mid K Beauty                                                     5,465          03/18/09            Refinance
   102                                                                                                               Refinance
   103           GMAC Home Services                                               3,596          09/30/10            Refinance
   104                                                                                                              Acquisition
   105           Bassetts Hardware                                                8,250          12/01/10            Refinance
   106                                                                                                              Acquisiton
   107           Indio Surgery Center                                             6,840          03/31/16            Refinance
   108           Dollar General                                                   7,491          02/28/09            Refinance
   109                                                                                                              Acquisition
   110                                                                                                               Refinance
   111                                                                                                               Refinance
   112                                                                                                               Refinance
   113           Highlands Vineyards                                              3,930          12/31/06           Acquisition
   114           Rosenblum Law                                                    5,460          05/01/08           Acquisition
   115                                                                                                               Refinance
   116                                                                                                               Refinance
   117           Blockbuster                                                      3,192          11/30/10            Refinance
   118           Footlocker                                                      15,865          01/01/09            Refinance
   119                                                                                                              Acquisition
   120                                                                                                               Refinance
   121           Earle Eye Tech                                                   5,000          08/31/12           Acquisiton
   122           MultiCare Adult Day Health Ctr.                                  7,640          04/30/10            Refinance
   123                                                                                                               Refinance
   124           Julie's Etc                                                      3,288          08/31/06            Refinance
   125           Duke Eye Center                                                  7,800          03/31/10           Acquisiton
   126                                                                                                               Refinance
   127                                                                                                              Acquisiton
   128                                                                                                               Refinance
   129                                                                                                               Refinance
   130                                                                                                               Refinance
   131           Hollywood Video                                                  9,800          06/01/11            Refinance
   132           West Coast Escrow                                                3,621          05/31/10            Refinance
   133           Relizon                                                          3,378          04/30/09           Acquisition
   134           Steinhardt Pesick & Cohen                                        3,866          03/31/11            Refinance
   135                                                                                                               Refinance
   136           The Mili Group of Texas                                          6,475          08/31/06           Acquisition
   137                                                                                                               Refinance
   138           Osco Drug                                                        8,450          05/31/10           Acquisiton
   139           Mountain Comfort                                                 9,000          01/31/13           Acquisition
   140           Paychex North America, Inc.                                     12,930          05/31/09            Refinance
   141                                                                                                               Refinance
   142                                                                                                               Refinance
   143                                                                                                              Acquisition
   144           Constat, Inc.                                                    3,430          03/04/11            Refinance
   145                                                                                                              Acquisition
   146           Parsons Brinkerhoff                                              4,863          07/31/06            Refinance
   147                                                                                                               Refinance
   148           Robert Shoecraft, Esq                                            1,275          08/01/07           Acquisition
   149           Medical Management                                               2,300          07/31/09           Acquisition
   150                                                                                                               Refinance
   151                                                                                                              Acquisition
   152                                                                                                              Acquisiton
   153           Advanced Products & Tech                                         6,596          09/30/07            Refinance
   154                                                                                                               Refinance
 154.01
 154.02
 154.03
 154.04
   155           Amvets Post                                                      9,000          09/30/06           Acquisition
   156                                                                                                               Refinance
   157           Floors Direct                                                   14,082          07/31/12            Refinance
   158                                                                                                               Refinance
   159                                                                                                              Acquisiton
   160           U.S. National Home Loan Corp.                                    3,091          08/31/10           Acquisiton
   161           Laser Storm                                                      6,000          06/30/07           Acquisition
   162                                                                                                               Refinance
   163                                                                                                              Acquisition
   164           Premiere Basketball                                             12,500          04/30/18            Refinance
   165                                                                                                              Acquisiton
   166                                                                                                               Refinance
   167           Adcor Products                                                  33,438          12/31/08            Refinance
   168                                                                                                               Refinance
   169           Premier Bank (Ground Lease)                                      2,562          03/31/21            Refinance
   170           Sears, Roebuck, & Co.                                            5,734          03/31/09            Refinance
   171           Yong Chung                                                       1,800          12/31/10            Refinance
   172           Fed- Ex Graphics                                                 2,700          04/30/11           Acquisition
   173                                                                                                               Refinance
   174           A.W. Hutchinson & Assoc., LLC                                    2,281          12/14/07           Acquisiton
   175           Dr. Hersel Hanasab, DDS                                          1,482          04/30/15           Acquisition
   176                                                                                                               Refinance
   177           Payless Shoes                                                    2,668          02/28/07            Refinance
   178           Ember's Deli                                                     3,115          03/31/11            Refinance
   179                                                                                                               Refinance
   180                                                                                                               Refinance
   181                                                                                                               Refinance
 181.01
 181.02
   182                                                                                                              Acquisition
   183                                                                                                               Refinance
   184           Conam, Inc                                                       3,500          02/28/07            Refinance
   185                                                                                                              Acquisition
   186                                                                                                              Acquisition
   187           Stage Stores                                                    23,100          01/31/08           Acquisition
   188                                                                                                               Refinance
   189           Yuki                                                             2,400          03/31/08            Refinance
   190           King Taco                                                        2,895          12/31/24            Refinance
   191                                                                                                               Refinance
   192                                                                                                               Refinance
   193                                                                                                               Refinance
   194                                                                                                              Acquisition
   195                                                                                                               Refinance
   196           King's Medical Company                                          10,694          06/30/11            Refinance
   197                                                                                                               Refinance
   198                                                                                                              Acquisiton
   199                                                                                                              Acquisiton
   200                                                                                                               Refinance
   201                                                                                                              Acquisition
   202                                                                                                              Acquisiton
   203           Dr Bizer                                                         4,360          12/09/06           Acquisition
   204                                                                                                               Refinance
   205                                                                                                              Acquisiton
   206           SV Concepts LLC                                                  2,262          12/01/07           Acquisiton
   207           Cameras Unlimited                                                2,800          12/31/10           Acquisiton
   208                                                                                                              Acquisition
   209           Dr. Joseph Lim                                                   1,512          12/31/13            Refinance
   210           Payless ShoeSource                                               2,800          04/01/10            Refinance
   211                                                                                                               Refinance
   212           Help U Sell                                                      1,738          02/28/10            Refinance
   213           P.Z. Vora, M.D.                                                  1,718          02/28/10            Refinance
   214                                                                                                               Refinance
   215           Fusions Salon & Tanning                                          2,365          09/30/08           Acquisition
   216           Johnny's Pizza                                                   2,100          02/01/11           Acquisiton
   217                                                                                                               Refinance
   218                                                                                                              Acquisition
   219           Montecito Pet Shop                                               1,084          12/31/06           Acquisition
   220                                                                                                               Refinance
   221                                                                                                               Refinance
   222           Time Cleaners                                                    3,325          04/30/15            Refinance
   223                                                                                                               Refinance
   224                                                                                                              Acquisiton
   225                                                                                                              Acquisiton
   226                                                                                                              Acquisiton
   227                                                                                                              Acquisiton
   228                                                                                                               Refinance
   229           Ruth Beltran (DBA - Panaderia)                                   1,008          08/05/08            Refinance
   230                                                                                                               Refinance
   231                                                                                                              Acquisiton
   232                                                                                                               Refinance
   233                                                                                                              Acquisiton
 233.01
 233.02
   234           Honey Baked Hams                                                 3,000          08/31/09            Refinance
   235                                                                                                               Refinance
   236                                                                                                               Refinance
   237                                                                                                               Refinance
   238           Pain Management Services, P.C.                                   2,819          12/31/06           Acquisiton
   239           Ultimate Fitness                                                 3,375          12/31/09            Refinance
   240                                                                                                               Refinance
   241           Summers Group, Inc.                                              9,450          06/14/08            Refinance
   242           EB Games                                                         1,600          01/31/09           Acquisition
   243                                                                                                               Refinance
   244                                                                                                              Acquisition
   245                                                                                                               Refinance
 245.01
 245.02
   246                                                                                                               Refinance
   247                                                                                                               Refinance
   248                                                                                                               Refinance
 248.01
 248.02
   249           Coldwell Banker Prime Properties                                 5,530          05/01/18            Refinance
   250                                                                                                               Refinance
   251                                                                                                               Refinance
   252           TRL Ministries                                                   2,435          03/31/07           Acquisition
   253           Shawn Hartnett                                                     950          10/31/08           Acquisition
   254                                                                                                               Refinance
   255           Miss Saigon                                                      1,200          02/28/09            Refinance
   256                                                                                                               Refinance
   257           Cottman                                                          3,000          05/01/07           Acquisiton
   258                                                                                                              Acquisiton
   259                                                                                                              Acquisition
   260                                                                                                               Refinance
   261           Tarnow Associates                                                  975             MTM              Refinance
   262                                                                                                              Acquisiton
   263                                                                                                              Acquisition
   264                                                                                                               Refinance
   265                                                                                                              Acquisiton
   266                                                                                                               Refinance
   267           Veggies To Go                                                    1,850          01/31/07            Refinance
   268           Maria Nails                                                      1,040          04/30/09           Acquisition
   269                                                                                                              Acquisition

Footnotes to Annex A-1

(1)	With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)	For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) is allocated to the respective Mortgaged Property based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)	Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)	Each letter identifies a group of related borrowers.

(5)	For each mortgage loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the ‘‘Admin Fee’’).

(6)	For mortgage loans that are Interest-Only for their entire term, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate (%) and (iii) 365/360.

(7)	Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(8)	For Mortgage Loans with an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the Mortgage Loan.

(9)	For ARD Loans, the related Anticipated Repayment Date.

(10)	For ARD Loans, calculated as of the related Anticipated Repayment Date.

(11)	The ‘‘L’’ component of the prepayment provision represents remaining lockout payments. The ‘‘Def’’ component of the prepayment provision represents remaining defeasance payments.

The ‘‘Gtr1%orYM’’ component of the prepayment provision represents the remaining Yield Maintenance Charge Payments.

With respect to Loan Nos. 2, 5, 10, 52, and 105, the ‘‘L’’ component and the ‘‘Def’’ component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(12)	The Monthly Debt Service ($) and UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(13)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14)	Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15)	For Mortgage Loans that have a first payment date in August 2006 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(16)	With respect to Loan Nos. 2 ($490,000,000 ‘‘as is’’ value), 20 ($46,200,000 ‘‘as is’’ value), 55 ($18,300,000 ‘‘as is’’ value), 130 ($7,500,000 ‘‘as is’’ value), and 145 ($7,000,000 ‘‘as is’’ value), the Appraised Value ($) and Appraisal Date are reflective of the as-stablized values set forth in the respective appraisals.

(17)	With regards to Bella Terra Retail (Loan No. 3) the interest rate of 5.294872% reflects a blended rate of two notes, comprised of 5.200000% on the $160,000,000 note and 5.837000% on the $28,000,000 note. The monthly payments under each note are calculated individually based on the applicable amount and rate and then combined. The underwritten DSCR is based upon such combined payment.

A-1-1

(18)	With regards to Victorian Square (Loan No. 72) the Monthly Debt Service payment is $70,401.95 up to and including January 1, 2011. Commencing on February 1, 2011 through and including the payment due date immediately prior to the maturity date, the monthly debt service payments of principal and interest shall be $76,032.56. The UW DSCR (x) is shown based on the payment of $76,032.56. Based on the payment of $70,401.95 the UW DSCR is 1.26x.

(19)	With regards to One and Two Prudential Plaza (Loan No. 2) the following fields were calculated based on the Current Balance of the combined pari-passu A-1 and A-2 notes: i) Current LTV %, ii) Original Balance per Unit ($), iii) Current Balance per Unit ($), iv) Maturity LTV %, and v) UW DSCR.

(20)	With respect to Hyatt Huntington Beach (Loan No. 7) the underwritten revenue, expenses, NOI and NCF are based upon the trailing twelve figures through February 28, 2006. Based on near term stabilized underwriting, the net cash flow is $14,479,980 for a debt service coverage ratio of 1.76x.

(21)	With respect to Rangeline Commercial Park (Loan No. 182) in addition to 670 self storage units, the property has approximately 54,600 square feet of office space and approximately 86,700 square feet of self storage space (670 units) for a total of approximately 141,300 square feet. Occupancy of 96.4% represents the self storage space.

(22)	With respect to Coast Village Road (Loan No. 219) the property consists of 6,879 square feet of retail space and 1,800 square feet (3 units) of multifamily space for a total of 8,679 square feet.

(23)	With respect to PennCom Plaza (Loan No. 11) The property is 99.8% leased. Actual physical occupancy is 93.9%.The monthly payment for the collateral reserve will equal $6,257.91 for the first 24 months, $48,843.33 for months 25 through 48 and $90,510 thereafter.

(24)	With respect to Coral Palms Apartments (Loan No. 45) the debt service coverage ratio was reduced by calculating the debt service on the principal balance as adjusted by an in place letter of credit delivered by the borrower as additioal collateral.

(25)	With respect to Loan No. 2 (One and Two Prudential Plaza) an upfront reserve in the amount of $31,000,000 was collected at closing in connection with tenanting costs. This reserve consists of a $12,000,000 reserve to cover the cost of leasing up currently vacant space, and $19,000,000 to cover costs associated with renewal and re-leasing of space occupied as of the Cut-off date. Additionally another $8,307,000 reserve has been collected to cover currrently unfunded TI/LC reserves.

A-1-2

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
                                MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
CUT-OFF DATE BALANCES             LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

     $958,444 -      $2,999,999     62       $126,191,811       3.2%    6.1050%      121      1.43x     66.3%       54.4%
   $3,000,000 -      $3,999,999     27         95,013,521       2.4     5.9736       112      1.53x     65.0%       53.9%
   $4,000,000 -      $4,999,999     19         87,255,600       2.2     5.9947       117      1.33x     70.7%       59.8%
   $5,000,000 -      $6,999,999     39        230,906,512       5.9     5.9432       119      1.38x     71.0%       61.5%
   $7,000,000 -      $9,999,999     33        284,706,502       7.2     5.8816       112      1.39x     68.9%       60.8%
  $10,000,000 -     $14,999,999     34        411,856,163      10.5     6.0337       117      1.38x     71.0%       62.0%
  $15,000,000 -     $24,999,999     26        504,002,561      12.8     5.9493       111      1.33x     72.2%       64.0%
  $25,000,000 -     $49,999,999     14        489,236,177      12.4     5.9800       103      1.37x     69.0%       60.4%
  $50,000,000 -    $149,999,999     10        761,558,440      19.3     5.7959       113      1.37x     72.2%       68.2%
 $150,000,000 -    $240,000,000      5        949,704,871      24.1     5.8591       118      1.37x     74.4%       69.0%
                                ------------------------------------------------------------------------------------------
TOTAL:                             269     $3,940,432,158     100.0%    5.9119%      114      1.37x     71.5%       64.4%
                                ==========================================================================================

                                 MORTGAGE RATES

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
                                MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
MORTGAGE RATES                    LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

      4.8420% -     5.4999%         21       $476,922,998     12.1%     5.2849%      95      1.53x     70.0%       65.9%
      5.5000% -     5.9999%        117      1,758,255,925     44.6      5.7862      118      1.38x     70.9%       62.3%
      6.0000% -     6.4999%        115      1,540,367,715     39.1      6.1708      114      1.32x     72.7%       66.4%
      6.5000% -     6.9600%         16        164,885,521      4.2      6.6468      114      1.30x     71.8%       62.7%
                                ------------------------------------------------------------------------------------------
TOTAL:                             269     $3,940,432,158    100.0%     5.9119%     114      1.37x     71.5%       64.4%
                                ==========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO                MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
MATURITY IN MONTHS(1)             LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

     60                            21      $247,351,353       6.3%       5.8440%     60      1.67x     65.5%       63.8%
     61 -              84          13       243,482,641       6.2        5.8397      80      1.45x     69.1%       65.4%
     85 -             120         220     3,273,893,554      83.1        5.9154     118      1.35x     72.4%       65.9%
    121 -             240          15       175,704,610       4.5        6.0419     159      1.30x     66.0%       35.5%
                                ------------------------------------------------------------------------------------------
TOTAL:                            269    $3,940,432,158     100.0%       5.9119%    114      1.37x     71.5%       64.4%
                                ==========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
REMAINING TERM TO               MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
MATURITY IN MONTHS(1)             LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

    55 -              60           22      $262,851,353       6.7%      5.8184%     59      1.66x      65.4%      63.5%
    61 -              84           12       227,982,641       5.8       5.8689      82      1.45x      69.5%      65.8%
    85 -             120          221     3,293,636,612      83.6       5.9156     118      1.35x      72.5%      65.9%
   121 -             239           14       155,961,552       4.0       6.0536     165      1.26x      64.3%      32.1%
                                ------------------------------------------------------------------------------------------
TOTAL:                            269    $3,940,432,158     100.0%      5.9119%    114      1.37x      71.5%      64.4%
                                ==========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
ORIGINAL AMORTIZATION           MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
TERM IN MONTHS                    LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

   162 -             240            9        $81,853,006       2.8%     5.9995%    179      1.24x     58.6%        4.7%
   241 -             300           36        223,050,666       7.6      6.0942     103      1.44x     72.2%       59.2%
   301 -             360          197      2,619,444,606      89.6      5.9025     115      1.32x     72.1%       64.1%
                                ------------------------------------------------------------------------------------------
TOTAL:                            242     $2,924,348,278     100.0%     5.9199%    116      1.33x     71.7%       62.1%
                                ==========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
REMAINING AMORTIZATION          MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
TERM IN MONTHS                    LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

    162 -             240           9         $81,853,006      2.8%      5.9995%    179      1.24x     58.6%        4.7%
    241 -             300          36         223,050,666      7.6       6.0942     103      1.44x     72.2%       59.2%
    301 -             360         197       2,619,444,606     89.6       5.9025     115      1.32x     72.1%       64.1%
                                ------------------------------------------------------------------------------------------
TOTAL:                            242      $2,924,348,278    100.0%      5.9199%    116      1.33x     71.7%       62.1%
                                ==========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                               AMORTIZATION TYPES

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
                                MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
AMORTIZATION TYPES                LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)         (119)     $1,742,912,234     44.2%    5.8754%    (112)     1.31x     72.6%       66.1%
Balloon                           116       1,107,186,571     28.1     5.9856      116      1.36x     71.2%       59.9%
Interest-Only(3)                  (27)     (1,016,083,880)    25.8     5.8889     (109)     1.50x     70.9%       70.9%
                                ------------------------------------------------------------------------------------------
SUBTOTAL:                         262      $3,866,182,685     98.1%    5.9105%     112      1.37x     71.8%       65.6%

FULLY AMORTIZING LOANS              7         $74,249,473      1.9%    5.9819%     185      1.24x     58.0%        0.8%
                                ------------------------------------------------------------------------------------------
TOTAL:                            269      $3,940,432,158    100.0%    5.9119%     114      1.37x     71.5%       64.4%
                                ==========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
UNDERWRITTEN                                 AGGREGATE        % OF                 STATED             CUT-OFF
CASH FLOW                       NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
DEBT SERVICE                    MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
COVERAGE RATIOS                   LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

 1.09x - 1.19x                     26      $401,318,692      10.2%      6.1752%     117      1.16x     74.1%     66.2%
 1.20x - 1.29x                    112     1,339,799,483      34.0       5.8502      114      1.23x     74.3%     65.2%
 1.30x - 1.39x                     54       899,143,331      22.8       5.9986      120      1.33x     71.3%     63.9%
 1.40x - 1.49x                     23       528,520,227      13.4       6.0316      114      1.45x     73.9%     71.2%
 1.50x - 1.69x                     24       512,398,581      13.0       5.7857      112      1.58x     66.9%     59.6%
 1.70x - 1.99x                     12       129,985,809       3.3       5.8314      100      1.81x     62.4%     56.1%
 2.00x - 2.99x                     16       126,166,035       3.2       5.2050       72      2.19x     54.4%     54.0%
 3.00x - 4.31x                      2         3,100,000       0.1       5.8926      119      3.58x     29.3%     29.3%
                                ------------------------------------------------------------------------------------------
TOTAL:                            269    $3,940,432,158     100.0%      5.9119%     114      1.37x     71.5%     64.4%
                                ==========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
CUT-OFF DATE                    MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
LTV RATIOS                        LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

  23.9% - 50.0%                     14      $45,957,401       1.2%      5.9215%     128      2.07x     40.4%     27.6%
  50.1% - 60.0%                     35      415,306,217      10.5       5.7933      103      1.70x     57.6%     51.1%
  60.1% - 65.0%                     29      280,770,110       7.1       5.8328      116      1.41x     62.6%     48.8%
  65.1% - 70.0%                     43      628,491,653      15.9       5.9834      116      1.30x     68.9%     59.7%
  70.1% - 75.0%                     55    1,100,230,360      27.9       5.9017      113      1.35x     72.8%     66.4%
  75.1% - 80.0%                     87    1,364,019,281      34.6       5.9010      116      1.30x     78.0%     72.8%
  80.1% - 83.5%                      6      105,657,137       2.7       6.4052      100      1.31x     81.3%     71.7%
                                ------------------------------------------------------------------------------------------
TOTAL:                             269   $3,940,432,158     100.0%      5.9119%     114      1.37x     71.5%     64.4%
                                ==========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes one partial interest-only ARD loan representing 0.4% of the initial pool balance.
(3) Includes seven interest-only ARD loans representing 2.0% of the initial pool balance.

                                     A-2-3

                            MATURITY DATE LTV RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
MATURITY DATE                   MORTGAGE       DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
LTV RATIOS(1)                     LOANS       BALANCE       BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------

    23.9% - 30.0%                   3       $8,190,000        0.2%     5.3613%     117       2.78x     30.1%      26.8%
    30.1% - 50.0%                  24      104,363,744        2.7      5.9425      124       1.66x     52.5%      42.6%
    50.1% - 60.0%                  84      980,632,351       25.4      5.9125      110       1.47x     65.0%      56.9%
    60.1% - 70.0%                 107    1,306,023,197       33.8      5.8701      113       1.34x     72.8%      64.6%
    70.1% - 78.1%                  44    1,466,973,393       37.9      5.9460      113       1.31x     77.0%      74.1%
                                ------------------------------------------------------------------------------------------
TOTAL:                            262   $3,866,182,685      100.0%     5.9105%     112       1.37x     71.8%      65.6%
                                ==========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                             WEIGHTED AVERAGES
                                                                       -------------------------------
                                              AGGREGATE        % OF                CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL               DATE
                                MORTGAGED        DATE           POOL          UW     LTV
PROPERTY TYPE                   PROPERTIES     BALANCE         BALANCE       DSCR   RATIO   OCCUPANCY
------------------------------------------------------------------------------------------------------

RETAIL
Anchored                             56    $1,137,624,581        28.9%      1.38x     71.6%     95.5%
Unanchored                           59       144,393,284         3.7       1.24x     72.8%     96.7%
Shadow Anchored                       7        33,145,393         0.8       1.29x     69.0%     93.2%
                                ----------------------------------------------------------------------
SUBTOTAL:                           122    $1,315,163,259        33.4%      1.36x     71.7%     95.6%

OFFICE
CBD                                  16      $836,801,880        21.2%      1.35x     74.2%     92.2%
Suburban                             40      $341,451,801         8.7       1.32x     72.4%     94.8%
                                ----------------------------------------------------------------------
SUBTOTAL:                            56    $1,178,253,681        29.9%      1.34x     73.7%     93.0%

HOTEL
Full Service                         16      $480,963,377        12.2%      1.56x     68.3%       NAP
Limited Service                      19       168,888,230         4.3       1.47x     73.0%       NAP
                                ----------------------------------------------------------------------
SUBTOTAL:                            35      $649,851,607        16.5%      1.53x     69.5%       NAP

MULTIFAMILY
Garden                               44      $410,954,397        10.4%      1.29x     70.2%     94.3%
Mid/High Rise                         1        13,000,000         0.3       1.22x     76.4%     88.0%
                                ----------------------------------------------------------------------
SUBTOTAL:                            45      $423,954,397        10.8%      1.28x     70.4%     91.3%

INDUSTRIAL
Flex                                 13      $111,963,398         2.8%      1.26x     67.5%     99.6%
Warehouse/Distribution                8       $99,335,189         2.5       1.24x     69.8%    100.0%
                                ----------------------------------------------------------------------
SUBTOTAL:                            21      $211,298,586         5.4%      1.25x     68.6%     99.8%

MANUFACTURED HOUSING                 25      $100,310,033         2.5%      1.41x     69.9%     83.6%

SELF-STORAGE                         25       $61,600,596         1.6%      1.44x     67.4%     86.8%
                                ----------------------------------------------------------------------
TOTAL:                              329    $3,940,432,158       100.0%      1.37x     71.5%     94.2%
                                ======================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
                                MORTGAGED      DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
LOCATION                        PROPERTIES    BALANCE       BALANCE       RATE    (MOS.)(2)   DSCR     RATIO  MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------

California                          48      $832,159,096      21.1%     5.8264%     115      1.32x     70.4%       64.0%
Illinois                             8       317,140,653       8.0      6.1106      120      1.43x     76.3%       73.0%
Maryland                             8       200,408,658       5.1      5.7992      120      1.39x     73.4%       70.2%
Texas                               31       188,426,383       4.8      5.7462      107      1.56x     67.0%       60.2%
Florida                             14       183,279,924       4.7      6.0176      114      1.35x     71.4%       63.0%
Pennsylvania                        12       168,526,599       4.3      5.8761      112      1.38x     73.7%       70.7%
District Of Columbia                 1       165,000,000       4.2      6.2105      120      1.30x     73.0%       73.0%
Arizona                             14       151,836,957       3.9      5.8775       93      1.35x     68.4%       64.7%
Oklahoma                            10       132,591,369       3.4      5.7225      118      1.38x     75.3%       63.6%
Ohio                                29       127,237,217       3.2      6.1728      112      1.33x     70.8%       61.7%
New York                             7       120,930,477       3.1      5.8585      122      1.43x     70.3%       67.4%
New Jersey                           9       109,529,007       2.8      6.0907      121      1.22x     74.5%       62.0%
Minnesota                            8       106,857,711       2.7      5.7890      106      1.27x     74.0%       67.3%
Missouri                             8       104,013,177       2.6      5.9714      144      1.29x     67.2%       36.4%
Michigan                            14        86,280,185       2.2      5.9762      114      1.30x     73.4%       68.4%
Wisconsin                            4        85,141,399       2.2      5.5299      112      1.31x     73.4%       65.4%
Colorado                             7        84,638,224       2.1      6.1232      122      1.34x     71.0%       61.1%
Georgia                              9        84,232,579       2.1      6.0678       91      1.25x     74.6%       68.9%
Connecticut                          2        67,750,000       1.7      6.0297      120      1.35x     68.4%       58.4%
North Carolina                       9        65,103,898       1.7      6.0513      119      1.27x     74.4%       64.8%
Oregon                               4        57,547,182       1.5      6.0626       86      1.43x     68.3%       63.2%
Massachusetts                        5        51,562,733       1.3      5.5862       67      1.89x     61.3%       59.0%
Washington                           4        49,075,481       1.2      6.2903       87      1.52x     65.5%       55.7%
South Carolina                       5        48,670,826       1.2      5.7118      118      1.35x     76.7%       66.8%
Virginia                             5        41,705,617       1.1      5.9934      119      1.21x     73.3%       64.7%
Alabama                             12        35,854,410       0.9      5.9790      124      1.32x     65.2%       45.8%
Louisiana                            5        35,484,841       0.9      5.6848      116      1.30x     74.9%       62.9%
Nebraska                             1        31,745,649       0.8      5.6100      118      1.59x     72.0%       60.7%
New Mexico                           1        27,625,270       0.7      5.6100      118      1.59x     72.0%       60.7%
Tennessee                            4        25,450,000       0.6      5.6882      118      1.50x     75.3%       67.1%
Mississippi                         10        23,330,759       0.6      6.1257      119      1.41x     75.0%       59.8%
South Dakota                         1        20,227,316       0.5      5.6100      118      1.59x     72.0%       60.7%
Utah                                 1        19,100,000       0.5      5.8700      119      1.37x     65.1%       57.5%
Kentucky                             3        17,856,214       0.5      5.6284       82      1.83x     65.6%       63.4%
Kansas                               1        16,025,000       0.4      5.8400      119      1.23x     78.3%       71.2%
Arkansas                             3        11,626,486       0.3      5.9136      154      1.55x     61.2%       44.6%
New Hampshire                        1         9,981,990       0.3      6.0700      118      1.98x     62.4%       53.1%
Rhode Island                         1         8,368,067       0.2      5.0100       60      2.20x     58.3%       58.3%
Iowa                                 1         7,600,000       0.2      5.9850       83      2.04x     51.7%       51.7%
Delaware                             1         6,550,000       0.2      6.2100      120      1.20x     78.9%       67.3%
Indiana                              4         6,253,023       0.2      6.4090      119      1.36x     62.3%       51.7%
Idaho                                1         6,110,000       0.2      6.1900      119      1.39x     57.6%       51.3%
West Virginia                        3         1,597,783       0.0      6.5700      120      1.18x     78.4%       71.7%
                                ------------------------------------------------------------------------------------------
TOTAL:                             329    $3,940,432,158     100.0%     5.9119%    114      1.37x     71.5%       64.4%
                                ==========================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
YEARS                           MORTGAGED      DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
BUILT/RENOVATED                 PROPERTIES    BALANCE       BALANCE       RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------

         1950 - 1959                 5        $10,324,769       0.3%    6.3566%      94      1.28x     71.7%      65.4%
         1960 - 1969                 3         15,030,092       0.4     6.1348      116      1.38x     69.5%      56.2%
         1970 - 1979                20         75,638,429       1.9     6.0144      126      1.42x     63.7%      48.7%
         1980 - 1989                52        526,225,648      13.4     5.9562      113      1.29x     71.8%      64.2%
         1990 - 1999                63      1,081,887,465      27.5     5.8929      112      1.41x     70.9%      65.4%
         2000 - 2006               186      2,231,325,756      56.6     5.9036      114      1.37x     72.0%      64.5%
                                ------------------------------------------------------------------------------------------
TOTAL:                             329     $3,940,432,158     100.0%    5.9119%     114      1.37x     71.5%      64.4%
                                ==========================================================================================

                              PREPAYMENT PROTECTION

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
PREPAYMENT                      MORTGAGED      DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
PROTECTION                        LOANS       BALANCE       BALANCE       RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------

Defeasance                         228     $3,605,471,994    91.5%       5.9307%    116      1.34x     72.2%       64.8%
Yield Maintenance                   38        267,910,164     6.8        5.5647      96      1.72x     63.6%       59.1%
Defeasance/Prepay Penalty            2         61,550,000     1.6        6.2950      60      1.65x     66.0%       62.9%
Yield Maintenance/Defeasance         1          5,500,000     0.1        6.2200     119      1.23x     79.7%       72.3%
                                ------------------------------------------------------------------------------------------
TOTAL:                             269     $3,940,432,158   100.0%       5.9119%    114      1.37X     71.5%       64.4%
                                ==========================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                       WEIGHTED AVERAGES
                                                                       ---------------------------------------------------
                                             AGGREGATE        % OF                 STATED             CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL               REMAINING            DATE    LTV RATIO
PARTIAL INTEREST                MORTGAGED      DATE           POOL      MORTGAGE    TERM       UW       LTV       AT
ONLY PERIODS                      LOANS       BALANCE       BALANCE       RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------

     12                            12       $190,425,000       4.8%      6.1487%    100      1.49x     71.3%      63.6%
     13 - 24                       52        579,900,155      14.7       5.8939     113      1.38x     69.4%      61.6%
     25 - 36                       30        360,008,400       9.1       5.8936     119      1.26x     74.1%      66.6%
     37 - 48                        9        172,340,000       4.4       5.9006      98      1.22x     73.9%      69.5%
     49 - 84                       16        440,238,679      11.2       5.7083     117      1.20x     75.9%      71.4%
                                ------------------------------------------------------------------------------------------
                                  119     $1,742,912,234      44.2%      5.8754%    112      1.31X     72.6%      66.1%
                                ==========================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.
(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
                              MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
CUT-OFF DATE BALANCES          LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

     $958,444 -    $2,999,999     45       $90,298,288       2.5%      6.1222%     117      1.44x     66.5%      56.3%
   $3,000,000 -    $3,999,999     20        70,620,182       2.0       6.0283      110      1.47x     67.0%      54.8%
   $4,000,000 -    $4,999,999     14        64,019,218       1.8       6.0124      116      1.35x     69.2%      59.0%
   $5,000,000 -    $6,999,999     31       182,740,913       5.2       5.9380      119      1.42x     69.4%      59.9%
   $7,000,000 -    $9,999,999     24       206,078,778       5.8       5.8746      109      1.43x     68.1%      59.4%
  $10,000,000 -   $14,999,999     31       374,481,163      10.6       6.0283      117      1.39x     70.9%      61.7%
  $15,000,000 -   $24,999,999     23       452,002,561      12.8       5.9370      110      1.34x     72.4%      64.1%
  $25,000,000 -   $49,999,999     13       442,736,177      12.5       5.9968      102      1.39x     68.5%      59.3%
  $50,000,000 -  $149,999,999      9       709,661,880      20.0       5.8088      113      1.38x     71.8%      68.5%
 $150,000,000 -  $240,000,000      5       949,704,871      26.8       5.8591      118      1.37x     74.4%      69.0%
                              -------------------------------------------------------------------------------------------
TOTAL:                           215    $3,542,344,030     100.0%      5.9119%     113      1.38x     71.4%      64.5%
                              ===========================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
                              MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
MORTGAGE RATES                 LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

      4.8420% -    5.4999%        17      $463,362,268      13.1%      5.2825%      95      1.51x     70.7%       66.7%
      5.5000% -    5.9999%        94     1,521,122,551      42.9       5.7911      118      1.40x     70.4%       61.8%
      6.0000% -    6.4999%        89     1,394,672,588      39.4       6.1670      114      1.33x     72.8%       66.9%
      6.5000% -    6.9600%        15       163,186,623       4.6       6.6444      114      1.30x     71.8%       62.7%
                              -------------------------------------------------------------------------------------------
TOTAL:                           215    $3,542,344,030     100.0%      5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
    60                           21      $247,351,353       7.0%       5.8440%      60      1.67x     65.5%       63.8%
    61 -            84           13       243,482,641       6.9        5.8397       80      1.45x     69.1%       65.4%
    85 -           120          168     2,880,486,949      81.3        5.9159      118      1.36x     72.4%       66.1%
   121 -           240           13       171,023,087       4.8        6.0451      158      1.29x     66.6%       36.4%
                              -------------------------------------------------------------------------------------------
TOTAL:                          215    $3,542,344,030     100.0%       5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
REMAINING TERM TO             MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

    55 -            60            22      $262,851,353        7.4%      5.8184%     59      1.66x     65.4%       63.5%
    61 -            84            12       227,982,641        6.4       5.8689      82      1.45x     69.5%       65.8%
    85 -           120           169     2,900,230,007       81.9       5.9161     118      1.36x     72.5%       66.1%
   121 -           239            12       151,280,029        4.3       6.0575     164      1.25x     64.9%       33.1%
                              -------------------------------------------------------------------------------------------
TOTAL:                           215    $3,542,344,030      100.0%      5.9119%    113      1.38x     71.4%       64.5%
                              ===========================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
TERM IN MONTHS                 LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

    162 -            240          5       $69,567,950        2.7%       5.9857%     183      1.21x    58.7%        0.8%
    241 -            300         33       215,578,718        8.5        6.0937      102      1.44x    72.3%       59.4%
    301 -            360        151     2,250,863,481       88.8        5.9018      114      1.33x    72.0%       64.1%
                              -------------------------------------------------------------------------------------------
TOTAL:                          189    $2,536,010,150      100.0%       5.9204%     115      1.33x    71.6%       61.9%
                              ===========================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
REMAINING AMORTIZATION        MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
TERM IN MONTHS                 LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

     162 -           240          5        $69,567,950      2.7%       5.9857%     183      1.21x     58.7%        0.8%
     241 -           300         33        215,578,718      8.5        6.0937      102      1.44x     72.3%       59.4%
     301 -           360        151      2,250,863,481     88.8        5.9018      114      1.33x     72.0%       64.1%
                              -------------------------------------------------------------------------------------------
TOTAL:                          189     $2,536,010,150    100.0%       5.9204%     115      1.33x     71.6%       61.9%
                              ===========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
                              MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
AMORTIZATION TYPES             LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)         (90)   $1,491,382,234      42.1%     5.8689%     (111)     1.31x     72.9%      66.4%
Balloon                           94       975,059,966      27.5      5.9946       115      1.37x     70.6%      59.5%
Interest-Only(3)                 (26)   (1,006,333,880)     28.4      5.8903      (108)     1.50x     70.9%      70.9%
                              -------------------------------------------------------------------------------------------
SUBTOTAL:                        210    $3,472,776,080      98.0%     5.9104%      112      1.39x     71.7%      65.8%

FULLY AMORTIZING LOANS             5       $69,567,950       2.0%     5.9857%      183      1.21x     58.7%       0.8%
                              -------------------------------------------------------------------------------------------
TOTAL:                           215    $3,542,344,030     100.0%     5.9119%      113      1.38x     71.4%      64.5%
                              ===========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
UNDERWRITTEN                               AGGREGATE         % OF                 STATED             CUT-OFF
CASH FLOW                     NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
DEBT SERVICE                  MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
COVERAGE RATIOS                LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

        1.09x - 1.19x            21      $341,478,692        9.6%      6.1788%     116      1.16x     74.6%       66.6%
        1.20x - 1.29x            84     1,093,990,872       30.9       5.8507      113      1.23x     74.3%       65.0%
        1.30x - 1.39x            41       836,161,494       23.6       5.9983      120      1.33x     71.1%       63.9%
        1.40x - 1.69x            42     1,020,551,127       28.8       5.9102      112      1.51x     70.7%       65.9%
        1.70x - 1.99x            12       129,985,809        3.7       5.8314      100      1.81x     62.4%       56.1%
        2.00x - 4.31x            15       120,176,035        3.4       5.2107       70      2.20x     55.5%       55.3%
                              -------------------------------------------------------------------------------------------
TOTAL:                          215    $3,542,344,030      100.0%      5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
CUT-OFF DATE                  MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
LTV RATIOS                     LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

        23.9% - 50.0%            10       $34,980,184        1.0%      6.0620%    128      1.98x     42.7%       29.0%
        50.1% - 60.0%            31       391,389,495        11.0      5.7742     101      1.72x     57.7%       51.4%
        60.1% - 65.0%            23       239,432,332         6.8      5.7928     115      1.44x     62.5%       47.8%
        65.1% - 70.0%            36       597,310,875        16.9      5.9886     116      1.30x     69.0%       59.6%
        70.1% - 75.0%            47     1,011,942,436        28.6      5.8990     113      1.36x     72.8%       66.3%
        75.1% - 83.5%            68     1,267,288,708        35.8      5.9469     114      1.31x     78.3%       73.5%
                              -------------------------------------------------------------------------------------------
TOTAL:                          215    $3,542,344,030      100.0%     5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes one partial interest-only ARD loan representing 0.4% of the initial pool balance of loan group 1.
(3) Includes seven interest-only ARD loans representing 2.2% of the initial pool balance of loan group 1.

                                     A-2-9

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
MATURITY DATE                 MORTGAGE       DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
LTV RATIOS(1)                  LOANS        BALANCE        BALANCE       RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

        23.9% - 50.0%            21        $92,987,795        2.7%     5.9211%     125      1.71x     51.3%       42.5%
        50.1% - 60.0%            73        916,436,308       26.4      5.9010      109      1.49x     65.2%       57.0%
        60.1% - 70.0%            78      1,080,463,584       31.1      5.8697      112      1.36x     72.2%       64.3%
        70.1% - 78.1%            38      1,382,888,393       39.8      5.9477      112      1.31x     77.0%       74.2%
                              -------------------------------------------------------------------------------------------
TOTAL:                          210     $3,472,776,080      100.0%     5.9104%     112      1.39x     71.7%       65.8%
                              ===========================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                            WEIGHTED AVERAGES
                                                                      -------------------------------
                                            AGGREGATE       % OF                  CUT-OFF
                               NUMBER OF    CUT-OFF       INITIAL                   DATE
                               MORTGAGED     DATE        LOAN GROUP 1     UW        LTV
PROPERTY TYPE                 PROPERTIES    BALANCE        BALANCE       DSCR      RATIO   OCCUPANCY
-----------------------------------------------------------------------------------------------------

RETAIL
Anchored                            56    $1,137,624,581     32.1%      1.38x     71.6%     95.5%
Unanchored                          59       144,393,284      4.1       1.24x     72.8%     96.7%
Shadow Anchored                      7        33,145,393      0.9       1.29x     69.0%     93.2%
                              -----------------------------------------------------------------------
SUBTOTAL:                          122    $1,315,163,259     37.1%      1.36x     71.7%     95.6%

OFFICE
Suburban                            40      $341,451,801      9.6%      1.32x     72.4%     94.8%
CBD                                 16       836,801,880     23.6       1.35x     74.2%     92.2%
                              -----------------------------------------------------------------------
SUBTOTAL:                           56    $1,178,253,681     33.3%      1.34x     73.7%     93.0%

HOTEL
Full Service                        16      $480,963,377     13.6%      1.56x     68.3%       NAP
Limited Service                     19       168,888,230      4.8       1.47x     73.0%       NAP
                              -----------------------------------------------------------------------
SUBTOTAL:                           35      $649,851,607     18.3%      1.53x     69.5%       NAP

INDUSTRIAL
Warehouse/Distribution               8       $99,335,189      2.8%      1.24x     69.8%    100.0%
Flex                                13       111,963,398      3.2       1.26x     67.5%     99.6%
                              -----------------------------------------------------------------------
SUBTOTAL:                           21      $211,298,586      6.0%      1.25x     68.6%     99.8%

MULTIFAMILY
Garden                               7      $121,770,533      3.4%      1.41x     64.6%     94.0%

SELF-STORAGE                        25       $61,600,596      1.7%      1.44x     67.4%     86.8%

MANUFACTURED HOUSING                 2        $4,405,769      0.1%      1.31x     74.9%     83.9%
                              -----------------------------------------------------------------------
TOTAL:                             268    $3,542,344,030    100.0%      1.38x     71.4%     94.5%
                              =======================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
                              MORTGAGED      DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
LOCATION                      PROPERTIES    BALANCE        BALANCE       RATE    (MOS.)(2)   DSCR     RATIO  MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

California                       40      $796,211,733      22.5%       5.8266%     114      1.30x     70.7%       64.3%
Illinois                          7       312,150,000       8.8        6.1050      120      1.43x     76.5%       73.5%
Maryland                          8       200,408,658       5.7        5.7992      120      1.39x     73.4%       70.2%
District Of Columbia              1       165,000,000       4.7        6.2105      120      1.30x     73.0%       73.0%
Pennsylvania                     11       161,806,599       4.6        5.8656      112      1.38x     73.6%       70.8%
Texas                            24       156,750,560       4.4        5.7029      104      1.62x     66.3%       59.5%
Ohio                             29       127,237,217       3.6        6.1728      112      1.33x     70.8%       61.7%
Florida                           9       123,486,691       3.5        6.0362      112      1.41x     71.4%       62.9%
New York                          7       120,930,477       3.4        5.8585      122      1.43x     70.3%       67.4%
New Jersey                        9       109,529,007       3.1        6.0907      121      1.22x     74.5%       62.0%
Arizona                           6       107,317,957       3.0        5.8705       82      1.40x     67.0%       65.1%
Minnesota                         8       106,857,711       3.0        5.7890      106      1.27x     74.0%       67.3%
Missouri                          8       104,013,177       2.9        5.9714      144      1.29x     67.2%       36.4%
Colorado                          7        84,638,224       2.4        6.1232      122      1.34x     71.0%       61.1%
Georgia                           8        82,833,676       2.3        6.0654      91       1.25x     74.6%       68.9%
Wisconsin                         3        82,021,399       2.3        5.5101      112      1.31x     73.5%       65.5%
Oklahoma                          3        63,717,084       1.8        5.6896      118      1.55x     72.6%       61.3%
Connecticut                       1        59,500,000       1.7        6.0435      120      1.33x     70.0%       59.4%
Massachusetts                     5        51,562,733       1.5        5.5862       67      1.89x     61.3%       59.0%
Washington                        4        49,075,481       1.4        6.2903       87      1.52x     65.5%       55.7%
Oregon                            2        45,150,000       1.3        6.1496       76      1.50x     69.6%       64.6%
South Carolina                    4        43,795,826       1.2        5.7120      118      1.36x     76.5%       66.5%
Michigan                         13        39,780,185       1.1        6.1587      109      1.39x     72.9%       65.4%
Louisiana                         5        35,484,841       1.0        5.6848      116      1.30x     74.9%       62.9%
Virginia                          4        32,305,617       0.9        5.9667      118      1.21x     72.6%       63.2%
North Carolina                    5        32,283,168       0.9        6.0204      119      1.35x     74.9%       64.0%
Nebraska                          1        31,745,649       0.9        5.6100      118      1.59x     72.0%       60.7%
Alabama                          10        28,441,529       0.8        6.0194      126      1.34x     62.8%       41.9%
New Mexico                        1        27,625,270       0.8        5.6100      118      1.59x     72.0%       60.7%
Tennessee                         4        25,450,000       0.7        5.6882      118      1.50x     75.3%       67.1%
South Dakota                      1        20,227,316       0.6        5.6100      118      1.59x     72.0%       60.7%
Utah                              1        19,100,000       0.5        5.8700      119      1.37x     65.1%       57.5%
Kansas                            1        16,025,000       0.5        5.8400      119      1.23x     78.3%       71.2%
Kentucky                          2        15,710,000       0.4        5.5544       78      1.92x     64.1%       63.1%
Mississippi                       6        15,131,226       0.4        6.1500      119      1.44x     72.7%       56.7%
New Hampshire                     1         9,981,990       0.3        6.0700      118      1.98x     62.4%       53.1%
Arkansas                          2         8,832,179       0.2        5.9258      127      1.52x     64.2%       58.4%
Rhode Island                      1         8,368,067       0.2        5.0100       60      2.20x     58.3%       58.3%
Iowa                              1         7,600,000       0.2        5.9850       83      2.04x     51.7%       51.7%
Delaware                          1         6,550,000       0.2        6.2100      120      1.20x     78.9%       67.3%
Idaho                             1         6,110,000       0.2        6.1900      119      1.39x     57.6%       51.3%
West Virginia                     3         1,597,783       0.0        6.5700      120      1.18x     78.4%       71.7%
                              -------------------------------------------------------------------------------------------
TOTAL:                          268    $3,542,344,030     100.0%       5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
YEARS                         MORTGAGED      DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
BUILT/RENOVATED               PROPERTIES    BALANCE        BALANCE       RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

    1951 - 1969                   3        $8,130,769        0.2%      6.1043%      86      1.48x     70.0%       64.7%
    1970 - 1979                  10        42,889,219        1.2       6.0244      129      1.35x     64.6%       45.2%
    1980 - 1989                  39       384,785,928       10.9       6.0051      111      1.30x     71.0%       63.4%
    1990 - 1999                  56     1,051,580,056       29.7       5.8968      112      1.41x     71.0%       65.7%
    2000 - 2006                 160     2,054,958,057       58.0       5.8991      114      1.38x     71.9%       64.5%
                              -------------------------------------------------------------------------------------------
TOTAL:                          268    $3,542,344,030      100.0%      5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
PREPAYMENT                    MORTGAGED      DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
PROTECTION                     LOANS        BALANCE        BALANCE       RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

Defeasance                      180     $3,242,543,304       91.5%     5.9338%     116      1.35x     72.2%       65.0%
Yield Maintenance                32        232,750,726        6.6      5.4976       92      1.79x     62.2%       58.0%
Defeasance/Prepay Penalty         2         61,550,000        1.7      6.2950       60      1.65x     66.0%       62.9%
Yield Maintenance/Defeasance      1          5,500,000        0.2      6.2200      119      1.23x     79.7%       72.3%
                              -------------------------------------------------------------------------------------------
TOTAL:                          215     $3,542,344,030      100.0%     5.9119%     113      1.38x     71.4%       64.5%
                              ===========================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                              NUMBER OF     CUT-OFF        INITIAL               REMAINING            DATE    LTV RATIO
PARTIAL INTEREST              MORTGAGED      DATE        LOAN GROUP 1  MORTGAGE    TERM       UW       LTV       AT
ONLY PERIODS                   LOANS        BALANCE        BALANCE       RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

           13 - 24               34       462,130,155        13.0      5.9108      112      1.39x     69.2%       61.5%
           25 - 36               24       317,098,400         9.0      5.8619      118      1.27x     74.7%       67.2%
           37 - 48                7       145,240,000         4.1      5.8474      94       1.23x     74.1%       69.9%
           49 - 72               13       376,488,679        10.6      5.6900      117      1.20x     76.3%       71.6%
                              -------------------------------------------------------------------------------------------
                                 90    $1,491,382,234       42.1%     5.8689%      111      1.31X     72.9%       66.4%
                              ===========================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.
(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
CUT-OFF DATE BALANCES        LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

   $1,300,000 -  $2,999,999    17       $35,893,522       9.0%       6.0616%     131       1.42x     65.8%       49.8%
   $3,000,000 -  $3,999,999     7        24,393,340       6.1        5.8151      118       1.68x     59.3%       51.2%
   $4,000,000 -  $4,999,999     5        23,236,383       5.8        5.9457      118       1.28x     74.8%       62.0%
   $5,000,000 -  $6,999,999     8        48,165,599      12.1        5.9632      118       1.24x     77.2%       67.6%
   $7,000,000 -  $9,999,999     9        78,627,724      19.8        5.9002      119       1.28x     71.1%       64.5%
  $10,000,000 - $14,999,999     3        37,375,000       9.4        6.0877      120       1.19x     72.3%       64.9%
  $15,000,000 - $24,999,999     3        52,000,000      13.1        6.0560      119       1.21x     70.4%       63.3%
  $25,000,000 - $51,896,561     2        98,396,561      24.7        5.7145      118       1.21x     75.6%       67.8%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%       5.9119%     120       1.28x     72.0%       63.3%
                            ============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
MORTGAGE RATES               LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

      5.3300% -   5.4999%       4       $13,560,730       3.4%       5.3664%     116       2.12x     46.9%       40.1%
      5.5000% -   5.9999%      23       237,133,374      59.6        5.7547      120       1.26x     73.9%       65.4%
      6.0000% -   6.8800%      27       147,394,024      37.0        6.2149      120       1.23x     71.2%       62.0%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%       5.9119%     120       1.28x     72.0%       63.3%
                            ============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
MATURITY IN MONTHS           LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          113 -         120    52      $393,406,605      98.8%       5.9117%     119       1.27x     72.3%       64.0%
          121 -         240     2         4,681,523       1.2        5.9254      214       1.56x     46.7%        1.0%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%       5.9119%     120       1.28x     72.0%       63.3%
                            ============================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
REMAINING TERM TO           MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
MATURITY IN MONTHS(1)        LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          112 -         120    52      $393,406,605      98.8%       5.9117%     119       1.27x     72.3%       64.0%
          121 -         239     2         4,681,523       1.2        5.9254      214       1.56x     46.7%        1.0%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%       5.9119%     120       1.28x     72.0%       63.3%
                            ============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
TERM IN MONTHS               LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          180 -         240     4       $12,285,056       3.2%       6.0776%    155       1.40x     58.0%      27.0%
          241 -         300     3         7,471,948       1.9        6.1077     118       1.35x     70.2%      54.7%
          301 -         360    46       368,581,124      94.9        5.9068     119       1.27x     72.6%      64.5%
                            --------------------------------------------------------------------------------------------
TOTAL:                         53      $388,338,128     100.0%       5.9160%    120       1.27x     72.1%      63.2%
                            ============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION      MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
TERM IN MONTHS               LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          178 -         330    7       $19,757,004       5.1%        6.0890%      141       1.38x     62.6%    37.5%
          331 -         360   46       368,581,124      94.9         5.9068       119       1.27x     72.6%    64.5%
                            --------------------------------------------------------------------------------------------
TOTAL:                        53      $388,338,128     100.0%        5.9160%      120       1.27x     72.1%    63.2%
                            ============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
                            MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
AMORTIZATION TYPES           LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only          29      $251,530,000      63.2%       5.9143%      119       1.27x     71.0%     64.6%
Balloon                        22       132,126,605      33.2        5.9190       118       1.26x     75.1%     62.7%
Interest-Only                   1         9,750,000       2.4        5.7450       119       1.38x     68.2%     68.2%
                            --------------------------------------------------------------------------------------------
SUBTOTAL:                      52      $393,406,605      98.8%       5.9117%      119       1.27x     72.3%     64.0%

FULLY AMORTIZING LOANS          2        $4,681,523       1.2%       5.9254%      214       1.56x     46.7%      1.0%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%       5.9119%      120       1.28x     72.0%     63.3%
                            ============================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------

UNDERWRITTEN                             AGGREGATE         % OF                  STATED             CUT-OFF
CASH FLOW                   NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
DEBT SERVICE                MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
COVERAGE RATIOS              LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        1.14x - 1.19x           5       $59,840,000      15.0%       6.1548%     120       1.16x     71.0%       64.3%
        1.20x - 1.29x          28       245,808,611      61.7        5.8482      118       1.22x     74.3%       66.0%
        1.30x - 1.39x          13        62,981,837      15.8        6.0028      118       1.35x     73.9%       63.8%
        1.40x - 1.99x           5        20,367,681       5.1        5.9291      141       1.50x     58.9%       42.3%
        2.00x - 2.76x           3         9,090,000       2.3        5.3647      117       2.55x     32.1%       28.0%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%       5.9119%     120       1.28x     72.0%       63.3%
                            ============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
CUT-OFF DATE                MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
LTV RATIOS                   LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        30.4% - 50.0%           4       $10,977,216       2.8%      5.4739%      128       2.36x     33.4%       23.3%
        50.1% - 75.0%          25       184,723,202      46.4       5.9761       121       1.25x     67.6%       60.6%
        75.1% - 82.0%          25       202,387,710      50.8       5.8770       118       1.24x     78.1%       67.9%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128     100.0%      5.9119%      120       1.28x     72.0%       63.3%
                            ============================================================================================

                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
MATURITY DATE               MORTGAGE       DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
LTV RATIOS                   LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        26.5% - 50.0%           6       $19,565,949       5.0%       5.8008%     118       1.89x     48.6%     36.3%
        50.1% - 60.0%          11        64,196,044      16.3        6.0754      119       1.27x     62.3%     54.9%
        60.1% - 70.0%          29       225,559,613      57.3        5.8722      118       1.25x     75.6%     66.2%
        70.1% - 73.9%           6        84,085,000      21.4        5.9185      119       1.21x     76.5%     71.6%
                            --------------------------------------------------------------------------------------------
TOTAL:                         52      $393,406,605     100.0%       5.9117%     119       1.27x     72.3%     64.0%
                            ============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                              WEIGHTED AVERAGES
                                                                         ---------------------------
                                              AGGREGATE        % OF                CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL               DATE
                                MORTGAGED        DATE           POOL          UW     LTV
PROPERTY TYPE                   PROPERTIES     BALANCE         BALANCE       DSCR   RATIO   OCCUPANCY
-----------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                            37      $289,183,864        72.6%      1.23x      72.6%     94.4%
Mid/High Rise                      1       $13,000,000         3.3       1.22x      76.4%     88.0%
                            -------------------------------------------------------------------------
SUBTOTAL:                         38      $302,183,864        75.9%      1.23x      72.7%     94.2%

MANUFACTURED HOUSING              23       $95,904,264        24.1%      1.41x      69.7%     83.6%
                            -------------------------------------------------------------------------
TOTAL:                            61      $398,088,128       100.0%      1.28x      72.0%     91.6%
                            =========================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
                            MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
LOCATION                    PROPERTIES    BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Oklahoma                       7       $68,874,285       17.3%       5.7529%     118       1.23x     77.8%     65.7%
Florida                        5        59,793,234       15.0        5.9791      119       1.23x     71.3%     63.3%
Michigan                       1        46,500,000       11.7        5.8200      118       1.21x     73.8%     71.0%
Arizona                        8        44,519,000       11.2        5.8945      119       1.24x     71.7%     63.7%
California                     8        35,947,362        9.0        5.8225      117       1.58x     64.3%     56.2%
North Carolina                 4        32,820,730        8.2        6.0816      119       1.19x     73.9%     65.5%
Texas                          7        31,675,823        8.0        5.9604      122       1.30x     70.8%     63.6%
Oregon                         2        12,397,182        3.1        5.7459      120       1.20x     63.9%     58.1%
Virginia                       1         9,400,000        2.4        6.0850      120       1.20x     75.8%     69.9%
Connecticut                    1         8,250,000        2.1        5.9300      119       1.48x     56.9%     51.4%
Mississippi                    4         8,199,532        2.1        6.0807      118       1.34x     79.0%     65.4%
Alabama                        2         7,412,880        1.9        5.8240      118       1.24x     74.8%     60.8%
Pennsylvania                   1         6,720,000        1.7        6.1300      119       1.27x     78.1%     69.5%
Indiana                        4         6,253,023        1.6        6.4090      119       1.36x     62.3%     51.7%
Illinois                       1         4,990,653        1.3        6.4600      119       1.35x     64.8%     43.3%
South Carolina                 1         4,875,000        1.2        5.7100      118       1.29x     78.6%     69.2%
Wisconsin                      1         3,120,000        0.8        6.0500      118       1.33x     70.9%     62.3%
Arkansas                       1         2,794,307        0.7        5.8750      239       1.63x     51.7%      1.2%
Kentucky                       1         2,146,214        0.5        6.1700      118       1.21x     76.7%     65.5%
Georgia                        1         1,398,903        0.4        6.2100      119       1.24x     77.7%     66.4%
                            --------------------------------------------------------------------------------------------
TOTAL:                        61      $398,088,128      100.0%       5.9119%     120       1.28x     72.0%     63.3%
                            ============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
YEARS                       MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
BUILT/RENOVATED             PROPERTIES    BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

         1950 - 1959           3        $5,919,000         1.5%      6.3905%     120       1.25x     69.2%     61.7%
         1960 - 1969           2        11,305,092         2.8       6.2254      115       1.28x     71.3%     55.7%
         1970 - 1979          10        32,749,210         8.2       6.0012      122       1.51x     62.6%     53.2%
         1980 - 1989          13       141,439,719        35.5       5.8232      118       1.25x     73.8%     66.5%
         1990 - 1999           7        30,307,409         7.6       5.7594      130       1.29x     67.5%     54.3%
         2000 - 2006          26       176,367,699        44.3       5.9564      119       1.25x     73.2%     64.7%
                            --------------------------------------------------------------------------------------------
TOTAL:                        61      $398,088,128       100.0%      5.9119%     120       1.28x     72.0%     63.3%
                            ============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
PREPAYMENT                  MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
PROTECTION                   LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Defeasance                     48      $362,928,690       91.2%       5.9024%    120       1.28x     71.9%      63.0%
Yield Maintenance               6        35,159,439        8.8        6.0091     118       1.22x     72.8%      65.8%
                            --------------------------------------------------------------------------------------------
TOTAL:                         54      $398,088,128      100.0%       5.9119%    120       1.28x     72.0%      63.3%
                            ============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                    ----------------------------------------------------
                                         AGGREGATE         % OF                  STATED             CUT-OFF
                            NUMBER OF     CUT-OFF        INITIAL               REMAINING             DATE    LTV RATIO
PARTIAL INTEREST            MORTGAGED      DATE        LOAN GROUP 2  MORTGAGE     TERM       UW       LTV       AT
ONLY PERIODS                 LOANS        BALANCE        BALANCE       RATE      (MOS.)     DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

           24 - 36             24      $160,680,000       40.4%      5.9074%     119       1.32x     69.8%     62.1%
           37 - 84              5        90,850,000       22.8       5.9265      119       1.20x     73.0%     69.0%
                            --------------------------------------------------------------------------------------------
                               29      $251,530,000       63.2%      5.9143%     119       1.27x     71.0%     64.6%
                            ============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

--------------------------------------------------------------------------------
                           TOP FIFTEEN MORTGAGE LOANS
--------------------------------------------------------------------------------

LOAN  LOAN                                                                NUMBER OF
ID #  SELLER(1)  LOAN NAME                       CITY, STATE             PROPERTIES
----  ---------  ------------------------------  ----------------------  ----------

  1   JPMCB      Westfield Centro Portfolio      Various, Various             5
  2   JPMCB      One & Two Prudential Plaza      Chicago, IL                  2
  3   Capmark    Bella Terra Retail              Huntington Beach, CA         1
  4   EHY        1875 Pennsylvania Avenue        Washington, DC               1
  5   NCCI       JQH Hotel Portfolio             Various, Various             6
  6   EHY        Centre at Salisbury             Salisbury, MD                1
  7   Capmark    Hyatt - Huntington Beach        Huntington Beach, CA         1
  8   EHY        Four Penn Center                Philadelphia, PA             1
  9   NCCI       The Gardens on El Paseo         Palm Desert, CA              1
 10   Capmark    PennCom Plaza                   New York, NY                 1
 11   LaSalle    411 East Wisconsin              Milwaukee, WI                1
 12   Capmark    Wilshire Bundy Office Building  Los Angeles, CA              1
 13   LaSalle    Shoreview Corporate Center      Shoreview, MN                1
 14   Capmark    Oklahoma City Portfolio         Various, OK                  5
 15   LaSalle    Powers Ferry Landing East       Atlanta, GA                  1

                                    SF /
LOAN   LOAN  CUT-OFF DATE  % OF    UNITS /   UW      CUT-OFF     PROPERTY
ID #  GROUP     BALANCE     IPB    ROOMS    DSCR    LTV RATIO      TYPE
----  -----  ------------  ----  ---------  ----    ---------  -----------

  1     1    $240,000,000  6.1%  2,364,136  1.33x     70.0%      Retail
  2     1    $205,000,000  5.2%  2,196,342  1.47x     78.1%      Office
  3     1    $188,000,000  4.8%    663,923  1.20x     79.2%      Retail
  4     1    $165,000,000  4.2%    283,792  1.30x     73.0%      Office
  5     1    $151,704,871  3.8%      1,431  1.59x     72.0%       Hotel
  6     1    $115,000,000  2.9%    730,843  1.47x     76.4%      Retail
  7     1    $115,000,000  2.9%        517  1.59x     59.0%       Hotel
  8     1    $ 81,750,000  2.1%    522,600  1.38x     75.7%      Office
  9     1    $ 81,480,000  2.1%    200,023  1.18x     76.9%      Retail
 10     1    $ 79,750,000  2.0%    423,000  1.50x     70.8%      Office
 11     1    $ 72,000,000  1.8%    654,948  1.31x     73.3%      Office
 12     1    $ 59,911,880  1.5%    289,873  1.20x     69.5%      Office
 13     1    $ 54,770,000  1.4%    552,927  1.27x     75.0%      Office
 14     2    $ 51,896,561  1.3%      1,658  1.21x     77.2%    Multifamily
 15     1    $ 50,000,000  1.3%    393,533  1.21x     74.7%      Office

Top 5 Total/Weighted Average    $  949,704,871   24.1%  1.37x  74.4%
Top 10 Total/Weighted Average   $1,422,684,871   36.1%  1.39x  73.3%
Top 15 Total/Weighted Average   $1,711,263,311   43.4%  1.37x  73.4%

(1) "JPMCB" = JPMorgan Chase Bank, N.A.; "Capmark" = Capmark Finance Inc.; "EHY"
= Eurohypo AG, New York Branch; "NCCI" = Nomura Credit & Capital, Inc.;
'"LaSalle" = LaSalle Bank, National Association

                                    A-3-2

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN  LOAN
ID #  SELLER   LOAN NAME                             CITY, STATE           PROPERTY TYPE
----  -------  ------------------------------------  --------------------  --------------------

  13  LaSalle  Shoreview Corporate Center            Shoreview, MN         Office
  18  JPMCB    San Valiente                          Phoenix, AZ           Multifamily
  31  JPMCB    Desert Palm Apartments                Tempe, AZ             Multifamily
  57  Capmark  Crowne Plaza - Clark                  Clark, NJ             Hotel
  74  Capmark  Liberties Walk                        Philadelphia, PA      Multifamily
 116  LaSalle  Inland - Sentry Office Building       Davenport, IA         Office
 162  LaSalle  The Arbaugh Redevelopment             Lansing, MI           Multifamily
  33  Capmark  Homewood Suites Portfolio #2 (AVR)    Various, Various      Hotel
  41  Capmark  Homewood Suites Portfolio #1 (AVR)    Various, Various      Hotel
  69  LaSalle  Inland Olivet Church                  Paducah, KY           Retail
 201  Capmark  Coventry Apartments                   Huntsville, AL        Multifamily
  50  LaSalle  Inland - Craig Crossing               McKinney, TX          Retail
  15  LaSalle  Powers Ferry Landing East             Atlanta, GA           Office
  24  EHY      Fifth Avenue Suites                   Portland, OR          Hotel
  27  EHY      Hotel Monaco                          Seattle, WA           Hotel
  28  Capmark  Motorola Building Campus              Tempe, AZ             Industrial
  29  LaSalle  Inland - Colony Square                Sugar Land, TX        Retail
  65  NCCI     Stop & Shop (Malden, MA)              Malden, MA            Retail
  71  LaSalle  176 Federal Street                    Boston, MA            Office
  79  NCCI     Stop & Shop (Swampscott, MA)          Swampscott, MA        Retail
  99  NCCI     Stop & Shop (Framingham, MA)          Framingham, MA        Retail
 109  NCCI     Stop & Shop (Bristol, RI)             Bristol, RI           Retail
 198  LaSalle  Inland Eckerds - Hellertown           Hellertown, PA        Retail
 199  LaSalle  Inland Eckerds - Lebanon              Lebanon, PA           Retail
 202  LaSalle  Inland Eckerds - Punxsutawny          Punxsutawny, PA       Retail
 203  JPMCB    Towne Pointe                          Elizabethtown, KY     Retail
  22  EHY      Acacia Park Apartments                Temecula, CA          Multifamily
 181  NCCI     Fort Knox Self Storage                Various, MI           Self-Storage
 194  NCCI     Rancheria & Grandview MHC             Phoenix, AZ           Manufactured Housing
 207  LaSalle  Caribbean Village                     Kissimmee, FL         Retail
 269  NCCI     Valley View Tuckerton MHC             Reading, PA           Manufactured Housing
  91  NCCI     HQ Building                           San Antonio, TX       Retail
 104  Capmark  Hilton Garden Inn - Colorado Springs  Colorado Springs, CO  Hotel
 244  EHY      3205-3225 Crestview Drive             Dallas, TX            Multifamily
  55  Capmark  Embassy Suites - Beachwood            Beachwood, OH         Hotel

        CUT-OFF           REMAINING  REMAINING
LOAN      DATE      % OF     TERM     IO TERM    UW    CUT-OFF
ID #    BALANCE      IPB   (MONTH)    (MONTHS)  DSCR  LTV RATIO
----  -----------   ----  ---------  ---------  ----  ---------

  13  $54,770,000   1.4%      91         43     1.27x   75.0%
  18  $40,500,000   1.0%      84         84     1.62x   60.4%
  31  $24,000,000   0.6%      84         84     1.40x   61.9%
  57  $14,500,000   0.4%      84         12     1.43x   80.6%
  74  $11,988,388   0.3%      83          0     1.23x   73.1%
 116  $ 7,600,000   0.2%      83         83     2.04x   51.7%
 162  $ 4,993,185   0.1%      83          0     1.46x   62.4%
  33  $22,444,895   0.6%      82          0     1.16x   81.0%
  41  $19,452,242   0.5%      82          0     1.25x   83.5%
  69  $12,510,000   0.3%      82         82     2.10x   60.0%
 201  $ 3,393,931   0.1%      82          0     1.30x   78.0%
  50  $16,600,000   0.4%      81         81     1.85x   58.5%
  15  $50,000,000   1.3%      78         42     1.21x   74.7%
  24  $32,150,000   0.8%      60         12     1.57x   71.4%
  27  $29,400,000   0.7%      60         12     1.73x   60.0%
  28  $25,840,000   0.7%      60         24     1.16x   79.5%
  29  $25,488,000   0.6%      60         60     2.20x   55.4%
  65  $12,752,742   0.3%      60         60     2.14x   58.2%
  71  $12,475,000   0.3%      60          0     1.18x   78.0%
  79  $11,066,477   0.3%      60         60     2.14x   58.2%
  99  $ 9,268,514   0.2%      60         60     2.13x   58.3%
 109  $ 8,368,067   0.2%      60         60     2.20x   58.3%
 198  $ 3,400,000   0.1%      60         60     2.16x   58.7%
 199  $ 3,400,000   0.1%      60         60     2.16x   58.7%
 202  $ 3,322,000   0.1%      60         60     2.16x   58.7%
 203  $ 3,200,000   0.1%      60          0     1.20x   80.0%
  22  $35,000,000   0.9%      59         59     1.24x   66.8%
 181  $ 3,996,999   0.1%      59          0     1.65x   57.9%
 194  $ 3,447,325   0.1%      59          0     1.24x   78.3%
 207  $ 3,094,676   0.1%      58          0     1.25x   73.7%
 269  $   958,444   0.0%      58          0     1.54x   62.8%
  91  $ 9,978,080   0.3%      57         57     2.06x   58.7%
 104  $ 8,850,000   0.2%      57         21     1.49x   66.5%
 244  $ 1,895,028   0.0%      57          0     1.38x   72.9%
  55  $15,500,000   0.4%      55         13     1.48x   63.8%

                                    A-3-3

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                           WESTFIELD CENTRO PORTFOLIO
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                                    A-3-4

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                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $240,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $240,000,000
% OF POOL BY IPB:                 6.1%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Centro Watt Operating
                                  Partnership 9, LP(1)
SPONSOR:                          Centro Watt America REIT V, Inc.
ORIGINATION DATE:                 06/05/06
INTEREST RATE:                    6.043500%
INTEREST--ONLY PERIOD:            N/A
MATURITY DATE:                    07/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             Permitted Mezzanine Debt(2)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -------   -------
TAXES:                            $     0      $0
INSURANCE:                        $     0      $0
ENGINEERING:                      $80,000      $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee/Leasehold(3)
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   2,364,136(4)
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        92.8%(5)
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                230
HISTORICAL NOI:
   2003:                          $21,019,673
   2004:                          $23,067,715
   2005:                          $22,271,484
UW REVENUES:                      $39,156,411
UW EXPENSES:                      $14,383,412
UW NOI:                           $24,772,998(6)
UW NET CASH FLOW:                 $22,995,957
APPRAISED VALUE:                  $343,100,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:            $ 102
CUT-OFF DATE LTV:                 70.0%
MATURITY DATE LTV:                59.4%
UW DSCR:                          1.33x

                          SIGNIFICANT PORTFOLIO TENANTS

                                                                                                                LEASE
                                      RATINGS                       % OF     BASE RENT                        EXPIRATION
        TENANT NAME           MOODY'S/S&P/FITCH(7)   TOTAL SF     TOTAL SF      PSF      SALES PSF/SCREEN        YEAR
---------------------------   --------------------   ---------    --------   ---------   ----------------     ----------

TARGET                              A2/A+/A+         270,108(8)     11.4%         N/A    $           408(13)   2014/2027
LOWE'S HOME IMPROVEMENT             A2/A+/A+         174,592         7.4%      $ 5.78    $           258            2024
JC PENNEY                        Baa3/BBB-/BBB-      159,334(9)      6.7%         N/A    $           126            2011
ROBINSON'S MAY                    Baa1/BBB/BBB+      146,377(10)     6.2%         N/A    $           197            2013
STEVE & BARRY'S                                      125,710         5.3%      $ 7.36                N/A       2012/2013
SEARS                               NR/BB+/BB        107,952(11)     4.6%         N/A    $           160(14)        2018
FILENE'S HOME & MEN'S STORE       Baa1/BBB/BBB+       75,000(12)     3.2%         N/A                N/A            2027
HOYTS CINEMAS                                         55,008         2.3%      $20.82    $261,916/Screen            2018
BEST BUY                           NR/BBB/BBB+        41,479         1.8%      $12.02                N/A            2016

(1)  Centro Watt Operating Partnership 9, LP controls each of the borrowers, which are special purpose entities.

(2)  The mortgage loan documents permit the owners of the borrowers to incur mezzanine debt in the future, subject to the satisfaction of certain conditions, including: (i) the LTV for the combined debt does not exceed
     70%, (ii) the DSCR for the combined debt is equal to or greater than the
     DSCR as of the origination of the mortgage loan, (iii) the mezzanine lender is a "qualified lender" as set forth in the mortgage loan documents, (iv)
     the mezzanine loan is coterminous with the mortgage loan, and (v)
     confirmation by the rating agencies that the mezzanine loan will not result in a re-characterization, reduction or withdrawal of the then current ratings of the certificates.

(3)  Includes leasehold interest in a portion of Westfield Enfield property.

(4)  The total square footage of the portfolio includes 683,771 square feet of anchor tenant space that is ground leased from the borrower and approximately 27,356 square feet that has been leased to Barnes & Noble that is currently under construction and not expected to be occupied until
     November 2006. Total square footage excludes approximately 969,647 square feet of anchor tenant space that is tenant or third-party owned and not part of the collateral.

(5)  Occupancy figures include anchor tenant space ground leased from the borrower and assume that the approximately 27,356 square foot addition is already occupied by Barnes & Noble.

(6)  Difference in UW NOI and 2005 NOI is mainly attributed to the additional cash flow generated by the purchase of the Westfield Enfield ground lease, the newly constructed Barnes & Nobles at the West Park property, and the increase in portfolio-wide leasing activity.

(7)  Ratings are provided for the parent company of the entity in the "Tenant
     Name" field whether or not the parent company guarantees the lease.

(8)  Target occupies approximately 126,000 square feet at the Westfield Enfield property under a ground lease with the borrower for approximately $465,000 in annual rent and approximately 144,108 square feet at the Westfield Eagle
     Rock property under a ground lease with the borrower for approximately
     $137,300 in annual rent.

(9)  JC Penney occupies approximately 159,334 square feet at the Westfield
     Midway property under a ground lease with the borrower for approximately
     $199,264 in annual rent. In addition, JC Penney occupies approximately
     100,466 square feet that are not part of the collateral.

(10) Robinson's May occupies 146,377 square feet at the Westfield Eagle Rock property under a ground lease with the borrower for approximately $112,800 in annual rent.

(11) Sears occupies approximately 107,952 square feet at the Westfield Enfield property under a ground lease with the borrower for approximately $248,289 in annual rent. In addition, Sears occupies approximately 383,223 square feet that are not part of the collateral.

(12) Filene's occupies approximately 75,000 square feet at the Westfield Enfield property under a ground lease with the borrower for approximately $350,000 in annual rent. In addition, Filene's occupies approximately 161,720 square feet that are not part of the collateral.

(13) Sales are a weighted average for both Target locations from 2004.

(14) Sales from Sears Automotive were not included in reported anchor sales though they were combined in the total Sears leased square footage.

                                    A-3-5

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

                                PORTFOLIO SUMMARY

                                               YEAR BUILT/                                                               ALLOCATED
                                                  YEAR         SQUARE     OCCUPANCY                             % OF       LOAN
PROPERTY NAME                    LOCATION       RENOVATED       FEET          %              TOP TENANTS         GLA     BALANCE
-----------------------   ------------------   -----------   ---------    ---------   -----------------------   ----   ------------

WESTFIELD MIDWAY          Elyria, OH           1966/1990       588,600      88.0%     JC Penney                 27.1%  $ 72,500,000
WESTFIELD ENFIELD         Enfield, CT          1971/2001       559,108      95.7%     Target                    22,5%    59,500,000
WESTFIELD WEST PARK       Cape Girardeau, MO   1981/2006       426,662(1)   83.9%     Famous Barr               24.0%    46,500,000
WESTFIELD EAGLE ROCK      Los Angeles, CA      1974/2002       462,823      98.7%     Robinson's May            31.6%    39,500,000
WESTFIELD WESTLAND TOWN   Lakewood, CO         1995/N/A        326,943      99.4%     Lowe's Home Improvement   53.4%    22,000,000
   CENTER
                                                             ---------      ----                                       ------------
TOTAL/WEIGHTED AVERAGE                                       2,364,136      92.8%                                      $240,000,000
                                                             =========      ====                                       ============

(1)  Includes 27,356 square feet of retail space currently under construction to be leased by Barnes & Noble. The new space is expected to be completed and occupied by November of 2006.

THE LOAN. The Westfield Centro Retail Portfolio Loan is secured by a first mortgage fee and leasehold interest in five anchored retail centers consisting of approximately 2,364,136 square feet of retail space located in California,
Connecticut, Ohio, Missouri and Colorado.

THE BORROWER. The borrowing entity is Centro Watt Operating Partnership 9, LP which controls 5 bankruptcy-remote special purpose entities representing the individual properties. The sponsor of the borrower for the Westfield Centro
Portfolio is Centro Watt America REIT V, Inc. ("Centro Watt"), a joint venture between Watt Commercial Properties and Centro Properties Group. Headquartered in
Santa Monica, CA, Centro Watt is a national real estate company focused on the acquisition and management of open air retail centers throughout the United
States. Centro Watt currently owns and manages a portfolio of more than 17 million square feet of neighborhood and community retail centers. Centro
Properties Group ("Centro") is an Australian retail property investment and services organization (covering property development and funds management services). Centro is one of the largest property groups in Australia with a total market capitalization of approximately $3.95 billion and ownership interests in over $4.3 billion of property. Centro has an interest in a portfolio of approximately 136 retail properties which are diversified between
Australia and the United States and has a property and funds management group with over $2.0 billion of external assets under management.

THE PROPERTIES. The Mortgaged Property consists of a portfolio of 5 anchored retail centers consisting of approximately 2,364,136 square feet located in
California, Connecticut, Ohio, Missouri and Colorado. The Malls were all built between 1966 and 1981, with the exception of the Westfield Westland Town Center property, which was completed in 1995. The portfolio is approximately 92.8%
leased to 230 local, regional and national tenants including anchor tenants such as Sears, Target, JC Penney, Filene's and Lowe's Home Improvement. Anchor
tenants occupy approximately 683,771 square feet of space that is ground leased from the borrower and approximately 969,647 square feet that is tenant or third-party owned and not part of the collateral.

WESTFIELD EAGLE ROCK -- The Westfield Eagle Rock property is located in Eagle
Rock, CA in Los Angeles County. The property was developed in 1973 and most recently renovated in 2001. The property consists of approximately 462,823 square feet of GLA that is currently approximately 98.7% occupied and is anchored by Robinson's May department store (approximately 146,377 sf) and a
Target store (approximately 144,108 sf). Average in-line sales and occupancy costs at the center are $231 per square foot and 9.2%, respectively.

WESTFIELD ENFIELD -- The Westfield Enfield property is located in Enfield, CT, a suburban area outside of Hartford, CT. The property was developed in 1971 and most recently renovated in 2001. The property consists of approximately 559,108 square feet of GLA which is currently approximately 95.7% occupied and is anchored by a Sears department store (approximately 107,952 sf) and a Target store (approximately 126,000 sf). Average in-line sales and occupancy costs at the center are $289 per square foot and 6.9%, respectively.

WESTFIELD MIDWAY -- The Westfield Midway property is located in Elyria, OH approximately 30 miles west of Cleveland, OH adjacent to Interstate 90. The property was developed in 1966 and most recently renovated in 1990. The property consists of approximately 588,600 square feet of GLA which is approximately
88.0% occupied. There are four anchor tenants at the property, including Sears
(approximately 240,808 sf), Dillards department store (approximately 157,580
sf), JC Penney (approximately 159,334 sf) and Kaufmanns department store
(approximately 103,974 sf). Average in-line sales and occupancy costs at the center are $295 per square foot and 6.9%, respectively.

WESTFIELD WEST PARK -- The Westfield West Park property is located in the town of Cape Girardeau, MO. The property was developed in 1981 and is currently undergoing a small expansion expected to be completed in November of 2006. The property consists of approximately 426,662 square feet of GLA which is currently approximately 83.9% occupied and is anchored by JC Penney (approximately 100,466
sf) and Famous Barr (approximately 102,533 sf). Approximately 27,356 square feet of the property is currently under construction and has been leased by Barnes &
Noble for a ten-year term. Average in-line sales and occupancy costs at the center are $273 per square foot and 7.6%, respectively.

WESTFIELD WESTLAND TOWN CENTER -- The Westfield Westland Town Center property is located in Lakewood, CO and is part of the Denver MSA. The property was redeveloped in 1995 into its current configuration. Previous to the redevelopment the property was an indoor shopping mall from 1960 to 1993. The property consists of approximately 326,943 square feet of GLA that is currently approximately 99.4% occupied and is anchored by Lowe's Home Improvement Center
(approximately 174,592 sf) and a Sears department store (approximately 142,415
sf). Average in-line sales and occupancy costs at the center are $229 per square foot and 8.6%, respectively.

                                    A-3-6

--------------------------------------------------------------------------------
                           WESTFIELD CENTRO PORTFOLIO
--------------------------------------------------------------------------------

RELEASE. Provided that no event of default exists, individual properties may be released from the lien of the mortgage subject to satisfaction of certain conditions, including, but not limited to: i) partial defeasance of the loan in an amount equal to between 105% and 115% of the loan amount allocated to the property to be released, and ii) the debt service coverage ratio at release is equal to or greater than a) the origination date DSCR, and b) the DSCR of the portfolio immediately prior to the release.

SUBSTITUTION. The borrower is permitted to substitute properties as collateral
(not exceeding 3 properties per year) during the term of the loan subject to certain conditions, including, but not limited to: i) no event of default exists, ii) the aggregate value of all properties released does not exceed more than 35% of the value of the entire pool of properties, and iii) certain debt service coverage ratio and loan to value requirements are satisfied. In addition the borrower is permitted to substitute a new property for defeasance collateral in connection with any portion of the loan that has been defeased.

THE MARKETS(1).

LOS ANGELES, CA -- One mortgaged property comprising approximately 19.6% of the
GLA of the mortgaged properties in the aggregate, Westfield Eagle Rock, is located in the Eagle Rock community of Los Angeles within the North East Los
Angeles Community Plan. As of year end 2005, average rents in the Los Angeles retail market were approximately $26.48 per square foot. Market vacancy was approximately 2.8%, with a positive absorption of 764,000 square feet as of the end of the fourth quarter of 2005.

HARTFORD, CT -- One mortgaged property comprising approximately 23.6% of the GLA of the mortgaged properties in the aggregate, Westfield Enfield, is located within the Hartford MSA and is part of the North Hartford retail submarket. The mortgaged property is located in a heavily trafficked destination retail corridor directly adjacent to Interstate-91 approximately 1 mile from the
Massachusetts border. The mortgaged property is located among a concentration of four other major retail centers in the neighborhood. At year end 2005 average asking rents in the submarket were approximately $16.16 per square foot, up approximately 2.5% over 2004. Additionally market vacancy decreased from approximately 10.7% to 9.0% in the same period.

ELYRIA, OH -- One mortgaged property comprising approximately 24.9% of the GLA of the mortgaged properties in the aggregate, Westfield Midway is located in
Elyria, OH which is the western most suburb of Cleveland. Market performance in the western Cleveland retail market has shown increases in rents, little new construction and declining vacancy. At year end 2005 average asking rents in the submarket were approximately $15.14 per square foot, up slightly from approximately $14.82 in 2004, and market vacancy increased from approximately
7.4% to 9.1% in the same period.

CAPE GIRARDEAU, MO -- One mortgaged property comprising approximately 18.0% of the GLA of the mortgaged properties in the aggregate, Westfield West Park, is located in Cape Girardeau County, Missouri. The county has approximately 70,000 residents, and the mortgaged property services a wide, rural geographic area as the dominant retail center.

LAKEWOOD, CO -- One mortgaged property comprising approximately 13.8% of the GLA of the mortgaged properties in the aggregate, Westfield Westland Town Center, is located within the Denver MSA approximately 7 miles west of the Denver CBD. The
Denver retail market has exhibited growth since 2004, and continues the trend seen in 2005. In the first quarter of 2006 average asking rents in the market were approximately $15.18 per square foot, up approximately 1.8% over fourth quarter 2005. Additionally market vacancy decreased from 6.4% to 5.7% in the same period.

PROPERTY MANAGEMENT. The mortgaged properties are managed by Centro Watt
Management Joint Venture, LP ("CWMJV"). CWMJV provides asset and property management, leasing, financing, acquisition and other real estate services.
CWMJV was established to provide management services to the properties acquired by Centro Watt joint venture and for the REIT's that hold the properties.

(1)  Certain information was obtained from the Westfield Centro Portfolio appraisals dated between March 24, 2006, and April 4, 2006.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF                                          % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
               LEASES    SQUARE FEET   % OF NRA     BASE RENT      RENT     SQUARE FEET      OF NRA       BASE RENT     OF BASE RENT
   YEAR       EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING
----------   ---------   -----------   --------   -----------   ---------   -----------   ------------   -----------   -------------

VACANT          NAP         171,374       7.2%           NAP         NAP       171,374         7.2%             NAP        NAP
2006 & MTM       29          56,327       2.4     $   998,079       4.2%       227,701         9.6%      $   998,079        4.2%
2007             33          65,109       2.8       1,518,946       6.4        292,810        12.4%      $ 2,517,025       10.5%
2008             41          80,019       3.4       2,070,097       8.7        372,829        15.8%      $ 4,587,122       19.2%
2009             25          55,234       2.3       1,375,798       5.8        428,063        18.1%      $ 5,962,920       25.0%
2010             34         161,823       6.8       2,291,504       9.6        589,886        25.0%      $ 8,254,424       34.6%
2011             35         353,678      15.0       2,508,731      10.5        943,564        39.9%      $10,763,155       45.1%
2012             20          99,770       4.2       1,500,119       6.3      1,043,334        44.1%      $12,263,274       51.4%
2013             19         323,770      13.7       2,014,561       8.4      1,367,104        57.8%      $14,277,835       59.8%
2014             21         216,799       9.2       2,154,462       9.0      1,583,903        67.0%      $16,432,297       68.8%
2015             18          49,249       2.1       1,149,289       4.8      1,633,152        69.1%      $17,581,586       73.6%
2016             18         140,882       6.0       2,399,875      10.0      1,774,034        75.0%      $19,981,461       83.7%
AFTER            29         590,102      25.0       3,900,225      16.3      2,364,136       100.0%      $23,881,686      100.0%
                ---       ---------     -----     -----------     -----
TOTAL:          322       2,364,136     100.0%    $23,881,686     100.0%
                ===       =========     =====     ===========     =====

                                    A-3-7

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--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)    $205,000,000
CUT-OFF DATE PRINCIPAL
   BALANCE:(1)                    $205,000,000
% OF POOL BY IPB:                 5.2%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         BFPRU I, LLC
SPONSOR:                          Bentley Forbes
ORIGINATION DATE:                 05/25/06
INTEREST RATE:                    6.062200%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    06/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:(2)               $265,000,000
ADDITIONAL DEBT TYPE:(2)          Pari Passu Loan and
                                  Mezzanine Loan
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:     INITIAL       MONTHLY
                    -----------   ----------
TAXES:              $ 7,007,181   $1,557,151
TI/LC:(6)           $31,000,000    Springing
ENGINEERING:        $   903,006   $        0
CASH FLOW:(7)       $ 3,500,000   $        0
OTHER:(8)           $ 8,307,000   $        0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   2,196,342
LOCATION:                         Chicago, IL
YEAR BUILT/RENOVATED:             Various/Various
OCCUPANCY:                        84.8%
OCCUPANCY DATE:                   04/01/06
NUMBER OF TENANTS:                114
HISTORICAL NOI:
   2003:                          $39,194,219
   2004:                          $37,717,465
   2005:(3)                       $27,784,157
UW REVENUES:                      $75,927,146
UW EXPENSES:                      $36,195,085
UW NOI:(4)                        $39,732,060
UW NET CASH FLOW:                 $36,972,713
APPRAISED VALUE (AS
  STABILIZED):(5)                 $525,000,000
APPRAISAL DATE:                   04/05/08

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(9):         $ 187
CUT-OFF DATE LTV(9):              78.1%
MATURITY DATE LTV(9):             78.1%
UW DSCR:                          1.47x

                               SIGNIFICANT TENANTS

                                     RATINGS                                                      LEASE
TENANT NAME                  MOODY'S/S&P/FITCH(10)   SQUARE FEET   % OF GLA   BASE RENT PSF    EXPIRATION YEAR
--------------------------   ---------------------   -----------   --------   -------------    ----------------

PEOPLES GAS LIGHT AND COKE         Baa2/A-/A-          260,596       11.9%       $12.12             2014
BAKER & MCKENZIE LLP                                   229,891       10.5%       $21.62             2012
MCGRAW HILL INC.                    A1/NR/A+           153,065        7.0%       $23.15             2016
KIRKLAND & ELLIS, LLP                                  105,547        4.8%       $11.72             2009
AON CORPORATION                  Baa2/BBB+/BBB+         67,358        3.1%       $23.99             2009
INFINITY HOLDINGS                                       66,671        3.0%       $15.88             2018
LEYDIG VOIT & MEYER LTD.                                65,802        3.0%       $21.41             2010

(1)  The total financing amount of $410 million is being provided to the borrower for the acquisition of One and Two Prudential Plaza. The $410 million A-Note has been split into two pari passu notes (a $205 million A-1
     Note included in the Trust, and a $205 million A-2 Note not included in the
     Trust).

(2)  Additional debt includes the $205 million pari passu A-2 Note, as well as a
     $60 million mezzanine loan.

(3)  One reason for the decline in NOI and Occupancy at the property between
     2003 and 2005 is that Deloitte & Touche vacated 16 floors totaling approximately 375,000 square feet in 2004. The borrower has leased 250,000 square feet of this space within the past 18 months to backfill 10 of these floors.

(4)  Difference between UW NOI and 2005 NOI are mainly attributed to the inclusion of all rent steps through 3/07, averaged rents over the lease term for CBS Radio and McGraw Hill, and new leases signed in 2005 and 2006.

(5)  The appraised value of the property on an "as is" basis has been determined to be approximately $490,000,000. LTV figures presented herein have been calculated based on the "as stabilized" figures.

(6)  An upfront reserve in the amount of $31,000,000 was collected at closing in connection with tenanting costs. This reserve consists of $12,000,000 to cover the costs of leasing currently vacant space, and $19,000,000 to cover costs associated with renewal and re-leasing of space occupied as of the
     Cut-off Date.

(7)  The cash flow reserve is being held for rent abatements, and free rent periods tenants have during the term of the loan.

(8)  Since funding, $1.807,866 of the original $8.3 million reserve has been released. The remainder is comprised of two parts: $3.399 million of this reserve is being held for currently unfunded TI/LCs, and will be released upon completion of such improvements. The remaining $3.1 million is being held for future capital improvements during the term of the loan.

(9)  Calculated based on the aggregate Cut-off Date principal balance of the A-1 and A-2 pari passu A-Notes in the amount of $410,000,000. LTV figures presented herein have been calculated based on the "as stabilized"
     appraised value.

(10) Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-15

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

THE LOAN. The One & Two Prudential Plaza mortgage loan is secured by a first mortgage fee interest in two Class A office towers comprising a total of approximately 2,196,342 square feet, located in Chicago, Illinois.

The total financing amount of $410,000,000 is bifurcated into two pari-passu notes, a $205,000,000 A-1 note included in the Trust, and a $205,000,000 A-2 note not included in the Trust. In addition, there is a $60,000,000 mezzanine loan.

THE BORROWER. The borrowing entity, BFPRU I, LLC is a special purpose entity controlled by the sponsor Bentley Forbes. Bentley Forbes is a privately owned commercial real estate investment company founded in 1993 by the Wehba family.
The Company has been involved in the acquisition, development and ownership of commercial real estate properties for over 20 years. Currently the Company owns a commercial real estate portfolio with over 15 million square feet of office, retail and industrial properties and an estimated market value exceeding $1.5 billion.

THE PROPERTY. One & Two Prudential Plaza is an office complex that consists of two separate, but integrated, Class A office towers located in the East Loop submarket of downtown Chicago, containing approximately 2,196,342 square feet of
Class A Office space. One Prudential plaza is a 41 story Class A office building completed in 1955, and renovated in 1990 that includes approximately 1,202,835 net rentable square feet, and Two Prudential Plaza is a 64-story Class A office building completed in 1990 that includes approximately 993,507 net rentable square feet. The towers are connected by a public mezzanine level that contains approximately 70,000 square feet of restaurants and retail space. Other amenities include a five level underground parking facility, underground connection to the Randolph Street commuter rail station and a one acre landscaped plaza.

The mortgaged property is situated just north of Millenium Park, and one block east of Michigan Avenue and provides views of Lake Michigan to the East and the
Chicago River to the North. The site is accessed via I-90 from the West as well as other expressways including Lake Shore drive from the south and Wacker Drive.
The mortgaged property has pedestrian access as it is connected to a network of underground pedestrian corridors (the "Pedway") that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago. This project is part of the development of the area know as the "New East Loop" which encompasses the area immediately surrounding Prudential Plaza.

RELEASE. Borrower may obtain a release of either the One Prudential Plaza property or the Two Prudential Plaza property if it partially defeases the mortgage loan and upon the satisfaction of certain conditions, including (i)
after the release, the debt service coverage ratio for the remaining parcel is equal to or greater than the greater of (a) 1.10 to 1.0 and (b) the combined debt service coverage ratio for the 12 months preceding the release; (ii) after the release, the loan-to-value ratio for the remaining parcel is equal to or less than the lesser of (a) 80% and (b) the loan-to-value ratio immediately prior to the release; and (iii) partial defeasance of the loan in an amount equal to 115% to 125% of the loan amount allocated to the property to be released.

SIGNIFICANT TENANTS.

Peoples Gas Light & Coke (NYSE: PGL) occupies approximately 260,596 square feet, or approximately 11.9% of the buildings net rentable area. Peoples Gas Light &
Coke is a division of Peoples Energy Corporation that distributes natural gas to over 900,000 customers in Chicago and Northeastern Illinois. In addition to distributing natural gas and energy services to its customers, Peoples Energy
Corporation engages in wholesale natural gas and electricity marketing, midstream gas services and independent power production, and oil and gas production. In 2005 Peoples Energy Corporation had total sales of approximately
$2.5 billion, and net income of approximately $78.1 million.

Baker & McKenzie LLP occupies approximately 229,891 square feet, or approximately 10.5% of the buildings net rentable area. Baker & McKenzie LLP is one of the world's largest law practices with more than 8,000 lawyers and nearly
70 offices in 40 countries. The firm offers expertise in areas including intellectual property law, antitrust & trade law, mergers and acquisitions and tax law.

McGraw Hill Inc. (NYSE: MHP) occupies approximately 153,065 square feet, or approximately 7.0% of the buildings net rentable area. McGraw Hill Inc. is one of the world's largest producers of textbooks, tests, and related materials, serving the elementary, secondary, and higher education markets. In addition
McGraw Hill Inc. is a leading provider of financial and business information services through its Standard & Poor's rating agency division. In 2005 the company had total sales of approximately $6.0 billion and net income of approximately $844.3 million.

Kirkland & Ellis, LLP occupies approximately 105,457 square feet, or approximately 4.8% of the buildings net rentable area. Kirkland & Ellis, LLP has more than 1,000 lawyers in 7 offices worldwide. The firm serves clients with practices in intellectual property, mergers and acquisitions, antitrust, and employee benefits.

Aon Corporation (NYSE: AOC) occupies approximately 67,358 square feet, or approximately 3.1% of the buildings net rentable area. Aon Corporation is a leading insurance and reinsurance broker. The firm operates in three major segments: risk and insurance brokerage, consulting services, and consumer insurance underwriting. In 2005 Aon Corporation had total revenues of approximately $9.8 billion and net income of approximately $737.0 million.

                                    A-3-16

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is a Class A office building in downtown
Chicago located in the East Loop office submarket. The Chicago CBD is the financial center of the Midwest and represents the second largest concentration of office space in the nation. As of the fourth quarter of 2005 the downtown
Chicago CBD comprised approximately 119.0 million square feet of office space, of which approximately 21.1 million square feet were located in the East Loop submarket. The East Loop is the third largest submarket within downtown Chicago and accounts for approximately 17.8% of the CBD's total inventory and 11.3% of the Class A office space located within the CBD.

The East Loop submarket contains 5 Class A office properties and 7 towers, including the mortgaged property. The market has experienced significant vacancies in the past five years followed by backfill. Over the past five years the five office towers in the "New East Loop," including the mortgaged property, have realized positive absorption of approximately 412,600 square feet per year.
One reason for this absorption has been the redevelopment of Millennium Park.

The mortgaged property averaged year-end occupancy of approximately 95% between
1995 and 2004. The mortgaged property has successfully leased approximately
250,000 square feet over the past 18 months against significant competition across submarkets.

PROPERTY MANAGEMENT. Bentley Forbes Midwest Property Management, LLC will serve as the property manager for the mortgaged property subsequent to the acquisition by Bentley Forbes LLC. The management company is a subsidiary of the sponsor.

(1)  Certain information was obtained from the One & Two Prudential Tower appraisal dated 4/12/2006.

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF    SQUARE     % OF                 % OF BASE  CUMULATIVE   CUMULATIVE                    CUMULATIVE %
             LEASES      FEET       NRA      BASE RENT      RENT    SQUARE FEET   % OF NRA   CUMULATIVE BASE  OF BASE RENT
   YEAR     EXPIRING    EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    RENT EXPIRING     EXPIRING
----------  ---------  ---------  --------  -----------  --------   -----------  ----------  ---------------  -------------

VACANT         NAP       333,887    15.2%           NAP      NAP       333,887      15.2%              NAP          NAP
2006 & MTM      37        45,494     2.1    $   699,406      2.1%      379,381      17.3%      $   699,406          2.1%
2007            19       100,110     4.6      1,826,912      5.5       479,491      21.8%      $ 2,526,317          7.6%
2008            29        86,538     3.9      1,716,022      5.2       566,029      25.8%      $ 4,242,339         12.8%
2009            19       200,829     9.1      3,394,797     10.2       766,858      34.9%      $ 7,637,136         23.0%
2010            20       129,159     5.9      3,028,858      9.1       896,017      40.8%      $10,665,995         32.1%
2011            16        48,101     2.2      1,180,369      3.6       944,118      43.0%      $11,846,363         35.7%
2012            22       309,064    14.1      6,554,664     19.7     1,253,182      57.1%      $18,401,027         55.4%
2013             8        41,187     1.9        655,325      2.0     1,294,369      58.9%      $19,056,352         57.4%
2014            38       311,008    14.2      4,025,904     12.1     1,605,377      73.1%      $23,082,256         69.5%
2015            17       168,961     7.7      3,182,208      9.6     1,774,338      80.8%      $26,264,464         79.1%
2016            16       211,445     9.6      4,447,748     13.4     1,985,783      90.4%      $30,712,212         92.4%
AFTER           31       210,559     9.6      2,511,753      7.6     2,196,342     100.0%      $33,223,965        100.0%
               ---     ---------   -----    -----------    -----
TOTAL:         272     2,196,342   100.0%   $33,223,965    100.0%
               ===     =========   =====    ===========    =====

                                    A-3-17

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF ONE & TWO PRUDENTIAL PLAZA OMITTED]

                                    A-3-18

--------------------------------------------------------------------------------
                           ONE & TWO PRUDENTIAL PLAZA
--------------------------------------------------------------------------------

                    ONE & TWO PRUDENTIAL PLAZA STACKING PLAN
                               [GRAPHIC OMITTED]

41     PLAZA CLUB: 7,798 RSF; 06/06
40M    AM/FM OHIO, INC; 100 RSF, 09/06
40     VACANT: 1,860 RSF, MULTI-TENANT: 8,254 RSF
39     BAKER & McKENZIE LLP: 22,503 RSF; 11/12
38     SCHUYLER, ROCHE & ZWIRNER: 24,082 RSF; 04/15
37     BAKER & McKENZIE LLP: 24,017 RSF, 11/12
36     BAKER & McKENZIE LLP: 24,068 RSF, 11/12
35     BAKER & McKENZIE LLP: 24,148 RSF, 11/12
34     VACANT: 14,274 RSF, BAKER & McKENZIE LLP: 8,917 RSF; 12/08
33     BAKER & McKENZIE LLP: 23,026 RSF, 11/12
32     BAKER & McKENZIE LLP: 22,411 RSF, 11/12
31     BAKER & McKENZIE LLP: 22,990 RSF, 11/12
30     BAKER & McKENZIE LLP: 21,191 RSF, 11/12
29     McGRAW-HILL, INC: 22,647 RSF; 11/16
28     BAKER & McKENZIE LLP: 9,747 RSF; 11/12, BDO SEIDMAN, LLP: 12,186
       RSF; 09/11
27     BONNEVILLE INTERNATIONAL CORP.; 21,913 RSF; 05/18
26     MULTI-TENANT: 21,742 RSF
25     BAKER & McKENZIE LLP: 22,862 RSF; 11/12
24     PEOPLES GAS LIGHT & COKE: 21,803 RSF; 05/14
23     PEOPLES GAS LIGHT & COKE: 21,803 RSF; 05/14
22     PEOPLES GAS LIGHT & COKE: 21,803 RSF; 05/14
21     PEOPLES GAS LIGHT & COKE: 22,862 RSF; 05/14
20     PEOPLES GAS LIGHT & COKE: 23,264 RSF; 05/14
19     PEOPLES GAS LIGHT & COKE: 21,321 RSF; 05/14
18     PEOPLES GAS LIGHT & COKE: 19,917 RSF; 05/14
17     PEOPLES GAS LIGHT & COKE: 23,203 RSF; 05/14
16     PEOPLES GAS LIGHT & COKE: 23,126 RSF; 05/14
15     ATTORNEY REGISTRATION & DISCIPLINARY COMMISSION: 23,125 RSF; 05/15
14     VACANT 1,208 RSF, McGRAW-HILL, INC: 23,199 RSF; 11/16
13     VACANT 22,398 RSF, BDO SEIDMAN, LLP; 383 RSP; 09/06
12     VACANT: 1,991 RSF, MULTI-TENANT: 21,375 RSF
11     MULTI-TENANT: 22,397 RSF
10     VACANT: 1,009 RSF, MULTI-TENANT: 47,600 RSF
 9     McGRAW-HILL, INC: 49,998 RSF; 11/16
 8     VACANT: 48,818 RSF
 7     VACANT: 19,655 RSF, KIRKLAND & ELLIS LLP: 28,154 RSF; 12/11
 6     KIRKLAND & ELLIS LLP: 52,224 RSF; 21/11
 5     BCE NEXXIA CORPORATION: 49,144 RSF; 08/15
 4     McGRAW-HILL, INC 49,252 RSF; 11/16
 3     PEOPLES GAS LIGHT & COKE: 48,784 RSF; 05/14
 2     VACANT: 5 RSF, MULTI-TENANT: 36,763 RSF
 1     VACANT: 19,239 RSF MULT-TENANT: 22,151 RSF
ENTR   VACANT: 2,011 RSF, MULTI-TENANT: 34,148 RSF
B2     PEOPLES GAS LIGHT & COKE 267 RSF; 05/14
B1     VACANT, 8,005 RSF, MULTI-TENANT: 9,662 RSF

58     TAIPEI ECONOMIC/CULTURAL OFFICE: 12,994 RSF; 06/11
57     TAIPEI ECONOMIC/CULTURAL OFFICE: 10,267 RSF; 06/11, ADVISORY RESEARCH
       INC.: 2,943 RSF; 05/14
56     PRUDENTIAL INSURANCE CO.: 13,717 RSF; 07/08
55     MULTI-TENANT: 14,000 RSF
54     PRUDENTIAL INSURANCE CO.: 14,082 RSF; 07/08
53     MULTI-TENANT: 12,822 RSF, VACANT: 1,325 RSF
52     VACANT: 14,038 RSF
51     CENTRAXCORP: 14,932 RSF; 03/16
50     LEYDIG, VOIT & MAYER LTD: 15,164 RSF; 08/10
49     LEYDIG, VOIT & MAYER LTD: 16,000 RSF; 08/10
48     LEYDIG, VOIT & MAYER LTD: 16,000 RSF; 08/10
47     LEYDIG, VOIT & MAYER LTD: 9,704 RSF; 08/10, PRUDENTIAL INSURANCE
       CO.: 7,540 RSF; 07/08
46     PROPHET BRAND STRATEGY: 17,950 RSF; 03/12
45     MULTI-TENANT: 17,950 RSF
44     INTERNATIONAL FOOD SERVICE: 9,747 RSF; 11/13, VACANT: 8,203 RSF
43     BLACK ENTERTAINMENT TV: 9,647 RSF; 08/07, BDO SEIDMAN LLP: 8,303
       RSF; 09/06
42     ALERI, INC: 18,726 RSF; 10/07
41     ALERI, INC: 19,000 RSF; 10/07
40     ALERI; INC: 19,565 RSF; 10/07
39     MECHANICAL
38     BOWMAN, BARRETT & ASSOC: 162 RSF; 11/06, MECHANICAL, VACANT: 1,313 RSF
37     LEBOEUF, LAMB, GREENE & MACRAE: 20,184 RSF; 09/10
36     NORGREN, INC: 6,560 RSF; 09/12, VACANT: 13,555 RSF
35     VACANT: 20,174 RSF
34     VACANT: 20,743 RSF,
33     VACANT: 20,219 RSF
32     MULTI-TENANT: 18,223 RSF, VACANT: 2,007 RSF
31     MULTI-TENANT: 19,865 RSF
30     MULTI-TENANT: 19,893 RSF
29     AON CORPORATION: 20,966 RSF; 09/09
28     AON CORPORATION: 20,966 RSF; 09/09
27     AON CORPORATION: 20,992 RSF; 09/09
26     MULTI-TENANT: 20,447 RSF
25     MULTI-TENANT: 20,059 RSF
24     MULTI-TENANT: 18,174 RSF, VACANT: 1,731 RSF
23     VACANT: 19,922 RSF
22     VACANT: 19,936 RSF
21     MICHAEL BEST & FRIEDRIC LLP: 20,157 RSF; 01/17
20     MICHAEL BEST & FRIEDRIC LLP: 20,655 RSF; 01/17
19     MICHAEL BEST & FRIEDRIC LLP: 3,599 RSF; 01/17, VACANT: 17,052 RSF
18     AMSTED INDUSTRIES, INC.: 17,040 RSF; 11/18, SINGAPORE ECONOMIC
       DEVELOPMENT: 3,578 RSF; 03/09
17     SAS INSTITUTE, INC.: 20,611 RSF; 12/15
16     SAS INSTITUTE, INC.: 8,504 RSF; 12/15, VACANT: 12,089 RSF
15     VACANT: 20,571 RSF
14     VACANT: 20,571 RSF
13     MULTI-TENANT: 10,256 SF, VACANT: 9,702 RSF
12     VACANT: 20,762 RSF
11     INFINITY HOLDINGS CORP.: 21,548 RSF; 04/18 VACANT: 316 RSF
10     INFINITY HOLDINGS CORP.: 20,580 RSF; 04/18
 9     INFINITY HOLDINGS CORP.: 21,145 RSF; 04/18
 8     MULTI-TENANT: 15,718 RSF, VACANT: 5,344 RSF
 7     DOUBLECLICK, INC.: 9,801 RSF; 07/10, VACANT: 11,590 RSF
 6     KIRKLAND & ELLIS LLP: 21,420 RSF; 12/11
 5     MULTI-TENANT: 4,034 RSF
 4     MULTI-TENANT: 5,885 RSF, VACANT: 1,375 RSF
 2     LAS VEGAS CONVENTION VISITORS AUTHORITY: 2,380 RSF; 08/15, MECHANICAL
 1     MULTI-TENANT: 9,230 RSF, VACANT: 1,841 RSF
ENTR   SCHERMERHORM: 300 RSF; 10/09, VACANT: 1,608 RSF
 B1    MULTI-TENANT: 900 RSF VACANT: 600 RSF

                                    A-3-19

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

                    [3 PHOTOS OF BELLA TERRA RETAIL OMITTED]

                                    A-3-20

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $188,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $188,000,000(1)
% OF POOL BY IPB:                 4.8%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         Bella Terra Associates, LLC
SPONSOR:                          D. John Miller, Eric Sahn, Lindsay Parton,
                                  Dieter Mees and John Cappetta
ORIGINATION DATE:                 08/15/05
INTEREST RATE:                    5.294872%(2)
INTEREST-ONLY PERIOD:             72 months
MATURITY DATE:                    09/01/15
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24), Def (80), O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $17,000,000
ADDITIONAL DEBT TYPE(3):          Mezzanine Loan
LOAN PURPOSE:                     Acquisition/Renovation

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL       MONTHLY
-----------------------          ----------     --------
TAXES:                           $1,190,342     $262,931
INSURANCE:                       $  173,060     $ 64,737
GROUND RENTS:                    $        0     $ 10,563
REPLACEMENT RESERVE:             $        0     $  5,793(4)
TI/LC:                           $        0     $ 23,690(5)
RENT SHORTFALL RESERVE:          $1,700,000(6)  $      0
OTHER:                           $1,300,000(7)  $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold(8)
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE(9):                663,923
LOCATION:                         Huntington Beach, CA
YEAR BUILT/RENOVATED:             1965/2005
OCCUPANCY(10):                    93.3%
OCCUPANCY DATE:                   03/31/06
NUMBER OF TENANTS:                52
UW REVENUES:                      $24,048,842
UW EXPENSES:                      $8,588,816
UW NOI:                           $15,460,026
UW NET CASH FLOW:                 $14,988,864
APPRAISED VALUE:                  $237,300,000
APPRAISAL DATE:                   05/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $ 283
CUT-OFF DATE LTV:        79.2%
MATURITY DATE LTV:       74.7%
UW DSCR:                 1.20x

(1)  This amount reflects two separate, pari-passu notes: one in the amount of
     $160,000,000 and the other in the amount of $28,000,000 both of which are included in the trust.

(2)  The rate set forth above reflects a blended rate of two notes, comprised of
     5.200% on the $160,000,000 note and 5.837% on the $28,000,000 note. The monthly payments under each note are calculated individually based on the applicable amount and rate and are then combined. All DSCRs are based upon such combined payments.

(3)  $17,000,000 of additional mezzanine debt exists on the mortgaged property secured by a pledge of 100% of the principal's equity interests in the borrower. The mezzanine loan is coterminus with the mortgage loan. Interest accrues at 11.75% from August 15, 2005 until September 1, 2010 and at
     10.00% from and including September 1, 2010 through the maturity date.
     Commencing on October 1, 2005 through and including the September 1, 2010 payment, the mezzanine borrower shall pay interest only at 8.00% and commencing on October 1, 2010 through and including the September 1, 2011 payment, the mezzanine borrower shall pay interest only at 10.00%,
     Commencing on October 1, 2011 through and including August 1, 2015, the mezzanine borrower shall pay monthly payments of principal and interest at
     10.00% based on a 360-month amortization schedule.

(4)  Borrower is required to deposit $5,792.73 beginning June 1, 2006 and on each consecutive payment date until the balance equals or exceeds $250,000.

(5)  Borrower is required to deposit $23,690.49 beginning June 1, 2006 and on each consecutive payment date.

(6)  A Rent Shortfall Reserve has been established with a balance, as of June 1,
     2006, of $1,700,000. Portions allocated with respect to individual tenants will be disbursed to the borrower if and when such respective tenant is in occupancy, open for business and has commenced paying specified monthly rent.

(7)  This reserve will be released to the borrower when a rent roll demonstrates that the annual base rent paid by tenants in occupancy and open for business is in excess of $14,050,000.

(8)  Includes leasehold interests in a portion of the property granted by
     Southern California Edison as ground lessor.

(9)  The total square footage excludes 26,520 square feet of the property that is ground leased.

(10) Based on underwritten rent roll as of March 31, 2006. This percentage includes certain tenants which are not yet in occupancy.

                                    A-3-21

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                RATINGS                                   ANNUAL BASE   ANNUAL BASE               LEASE EXPIRATION
      TENANT NAME         MOODY'S/S&P/FITCH*   TOTAL SF   % OF TOTAL SF      RENT        RENT PSF     SALES PSF        YEAR
-----------------------   ------------------   --------   -------------   -----------   -----------   ---------   ----------------

ANCHORS
BURLINGTON COAT FACTORY                         149,001       21.6%       $   483,000      $ 3.24        $ 74           2025
KOHL'S                    A3/BBB+/A              97,394       14.1          1,694,750      $17.40         N/A           2024
CENTURY THEATRES                                 76,740       11.1          1,918,500      $25.00         N/A           2020
BED BATH & BEYOND         NR/BBB/NR              41,371        6.0            963,182      $23.28         N/A           2021
BARNES & NOBLE                                   40,300        5.8            731,445      $18.15        $253           2011
                                                -------       ----        -----------
SUBTOTAL                                        404,806       58.6%       $ 5,790,876

TOP 10 TENANTS
CIRCUIT CITY                                     32,037        4.6%       $   947,544      $29.58         N/A           2020
REI                                              22,501        3.3            483,750      $21.50         N/A           2015
STAPLES                   Baa2/BBB/BBB+          19,012        2.8            451,725      $23.76        $309           2007
SHOE PAVILION                                    18,946        2.7            473,652      $25.00         N/A           2015
COST PLUS                                        18,302        2.7            411,795      $22.50         N/A           2015
ULTA SALON                                       10,024        1.5            340,136      $33.93         N/A           2015
CHEESECAKE FACTORY                                9,970        1.4            299,100      $30.00         N/A           2026
BANK OF AMERICA           Aa2/AA-/AA-             8,240        1.2            391,074      $47.46         N/A           2015
KINGS FISH HOUSE                                  7,931        1.2            165,000      $20.80         N/A           2021
MACARONI GRILL                                    7,288        1.1            110,500      $15.16         N/A           2012
                                                -------       ----        -----------
SUBTOTAL                                        154,251       22.3%       $ 4,074,276

INLINE                                          131,386       19.0%       $ 3,675,948      $27.98         N/A         Various
SUBTOTAL                                        131,386       19.0%       $ 3,675,948      $27.98         N/A
                                                -------       ----        -----------
VACANT SQUARE FEET                               44,436        6.7%           N/A
TOTAL OWNED GLA                                 663,923       96.2%       $13,541,101
TOTAL CENTER GLA                                690,443        100%

*    Ratings provided are for either the tenant or for the parent company of the entity listed in the "Tenant Name" field whether or not the parent guarantees the lease.

THE LOAN. The Bella Terra loan is secured by a first mortgage on a fee interest in a 663,923 square foot regional mall located in Huntington Beach, California.
A portion of the property comprises a leasehold interest granted by Southern
California Edison as ground lessor.

THE BORROWER. The borrower, Bella Terra Associates, LLC, is a special purpose entity.

THE SPONSOR. The sponsors are D. John Miller, Eric Sahn, Lindsay Parton, Dieter
Mees and John Cappetta, who are the main principals of Bella Terra Group Retail,
LLC, which is an indirect equity owner of the borrower. Capmark Commercial
Realty Partners II, L.P. and Capmark Commercial Realty Partners IIA (REIT), Inc
are also indirect equity owners of the borrower.

Capmark Commercial Realty Partners II, L.P. and Capmark Commercial Realty
Partners IIA (REIT), Inc., a Maryland real estate investment trust were formerly known as Commercial Equity Investments, Inc. ("CEI") and are both affiliated with the related Mortgage Loan Seller.

THE PROPERTY. Bella Terra Retail is a 663,923 square foot regional/community shopping center located in Huntington Beach, California. Originally known as the
Huntington Beach Mall, the property was subsequently expanded in 1966, 1986, and
2002. In 2004, the property underwent a significant redevelopment project and has since been known as "Bella Terra Mall". The redevelopment transformed the enclosed mall into an open-air concept with an outdoor-oriented theme complete with fountains and a strong tenant mix, numerous restaurants and a 20-screen cinema complex.

                                    A-3-22

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Burlington Coat Factory: Burlington Coat Factory occupies 21.6% of the NRA. The company operates more than 330 retail stores offering brand-name clothing at less than the standard retail price. Although it is one of the nation's largest coat sellers, it also sells bath items, children's apparel and furniture, gifts, jewelry, linens and shoes.

Kohl's: Kohl's occupies 14.1% of the NRA. The company operates nearly 600 discount department stores offering moderately priced name-brand and private-label apparel, shoes, accessories and housewares. Kohl's is rated
A3/BBB+/A (Moody's/S&P/Fitch).

Century Theatres: Century Theatres occupies 11.1% of the NRA. The company has over 1,000 screens in movie theaters across 12 states. About three-quarters of the company's theaters are located in California and Nevada, and the firm recently opened screens in Colorado, Iowa, Oregon, Utah, and Washington, as well as in the Chicago and San Francisco Bay area markets.

Bed Bath & Beyond: Bed Bath & Beyond occupies 6.0% of the NRA. The company has over 700 stores throughout the United States and Puerto Rico offering domestic merchandise and home furnishings, giftware, household items, and health and beauty care items. Bed Bath & Beyond is rated BBB by S&P.

Barnes & Noble: Barnes & Noble occupies 5.8% of the NRA. The company is the #1 bookseller in the United States and operates about 650 superstores throughout 49 states and the District of Columbia under the banners Barnes & Noble, Bookstop and Bookstar, as well as about 200 mall stores using the names B. Dalton,
Doubleday and Scribner's.

THE MARKET(1). The property is located in the northeastern region of the city of
Huntington Beach, Orange County, California. The area is part of the coastal region made up of the communities of Newport Beach, Newport Coast, Laguna, and
Dana Point. During the past 30 years, Orange County has evolved from an agriculture-based economy to a large commercial and industrial community. As a result, Orange County has transformed into one of California's significant business, financial, and recreational centers. Over the past ten years, Orange
County has been growing both in terms of population and employment. The county's population was approximately 3.1 million in 2005, and has been growing by approximately 1.7% on a compounded annual basis since 1995. The Orange County area has a diverse employment structure with major employers in industries including government, healthcare, education, high-tech, manufacturing, service and finance.

As of the first quarter of 2005, retail occupancy in the West Orange Country
Submarket was 96.9% and average rents were $25.20. The appraisal estimated that, within a five-mile trade area, the 2004 median income was over $61,000, average income was nearly $78,000 and 39% of households had incomes of $75,000 or more.
The city's top employers include Boeing, Quicksilver, Cambro Manufacturing,
Dynamic Cooking Systems, C&D Aerospace, and Triad Financial Corporation.

PROPERTY MANAGEMENT. The property is managed by DJM Capital Partners, which was formed by D. John Miller, one of the loan sponsors, in 1992. DJM Capital
Partners has considerable experience in the local retail market. Including the property, they have eight assets in their approximately $750 million investment portfolio, six of which are retail and all of which are located in California.
CB Richard Ellis has been engaged to manage day-to-day operations.

(1)  Certain information was based upon market information obtained by the loan seller including information from an appraisal by CB Richard Ellis dated
     May 19, 2005.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE                     CUMULATIVE %
               LEASES      FEET        NRA      BASE RENT       RENT     SQUARE FEET    % OF NRA    CUMULATIVE BASE   OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING     RENT EXPIRING      EXPIRING
----------   ---------   --------   --------   -----------   ---------   -----------   ----------   ---------------   ------------

VACANT          NAP        44,436      6.7%            NAP       NAP        44,436         6.7%               NAP          NAP
2006 & MTM        1           630      0.1     $    30,000       0.2%       45,066         6.8%       $    30,000          0.2%
2007              1        19,012      2.9         451,725       3.3        64,078         9.7%       $   481,725          3.6%
2008              0             0      0.0               0       0.0        64,078         9.7%       $   481,725          3.6%
2009              1         4,536      0.7         130,501       1.0        68,614        10.3%       $   612,226          4.5%
2010              5         6,561      1.0         412,426       3.0        75,175        11.3%       $ 1,024,652          7.6%
2011              8        49,749      7.5       1,139,893       8.4       124,924        18.8%       $ 2,164,545         16.0%
2012              1             0      0.0         110,500       0.8       124,924        18.8%       $ 2,275,045         16.8%
2013              0             0      0.0               0       0.0       124,924        18.8%       $ 2,275,045         16.8%
2014              0             0      0.0               0       0.0       124,924        18.8%       $ 2,275,045         16.8%
2015             21       115,753     17.4       3,974,243      29.3       240,677        36.3%       $ 6,249,288         46.2%
2016              5        14,790      2.2         608,273       4.5       255,467        38.5%       $ 6,857,561         50.6%
AFTER             9       408,456     61.5       6,683,540      49.4       663,923       100.0%       $13,541,101        100.0%
----            ---       -------    -----     -----------     -----
TOTAL            52       663,923    100.0%    $13,541,101     100.0%
                ===       =======    =====     ===========     =====

                                    A-3-23

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF BELLA TERRA RETAIL OMITTED]

                                    A-3-24

--------------------------------------------------------------------------------
                               BELLA TERRA RETAIL
--------------------------------------------------------------------------------

                    [SITE PLAN OF BELLA TERRA RETAIL OMITTED]

                                    A-3-25

--------------------------------------------------------------------------------
                            1875 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

                 [2 PHOTOS OF 1875 PENNSYLVANIA AVENUE OMITTED]

                                    A-3-26

--------------------------------------------------------------------------------
                            1875 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $165,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $165,000,000
% OF POOL BY IPB:                 4.2%
LOAN SELLER:                      Eurohypo AG, New York Branch
BORROWER:                         CTTWB Associates, LP
SPONSOR:                          Anthony Musgrave Lanier
ORIGINATION DATE:                 05/31/06
INTEREST RATE:                    6.210500%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    06/11/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             Permitted Mezzanine Debt(1)
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL     MONTHLY
-----------------                 ----------   --------
TAXES:                            $  144,975   $ 48,325
INSURANCE:                        $   69,708   $ 11,618
CAPEX:                            $        0   $      0
TI/LC:                            $        0   $      0
ENGINEERING(2):                   $3,800,000   $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   283,792
LOCATION:                         Washington, DC
YEAR BUILT/RENOVATED:             2006
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   05/31/06
NUMBER OF TENANTS:                1
UW REVENUES:                      $19,268,985
UW EXPENSES:                      $5,569,865
UW NOI:                           $13,699,120
UW NET CASH FLOW:                 $13,503,012
APPRAISED VALUE:                  $226,000,000
APPRAISAL DATE:                   03/27/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 581
CUT-OFF DATE LTV:                  73.0%
CUT-OFF DATE LTV:                  73.0%
UW DSCR:                           1.30x

                               SIGNIFICANT TENANTS

                                           RATINGS        SQUARE   % OF SQUARE   BASE RENT   LEASE EXPIRATION
TENANT NAME                         MOODY'S/ S&P/FITCH     FEET      FEET GLA       PSF            YEAR
---------------------------------   ------------------   -------   -----------   ---------   ----------------

WILMER CUTLER PICKERING HALE AND
   DORR LLP                                              283,792      100.0%       $41.96         2023(3)

(1)  Provided the DSCR (assuming a 30 year amortization schedule) is greater than 1.30x and the loan-to-value of the Property is not greater than 70%, mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
     (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) does not exceed 80%; and (iii) the DSCR (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(2)  The funds in the initial engineering reserve are for the purpose of completing the remaining items leftover from the construction of the subject.

(3)  Tenant has a one-time right to terminate the lease as of any day that is the last day of a calendar month that falls between the 16th and 20th lease year. Notice of the termination option must be given no later than the last day of the first month of the 14th lease year.

                                    A-3-27

                            1875 PENNSYLVANIA AVENUE

THE LOAN. The 1875 Pennsylvania Avenue Loan is secured by a first mortgage on a fee interest in a 283,792 square foot Class A office building in Washington, DC.

THE BORROWER. The borrowing entity, CTTWB Associates, LP, is a bankruptcy remote special purpose entity controlled by Eastbanc, Inc. ("Eastbanc").

THE SPONSOR. Anthony Musgrave Lanier is the President of Eastbanc. EastBanc
specializes in the acquisition, redevelopment and management of commercial real estate assets. Since 1987, EastBanc and its partners have acquired nearly three million square feet of office, retail and residential properties. Washington's
West End and Georgetown neighborhoods, as well as its central business district, are the core markets for the group's most recent development projects.

THE PROPERTY. The property, built in 2006, is located on Pennsylvania Avenue NW midblock between 18th and 19th Streets at the intersection with I Street NW.
Pennsylvania Avenue is the location of the White House, the Capitol Building, the IMF and the World Bank. Improvements include approximately 283,792 net rentable square feet of office area. This includes parking on three additional below-grade floors, with a total area of 58,953 square feet that accommodates approximately 195 parking spaces with valet parking. The lobby is constructed with a 160-foot tall open area which is flooded in light during daylight hours due to its glass facade. The lobby contains a three-story fountain, waterfall and reflecting pool feature, and there are open circulation spaces at each floor that face the lobby. The building has connector bridges providing direct access to 1899 Pennsylvania Avenue on Floors 1, 5, 8 and 11. That connection provides access to the WilmerHale space in the 1899 Pennsylvania Avenue building. Access to the WilmerHale space in 1801 Pennsylvania Avenue will initially be provided by a connection at Floor 7, but every floor of 1875 Pennsylvania Avenue is level with its corresponding floor at 1801 Pennsylvania Avenue, and there are knockout panels that allow for direct connections should WilmerHale chose to make them.
There are easement agreements in place which permit the use of these connections to the adjacent properties. Pembroke Commercial Realty Corp. owns 1801
Pennsylvania Avenue and DRI Partners, Inc. owns 1899 Pennsylvania Avenue.

SIGNIFICANT TENANT. Wilmer Cutler Pickering Hale and Dorr LLP("WilmerHale") was
formed in May 2004 through the merger of Boston-based Hale and Dorr LLP and
Washington DC-based Wilmer Cutler Pickering LLP. The combined company has more than 1,000 lawyers with offices in 13 cities in the United States, Europe and
Asia. The practice includes over 350 litigators with extensive trial, appellate,
Supreme Court and arbitration experience. Prominent practices include regulatory law, antitrust, communications, FDA, financial services, securities, trade and other areas. There are over 100 lawyers who have held high-level government positions, over 120 lawyers and patent agents who hold scientific or technical degrees, and more than 250 seasoned corporate transactional lawyers and business counselors. WilmerHale currently represents such large corporations as: Bear
Sterns, Boeing, Bose, Citigroup, Credit Suisse, Daimler Chrysler, Fannie Mae,
General Electric and Proctor & Gamble. This privately held company (through predecessor firms) has been in existence for 90 years.

THE MARKET(1). According to Reis, Inc. ("Reis"), the property is located in the downtown market of Washington D.C. For the downtown market as a whole, Reis reports that at year-end 2005 the Class A vacancy rate was 8.3% for the inventory of 48,377,000 square feet, whereas the vacancy rate was 5.8% for the
40,496,000 square feet of Class B and C properties. The Class A vacancy rate had been 8.2% at year-end 2004, 8.3% at year-end 2003, and 6.6% at year-end 2002.
The Class A vacancy rate in the Washington D.C. District has not been above 8.3%
since 1992, which is the best sustained performance of all American cities of a similar size or larger. For the Downtown submarket, Reis reported that at year-end 2005 the Class A vacancy rate was 7.5% for the inventory of 13,096,000 square feet, whereas the vacancy rate was 6.4% for the 15,953,000 square feet of
Class B and C properties. The Class A vacancy rate had been 6.1% at year-end
2004, 6.0% at year-end 2003, and 8.3% at year-end 2002. The peak year-end vacancy rate for the 1996 to 2005 period was 8.4%, so the submarket has been stable and strong.

Class A asking rents in the Downtown submarket have risen over the past three years. Rents averaged $40.85 at year-end 2003, $41.10 at year-end 2004, and
$42.81 at year-end 2005.

REIS combines building classes when making its projections of submarket conditions. The combined vacancy rate for Classes A, B and C office space in
Downtown was 6.9% at year-end 2005. For year-end 2006, 2007, 2008 and 2009, REIS projects office vacancy rates of 7.1%, 6.6%, 6.4% and 5.5%. Asking rents are projected to grow annually at a compounding rate between 3% and 4%.

PROPERTY MANAGEMENT. The property is managed by East Banc Management, LLC, an affiliate of the borrower.

(1)  Certain information was obtained from the 1875 Pennsylvania Avenue appraisal dated 03/27/2006.

                                    A-3-28

--------------------------------------------------------------------------------
                            1875 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF 1875 PENNSYLVANIA AVENUE OMITTED]

                                    A-3-29

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF JQH HOTEL PORTFOLIO OMITTED]

                                    A-3-30

--------------------------------------------------------------------------------
                               JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $152,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $151,704,871
% OF POOL BY IPB:                 3.8%
LOAN SELLER:                      Nomura Credit & Capital, Inc.
BORROWER:                         Hammons of Oklahoma City, LLC, Hammons of
                                  Lincoln, LLC, Hammons of South Carolina, LLC,
                                  Hammons of New Mexico, LLC, Hammons of Sioux
                                  Falls, LLC, Hammons of Tulsa, LLC
SPONSOR:                          John Q. Hammons;
                                  Revocable Trust of John Q. Hammons
ORIGINATION DATE:                 03/30/06
INTEREST RATE:                    5.610000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/11/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $10,000,000
ADDITIONAL DEBT TYPE:             B-Note
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL   MONTHLY
-----------------                 -------   -------
TAXES(3):                            $0        $0
INSURANCE(3):                        $0        $0
FF&E(4):                             $0        $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Hotel -- Various
ROOMS:                            1,431
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        72.1%
OCCUPANCY DATE:                   04/28/06
HISTORICAL NOI:
   2005(1):                       $15,305,816
   TTM AS OF 04/30/06(2):         $19,206,520
UW REVENUES:                      $65,252,011
UW EXPENSES:                      $46,070,593
UW NOI:                           $19,181,418
UW NET CASH FLOW(2):              $16,571,336
APPRAISED VALUE:                  $210,700,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                               TOTAL
                                    TRUST    MORTGAGE
                                    ASSET      LOAN
                                  --------   --------
CUT-OFF DATE LOAN/ROOM:           $106,013   $112,988
CUT-OFF DATE LTV:                     72.0%      76.7%
MATURITY DATE LTV:                    60.7%      64.7%
UW DSCR:                              1.59x      1.46x

(1)  Embassy Suites Albuquerque opened in April 2005.

(2)  As a result of the 59-room expansion completed in January 2006 the Net Cash
     Flow for Sheraton Sioux Falls is based on the trailing twelve month period ending with budgeted May 2006.

(3)  John Q. Hammons, personally and John Q. Hammons Revocable Trust guarantee the payment of all taxes, ground rents and insurance premiums. If payment is not made lender may institute escrows.

(4)  John Q. Hammons, personally and John Q. Hammons Revocable Trust provided a guarantee of up to $5 million of FF&E reserves. Borrower will also be obligated to show evidence annually that at least 2% of annual gross revenues have been spent on the subject properties. In the event that less than 2% of gross revenues have been spent in any given year then required monthly FF&E reserve shall be deposited by borrower in cash or secured by a qualifed letter of credit. Once said evidence is received, Lender will release reserve funds in excess of $5 million, or release the entire balance subject to a guaranty acceptable to Lender.

                                    A-3-31

--------------------------------------------------------------------------------
                              JQH HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                                                                                        ORIGINAL
                                                                                                                       ALLOCATED
                                                                # OF    YEAR                     ORIGINAL ALLOCATED   LOAN AMOUNT
PROPERTY                              LOCATION (CITY, STATE)   ROOMS   BUILT   APPRAISED VALUE      LOAN AMOUNT         PER ROOM
-----------------------------------   ----------------------   -----   -----   ---------------   ------------------   -----------

EMBASSY SUITES LINCOLN                Lincoln, NE               252     2000     $43,100,000         $31,807,407        $126,220
RENAISSANCE TULSA HOTEL               Tulsa, OK                 300     2003     $43,800,000         $31,432,099        $104,774
EMBASSY SUITES ALBUQUERQUE            Albuquerque, NM           261     2005     $41,400,000         $27,679,012        $106,050
COURTYARD MARRIOTT -- OKLAHOMA CITY   Oklahoma City, OK         225     2004     $34,500,000         $25,896,296        $115,095
SHERATON SIOUX FALLS(1)               Sioux Falls, SD           243     1998     $28,000,000         $20,266,667        $ 83,402
RESIDENCE INN CHARLESTON              North Charleston, SC      150     2004     $19,900,000         $14,918,579        $ 99,457

(1)  Includes a 59-room expansion completed in January 2006.

                    PROPERTY HISTORICAL OPERATING STATISTICS

                                             OCCUPANCY                      ADR                           REVPAR
                                      ----------------------   ----------------------------    --------------------------
                                                       TTM                            TTM                           TTM
PROPERTY                              2004   2005   04/28/06     2004      2005    04/28/06     2004     2005    04/28/06
-----------------------------------   ----   ----   --------   -------   -------   --------    ------   ------   --------

EMBASSY SUITES LINCOLN                78.6%  77.0%  76.1%      $118.23   $121.94   $122.01     $92.94   $93.83   $92.82
RENAISSANCE TULSA HOTEL               62.8%  67.5%  69.4%      $105.01   $109.92   $112.91     $65.99   $74.22   $78.38
EMBASSY SUITES ALBUQUERQUE              N/A  67.0%  71.3%          N/A   $114.73   $117.53        N/A   $76.88   $83.82
COURTYARD MARRIOTT -- OKLAHOMA CITY   63.6%  71.9%  73.7%      $105.27   $114.80   $120.75     $66.89   $82.53   $89.03
SHERATON SIOUX FALLS                  76.1%  68.0%  63.0%(1)   $ 78.08   $ 83.87   $ 88.25(1)  $59.42   $57.02   $55.57(1)
RESIDENCE INN CHARLESTON              46.9%  83.3%  84.4%      $ 96.89   $ 98.91   $ 99.60     $45.42   $82.33   $84.02

(1)  As a result of the 59-room expansion completed in January 2006, the calculation is based on the trailing twelve month period ending with budgeted May 2006.

THE LOAN. The JQH Hotel Portfolio loan is secured by a first mortgage encumbering the fee and leasehold interests in six cross-collateralized hotels located in five states throughout the United States. The total construction cost of the six hotel portfolio is reported at $209,331,416, or 72.5% loan to cost with regard to the trust balance.

THE BORROWER. The borrowers are special purpose entities owned by the sponsors,
John Q. Hammons; the Revocable Trust of John Q. Hammons. Mr. Hammons and his
company, John Q. Hammons Hotels, Inc., owns or manages 63 hotels strategically located in 22 states, representing over 15,000 guest rooms and suites. With more than 1.8 million square feet of meeting and convention space, the company is considered to be a leading independent manager of hotel meeting space in the country.

LOAN GUARANTEE: The loan is supported by a $25,000,000 limited payment guaranty which provides joint and several liability for John Q. Hammons, personally, and
John Q. Hammons Revocable Trust. The guaranty shall be released upon achieving a
1.45x debt-service coverage ratio on the portfolio on a trailing twelve month basis.

RELEASE PROVISION: Releases of individual properties from the portfolio will be subject to prepayment by defeasance and a release price of 125% of the allocated loan amount (with the exception of Sheraton Sioux Falls which has a release price of $30,000,000 or 139% of the allocated loan amount) and is limited to the release of two properties at a maximum. In addition, no more than one of the following three properties may be released: Residence Inn Charleston, Embassy
Suites Lincoln and Embassy Suites Albuquerque. Releases are subject to certain provisions in the loan documents including a debt-service coverage ratio test and rating agency confirmation.

THE PROPERTIES.

COURTYARD MARRIOTT -- OKLAHOMA CITY

Opened in January 2004, Courtyard Marriott -- Oklahoma City is an eight story full service hotel containing 225 rooms and seven meeting facilities which total
3,820 square feet. The hotel also features an adjacent parking garage with 627 spaces that is part of the collateral. The hotel is adjacent to Ford Sports
Arena and Cox Convention Center, which was designed for exhibitions, rallies, major sporting events and world class entertainment. The hotel is also walking distance from downtown and the Bricktown shopping and restaurant district. The hotel features a restaurant and lounge, which are located in the southwestern portion of the lobby, as well as an indoor pool, hot tub and exercise room.

                                    A-3-32

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                               JQH HOTEL PORTFOLIO
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EMBASSY SUITES ALBUQUERQUE

Opened in April 2005, Embassy Suites Albuquerque is a nine-story, atrium-style hotel with 261 guestrooms and 30,000 square feet of meeting space. The hotel is the newest full service all-suite hotel located in downtown Albuquerque. The hotel is conveniently located off of I-25, between the University of New Mexico and the Downtown Business District, and is situated approximately three miles from the Albuquerque International Airport. The hotel's amenities include an indoor swimming pool, indoor hot tub, a spa botanica, a business center, exercise room and a gift and coffee shop. The hotel benefits from strong corporate business during the weekdays and strong leisure business during the weekends.

EMBASSY SUITES LINCOLN

Opened in May 2000, Embassy Suites Lincoln is a nine-story, atrium-style,
252-room full-service hotel located in the heart of Lincoln, Nebraska. The property has on-site parking via two city-owned parking structures that are connected to the hotel by suspended walkways. The hotel is approximately four miles from Lincoln Municipal Airport (LNK) and benefits from its location by being adjacent to the University of Nebraska. The hotel offers 14,617 square feet of meeting space, a 112 seat restaurant, lounge, indoor pool, exercise room, gift shop, game room, business center and high-speed internet access.
Embassy Suites Lincoln received a Top Quality Award for exceptional customer service and quality, as assessed by the Embassy Suites Guest Satisfaction Rating
System and quality assurance scores.

RENAISSANCE TULSA HOTEL

Opened in March 2003, the Renaissance Tulsa Hotel & Convention Center is a
nine-story hotel which includes 300 guestrooms and 42,304 square feet of meeting space attached to the hotel. The hotel is approximately ten miles from Tulsa
International Airport (TUL), is the only AAA Four Diamond Award Winning Hotel in the area and recently received the 2006 Best of the Best Reader's Choice Award from ConventionSouth which assesses convention facilities throughout the southern United States. The hotel features a 50 seat Merlot lounge, a 94 seat
Cypress Grille restaurant, an indoor pool and whirlpool, a dry sauna, an exercise room, a business center, a gift shop, a vending area and a guest laundry room. The property's 42,304 square foot convention center is operated and managed by the hotel and is comprised of three ballrooms and five meeting rooms. The largest ballroom is divisible into nine separate rooms, while the two junior ballrooms are divisible into three separate rooms each.

RESIDENCE INN CHARLESTON

Opened in September 2004, Residence Inn Charleston is a four-story, 150-room extended stay hotel which includes 1,800 square feet of meeting space. The hotel is approximately two miles away from the Charleston International Airport (CHS)
and the Charleston Air Force Base and focuses on extended stay guests. The hotel features on-site parking, complimentary airport transportation, same day valet laundry and dry cleaning, outdoor swimming pool and hot tub, exercise room and an outdoor multipurpose sport court.

SHERATON SIOUX FALLS

Opened in July 1998, the Sheraton Sioux Falls is a six-story, atrium style, 243 room full-service hotel that includes 3,545 square feet of meeting space (one ballroom and three board rooms), a restaurant, Starbucks cafe and on-site parking. The hotel is approximately three miles from the Sioux Falls Regional
Airport, which serves the tri-state region of South Dakota, Minnesota, and Iowa.
The hotel is connected to the city-owned Sioux Falls Convention Center, containing approximately 100,000 square feet of meeting space, by an enclosed all-weather walkway. The majority of the hotel's demand is generated by the meeting and group customer segment. The hotel offers additional amenities including an indoor swimming pool and hot tub, sauna, business center, exercise room and gift shop.

THE MARKETS.(1)

OKLAHOMA CITY, OKLAHOMA

Situated in central Oklahoma, Oklahoma City is the state's capital and the largest city in Oklahoma. The Oklahoma City area is located to the west of
Tulsa, another important and large city located in the northeastern portion of the state. Some of the specific nearby businesses in the area include Devon
Energy, the Sheraton Hotel, Trigen Energy, the Mid-America Office Tower, the
Chase Business Tower and the Bricktown Entertainment area. In addition, two major businesses in the neighborhood that serve as demand drivers are the Cox
Business Services Convention Center, located across the street, and the Ford
Center Arena, adjacent to the subject. At the heart of the Cox Business Services
Convention Center is the Arena. With seating of up to 15,000, 65-foot ceilings, and over 30,000 square feet of floor space, the Arena offers an environment designed for exhibitions, rallies, major sporting events and world class entertainment. The 100,000 square foot Exhibition Hall is a favorite of conventions, industry trade shows and consumer exhibitions. The facility exceeds one million square feet and features 21 new state-of-the-art meeting rooms and a
25,000 square foot ballroom as a result of the $62.5 million expansion and renovation project that was completed in August 1999. The largest employers in the hotel's market are the State of Oklahoma, Tinker Air Force Base (the AFB
does not appear on the 2005 BRAC list for closure, and may gain an additional
355 civilian employees), the US Postal Service and the University of Oklahoma.

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                               JQH HOTEL PORTFOLIO
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ALBUQUERQUE, NEW MEXICO

The Albuquerque area is part of the greater Albuquerque/Santa Fe economic base, which is considered one of the fastest growing areas of New Mexico. The largest employer for the Albuquerque market is the Kirkland Air Force Base. This facility employs nearly 18,000 civilians and more than 6,800 military personnel.
Kirkland does not appear on the 2005 BRAC closure list and may gain an additional 206 employees, including 37 military and 176 civilian personnel. The government sector is also important in the Albuquerque market. The forest service continues to grow and the State of New Mexico is among the top ten largest employers with more than 5,600 employees. The healthcare and medical sector is prominent with large employers such as Presbyterian, Heart Hospital, and Albuquerque Regional Medical Center as well as Sandia National Labs and
TriCore Reference Labs employing thousands each year. The Albuquerque market is in the midst of strengthening and the general outlook for the area is optimistic with an expectation of continued growth in 2006 due to the additions of new industries in the high-tech field as well as the aviation field.

LINCOLN, NEBRASKA

Lincoln is Nebraska's capital and home of the University of Nebraska. The
University of Nebraska, which has over 5,000 employees and 24,000 full-time students, is adjacent to the property and is one of the hotel's best customers.
Downtown Lincoln offers restaurants and shopping within walking distance of the hotel. Also within a few blocks of the hotel are the Memorial Stadium, the State
Capitol, the Children's Museum and the Historic Haymarket District. The Athletic
Department of the University of Nebraska maintains excellent sports facilities which provide a considerable amount of demand for the hotels located downtown.
The hotel is approximately four miles from Lincoln Municipal Airport (LNK). The
Lincoln, Nebraska Metropolitan Statistical Area has a population of approximately 285,200. Local employers include the University of Nebraska, the state government of Nebraska and Pfizer. Insurance companies in the area, including UNIFI Mutual Holding Company, State Farm and All-State also represent a strong labor force. Both State Farm and All-State have announced expansion plans.

TULSA, OKLAHOMA

Tulsa, which is nestled in the northeastern quadrant of the state of Oklahoma in the heart of "Green Country" is known as one of "America's Most Livable
Communities". Tulsa is also known as the mecca for arts in Oklahoma. Art deco masterpieces are prevalent in many of its downtown buildings and churches and spectacular works of art dot the trails of its beautiful River Parks. Tulsa boasts a widely diversified business base, including aerospace, telecommunications, manufacturing, construction, high technology, healthcare, education, transportation and energy. The services sector represents Tulsa's fastest growing and largest employment sector. In 2005 it accounted for 36.5% of employment, followed by retail trade (17.1%) and manufacturing (9.2%). In recent years, several companies have relocated to and expanded within Tulsa including
Vanguard Car Rental, State Farm Insurance, and MetLife. This growth is evidence of the revitalization and strength of the area's economy. As of November 2005,
Tulsa's unemployment rate was 4.2%, compared to 5.5% nationally.

NORTH CHARLESTON, SOUTH CAROLINA

The counties of Berkeley, Charleston, and Dorchester constitute the
Charleston-North Charleston Metropolitan Statistical Area (MSA). Downtown
Charleston is one of the nation's most well-preserved historical centers. In addition to a colorful 300-year history, Charleston is equally celebrated for its contributions to the arts and humanities, boasting many theaters, galleries, and museums, with ever-changing venues, exhibits, and festivals. The city has been named as a "Top Ten" destination for eight consecutive years by Conde Nast
Traveler magazine. The economic mix of the region is diverse. The area claims the largest containerized cargo port on the South Atlantic and Gulf Coasts, one of the southeast's most impressive medical hubs, a multibillion-dollar visitor industry, and an established base of national and international manufacturers and a large military presence. The total economic impact of the tourism industry for the region was estimated at $5.7 billion in 2004.

SIOUX FALLS, SOUTH DAKOTA

Situated in southeastern South Dakota, Sioux Falls is the largest city in the state and is a regional hub for the neighboring states of Minnesota, Nebraska and Iowa. Within the immediate proximity of the hotel, land use is primarily commercial in nature. The neighborhood includes the Convention Center, sports facilities, governmental offices, light industry and other commercial establishments. The Sioux Falls area is home to an array of companies in such sectors as agribusiness, distribution and trade, financial services, health care, high-tech manufacturing, retail, and tourism. For the third year in a row,
Forbes Magazine has ranked Sioux Falls as the number one city in its size class for business and careers. Also important in this market is the healthcare industry. Recent news in this industry includes the construction of the Avera
McKennan Behavioral Health Hospital, a $32.1 million, 110 bed facility that will employ over 230 people and is due to be completed in the spring of 2006. The market is in the midst of strengthening and the general outlook for the area is optimistic with an expectation of continued growth in 2006. Sioux Falls'
position as a regional hub for the tri-state area noted above, as well as the national recognition that its favorable business climate has garnered, bodes well for the future economic health of the area.

(1)  Certain information was obtained from the JQH Portfolio appraisals dated
     January 2006.

                                    A-3-34

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                               JQH HOTEL PORTFOLIO
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          INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS BY INDEX

                                                  2004                          2005
                                      ---------------------------   ---------------------------
PROPERTY                              OCCUPANCY     ADR    REVPAR   OCCUPANCY     ADR    REVPAR
-----------------------------------   ---------   ------   ------   ---------   ------   ------

COURTYARD MARRIOTT -- OKLAHOMA CITY      87.0%    $110.8   $ 96.5     101.0%    $110.9   $112.1
EMBASSY SUITES ALBUQUERQUE(7)             N/A        N/A      N/A      99.9%    $127.3   $127.3
EMBASSY SUITES LINCOLN                  126.7%    $133.0   $168.4     126.2%    $129.1   $162.9
RENAISSANCE TULSA HOTEL                 123.9%    $129.8   $161.0     122.1%    $130.8   $159.9
RESIDENCE INN CHARLESTON                 68.2%    $122.1   $ 83.2     115.3%    $115.3   $132.9
SHERATON SIOUX FALLS                    117.7%    $105.4   $124.1     106.8%    $105.9   $113.1

(7)  Embassy Suites Albuquerque opened in April 2005; as a result, historical operating statistics were calculated on an April to December 2005 period.

       According to the appraisals, the existing demand generators for the properties are summarized below:

                             2005 DEMAND GENERATORS

PROPERTY                              BUSINESS/GOVT   GROUP   LEISURE
-----------------------------------   -------------   -----   -------
COURTYARD MARRIOTT -- OKLAHOMA CITY        45%         35%      20%
EMBASSY SUITES ALBUQUERQUE                 35%         40%      25%
EMBASSY SUITES LINCOLN                     26%         50%      24%
RENAISSANCE TULSA HOTEL                    55%         25%      20%
RESIDENCE INN CHARLESTON                   18%          8%      74%
SHERATON SIOUX FALLS                       40%         48%      12%

PROPERTY MANAGEMENT.

John Q. Hammons Hotels, Inc., a borrower related entity, was founded in 1958 and has been a leading independent builder, developer, owner and manager of upscale, full service hotels, resorts and suites. Based in Springfield, Missouri, John Q.
Hammons Hotels operates properties nationwide under the following brands:
Embassy Suites, Renaissance, Marriott, Radisson, Residence Inn by Marriott,
Homewood Suites by Hilton, Holiday Inn and Courtyard by Marriott. The company owns or manages 63 hotels strategically located in 22 states representing over
15,000 guest rooms and suites. Each of its 9,000+ associates are committed to maintaining the high quality of service and product that is synonymous with the
John Q. Hammons name.

(1)  Certain information was obtained from the JQH Hotel Portfolio appraisals dated January 2006.

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                               JQH HOTEL PORTFOLIO
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                            HYATT - HUNTINGTON BEACH
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                            HYATT - HUNTINGTON BEACH
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--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $115,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $115,000,000
% OF POOL BY IPB:                 2.9%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         PCH Beach Resort, LLC
SPONSOR:                          Stephen K. Bone and
                                  Mayer Financial, L.P.
ORIGINATION DATE:                 04/06/06
INTEREST RATE:                    5.960000%
INTEREST-ONLY PERIOD:             24 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Future Unsecured or Mezzanine Debt
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL    MONTHLY
-----------------                 --------   --------
TAXES:                            $175,116   $198,350
INSURANCE:                        $897,155   $ 67,970
FF&E:                             $986,021   $146,000(2)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Leasehold
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            517
LOCATION:                         Huntington Beach, CA
YEAR BUILT/RENOVATED:             2003
OCCUPANCY(3):                     68.7%
OCCUPANCY DATE:                   01/31/06
HISTORICAL NOI:
   2003:                          $ 6,191,629
   2004:                          $10,853,034
   2005:                          $15,195,811
TTM AS OF 2/28/06:                $15,495,846
UW REVENUES:                      $59,010,840
UW EXPENSES:                      $43,514,994
UW NOI:                           $15,495,846
UW NET CASH FLOW(4):              $13,135,413
APPRAISED VALUE:                  $195,000,000
APPRAISAL DATE:                   01/17/2006

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $222,437
CUT-OFF DATE LTV:                 59.0%
MATURITY DATE LTV:                52.2%
UW DSCR(4):                       1.59x

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

                              OCCUPANCY                    ADR                         REVPAR
                         -------------------   ---------------------------   --------------------------
PROPERTY                 2003    2004   2005     2003      2004     2005      2003      2004      2005
----------------------   -----   ----   ----   -------   -------   -------   ------   -------   -------

HYATT HUNTINGTON BEACH   55.2%   66.2%  71.1%  $169.77   $185.16   $201.38   $93.71   $122.57   $143.18

(1)  Borrower has a one-time option to obtain subordinate financing which is not secured by the property, or the members of the borrower may pledge their ownership interests in borrower as security for a mezzanine loan, subject to lender consent.

(2)  Borrower is required to deposit a monthly amount equal to 1/12th of 3% of the total gross revenues generated by the property during the immediately preceding calendar year from June 2006 to April 1, 2008 and 1/12th of 4% of the total gross revenues generated by the property during the immediately preceding calendar year from May 1, 2008 through the remainder of the term of the loan.

(3)  Based on Smith Travel Research Report as of January 2006.

(4)  Based on trailing twelve figures through February 28, 2006. Based on near term stabilized underwriting, it is expected that cash flow will be
     $14,479,980 resulting in an as-stabilized debt service coverage ratio of
     1.76x.

(5)  Based on historical operating statements.

                                    A-3-39

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                            HYATT - HUNTINGTON BEACH
--------------------------------------------------------------------------------

THE LOAN. The Hyatt Huntington Beach loan is secured by a leasehold interest in a 517-room resort and spa consisting of approximately 1,021,728 square feet located in Huntington Beach, Orange County, California.

THE BORROWER. The borrower is PCH Beach Resort, LLC, a special purpose entity.

THE SPONSOR. The loan's sponsors are Mayer Financial, L.P. and Stephen K. Bone.
Mayer Financial, L.P. is wholly owned by trusts for the benefit of Robert L.
Mayer's children. Mr. Mayer has over 40 years of experience in the commercial real estate industry and 30 years in the hotel industry. He has developed and financed more than 25,000 residential and commercial units. Mr. Mayer was also a co-founder of Metro Bank, which was purchased by Comerica in 1996. Stephen K.
Bone is the President of The Robert Mayer Corporation; he is responsible for all of the development, management, gaming, and financial activities of the company.

THE PROPERTY. Hyatt Huntington Beach (the "Hotel") is a full service luxury hotel located in Huntington Beach, CA. Built in 2003, the four-story Hotel has five courtyards positioned throughout. It totals approximately 1.02 million square feet of gross building area on approximately 15 acres. The Hotel offers a conference center with sixteen meeting rooms totaling 51,995 square feet, a lobby bar and lounge, two full-service restaurants, a business center, a children's center, an 11,890 square foot retail plaza, an outdoor "lagoon style"
swimming pool, a 20,000 square foot spa and fitness center and direct beach access. The Hotel's room mix consists of 57 suites, including three presidential suites, 275 kings and 185 double-queens. Guestrooms measure from approximately
465 square feet in a standard bay, to 523-539 square feet in a deluxe guestroom, to 888-1,380 square feet in the one-bedroom suites, to 3,100 square feet in the three presidential suites. Most of the guestrooms have ocean views.

THE MARKET(1).

The property is located at 21500 Pacific Coast Highway in Huntington Beach,
Orange County, California, approximately 30 miles southeast of Los Angeles. The area is part of the coastal region made up of the communities of Newport Beach,
Newport Coast, Laguna, and Dana Point. During the past 30 years, Orange County has evolved from an agriculture-based economy to a large commercial and industrial community. As a result, Orange County has transformed into one of
California's significant business, financial, and recreational centers. Over the past ten years, Orange County has been growing both in terms of population and employment. The county's population was approximately 3.1 million in 2005, and has been growing by approximately over 1.7% on a compounded annual basis since
1995. The Orange County area has a diverse employment structure with major employers in industries including government, healthcare, education, high-tech, manufacturing, service and finance.

Tourism in the Orange County area continues to be a major source of revenue. It is estimated that in 2005, 44.8 million visitors spent in excess of $7.9 billion, compared to 41.7 million visitors spending $6.4 billion in 2002. Orange
County is also home to some of the nation's most popular attractions including
Disneyland Resort and Knott's Berry Farm theme parks. Additionally, the Anaheim
Convention Center, located approximately 14 miles from the Hotel, is one of the major sources of hotel room demand in Orange County.

Huntington Beach, along with Newport Beach, Laguna Beach, and Dana Point are major regional tourist destinations. Huntington Beach is the largest beach in
Orange County. The beach boasts the largest pier on the California coast.
Huntington Beach was recently rated the best big city in California for business by California Magazine. The city's top employers include Boeing, Quicksilver,
Cambro Manufacturing, Dynamic Cooking Systems, C&D Aerospace, and Triad
Financial Corporation.

PROPERTY MANAGEMENT. The property operates under a management contract with
Hyatt Corporation. Hyatt Corporation opened its first hotel on September 27,
1957. Today, there are 215 Hyatt Hotels and Resorts around the world.

(1)  Certain information was obtained from an appraisal by PFK Consulting dated
     January 20, 2006.

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                               CENTRE AT SALISBURY
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--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $115,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $115,000,000
% OF POOL BY IPB:                 2.9%
LOAN SELLER:                      Eurohypo AG, New York Branch
BORROWER:                         Macerich Salisbury B LLC(1)
SPONSOR:                          The Macerich Partnership, L.P.
ORIGINATION DATE:                 04/19/06
INTEREST RATE:                    5.789000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    05/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(89),O(6)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL      MONTHLY
                                  ----------   ----------
TAXES:                            $1,316,617   $131,617
INSURANCE:                        $        0    Springing(5)
CAPEX:                            $        0    Springing(6)
TI/LC:(3)                         $        0    Springing(7)
OTHER:(4)                         $        0   $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold(2)
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   730,843
LOCATION:                         Salisbury, MD
YEAR BUILT/RENOVATED:             1990/2005
OCCUPANCY:                        95.8%
OCCUPANCY DATE:                   04/04/06
NUMBER OF TENANTS:                88
HISTORICAL NOI:
   2004:                          $9,275,986
   2005:                          $8,875,224
AVERAGE IN-LINE SALES/SF:(8)      $350
UW REVENUES:                      $15,360,764
UW EXPENSES:                      $4,930,554
UW NOI:                           $10,430,210
UW NET CASH FLOW:                 $9,930,402
APPRAISED VALUE:                  $150,500,000
APPRAISAL DATE:                   03/28/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 157
CUT-OFF DATE LTV:                  76.4%
MATURITY DATE LTV:                 76.4%
UW DSCR:                           1.47x

(1)  See "The Borrower" herein for a description of the property owners.

(2)  In order to avoid unfavorable transfer tax consequences arising from the transfer of the property from the fee owner to a new single-purpose entity, the fee owner of the property entered into a ground lease for the Property with a new single-purpose entity. The Loan is guaranteed by such new single-purpose entity and the guaranty is secured by both a leasehold and fee Indemnity Deed of Trust. See also the "Borrower" section herein.

(3)  The Macerich Partnership, L.P. guaranteed an amount not to exceed
     $3,332,160 for the payment and performance of all tenant improvements and leasing commissions of the landlord under the Dick's Sporting Goods lease and an amount not to exceed $540,160 for the payment and performance of all tenant improvements and leasing commissions of the landlord under the
     Hollister Lease.

(4)  The Macerich Partnership, L.P. guaranteed: (a) the payment of a portion of the debt equal to $3,479,040, which guaranty will terminate upon the earlier to occur of: (i) Lender's receipt of a tenant estoppel certificate confirming, among other things, that Books-A-Million is in actual physical occupancy of its leased premises, open for business and paying full contractual rent with no offset, abatement or concession or (ii) the date that the DSCR for two consecutive calendar quarters is equal to or greater than 1.20x and (b) the payment of a portion of the debt equal to
     $3,482,728, which guaranty shall terminate upon the earlier to occur of:
     (i) Lender's receipt of a tenant estoppel certificate confirming, among other things, that Hollister is in actual physical occupancy of its leased premises and open for business and that all of landlord's obligations under the Hollister lease which are conditions precedent to Hollister paying full contractual rent with no offset, abatement or concession have been satisfied and (ii) the date that the DSCR for two consecutive calendar quarters is equal to or greater than 1.20x.

(5)  Monthly escrows for insurance will be required during a cash management period under the loan documents. Monthly amount will equal 1/12th of the amount the lender reasonably estimates.

(6)  Monthly escrows for replacement reserves will be required during a cash management period under the loan docs in the amount of $7,779 per month.

(7)  Monthly escrows for TI/LC will be required during a cash management period under the loan documents, in the amount of $18,670 per month.

(8)  Figures are based on comparable in-line tenants under 10,000 square feet, based on the trailing twelve months as of 01/31/06.

                                    A-3-43

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                               CENTRE AT SALISBURY
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                                 TENANT SUMMARY

                                             RATINGS                           ANNUAL     ANNUAL              LEASE
                                            MOODY'S/                 % OF       BASE       BASE     SALES   EXPIRATION
TENANT NAME                                 S&P/FITCH    TOTAL SF  TOTAL SF     RENT     RENT PSF  PSF(1)      YEAR
---------------------------------------  --------------  --------  --------  ----------  --------  ------  -----------

ANCHORS
BOSCOV'S                                                  140,000    15.7%   $  560,000   $ 4.00    $173      2016
HECHT'S (NOT PART OF COLLATERAL)                          140,000    15.7        28,000   $ 0.00    $220  ANCHOR OWNED
SEARS                                     Ba1/BB+/BBB-    132,304    14.8       396,912   $ 3.00    $168      2011
JC PENNEY                                Baa3/BBB-/BBB-    85,112     9.5       258,740   $ 3.04    $129      2010
                                                          -------    ----    ----------   ------
SUBTOTAL                                                  497,416    55.7%   $1,243,652   $ 2.50

TOP 10 TENANTS
REGAL CINEMAS                              Ba3/BB-/NR      71,931     8.1%   $1,372,443   $19.08     N/A      2020
DICK'S SPORTING GOODS                                      48,000     5.4       345,120   $ 7.19     N/A      2016
BOOKS A MILLION                                            15,000     1.7       232,500   $15.50     N/A      2017
GAP / GAP KIDS                           Baa3/BBB-/BBB-     9,000     1.0       205,200   $22.80    $249      2009
PIER 1 IMPORTS (NOT PART OF COLLATERAL)                     8,789     1.0        N/A       N/A       N/A
RED LOBSTER (NOT PART OF COLLATERAL)                        8,403     0.9        N/A       N/A       N/A
EXPRESS                                                     8,368     0.9       192,468   $23.00    $226      2010
ROSWELL CUSTOM CYCLES                                       7,800     0.9        87,204   $11.18     N/A      2015
SAM GOODY                                                   7,684     0.9        71,250   $ 9.27    $ 98      2006
CHUCK E. CHEESE'S                                           7,305     0.8        87,660   $12.00    $151      2014
                                                          -------    ----    ----------   ------    ----      ----
SUBTOTAL                                                  192,280    21.5%   $2,593,845   $13.49

IN-LINE                                                   203,714    22.8%   $5,070,752   $24.89     N/A       N/A
                                                          -------    ----    ----------   ------
SUBTOTAL                                                  203,714    22.8%   $5,070,752   $24.89

VACANT SPACE                                               30,782     4.2%     N/A
TOTAL OWNED GLA                                           753,410            $8,908,250
TOTAL CENTER GLA                                          893,410            $8,908,250

(1)  Sales per square foot is based on trailing twelve months as of 01/31/06.

THE LOAN. The Centre At Salisbury loan is secured by a first mortgage on a fee and leasehold interest in 730,843 square feet of an 893,410 square foot regional mall.

THE BORROWER. The borrowing entity, Macerich Salisbury B LLC, is a special purpose entity controlled by The Macerich Company. Macerich Salisbury GL LLC,
the holder of the ground leasehold interest in the Centre At Salisbury property, and Macerich SCG Limited Partnership, the fee owner of the property, executed an indemnity deed of trust and security agreement guaranteeing all amounts payable by the borrower under the loan.

THE SPONSOR. The Macerich Company ("Macerich") is an UPREIT (NYSE:MAC) that owns and manages regional and community shopping centers located throughout the
United States. It is the sole general partner of and majority owner of The
Macerich Partnership, L.P ("MACLP"). As of March 14, 2006 MACLP owned or had an ownership interest in 76 regional shopping centers, 20 community shopping centers and 2 development/redevelopment projects aggregating approximately 80 million square feet of gross leaseable area. Macerich is the third largest public mall operator in the US, as measured by gross leaseable area.

THE PROPERTY. The Centre At Salisbury mall draws over 5.25 million annual visitors including residents within a 30-mile radius, tourists and vacationers to Maryland's Eastern Shore and 13,000 students from local universities. The nearest enclosed mall is approximately 60 miles away across the Chesapeake Bay.

                                    A-3-44

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                               CENTRE AT SALISBURY
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The property is an 893,410 square foot regional mall constructed in 1990 and purchased by Macerich in 1995. Four anchor department stores, a junior anchor, a
16-screen stadium-style theater and over 80 in-line shops make up the tenancy at the mall. From 2001-2004, overall occupancy averaged 98.4% and in-line stores averaged 94.2%. These figures declined in 2005 due to Macerich's renovation which added a new 71,931 square foot Regal Cinema. The former Hoyt's (Regal)
Cinema is leased to Dick's Sporting Goods Store, which will occupy 48,000 square feet. As a result of this renovation, the Centre at Salisbury is currently 95.8%
leased and in-line store space is 84.8% leased. New leases include the Dick's mentioned above, an Abercrombie & Fitch Hollister store, a Man Alive store, a
Marble Slab Creamery and a Books A Million store.

Mall shop sales have been stable over the past several years, with a small decline in 2005 due to the construction and the loss of the Hoyt's (Regal)
Cinema for three months. From 2001 to 2004, sales averaged $356 per square foot.
Comparable mall shop sales in 2005 totaled $347 per square foot and trailing
12-month comparable mall shop sales through January 2006 were $350 per square foot. Trailing 12 month mall shop occupancy costs are 13.4%.

The Centre At Salisbury is located at the intersection of State Road 50 Bypass and State Road 13, the primary east-west and north-south thoroughfares in the trade area. The 2005 population for this primary trade area was 292,166. Average household income for this demographic is $52,043. The Centre At Salisbury is located at 2300 N. Salisbury Blvd. in Salisbury, Maryland on the Maryland
peninsula between Delaware and Virginia, an area commonly referred to as
Delmarva. This location serves as the commercial hub for nearby parts of
Maryland, Delaware and Virginia. The property is the only regional mall on the
Eastern Shore of Maryland, and the nearest comparable enclosed mall is approximately 60 miles away in Annapolis.

Anchor stores sales are stable to upward trending and occupancy costs are low.
Boscov's trailing twelve month sales were $173.20 per square foot with occupancy costs of 2.5%, Hecht's trailing twelve month sales were $220.00 per square foot with occupancy costs of 0.2%, Sears' trailing twelve month sales and occupancy costs were $168.08 and 2.8%, and JC Penney's performance for the same period was
$129.24 and 2.8%.

SIGNIFICANT TENANTS.

BOSCOV'S: Boscov's Department Stores is the largest full-line, family owned independent department store in the country. Boscov's operates 40 stores in six states including Pennsylvania, New York, New Jersey, Delaware, Maryland and
Virginia. Additionally, in February 2006, Boscov's acquired 10 mall department stores from Federated Department Stores, including three in Maryland. Boscov's employs approximately 11,000 people, and as of January 30, 2005, generated yearly sales of about $1.1billion.

JCPENNEY: JC Penney Corporation, Inc., the wholly-owned operating subsidiary of
JC Penney Company, Inc., (NYSE: JCP) is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 people. As of January 29, 2005, JC Penney Corporation, Inc. operated 1,017
JCPenney department stores throughout the United States and Puerto Rico, and 62
Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is one of the nation's largest catalog merchants of general merchandise, and
JCPenney.com is one of the largest apparel and home furnishings sites on the
Internet. JCPenney's February comparable store sales increased 2.3% while direct sales increased 4.5%. JCPenney's operating profit increased 22.5% in 2005.

SEARS: Sears Holdings Corporation ("Sears Holdings", NASDAQ: SHLD) is the third largest broad line retailer in the United States, with approximately $55 billion in annual revenues, and operates approximately 3,900 full-line and specialty retail stores in the United States and Canada. Sears Holdings is a leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Sears Holdings also owns
Martha Stewart Everyday products, which are offered exclusively in the United
States by Kmart Holding Corporation ("Kmart"), an affiliate of Sears, and in
Canada by Sears Canada Inc.

REGAL CINEMAS: Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The company's theatre circuit (Regal Cinemas,
United Artists Theatres, and Edwards Theatres) comprises 6,273 screens in 558 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States, including theatres in 43 of the top 50 U.S. markets, as well as in growing suburban markets. Total revenues for 2005 were $2.52 billion, up 2% from $2.47 billion in 2004.

DICKS' SPORTING GOODS: Dick's Sporting Goods, Inc. (NYSE: DKS) is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of January 28, 2006 the Company operated 255 stores in 34 states primarily throughout the eastern half of the U.S. Net income for 2005 increased by 27% to $94.5 million as compared to $74.5 million in 2004 (excluding merger integration and store closing costs and gain on sale of investment).

THE MARKET(1). The Centre At Salisbury is located at the intersection of State
Road 50 Bypass and State Road 13, the primary east-west and north-south thoroughfares in the trade area. The region has a diverse economic base supported by a variety of sectors including light industry, manufacturing, agriculture, and education. Single-family house prices are affordable and population growth stems from internal expansion as well as in-migration by young families. The following employers are located in the Salisbury metropolitan statistical area: Peninsula Regional Medical, Salisbury University, University
of Maryland -- E. Shore, Lankford-Sysco Food Service and Perdue Farms, Inc.

The property is the only regional mall on the Eastern Shore of Maryland, and the nearest comparable enclosed mall is over 60 miles away, in Annapolis. The location is accessible via SR-50 and SR-13. SR-50 has an exit directly in front of the Centre At Salisbury. SR-13 is the main north-south thoroughfare for the
Delmarva Peninsula and offers direct access to the property from both directions.

                                    A-3-45

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                               CENTRE AT SALISBURY
--------------------------------------------------------------------------------

Locally, the mall experiences some competition from a Kmart (7 miles from the property), a Wal-Mart (3 miles from the property) and a Barnes & Noble
Bookstore, 1.5 miles from the property. The competitive market is considered stable because the trade area is not large enough to sustain two malls. As a result, the mall has the only multiplex theatre in the trade area, the only department stores in the area and the only specialty and upscale fashion stores in the area.

PROPERTY MANAGEMENT. The mall is owned and operated by Macerich Property
Management Company, LLC, an affiliate of The Macerich Company. The Macerich
Company is the third largest mall REIT in the U.S. with over 98 malls and shopping centers totaling 80,000,000 square feet of retail space. The Macerich
Company and its affiliates self manage their properties and have a seasoned employee roster.

(1)  Certain information was obtained from the Centre at Salisbury Center appraisal dated 04/21/06.

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                         % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
              LEASES     FEET    % OF NRA   BASE RENT     RENT    SQUARE FEET   % OF NRA    BASE RENT  OF BASE RENT
   YEAR      EXPIRING  EXPIRING  EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING
----------  ---------  --------  --------  ----------  ---------  -----------  ----------  ----------  ------------

VACANT         NAP       30,782     4.2%          NAP      NAP       30,782        4.2%           NAP       NAP
2006 & MTM       3       11,009     1.5    $   96,991      1.1%      41,791        5.7%    $   96,991       1.1%
2007             2          342     0.0        82,903      0.9       42,133        5.8%    $  179,894       2.0%
2008             8       29,842     4.1       599,594      6.7       71,975        9.8%    $  779,488       8.8%
2009            10       29,328     4.0       702,615      7.9      101,303       13.9%    $1,482,103      16.6%
2010            14      101,369    13.9     1,118,851     12.6      202,672       27.7%    $2,600,954      29.2%
2011            16      160,861    22.0     1,401,509     15.7      363,533       49.7%    $4,002,464      44.9%
2012             4        6,053     0.8       200,872      2.3      369,586       50.6%    $4,203,335      47.2%
2013             1        2,038     0.3        46,107      0.5      371,624       50.8%    $4,249,442      47.7%
2014            12       31,827     4.4       856,196      9.6      403,451       55.2%    $5,105,638      57.3%
2015             4       11,532     1.6       291,108      3.3      414,983       56.8%    $5,396,747      60.6%
2016            13      228,929    31.3     1,878,560     21.1      643,912       88.1%    $7,275,307      81.7%
AFTER            3       86,931    11.9     1,632,943     18.3      730,843      100.0%    $8,908,250     100.0%
----           ---      -------   -----    ----------    -----      -------      -----     ----------     -----
TOTAL           90      730,843   100.0%   $8,908,250    100.0%
               ===      =======   =====    ==========    =====

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                                    A-3-49

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                                FOUR PENN CENTER
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                                    A-3-50

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                                FOUR PENN CENTER
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--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $81,750,000
CUT-OFF DATE PRINCIPAL BALANCE:   $81,750,000
% OF POOL BY IPB:                 2.1%
LOAN SELLER:                      Eurohypo AG, New York Branch
BORROWER:                         Four Penn Center Owner LLC
SPONSOR:                          Strategic Realty Advisors Limited(1)
ORIGINATION DATE:                 03/30/06
INTEREST RATE:                    5.885000%
INTEREST-ONLY PERIOD:             120 Months
MATURITY DATE:                    04/11/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24), Def(90), O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL      MONTHLY
                                  --------   ------------
TAXES:                            $148,941       $148,941
INSURANCE:                        $ 20,135       $ 20,135
CAPEX:                            $      0       $      0
REQUIRED REPAIRS:                 $251,625       $      0
UNFUNDED FREE RENT:               $615,117       $      0
OTHER:                            $      0   Springing(2)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   522,600
LOCATION:                         Philadelphia, PA
YEAR BUILT/RENOVATED:             1964/2002
OCCUPANCY:                        92.1%
OCCUPANCY DATE:                   03/01/06
NUMBER OF TENANTS:                24
HISTORICAL NOI:
2004:                             $  4,536,699
2005:                             $  2,927,514
UW REVENUES:                      $ 13,092,013
UW EXPENSES:                      $  5,937,680
UW NOI:                           $  7,154,333
UW NET CASH FLOW:                 $  6,734,908
APPRAISED VALUE:                  $108,000,000
APPRAISAL DATE:                   03/20/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $156
CUT-OFF DATE LTV:                 75.7%
MATURITY DATE LTV:                75.7%
UW DSCR:                          1.38x

                               SIGNIFICANT TENANTS

                                       RATINGS           SQUARE   % OF    BASE RENT    LEASE EXPIRATION
TENANT NAME                      MOODY'S/S&P/FITCH(3)     FEET     GLA       PSF             YEAR
------------------------------   --------------------   -------   -----   ---------    ----------------

ELSEVIER INC.                           NR/A-/A-        134,002   25.6%    $ 21.50           2018
POST & SCHELL                                            80,479   15.4%    $ 23.25           2018
FEDERAL INSURANCE COMPANY               Aa2/A/A+         65,045   12.4%    $ 22.00           2018
FLEET BANK                            Aa2/AA-/AA-        41,426    7.9%    $ 27.50(4)        2012
GOLLATZ, GRIFFIN & EWING, P.C.                           26,636    5.1%    $ 23.00           2013

(1)  Strategic Realty Advisors Limited, a real estate investment advisor, is the representative of the sponsor of the borrower, an investor who adheres to
     Islamic law. The loan may be restructured to be Shari'ah complaint at the election of the borrower.

(2)  Commencing in 2010, borrower is required to deliver to lender a letter of credit or cash in the amount of $500,000 each year until the total of such amounts reaches $3,000,000.

(3)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(4)  Fleet Bank occupies an office and a retail space at Four Penn Center. The office space rent is $37.00 per square foot and the retail space is $27.50 per square foot.

                                    A-3-51

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                                FOUR PENN CENTER
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THE LOAN. The Four Penn Center loan is secured by a first mortgage on a fee interest in a 522,600 square foot Class A office building located in
Philadelphia, Pennsylvania.

THE BORROWER. The borrower is Four Penn Center Owner LLC, a special purpose entity. The sponsor is a high net worth individual represented by Strategic
Realty Advisors Limited ("StratREAL"), a real estate investment advisor.

The borrower has the option under the mortgage loan documents, within six months of the origination date, to restructure the loan to be Shariah-compliant to accommodate ultimate investors in the loan who adhere to Shariah Law and are prohibited from paying interest. If this option is exercised, the borrower, as master lessor, would enter into a master lease covering the Four Penn Center property with a newly formed special purpose entity, as master lessee, which would be beneficially owned by the investors. Under the master lease, the master lessee would pay rent that is equal to the debt service on the loan to the borrower, who would pass through the payments to the lender. The master lease would be expressly subordinate to the loan documents pursuant to its terms and the terms of a subordination agreement.

THE PROPERTY. Four Penn Center is a 522,600 square foot, 20-story Class "A"
office building located at 1600 JFK Boulevard in the Central Business District
of Philadelphia, Pennsylvania. The building was constructed in 1964 but was vacated and underwent a $56 million ($107 psf) renovation between 2000 and 2002.
This renovation included new mechanicals, lobby, roof, thermally efficient windows, and tenant finishes. The building is constructed over a below-grade portion of Suburban Station linking the subject to the regional rail, metro subway system, and the green-line trolleys. In addition this transportation network provides access to 30th Street Station, Philadelphia International
Airport, and the surrounding suburbs. The property is 92.1% leased by 24 tenants. Approximately 37.0% of the NRA and 47.0% of the total base rent is contributed by investment grade tenants. The three largest tenants representing approximately 53.5% of the property gross leaseable area have leases that expire in 2018, two years beyond the loan term.

SIGNIFICANT TENANTS.

Elsevier Inc. ("Elsevier") is one of the world's leading multiple-media publishers of scientific, technical and health information products and services, with 7,000 employees in 73 locations around the globe. Elsevier is part of the Reed Elsevier Group plc ("Reed Elsevier"), a leading international publisher and information provider, operating in the scientific and medical, legal, educational and business-to- business industry sectors. Its sister companies include the LexisNexis Group and the Harcourt Education among others.
Reed Elsevier shares are listed on the Amsterdam and London Stock Exchanges.
Reed Elsevier's principal activities are in North America and Europe, and the company employs approximately 36,000 people in over 200 locations worldwide. In
February 2006, Reed Elsevier reported revenues for 2005 of just over
(pound)5bn/|(euro)7bn. Reed Elsevier Group plc is owned equally by Reed Elsevier plc and Reed Elsevier NV. Both companies are listed on the New York Stock
Exchange and trade under the symbols "RUK" and "ENL", respectively. The combined
market capitalization of the group companies was (pound)12.75bn/|(euro)18.53bn
as of June 7, 2006. Guarantee of Elsevier's obligations under the lease are provided by parent company Reed Elsevier NV (rated NR/"A--"/"A--" by
Moody's/S&P/Fitch). Elsevier Inc. does not have any termination options to its lease.

Post & Schell P.C., established in 1968, currently has approximately 154 lawyers in seven offices in Philadelphia, Pittsburgh, Harrisburg, Lancaster and
Allentown, Pennsylvania, as well as Princeton, New Jersey and Washington, D.C.
Post & Schell provides litigation, corporate, transactional, regulatory, compliance, consulting and educational services locally, regionally and nationally to a broad spectrum of proprietary and not-for-profit industries.
Post & Schell does not have any termination options to its lease.

Federal Insurance Company, headquartered in Warren, NJ, is a wholly owned subsidiary of The Chubb Corporation and is a part of their Property and Casualty
Insurance business. For the year ended September 30th, 2005, the Federal
Insurance Company reported total assets of $23.13 billion and a net surplus of
$7.74 billion. Moody's Insurance Financial Strength Rating is "A2" with an outlook of stable. The Chubb Corporation is a holding company of property and casualty insurance companies known informally as the Chubb Group of Insurance
Companies. Its long-term senior unsecured rating is "A2" with an outlook of stable. Chubb & Son, a division of Federal Insurance Company, manages these companies.

Fleet Bank, also known as FleetBoston Financial, was a Boston,
Massachusetts-based bank created in 1999 by the merger of Fleet Financial Group and BankBoston. In 2004, it merged with Bank of America and all of its bank branches were given the Bank of America logo. Fleet Bank's parent company, Bank of America Corp is rated "AA--" by S&P/Fitch. Fleet Bank has a termination option in January of 2009 provided that 12 months prior notice is given and any fees associated with the lease are posted.

THE MARKET(1).

The building benefits from a below-grade portion of Suburban Station linking the subject to the regional rail, metro subway system, and the green-line trolleys.
This transportation network provides access to 30th Street Station, Philadelphia
International Airport, and the surrounding suburbs. Philadelphia, Pennsylvania is located on the East Coast equidistant between New York City to the north and
Baltimore to the south. It is the nation's fourth most populous city.
Philadelphia is in the Philadelphia-Camden-Wilmington Metropolitan Statistical
Area ("MSA"). The 2005 population in this MSA is approximately 5.6 million. The
2000 Census population was 5,100,940, which was 3.6% above the 1990 Census population of 4,922,178. It is estimated that the population in this area will be 5.32 million in 2010, representing a change of 2.04% from 2005. The population density in the MSA is 1,325 people per square mile, which is among the top densities among American MSAs.

In 2005, the median household income in this selected geography was $44,457, compared to the US median of $39,324. In 2005, the per capita income in this MSA was $27,304, compared to the US per capita of $24,385. The 2005 mean household income for this area was $72,205, compared to the US average of $64,443.

The property is located in the Center City submarket of Philadelphia. Reis Inc.
("Reis") reports an overall Class "A" inventory in the Philadelphia metro area of 63.3 million square feet, with a 12.8% vacancy rate as of year-end 2005.
Asking rents averaged $24.48 at year-end 2005, and they have been in the $24-25 range since late 2003. Net absorption for 2005 was 1,774,000 square feet, which compares favorably to construction completions for the year totaling 1,439,000 square feet.

                                    A-3-52

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                                FOUR PENN CENTER
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According to REIS, year-end 2005 vacancy for the class "A" submarket in Center
City was 10.5%, which is down modestly from 10.8% at year-end 2004 and 11.0% at year-end 2003. Net absorption was a positive 95,000 square feet in 2005, which follows negative net absorption of 262,000 square feet for 2004 and negative
304,000 square feet for 2003. REIS reported no construction completions for any year covered in their report, from 1995 through 2005. Year-end 2005 inventory was 27.4 million square feet. Average asking rents have been relatively stable at $24.97 per square foot at year end 2003, $24.77 per square foot at year-end
2004, and $24.38 per square foot at year-end 2005. One new addition to the supply not detailed by REIS is the 727,725 square foot space at the Cira Centre at 2929 Arch Street. This architecturally distinctive 28-story building, which was designed by Cesar Pelli and developed by Brandywine Realty Trust, opened
December 2005. At year-end, it was 94% leased. The only other Class "A" office building under construction in the central business district is the 1.2 million square feet in Comcast Center, at 17th Street and John F. Kennedy Boulevard,
that is to be a 57-story, 975-foot tower. It was 72.8% pre-leased overall at year-end 2005. Completion is targeted for late 2007.

PROPERTY MANAGEMENT. The property is managed by Carter Real Estate. Founded in
1958, Carter is one of the Southeast's oldest and largest privately held full-service commercial real estate firm with four business units: Investments,
Development, Transaction Services, and Property and Facility Management.
Principals of the company have recently transacted more than $5 billion of investment volume and are active investors, alongside its financial partners, in many types of co-investment activities. Carter has 400 associates, who provide a diverse range of commercial real estate services to its clients each day.

(1)  Certain information was obtained from the Four Penn Center appraisal, dated
     March 20, 2006.

                             LEASE ROLLOVER SCHEDULE

                                                                            CUMULATIVE
             NUMBER OF                                              % OF      SQUARE     CUMULATIVE    CUMULATIVE   CUMULATIVE %
               LEASES    SQUARE FEET   % OF NRA    BASE RENT    BASE RENT      FEET       % OF NRA      BASE RENT   OF BASE RENT
   YEAR       EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING
----------   ---------   -----------   --------   -----------   ---------   ----------   ----------   -----------   ------------

VACANT          NAP         41,286        7.9%            NAP       NAP        41,286        7.9%             NAP        NAP
2006 & MTM        2          9,175        1.8     $   249,929       2.3%       50,461        9.7%     $   249,929        2.3%
2007              1          1,640        0.3          54,940       0.5        52,101       10.0%     $   304,869        2.7%
2008              2         16,534        3.2         387,337       3.5        68,635       13.1%     $   692,206        6.2%
2009              0              0        0.0               0       0.0        68,635       13.1%     $   692,206        6.2%
2010              0              0        0.0               0       0.0        68,635       13.1%     $   692,206        6.2%
2011              4         25,244        4.8         602,138       5.4        93,879       18.0%     $ 1,294,343       11.7%
2012              7         65,863       12.6       1,745,356      15.7       159,742       30.6%     $ 3,039,699       27.4%
2013              3         47,257        9.0       1,116,512      10.1       206,999       39.6%     $ 4,156,211       37.5%
2014              1         13,002        2.5         292,545       2.6       220,001       42.1%     $ 4,448,756       40.1%
2015              2          6,425        1.2         141,022       1.3       226,426       43.3%     $ 4,589,778       41.4%
2016              2         15,182        2.9         305,599       2.8       241,608       46.2%     $ 4,895,376       44.1%
AFTER            13        280,992       53.8       6,197,830      55.9       522,600      100.0%     $11,093,206      100.0%
                ---        -------      -----     -----------     -----
                 37        522,600      100.0%    $11,093,206     100.0%
                ===        =======      =====     ===========     =====

                                    A-3-53

--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF FOUR PENN CENTER OMITTED]

                                    A-3-54

--------------------------------------------------------------------------------
                                FOUR PENN CENTER
--------------------------------------------------------------------------------

                                Four Penn Center
                                    1-Feb-06
                                  Stacking Plan

                                                                                                                             FLOOR
------------------------------------------------------------------------------------------------------------------------  ----------
                                          ELSEVIER 4/15/05 - 06/30/19 BY $10.00                                              21st
                                                           550 SF
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              20th
                                                    26,820 SF Suite 2000
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              19th
                                                    26,775 SF Suite 1900
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              18th
                                                    26,776 SF Suite 1800
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              17th
                                                    25,805 SF Suite 1700
------------------------------------------------------------------------------------------------------------------------
                                          ELSEVIER 4/15/05 - 06/30/18 BY $21.50                                              16th
                                                    25,826 SF Suite 1600
------------------------------------------------------------------------------------------------------------------------
                                         Post & Schell - 9/05/03-9/30/18 BY $23.25                                           15th
                                                    27,059 SF Suite 1500
------------------------------------------------------------------------------------------------------------------------
                                          Post & Schell - 9/05/03-9/30/18 BY $23.25                                          14th
                                                    27,059 SF Suite 1400
------------------------------------------------------------------------------------------------------------------------
                                         Post & Schell - 9/05/03-9/30/13 BY $23.25                                           13th
                                                    26,381 SF Suite 1300
------------------------------------------------------------------------------------------------------------------------
                                            Esquire 10/01/05 - 07/31/16 BY   $20.00                                          12th
Bank of America- 7/11/02-1/31/12 BY $27.50  14,529 SF/ $23.00 653 SF Total SF 15,182                         Vacant 8/01
            7,507 SF Suite 1200             Suite 1210                                                         2,534 SF
------------------------------------------------------------------------------------------------------------------------
                   Bank of America - 1/11/02-1/31/12 BY $27.50                                                               11th
                              26,617 SF Suite 1100
------------------------------------------------------------------------------------------------------------------------
  ACOG-12/1/01            Wells            Mgmt Office                                                                       10th
-11/30/06 6,995   Fargo-9/1/02-8/31/12    Implied Rent    Dobbs Temp 7/03-8/08        Ominsky Ominsky          Vacant
  SF BY $28.25         9,755 SF BY       2,180 SF Suite    BY $23.00 2,424 SF   04/04-8/11 BY $21.50 3,240      8/01
   Suite 1020      $23.50 Suite 1030       1010 $24,00         Suite 1040              SF Suite 1050           934 SF
------------------------------------------------------------------------------------------------------------------------
             Adelman, Lavine Gold & Lavin -                         Linebarger Goggan 10/01/04 -               Vacant         9th
          9/19/03 - 4/30/14 BY $22.50 13,002                        03/31/12 BY $21.00 11,203 SF                8/01
                     SF Suite 900                                            Suite 910                       2,040 SF
------------------------------------------------------------------------------------------------------------------------
                      McCormick &                                      Wells Fargo 03/01/05 -                  Vacant         8th
               Priore - 4/1/03-6/30/13 BY                            10/31/15 BY $21.50 4,502                   8/01
               $24.00 10,591 SF Suits 800                                   SF Suite 810                      11,375
------------------------------------------------------------------------------------------------------------------------
                          Parsons Brinkerhoff                                     Vacant                                      7th
                      - 12/13/02-5/31/08 BY $23.50                                 8/01
                          14,110 SF Suite 700                                   12,586 SF
------------------------------------------------------------------------------------------------------------------------
     Center for Applied Research -      Right Management - 11/01/03      Davis & Martillotti 02/04                            6th
      1/1/03-12/31/13 BY $24.90              - 2/28/11 BY $22.50              - 4/11 BY $21.50
         10,030 SF Suite 600                 11,907 SF Suite 610             4,164 SF Suite 620
------------------------------------------------------------------------------------------------------------------------
             Federal Insurance Company -              Kafrissen 04/01/05 -                                     Vacant         5th
            04/01/03-3/31/18 BY $22.50                10/31/12 BY $21.75                                        8/01
               11,934 SF Suite 500                    2,975 SF Suite 503                                     11,817 SF
------------------------------------------------------------------------------------------------------------------------
                                 Federal Insurance Company - 4/1/03-3/31/18 BY $22.00                                         4th
                                                  26,665 SF Suite 400
------------------------------------------------------------------------------------------------------------------------
                                 Federal Insurance Company - 4/1/03-3/31/18 BY $22.00                                         3rd
                                                  26,446 SF Suite 300
------------------------------------------------------------------------------------------------------------------------
                               Gollatz, Griffin & Ewing, PC - 10/25/02-3/31/13 BY $23.00                                      2nd
                                                  26,636 SF Suite 200
------------------------------------------------------------------------------------------------------------------------
American Exp 12/1/02-       Creato Signs 01/01/05 -        RICOH 11/01/04 -           Fleet/Bank of America                   1st
 11/30/07 BY $33.50           03/30/15 BY $23.00         10/31/11  BY $28.50      - 1/11/02-1/31/12 BY $37.00
  1,640 SF RETAIL              1,923 SF RETAIL             5,933 SF RETAIL               7,302 SF RETAIL
------------------------------------------------------------------------------------------------------------------------
               Concourse                                                                                   Concourse
           Elsevier Storage                                             BUILDING MECHANICAL               Linebarger
                916 SF                                                                                   504 BY $15.00    Concourse
     04/15/05 - 06/14/18 BY $10.00           BY - Base Year Lease Type                               04/01/05 - 02/29/12
------------------------------------------------------------------------------------------------------------------------

Please note that Gollatz rents 1,500 SF of office space as storage space on the
7th floor. The agreement is month to month.

                                    A-3-55

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

                  [4 PHOTOS OF THE GARDENS ON EL PASEO OMITTED]

                                    A-3-56

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $81,480,000
CUT-OFF DATE PRINCIPAL BALANCE:   $81,480,000
% OF POOL BY IPB:                 2.1%
LOAN SELLER:                      Nomura Credit & Capital, Inc.
BORROWER:                         Gardens SPE II LLC
SPONSOR:                          Davis Street Properties, LLC
ORIGINATION DATE:                 05/23/06
INTEREST RATE:                    6.100000%
INTEREST-ONLY PERIOD:             120
MATURITY DATE:                    06/11/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(93),O(3)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Soft
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  --------   -------
TAXES:                            $212,816   $70,939
INSURANCE:                        $      0   $     0
CAPEX:                            $      0   $     0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   200,023
LOCATION:                         Palm Desert, CA
YEAR BUILT/RENOVATED:             1998
OCCUPANCY:                        97.1%
OCCUPANCY DATE:                   06/01/06
NUMBER OF TENANTS:                45
HISTORICAL NOI:
  2004:                           $  5,180,192
  2005:                           $  5,967,115
AVERAGE IN-LINE SALES/SF(1):      $        577
UW REVENUES:                      $  9,171,532
UW EXPENSES:                         3,091,918
UW NOI:                           $  6,079,614
UW NET CASH FLOW:                 $  5,939,515
APPRAISED VALUE:                  $106,000,000
APPRAISAL DATE:                   03/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 407
CUT-OFF DATE LTV:                  76.9%
MATURITY DATE LTV:                 76.9%
UW DSCR:                           1.18x

                                 TENANT SUMMARY

                                 RATINGS                    % OF                                  LEASE EXPIRATION
TENANT NAME               MOODY'S/S&P/FITCH(1)   TOTAL SF    NRA   BASE RENT PSF   SALES PSF(2)         YEAR
-----------------------   --------------------   --------   ----   -------------   ------------   ----------------

SAKS FIFTH AVENUE               B2/B+/B           50,247    25.1%     $ 18.31       $   532.10          2018
TOMMY BAHAMA'S TROPICAL
   CAFE & EMPORIUM             B2/BB-/NR          12,410     6.2%     $ 57.13       $ 1,104.81          2010
POTTERY BARN                                       9,377     4.7%     $ 31.34       $   457.45          2012
SULLIVAN'S STEAKHOUSE                              7,216     3.6%     $ 23.28       $   678.65          2008
BROOKS BROTHERS                                    7,138     3.6%     $ 27.00       $   275.42          2014
ANN TAYLOR LOFT                Ba2/NR/NR           5,863     2.9%     $ 30.00       $   353.41          2015
PACIFICA                                           5,782     2.9%     $ 36.00       $   757.34          2015

(1)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Tenant Sales Information based on Year End 2005 Sales.

                                    A-3-57

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Gardens on El Paseo loan is secured by a mortgage lien encumbering the fee interest in The Gardens on El Paseo, a 200,023 square foot retail center anchored by Saks Fifth Avenue and located along the high-end retail corridor of
El Paseo Drive in Palm Desert, California. The $81,480,000 loan is Interest-only throughout the ten year term. The loan amount represents 76.9% of the MAI appraised value of $106,000,000.

THE BORROWER. The Borrowing Entity is Gardens SPE II LLC, a Delaware limited liability company, which is 100% owned by 3 additional layers of special purpose entities, which are all controlled by Davis Street Properties, LLC, a joint venture between Bell Atlantic Master Pension Trust (now Verizon Pension Trust;
approximately 75% ownership) and affiliates of Davis Street Land Company LLC
(approximately 25% ownership).

THE SPONSOR. Davis Street Land Company LLC (DSLC) is a privately held real estate firm focused on both the development of upscale specialty centers located in suburban and urban downtowns, as well as the acquisition, redevelopment, and management of more traditional upscale shopping centers in select locations throughout the United States. DSLC provides management, leasing, and all other property related services for Davis Street Properties and its principals. The
Verizon Pension Trust has been associated with Davis Street Properties since its inception and is the majority owner in all of Davis Street Properties retail assets. As DSLC enters its 6th year of operation with its original membership still in place, the size of the company's portfolio has increased to almost 2 million square feet of existing property, with an additional 275,000 square feet in the development pipeline.

THE PROPERTY. The subject property, known as The Gardens on El Paseo, is located at the southeast corner of El Paseo Drive and San Pablo Avenue in Palm Desert,
California. The property is currently developed as an open air, commercial retail center with decorative concrete brick walkways, wood-trellis overhangs, waterscapes and extensive landscaping. The subject property was constructed in
1998. The subject property consists of one, square shaped parcel of land, approximately 10.27 acres in size, located along El Paseo, between San Pablo
Avenue and Larkspur Lane. The property is developed with seven, steel-framed retail structures, which comprise a total of 200,023 square feet of rentable area. Five of the retail structures are two-story, and two are single-story structures. Parking is provided by a two level, concrete paved parking structure located along the south perimeter of the property, accommodating approximately
973 automobiles.

The subject property is situated along the "El Paseo Shopping Corridor", which has been dubbed "the Rodeo Drive of Coachella Valley" for its upscale shops and fine dining opportunities. This upscale retail corridor encompasses an eight-block stretch of El Paseo, extending from Highway 74 to the west, and
Portola Avenue to the east. Real estate developments immediately adjacent to the subject property include storefront retail and offices to the north; single and multi-family residential and the Shadow Hills Country Club to the south; and
upscale commercial retail uses similar to the subject property to the east and west. The immediate surrounding area is essentially fully built-out with relatively little vacant land available for new development. The majority of the development in the city is mature in nature and comprised of primarily single-story retail development located along El Paseo, with lower-density single-family dwellings and golf club/resort facilities located along secondary and tertiary arterials.

The subject property is currently 97.1% occupied by 45 tenants including anchor tenant Saks Fifth Avenue, which leases 50,247 square feet or 25.1% of the subject's rentable space; this lease expires in 2018, which is two years beyond the expiration of the loan term. Additional notable tenants include Talbots,
Williams Sonoma, Pottery Barn, Coach, Cole Haan, Tiffany & Company, Banana
Republic, Ann Taylor, Ann Taylor Loft, J Jill, and several other high-end retailers. Saks Fifth Avenue had sales of $490 per square foot in 2004 and $532 per square foot in 2005 (occupancy cost of 5.08%). In-line tenants had an average sales of $543 per square foot in 2004 and $577 per square foot in 2005
(occupancy cost of 9.39%).

THE MARKET(1). The subject property is located at the southwest corner of El
Paseo Drive and San Pablo Avenue in the western portion of the city of Palm
Desert. Palm Desert is located in Riverside County within the Coachella Valley, which also consists of Palm Springs, Indian Wells, Rancho Mirage, Cathedral
City, Indio, Thousand Palms, and La Quinta. The Coachella Valley area extends from North Palm Springs and Desert Hot Springs in an easterly direction to the
Salton Sea. Including unincorporated areas, the Coachella Valley has a current population of approximately 366,894 persons, which represents growth of 59%
since 1990. Since 1990, La Quinta has led all cities with a growth rate of 190%
followed by Palm Desert with a growth rate of 93%.

Palm Desert, Indian Wells, and Palm Springs are the area's cities that have most of the facilities that support tourism and a large number of retirees, including those that vacation in the area during the mild winter and spring months. The other communities in the area are mostly considered bedroom communities that support the service-related industry labor pool that is employed in the area's tourist-based economy. The service industry represents approximately 40.6% of the total employment in the Coachella Valley. The major employers in the tourism industry are the major destination resorts.

Demand for retail space within the El Paseo retail district is high, as is exhibited by the weighted average occupancy of 96.7% for the seven comparable properties (including the subject property) located within this immediate corridor. Reis submarket occupancy is 94.5%, with 100% occupancy among properties constructed after 1994; CBRE submarket occupancy is 96.0%. The subject property is currently 97.1% occupied and has enjoyed strong historical occupancy levels.

PROPERTY MANAGEMENT. The subject property is managed by Davis Street Land
Company of California, Inc., which is an affiliate of Davis Street Land Company
LLC, which is 100% owned by Davis Street Properties, LLC, the 100% owner of the borrower and carveout guarantor. DSLC provides management, leasing, and all other property related services for Davis Street Properties, LLC and its principals.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from The Gardens on El Paseo appraisal dated 03/01/06.

                                    A-3-58

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

                                                                       CUMULATIVE                          CUMULATIVE
             NUMBER OF                                        % OF       SQUARE    CUMULATIVE  CUMULATIVE     % OF
              LEASES    SQUARE FEET  % OF NRA   BASE RENT   BASE RENT     FEET      % OF NRA    BASE RENT   BASE RENT
      YEAR   EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING   EXPIRING    EXPIRING
-----------  ---------  -----------  --------  ----------  ----------  ----------  ----------  ----------  ----------

VACANT          NAP         5,894        2.9%         NAP       NAP       5,894       2.9%          NAP      NAP
2006 & MTM        5         2,801        1.4   $  158,148       2.7%      8,695       4.3%   $  158,148      2.7%
2007              7        15,710        7.9      464,960       7.8      24,405      12.2%   $  623,108     10.4%
2008              9        20,597       10.3      720,045      12.1      45,002      22.5%   $1,343,153     22.5%
2009              6        16,975        8.5      540,539       9.1      61,977      31.0%   $1,883,692     31.6%
2010              4        19,522        9.8      975,552      16.4      81,499      40.7%   $2,859,244     47.9%
2011              6        16,997        8.5      463,870       7.8      98,496      49.2%   $3,323,114     55.7%
2012              2        10.321        5.2      293,852       4.9     108,817      54.4%   $3,616,966     60.7%
2013              2         4,341        2.2      148,929       2.5     113,158      56.6%   $3,765,895     63.1%
2014              4        16,061        8.0      585,801       9.8     129,219      64.6%   $4,351,696     73.0%
2015              4        14,555        7.3      517,992       8.7     143,774      71.9%   $4,869,688     81.7%
2016              2         6,002        3.0      173,964       2.9     149,776      74.9%   $5,043,652     84.6%
AFTER             1        50,247       25.1      920,000      15.4     200,023     100.0%   $5,963,652    100.0%
                ---       -------      -----   ----------     -----
                 52       200,023      100.0%  $5,963,652     100.0%
                ---       -------      -----   ----------     -----

                                    A-3-59

--------------------------------------------------------------------------------
                             THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF THE GARDENS ON EL PASEO OMITTED]

                                    A-3-60

--------------------------------------------------------------------------------
                            THE GARDENS ON EL PASEO
--------------------------------------------------------------------------------

       [SITE PLAN INDICATING LOCATION OF THE GARDENS ON EL PASEO OMITTED]

                                    A-3-61

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

                       [2 PHOTOS OF PENNCOM PLAZA OMITTED]

                                    A-3-62

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $79,750,000
CUT-OFF DATE PRINCIPAL BALANCE:   $79,750,000
% OF POOL BY IPB:                 2.0%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         Penn Tower, LLC
SPONSOR:                          Ben Korman, Meir Cohen, Asher
                                  Zamir and Joshua Zamir
ORIGINATION DATE:                 03/08/06
INTEREST RATE:                    5.690000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $10,000,000
ADDITIONAL DEBT TYPE:             B-Note
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $677,585   $169,396
INSURANCE:                        $147,118   $ 16,346
REQUIRED REPAIRS(1):              $ 78,125   $      0
REPLACEMENT RESERVE(2):           $      0   $  5,287
COLLATERAL RESERVE(3):            $      0   $  6,258
TI&LC(4):                         $      0   $ 42,585
OTHER(5):                         $      0   $ 41,668
GROUND RENTS:                     $565,000   $282,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   423,000
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1925/1999
OCCUPANCY(6):                     99.8%
OCCUPANCY DATE:                   02/01/06
NUMBER OF TENANTS:                20
HISTORICAL NOI:
   2005:                          $  7,492,985
UW REVENUES:                      $ 14,843,506
UW EXPENSES:                      $  7,302,630
UW NOI:                           $  7,540,876
UW NET CASH FLOW:                 $  6,890,319
APPRAISED VALUE:                  $112,600,000
APPRAISAL DATE:                   10/24/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                  TOTAL
                                                MORTGAGE
                                  TRUST ASSET     LOAN
                                  -----------   --------
CUT-OFF DATE LOAN/SF:                $ 189       $ 212
CUT-OFF DATE LTV:                     70.8%       79.7%
MATURITY DATE LTV:                    70.8%       79.7%
UW DSCR(7):                           1.50x       1.26x

                               SIGNIFICANT TENANTS

                                                     RATINGS
TENANT NAME                                   MOODY'S/S&P/FITCH(9)  SQUARE FEET  % OF GLA  BASE RENT PSF  LEASE EXPIRATION YEAR
--------------------------------------------  --------------------  -----------  --------  -------------  ---------------------

HEALTH INSURANCE PLAN OF GREATER NEW YORK(8)      NR/BBB-/NR          138,800      32.8%      $30.75       2011 & 2014
PHOTOBITION(10)                                                        79,220      18.7%      $29.48       2013 & 2014
NORTHERN LEASING SYSTEMS                                               44,800      10.6%      $26.50          2008
PROGRESSIVE HOME HEALTHCARE                                            25,300       6.0%      $26.50          2013
LIONBRIDGE GLOBAL SOLUTIONS                                            24,000       5.7%      $32.45          2009

(1)  Reserve was established for certain repairs on the property including roofing repairs, cosmetic repairs and plumbing work which need to be completed no later than March 8, 2007.

(2)  Replacement reserves are capped at $190,350.

(3)  Reserve was established as additional collateral for the loan. The monthly payment will equal $6,257.91 for the first 24 months, $48,843.33 for months
     25 through 48 and $90,510 thereafter.

(4)  Reserve was established for expenses relating to leases to tenants other than Health Insurance Plan of Greater New York ("HIP"). This reserve is capped at $1,022,040 with a replenishment feature.

(5)  Reserve was established for expenses relating to the HIP lease. This reserve will be collected for the first 48 months, for a total of
     $2,000,000. Twelve months prior to expiration of the HIP lease, so long as certain conditions set forth in the loan documents are not met (which such conditions do not include renewal of the HIP lease), a cash sweep will commence and any excess cash remaining after payments required under the loan, including payments to the B-Note, allocations to the reserves and other items as set forth in the loan documents will be utilized to fund re-tenanting costs associated with the HIP lease rollover.

(6)  The property is 99.8% leased. Actual physical occupancy is 93.9%.

(7)  Based upon interest only payments and is not reflective of monthly payments to the collateral reserve which equal $6,257.91 for the first 24 months,
     $48,843.33 for months 25 through 48 and $90,510 thereafter.

(8)  100% subleased; certain subtenants are not yet in occupancy.

(9)  Ratings provided are for either the tenant or for the parent company of the tenant listed in the "Tenant Name" field whether or not the parent guarantees the lease.

(10) Does not include 25,300 square feet of space subleased by the tenant from
     HIP.

                                    A-3-63

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The PennCom Plaza loan is secured by a first mortgage on a leasehold interest in a 423,000 square foot 17-story office building located at 132 West
31st Street, New York, New York.

THE BORROWER. The borrower, Penn Tower, LLC, is a special purpose entity, controlled by Penn Tower Holdings, LLC.

THE SPONSOR. The loan's sponsors are Asher Zamir, Joshua Zamir, Meir Cohen and
Ben Korman. Asher Zamir and Joshua Zamir are principals of Zamir Equities, LLC, a Manhattan based real estate acquisition and investment firm, which is an indirect equity owner of the borrower. The firm's recent acquisitions include the subject property, 587 Fifth Avenue, which is now Zamir Equities LLC's main office and three office buildings located in Manhattan's Financial District.
Meir Cohen and Ben Korman are principals of C & K Penn Tower, LLC, which is an indirect equity owner of the borrower.

THE PROPERTY. PennCom Plaza is a 17-story, 423,000 square foot Class "B+" office building located in New York City. The property was originally constructed in
1925 and was renovated in 1999. Of the 423,000 square feet of gross leasable area, 22,237 square feet are street level retail and 14,717 square feet are rentable basement space. The building is situated on an approximately 23,050 square foot parcel of land, a site that is subject to a long term ground lease executed in December 1997 and expiring in December 2046, approximately 31 years beyond the loan term. The property is currently 99.8% leased.

SIGNIFICANT TENANTS.

Health Insurance Plan of Greater New York (HIP)

HIP (S&P rated BBB-; 32.8% of the NRSF; 33.8% of the GPR) was founded in the
1940's as a prepaid group practice health plan conducting business in New York
City, Long Island and Westchester. All of HIP's 138,800 square feet is subleased. Science Applications International Corporation, a Fortune 500
research and engineering firm, recently subleased 50,600 square feet. The remaining 88,200 square feet is subleased to four different tenants: Photobition
(25,300 square feet), 24/7 (25,300 square feet), Jasa (25,300 square feet), and
Facts on File (12,300 square feet).

Photobition

Photobition directly leases 79,220 square feet in the subject property (18.7% of
NRSF, 18.5% of GPR). In addition, Photobition subleases 25,300 square feet from
HIP for a total space of 104,520 square feet. Photobition was recently sold to
Merisel, Inc. who signed a definitive purchase agreement in December 2004 to acquire, through a wholly owned subsidiary, substantially all of the assets of each of Color Edge Visual, Inc., and its wholly-owned subsidiary, Photobition
New York, Inc., (collectively, "CEV"). CEV is a New York based commercial graphic communication and imaging company that provides digital retouching services, large format digital photographic output, inkjet and digital printing services, photo-finishing and exhibits and display solutions.

Northern Leasing Systems

Northern Leasing Systems leases 44,800 square feet in the subject property
(10.6% of NRSF, 9.4% of GPR). Founded in 1991, Northern Leasing Systems, Inc.
(NLS) is a New York-based micro-ticket lease finance company. Northern Leasing
Systems is focused on providing micro-ticket leasing through a system of nation-wide equipment venders for defined niche markets not served by traditional lessors. Credit card authorized equipment is the primary market served by Northern Leasing Systems.

THE MARKET(1).

The subject property is located in New York, New York in the borough of
Manhattan, which is part of the New York Metropolitan Statistical Area. New York
City is home to more than 8 million people in 3 million households. Manhattan's
1.54 million residents, at 57,000 residents per square mile, make it one of the most densely populated residential areas in the nation. New York City's largest employers are a diverse group of multinational corporations spanning a variety of industries including financial services/banking, telecommunications, healthcare, insurance, and pharmaceuticals. Companies in New York City include headquarters and regional offices of leading world companies, including 39
Fortune 500 firms, the highest of any city in the U.S., making New York the nation's headquarters capital. The New York City metropolitan statistical area has a job base of almost 4.2 million jobs, which is the largest in the nation.

The subject property is located in the Midtown office market of Manhattan.
Midtown comprises the area in Manhattan from 30th to 60th Streets, river to river, and is among the largest central business districts in the world. The
Midtown market consists of 288.5 million square feet. The subject property is located in the Penn Plaza/Garment district of Midtown. The subject's submarket consists of 6,246,247 square feet of office space within 19 buildings. The submarket consists of competitive mid size Class B buildings located between
West 26th Street and West 36th Streets between Sixth and Seventh Avenues. The buildings are pre-war buildings which have been adequately maintained. Nineteen of the most comparable buildings to the property in the submarket have a current direct vacancy rate of 6.2%. The appraisal concluded market rent for the property of $31.00 per square foot for the office space and $45.00 per square foot for the retail space.

PROPERTY MANAGEMENT. The subject property is managed by a New York-based, third party property manager, Cushman & Wakefield ("C & W"). C & W has been in the real estate services business for more than 87 years.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from an appraisal by the Leitner Group, dated October 24, 2005.

                                    A-3-64

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE %   CUMULATIVE  CUMULATIVE %
              LEASES     FEET    % OF NRA   BASE RENT      RENT    SQUARE FEET     OF NRA      BASE RENT   OF BASE RENT
   YEAR      EXPIRING  EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
----------  ---------  --------  --------  -----------  ---------  -----------  ------------  -----------  ------------

VACANT          NAP         720     0.2%        NAP         NAP         720          0.2%         NAP           NAP
2006 & MTM       3       27,886     6.6    $ 1,027,650      8.1%     28,606          6.8%     $ 1,027,650       8.1%
2007             2        9,117     2.2        120,007      0.9      37,723          8.9%     $ 1,147,657       9.1%
2008             1       44,800    10.6      1,187,200      9.4      82,523         19.5%     $ 2,334,857      18.5%
2009             7       59,570    14.1      2,127,519     16.8     142,093         33.6%     $ 4,462,376      35.3%
2010             1        7,520     1.8         71,139      0.6     149,613         35.4%     $ 4,533,515      35.9%
2011             2      126,500    29.9      3,883,550     30.7     276,113         65.3%     $ 8,417,065      66.6%
2012             0            0     0.0              0      0.0     276,113         65.3%     $ 8,417,065      66.6%
2013             2       50,600    12.0      1,437,108     11.4     326,713         77.2%     $ 9,854,173      77.9%
2014             5       86,220    20.4      2,512,866     19.9     412,933         97.6%     $12,367,039      97.8%
2015             2        4,101     1.0        108,000      0.9     417,034         98.6%     $12,475,039      98.7%
2016             0            0     0.0              0      0.0     417,034         98.6%     $12,475,039      98.7%
AFTER            3        5,966     1.4        166,900      1.3     423,000        100.0%     $12,641,939     100.0%
----           ---      -------   -----    -----------    -----     -------        -----      -----------     -----
TOTAL           28      423,000   100.0%   $12,641,939    100.0%
----           ---      -------   -----    -----------    -----

                                    A-3-65

\
--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF PENNCOM PLAZA OMITTED]

                                    A-3-66

--------------------------------------------------------------------------------
                                  PENNCOM PLAZA
--------------------------------------------------------------------------------

                  PENNCOM PLAZA STACKING PLAN [GRAPHIC OMITTED]

--------------------------------------
PH   132 WEST 31ST STREET REALTY CORP.
            4,545 SF   12/31/17
--------------------------------------------------------------------------------
17                            FACTS ON FILE, INC.
                              20,200 SF   5/31/09
--------------------------------------------------------------------------------
16         SMARTSOURCE               KUMQUAT               HIP
        4,700 SF   10/31/09   3,470 SF   10/31/09   12,300   12/31/14
--------------------------------------------------------------------------------
15                JEWISH ASSOCIATION FOR SERVICES FOR THE AGED
                              20,200 SF   11/30/06
--------------------------------------------------------------------------------
14                            NORTHERN LEASING CO.
                              22,400 SF   10/31/08
--------------------------------------------------------------------------------
13                            NORTHERN LEASING CO.
                              22,400 SF   10/31/08
--------------------------------------------------------------------------------
12           LIONBRIDGE GLOBAL SOLUTIONS (FORMERLY BERLITZ LANGUAGES)
                              24,000 SF   3/31/09
--------------------------------------------------------------------------------
11       ASSOCIATION OF JUNIOR LEAGUE     DRAPER FISHER JURVETSON GOTHAM
             20,000 SF   10/31/14               4,486 SF   8/31/06
--------------------------------------------------------------------------------
10                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 9                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 8                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 7                    PROGRESSIVE HOME HEALTH SERVICES INC.
                              25,300 SF   11/30/13
--------------------------------------------------------------------------------
 6                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 5                                     HIP
                              25,300 SF   12/31/11
--------------------------------------------------------------------------------
 4                             PHOTOBITION/MERISEL
                               25,300 SF   4/30/13
--------------------------------------------------------------------------------
 3                             PHOTOBITION/MERISEL
                              25,300 SF   12/31/14
--------------------------------------------------------------------------------
 2                             PHOTOBITION/MERISEL
                              25,300 SF   12/31/14

------------------------------------------------------------------------------------------------------------------------------
                            II CAMPANELLO    OFFICE
                              RISTORANTE   AUTOMATION                         ECONONSON CORP.
GRADE  NIHOO INTERNATIONAL     7,417 SF     1,600 SF       COLOR MAGIC       TO COSMIC COFFEE)   PHOTOBITION/MERISEL   VACANT
       4,800 SF   3/31/09       8/6/07       5/31/06   3,044 SF   10/30/15  1,420 SF   05/31/21  2,000 SF   12/31/14   720 SF
------------------------------------------------------------------------------------------------------------------------------
                            II CAMPANELLO    OFFICE                                                                     COLOR
                              RISTORANTE   AUTOMATION  NEW YORK ORGAN DONOR  WESTSIDE INTERIORS  PHOTOBITION/MERISEL    MAGIC
BSMT.  NIHOO INTERNATIONAL     1,700 SF     1,600 SF         NETWORK              7,520 SF       1,320 SF   12/31/14  1,057 SF
         800 SF   3/31/09       8/7/07       5/31/06   1,600 SF   10/31/09        10/19/10                            10/30/15
------------------------------------------------------------------------------------------------------------------------------

                                    A-3-67

--------------------------------------------------------------------------------
                               411 EAST WISCONSIN
--------------------------------------------------------------------------------

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             [MAP INDICATING LOCATION OF 411 EAST WISCONSIN OMITTED]

                                    A-3-68

--------------------------------------------------------------------------------
                               411 EAST WISCONSIN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $72,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $72,000,000
% OF POOL BY IPB:                 1.8%
LOAN SELLER:                      LaSalle Bank National Association
BORROWER:                         NNN 411 East Wisconsin, LLC
                                  and 32 other limited liability
                                  companies as tenants in common
SPONSOR:                          Triple Net Properties, LLC
ORIGINATION DATE:                 05/19/06(1)
INTEREST RATE:                    5.450000%(1)
INTEREST-ONLY PERIOD:             27 months
MATURITY DATE:                    09/01/15
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(84),O(3)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  N/A
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   --------
TAXES:                            $1,697,831   $212,229
INSURANCE:                        $   82,113   $  8,211
CAPEX:                            $        0   $ 10,903
TI/LC:                            $        0   $ 54,614
OTHER(2):                         $  100,000   $ 25,000

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   654,948
LOCATION:                         Milwaukee, WI
YEAR BUILT/RENOVATED:             1984/2004
OCCUPANCY:                        81.2%
OCCUPANCY DATE:                   05/01/06
NUMBER OF TENANTS:                42
HISTORICAL NOI:
   2003:                          $8,355,306
   2004:                          $8,358,496
   2005:                          $7,960,843
UW REVENUES:                      $14,074,732
UW EXPENSES:                      $6,881,666
UW NOI:                           $7,193,066
UW NET CASH FLOW:                 $6,388,202
APPRAISED VALUE:                  $98,200,000
APPRAISAL DATE:                      03/01/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 110
CUT-OFF DATE LTV:                  73.3%
MATURITY DATE LTV:                 65.5%
UW DSCR:                           1.31x

                               SIGNIFICANT TENANTS

                               MOODY'S/ S&P/   SQUARE   % OF  BASE RENT  LEASE EXPIRATION
TENANT NAME                        FITCH        FEET    NRA      PSF           YEAR
-----------------------------  -------------  -------  -----  ---------  ----------------

QUARLES & BRADY LLP                           159,506  24.4%    $13.08       2015(3,4)
AMERICAN APPRAISAL ASSOCIATES                  51,288   7.8%    $13.50       2012
VON BRIESEN & ROPER, S.C.                      45,276   6.9%    $13.73       2013(5)

(1)  The original loan closing occurred on 08/05/05 with a principal loan balance of $70,000,000. The loan was modified on 05/19/06, which resulted in an increased principal balance of $72,000,000 and an adjusted Interest
     Rate of 5.450000%.

(2)  A reserve was established at origination for structural repairs. The reserve requires monthly payments until $450,000 has been paid in the aggregate.

(3)  Approximately 4,074 square feet expires on 06/30/08.

(4)  Effective on 07/01/08 and every five years thereafter at the commencement of any extension term, tenant may reduce its leased premises subject to the satisfaction of certain terms and conditions, including: (i) tenant must provide at least one year prior written notice and such notice shall specifically identify the portion of the leased premises being relinquished; (ii) the relinquished leased premises must consist of a contiguous block of space of not less than 11,500 square feet on the lowest contiguous floors of the building, the configuration of which must be approved by landlord (provided, the relinquished leased premises may be less than 11,500 square feet if all space on the lowest contiguous floor of the building occupied by tenant is relinquished, or if the relinquished space is Expansion Space); and (iii) the aggregate area of relinquished space which tenant may relinquish, whether at one time or from time to time, shall not exceed 69,130 square feet plus any Expansion Space. In addition, tenant shall have the right at any time to relinquish any of the leased premises which is leased after 07/01/93, which to date totals approximately 21,246 square feet ("Expansion Space"). In the event tenant relinquishes Expansion Space, tenant shall pay to landlord as of the effective date of the reduction of the leased premises an amount equal to the remaining unamortized portion of any tenant improvement allowance paid by landlord with respect to the relinquished leased premises amortized on a straight line basis over a period of ten years from the time the Expansion
     Space was first added to the leased premises.

(5)  Tenant shall have the option to relinquish approximately 6,745 square feet of the leased premises located on the 8th floor at anytime between 06/01/08 and 05/31/09. Tenant shall exercise its option to relinquish such leased premises by providing 12 months prior written notice and paying a cancellation fee of $134,900.

                                    A-3-69

--------------------------------------------------------------------------------
                         WILSHIRE BUNDY OFFICE BUILDING
--------------------------------------------------------------------------------

                [PHOTO OF WILSHIRE BUNDY OFFICE BUILDING OMITTED]

       [MAP INDICATING LOCATION OF WILSHIRE BUNDY OFFICE BUILDING OMITTED]

                                    A-3-70

--------------------------------------------------------------------------------
                         WILSHIRE BUNDY OFFICE BUILDING
--------------------------------------------------------------------------------

                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $60,030,000
CUT-OFF DATE PRINCIPAL BALANCE:   $59,911,880
% OF POOL BY IPB:                 1.5%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         Wilbun 7, LLC, Mission Real
                                  Associates LLC, Wilshire Bundy
                                  Holdings LLC, Civic Palm LLC and
                                  Bunwil Capital LLC
SPONSOR:                          Ezri Namvar
ORIGINATION DATE:                 03/30/06
INTEREST RATE:                    5.670000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(92),O(2)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $163,719   $ 81,859
INSURANCE:                        $ 56,004   $  6,223
REQUIRED REPAIRS:                 $      0   $      0
CAPEX:
REPLACEMENT RESERVE(1):           $      0   $  3,623
TI/LC:                            $      0   $ 49,216

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   289,873
LOCATION:                         Los Angeles, CA
YEAR BUILT/RENOVATED:             1984
OCCUPANCY:                        96.9%
OCCUPANCY DATE:                   02/01/06
NUMBER OF TENANTS:                55
HISTORICAL NOI:
   2004:                          $4,485,903
   2005:                          $4,847,527
UW REVENUES:                      $9,645,374
UW EXPENSES:                      $4,009,115
UW NOI:                           $5,636,259
UW NET CASH FLOW:                 $5,002,188
APPRAISED VALUE:                  $86,200,000
APPRAISAL DATE:                   01/27/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $ 207
CUT-OFF DATE LTV:                  69.5%
MATURITY DATE LTV:                 58.5%
UW DSCR:                           1.20x

                               SIGNIFICANT TENANTS

                                                                                   LEASE
                                  RATINGS          SQUARE            BASE RENT  EXPIRATION
TENANT NAME                  MOODY'S/S&P/FITCH(2)   FEET   % OF NRA     PSF        YEAR
---------------------------  --------------------  ------  --------  ---------  ----------

GSA-SSA/ACCOUNTS PAYABLE         Aaa/AAA/AAA       20,423    7.0%      $36.74      2014
MARAM HOLDINGS, LLC                                20,304    7.0%      $30.60      2008
TROPE & TROPE                                      17,451    6.0%      $30.28      2012
SALZBURG, RAY & BERGMAN LLP                        13,194    4.6%      $30.48      2010
DL RYAN COMPANIES, LTD                             13,181    4.5%      $34.70      2007

(1)  Replacement Reserves are capped at $173,924.

(2)  Ratings provided are for either the tenant or for the parent company of the entity listed in the "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-71

--------------------------------------------------------------------------------
                           SHOREVIEW CORPORATE CENTER
--------------------------------------------------------------------------------

                  [PHOTO OF SHOREVIEW CORPORATE CENTER OMITTED]

         [MAP INDICATING LOCATION OF SHOREVIEW CORPORATE CENTER OMITTED]

                                    A-3-72

--------------------------------------------------------------------------------
                           SHOREVIEW CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $54,770,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $54,770,000
% OF POOL BY IPB:                 1.4%
LOAN SELLER:                      LaSalle Bank National Association
BORROWER:                         Ari-Shoreview Corporate Center, LLC and 34
                                  other limited liability companies as tenants
                                  in common
SPONSOR:                          Richard D. Gee and Maxwell B. Drever
ORIGINATION DATE:                 12/14/05
INTEREST RATE:                    5.745000%
INTEREST-ONLY PERIOD:             48 months
MATURITY DATE:                    01/01/14
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(63),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             secured subordinate debt permitted(2)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   --------
TAXES:                            $  407,903   $101,976
INSURANCE:                        $    5,879   $  5,879
CAPEX:                            $        0   $  9,211(4)
TI/LC:                            $2,000,000   $ 32,110(5)
OTHER(6):                         $   72,875   $      0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   552,927
LOCATION:                         Shoreview, MN
YEAR BUILT/RENOVATED:             1973/2005(3)
OCCUPANCY:                        99.9%
OCCUPANCY DATE:                   03/31/06
NUMBER OF TENANTS:                7
HISTORICAL NOI:
   2004:                          $5,642,192
   2005:                          $6,113,902
   TTM AS OF 03/31/06:            $6,134,396
UW REVENUES:                      $8,012,364
UW EXPENSES:                      $2,640,734
UW NOI:                           $5,371,630
UW NET CASH FLOW:                 $4,875,789
APPRAISED VALUE:                  $73,000,000
APPRAISAL DATE:                   09/16/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $  99
CUT-OFF DATE LTV:                  75.0%
MATURITY DATE LTV:                 71.1%
UW DSCR:                           1.27x

                               SIGNIFICANT TENANTS

                                              RATINGS          SQUARE   % OF   BASE RENT   LEASE EXPIRATION
TENANT NAME                          MOODY'S/ S&P/ FITCH(7)     FEET     NRA      PSF           YEAR
----------------------------------   ----------------------   -------   ----   ---------   ----------------

DELUXE FINANCIAL SERVICES, INC.(8)       Baa3/BBB-/NR         159,710   28.9%    $11.88         2009
LAND 'O LAKES, INC.                        B2/B+/NR           122,609   22.2%    $11.97         2008
ADVANCED RESPIRATORY, INC.                  A3/A/NR           100,130   18.1%    $ 6.50         2013(9)

(1)  In connection with the sale of one or more parcel(s) comprising the
     Mortgaged Property, the purchaser of any such parcel(s) may assume a portion of the original mortgage loan subject to certain terms and conditions, including: (i) the outstanding balance of the mortgage loan allocated to each of the transferred parcel(s) and remaining parcel(s) will not exceed 75% of the fair market value of each such parcel(s); (ii) the debt service coverage ratio with respect to each of the transferred parcel(s) and the remaining parcel(s) shall be equal to or greater than
     1.35x; and (iii) the lender shall have received written consent from the
     Rating Agencies to the transfer of the transferred parcel(s) stating, among other things, that the transfer shall not result in a downgrade of the then current ratings of the securities. Upon satisfaction of the terms and conditions, the original mortgage loan will be split into two or more mortgage loans and such mortgage loans shall not be cross-collateralized or cross-defaulted.

(2)  In connection with the sale of the entire Mortgaged Property, a transferee shall be permitted to incur additional subordinate indebtedness secured by the Mortgaged Property, subject to certain terms and conditions, including:
     (i) the loan-to-value of the then outstanding balance of the mortgage loan and the subordinate financing shall not exceed 75% of the fair market value of the Mortgaged Property; (ii) the debt service coverage ratio with respect to the then outstanding balance of the mortgage loan and the subordinate financing shall be equal to or greater than 1.35x; and (iii)
     the lender shall have received written consent from the Rating Agencies to the subordinate indebtedness, stating, among other things, that the subordinate indebtedness shall not result in a downgrade of the then current ratings of the securities.

(3)  Mortgaged Property includes 5 buildings and dates reflect earliest building built and latest building renovated.

(4)  If, on any payment date, the balance equals or exceeds $553,000 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(5)  If, on any payment date, the balance equals or exceeds $4,000,000 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(6)  A reserve was established at origination for deferred maintenance.

(7)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(8)  Tenant's parent company, Deluxe Corporation (NYSE: DLX), leases approximately 66,729 square feet at the Mortgaged Property with a lease expiration date of 09/30/11.

(9)  If landlord cannot satisfy a one time expansion right of the tenant by a specified date, then tenant has a one time right to terminate the lease effective on 12/31/09.

                                    A-3-73

--------------------------------------------------------------------------------
                             OKLAHOMA CITY PORTFOLIO
--------------------------------------------------------------------------------

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          [MAP INDICATING LOCATION OF OKLAHOMA CITY PORTFOLIO OMITTED]

                                    A-3-74

--------------------------------------------------------------------------------
                             OKLAHOMA CITY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $52,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $51,896,561
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      Capmark Finance Inc.
BORROWER:                         KOLA Investments, L.L.C.
SPONSOR:                          Allstate Management Corp.
ORIGINATION DATE:                 03/03/06
INTEREST RATE:                    5.620000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    04/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           358 months
CALL PROTECTION:                  L(24),Def(92),O(2)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  $1,000,000
ADDITIONAL DEBT TYPE(1):          Mezzanine Loan
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  --------   -------
TAXES:                            $ 42,421   $42,421
INSURANCE:                        $120,076   $30,019
REPLACEMENT RESERVE(2):           $      0   $34,542

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Multifamily -- Garden
UNITS:                            1,658
LOCATION:                         Various, OK
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        91.1%
OCCUPANCY DATE:                   02/15/06
HISTORICAL NOI:
   2003:                          $3,434,983
   2004:                          $3,703,902
   2005:                          $4,348,408
UW REVENUES:                      $9,516,644
UW EXPENSES:                      $4,751,603
UW NOI:                           $4,765,041
UW NET CASH FLOW:                 $4,350,541
APPRAISED VALUE:                  $67,200,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:           $31,301
CUT-OFF DATE LTV:                    77.2%
MATURITY DATE LTV:                   64.9%
UW DSCR:                             1.21x

                                PORTFOLIO SUMMARY

                                                                                               AVERAGE RENT
                                                                                       ---------------------------
                                        # OF   % OF TOTAL   AVERAGE RENT                 ONE       TWO      THREE     ALLOCATED
PROPERTY NAME             YEAR BUILT   UNITS      UNITS       PER UNIT     OCCUPANCY   BEDROOM   BEDROOM   BEDROOM   LOAN AMOUNT
-----------------------   ----------   -----   ----------   ------------   ---------   -------   -------   -------   -----------

WINDRUSH APARTMENTS          1984        160       9.7%         $640         98.1%       $534      $656      $860    $ 7,600,000
RAINDANCE APARTMENTS         1985        504      30.4          $402         92.7%       $367      $542       N/A     11,250,000
INVITATIONAL APARTMENTS      1982        344      20.7          $532         93.3%       $508      $625       N/A     12,450,000
HERITAGE APARTMENTS          1984        453      27.3          $490         86.3%       $418      $536      $694     12,250,000
AUGUSTA APARTMENTS           1985        197      11.9          $629         88.8%       $599      $763       N/A      8,450,000
                                       -----     -----                                                               -----------
TOTAL/WEIGHTED AVERAGE                 1,658     100.0%                                                              $52,000,000
                                       =====     =====                                                               ===========

(1)  $1,000,000 of additional mezzanine debt exists on the mortgaged property that is secured by a pledge of 100% of the principals' equity interest in the borrower.

(2)  Reserve was established for certain capital expenditures (including parking lot, swimming pool and roof replacement) and certain exterior expenditures
     (including, exterior building repairs, exterior walls and foundations, doors and windows).

                                    A-3-75

--------------------------------------------------------------------------------
                            POWERS FERRY LANDING EAST
--------------------------------------------------------------------------------

                 [2 PHOTOS OF POWERS FERRY LANDING EAST OMITTED]

         [MAP INDICATING LOCATION OF POWERS FERRY LANDING EAST OMITTED]

                                    A-3-76

--------------------------------------------------------------------------------
                            POWERS FERRY LANDING EAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $50,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:   $50,000,000
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      LaSalle Bank National Association
BORROWER:                         Ari-Powers Ferry Office Park, LLC
                                  and 29 other limited liability
                                  companies as tenants in common
SPONSOR:                          Richard D. Gee and Maxwell B.
                                  Drever
ORIGINATION DATE:                 11/22/05
INTEREST RATE:                    5.850000%
INTEREST-ONLY PERIOD:             48 months
MATURITY DATE:                    12/01/12
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24), Def(50), O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             secured subordinate debt permitted(2)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   --------
TAXES:                            $  103,043   $34,348
INSURANCE:                        $   78,947   $ 6,579
CAPEX:                            $        0   $ 4,911(3)
TI/LC:                            $2,000,000   $32,740(4)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   393,533
LOCATION:                         Atlanta, GA
YEAR BUILT/RENOVATED:             1980/1997
OCCUPANCY:                        94.5%
OCCUPANCY DATE:                   03/31/06
NUMBER OF TENANTS:                29
HISTORICAL NOI:
   2003:                          $ 4,060,106
   2004:                          $ 4,144,717
   TTM AS OF 09/30/05:            $ 4,166,937
UW REVENUES:                      $ 7,205,582
UW EXPENSES:                      $ 2,485,361
UW NOI:                           $ 4,720,221
UW NET CASH FLOW:                 $ 4,267,905
APPRAISED VALUE:                  $66,900,000
APPRAISAL DATE:                   09/28/05

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $127
CUT-OFF DATE LTV:                 74.7%
MATURITY DATE LTV:                71.9%
UW DSCR:                          1.21x

                               SIGNIFICANT TENANTS

                                                                                                LEASE
                                          RATINGS            SQUARE              BASE RENT   EXPIRATION
TENANT NAME                         MOODY'S/ S&P/FITCH(5)     FEET    % OF NRA      PSF         YEAR
---------------------------------   ---------------------   -------   --------   ---------   ----------

THE CANADA LIFE ASSURANCE COMPANY         Aa3/NR/AA         102,693     26.1%      $20.25       2010
XEROX CORPORATION                        Ba2/BB+/BB+         59,476     15.1%      $20.00       2010
HARLAND FINANCIAL SOLUTIONS                                  32,697      8.3%      $20.73       2007

(1)  Certain specifically identified parcels comprising the Mortgaged Property may be sold. The purchaser of any such parcel(s) may assume a portion of the original mortgage loan subject to certain terms and conditions, including: (i) the outstanding balance of the mortgage loan allocated to each of the transferred parcel(s) and remaining parcel(s) will not exceed
     75% of the fair market value of each such parcel(s); (ii) the debt service coverage ratio with respect to each of the transferred parcel(s) and the remaining parcel(s) shall be equal to or greater than 1.35x; and (iii) the lender shall have received written consent of the Rating Agencies to the transfer of the transferred parcel(s), stating, among other things, that the transfer shall not result in a downgrade of the then current ratings of the securities. Upon satisfaction of the terms and conditions, the original mortgage loan will be split into two or more mortgage loans and such mortgage loans shall not be cross-collateralized or cross-defaulted.

(2)  In connection with the sale of the entire Mortgaged Property, a transferee shall be permitted to incur additional subordinate indebtedness secured by the Mortgaged Property, subject to certain terms and conditions, including:
     (i) the loan-to-value of the then outstanding balance of the mortgage loan and the subordinate financing shall not exceed 75% of the fair market value of the Mortgaged Property; (ii) the debt service coverage ratio with respect to the then outstanding balance of the mortgage loan and the subordinate financing shall be equal to or greater than 1.35x; and (iii)
     the lender shall have received written consent from the Rating Agencies to the subordinate indebtedness, stating, among other things, that the subordinate indebtedness shall not result in a downgrade of the then current ratings of the securities.

(3)  If, on any payment date, the balance equals or exceeds $294,664 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(4)  If, on any payment date, the balance equals or exceeds $3,178,655 and no event of default shall then exist, Borrower shall not be required to make the monthly deposit.

(5)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    A-3-77

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #       SELLER   PROPERTY NAME                             STREET ADDRESS
------       ------   -------------                             --------------

  14        Capmark   Oklahoma City Portfolio                   Various
14.01                 Invitational Apartments                   3959 Northwest 122nd Street
14.02                 Heritage Park Apartments                  1920 Heritage Park Drive
14.03                 Raindance Apartments                      2201 Northwest 122nd Street
14.04                 Augusta Apartments                        4001 Northwest 122nd Street
14.05                 Windrush Apartments                       200 West 15th Street
  16        Capmark   Citation Club                             29540 Citation Circle
  18         JPMCB    San Valiente                              2220 West Mission Lane
  22          EHY     Acacia Park Apartments                    29605 Solana Way
  31         JPMCB    Desert Palm Apartments                    1215 East Vista Del Cerro Drive
  45        LaSalle   Coral Palms Apartments                    4539 Coral Palms Lane
  48         JPMCB    Autumn Ridge Apts                         6100 Barrowood Drive
  54        LaSalle   ELS - Rambler's Rest Resort               1300 North River Road
  58         JPMCB    Martin's Landing                          3520 Cleveland Heights Boulevard
  63         JPMCB    Cotton Mill Studios                       1091 Calcot Place
  74        Capmark   Liberties Walk                            1030-40 North Second Street & 1030-40 North American Street
  89         JPMCB    Cameron Creek Apartments                  1975 East University Drive
  92          EHY     Foxborough Apartments                     1400 Esters Road
  95        LaSalle   ELS - Fiesta Grande I & II                1511 East Florence Boulevard
  96        LaSalle   Galleria Apartments                       10011 South Sheridan Road
  97         JPMCB    Pepperwood Townhomes                      3790 Pepperwood Court
 102          NCCI    Heatherbrae Commons                       10303 Southeast Bell Avenue
 110         JPMCB    Northwood Apartments                      201 East Quamasia Avenue
 111         JPMCB    Woodgate at Enfield Apartments            1468 Enfield Street
 119        LaSalle   ELS - Tropical Palms                      17100 Tamiami Trail
 120         JPMCB    Heatherstone Apartments                   9730 East 33rd Street
 126          EHY     2216-22 Walnut Street                     2216-22 Walnut Street
 127        LaSalle   ELS - Venture In                          270 North Clark Road
 128         JPMCB    Arbor Village Apartments                  8028 South Central Avenue
 129         JPMCB    The Ledges Apts                           730 Anson Street
 137        LaSalle   Ridgecrest MHP                            13594 Highway 8 Business
 152        LaSalle   Fairwind Apartments                       15900 Space Center Boulevard
 158          NCCI    Casa Place Apartments                     3303 Chapel Creek Drive
 159        LaSalle   ELS - Capri MHC & RV                      3380 South 4th Avenue
 162        LaSalle   The Arbaugh Redevelopment                 401 South Washington Square
 163          NCCI    Modern Estates MHC                        14001 Western Avenue
 165        LaSalle   ELS - Inlet Oaks Village                  5353 US Highway 17
 168         JPMCB    Olympia Village Apartments                218 Olympia Drive
 173        LaSalle   Brighton Park Apartments                  401-533 Brighton Park Drive
 180          NCCI    Mountcrest                                1601 Eastcrest Drive
 186          NCCI    Diamond Valley RV Resort                  344 North State Street
 188        Capmark   Redwoods Mobile Estates                   502 Redwood Boulevard
 191          NCCI    Windsong Mobile Village                   3200 South 7th Street
 192        LaSalle   Cypresswood Apartments                    564 Cypress Lane
 194          NCCI    Rancheria & Grandview MHC                 2502 & 2526 North 32nd Street
 200        LaSalle   Nolan Ridge Apartments                    1012 Hidden Creek Drive NE
 201        Capmark   Coventry Apartments                       1505 Sparkman Drive NW
 204        Capmark   Ramona Villa Estates                      9800 Baseline Road
 205        LaSalle   Neshonoc Lakeside RV Resort               N5334 Neshonoc Road
 211        LaSalle   Riverwind Apartments                      5900 Kraeger Lane
 214         JPMCB    Gladiola Manor Apartments                 607 Gladiolus Drive
 217        Capmark   Sun Valley Apartments                     5140 36th Avenue East
 223        Capmark   Little Woods Mobile Villa                 1821 Lakeville Highway
 224        LaSalle   Beauregard Apartments                     101 Mount Salus Road
 227        LaSalle   ELS - Foothills West                      19501 West Hopi Drive
 230        Capmark   Heather Estates                           1300 West Menlo Avenue
 231        LaSalle   ELS - Casita Verde                        2200 North Trekell Road
 233        LaSalle   Casa Grande & Southwick Apartments        Various
233.01                Casa Grande Apartments                    3603 Terry Road
233.02                Southwick Apartments                      1055 Harrisdale Lane
 235          NCCI    High Chaparral MHP                        7575 & 7591 West Battaglia Drive
 237          NCCI    Asbury Pointe MHC                         401 Asbury Pointe Drive
 244          EHY     3205-3225 Crestview Drive                 3205-3225 Crestview Drive
 245        LaSalle   Parkwood / Lakewood Apartments            Various
245.01                Parkwood Apartments                       1403 25th Street North
245.02                Lakewood Apartments                       2410 24th Street North
 248          NCCI    Wagner MHP                                Various
248.01                Wagner MHP West                           334 Sequoia Lane
248.02                Wagner MHP East                           2150 Oakhill Road
 250          NCCI    Deerfield Commons                         1725 Windmere Court
 258        LaSalle   Pecan Villa Apartments                    216 South Moss Street
 260        LaSalle   Kingsridge Park                           1432 Dunbar Road
 266        Capmark   Pacifico Del Amo MHP                      1477 West Grand Avenue
 269          NCCI    Valley View Tuckerton MHC                 32 Tuckerton Road

                                                                              NUMBER OF    PROPERTY
    LOAN #     CITY               STATE    ZIP CODE   COUNTY                  PROPERTIES   TYPE
    ------     ----               -----    --------   ------                  ----------   ----

      14       Various              OK     Various    Oklahoma                    5        Multifamily
    14.01      Oklahoma City        OK      73120     Oklahoma                    1        Multifamily
    14.02      Oklahoma City        OK      73120     Oklahoma                    1        Multifamily
    14.03      Oklahoma City        OK      73120     Oklahoma                    1        Multifamily
    14.04      Oklahoma City        OK      73120     Oklahoma                    1        Multifamily
    14.05      Edmond               OK      73013     Oklahoma                    1        Multifamily
      16       Farmington Hills     MI      48331     Oakland                     1        Multifamily
      18       Phoenix              AZ      85021     Maricopa                    1        Multifamily
      22       Temecula             CA      92591     Riverside                   1        Multifamily
      31       Tempe                AZ      85281     Maricopa                    1        Multifamily
      45       Naples               FL      34116     Collier                     1        Multifamily
      48       Raleigh              NC      27612     Wake                        1        Multifamily
      54       Venice               FL      34293     Sarasota                    1        Manufactured Housing
      58       Lakeland             FL      33803     Polk                        1        Multifamily
      63       Oakland              CA      94606     Alameda                     1        Multifamily
      74       Philadelphia         PA      19123     Philadelphia                1        Multifamily
      89       Tempe                AZ      85281     Maricopa                    1        Multifamily
      92       Irving               TX      75061     Dallas                      1        Multifamily
      95       Casa Grande          AZ      85222     Pinal                       1        Manufactured Housing
      96       Tulsa                OK      74133     Tulsa                       1        Multifamily
      97       Portsmouth           VA      23703     Portsmouth City             1        Multifamily
     102       Portland             OR      97222     Clackamas                   1        Multifamily
     110       McAllen              TX      78504     Hidalgo                     1        Multifamily
     111       Enfield              CT      06082     Hartford                    1        Multifamily
     119       Punta Gorda          FL      33955     Charlotte                   1        Manufactured Housing
     120       Tulsa                OK      74146     Tulsa                       1        Multifamily
     126       Philadelphia         PA      19103     Philadelphia                1        Multifamily
     127       Show Low             AZ      85901     Navajo                      1        Manufactured Housing
     128       Phoenix              AZ      85042     Maricopa                    1        Multifamily
     129       Winston Salem        NC      27103     Forsyth                     1        Multifamily
     137       Lakeside             CA      92040     San Diego                   1        Manufactured Housing
     152       Houston              TX      77062     Harris                      1        Multifamily
     158       Dallas               TX      75220     Dallas                      1        Multifamily
     159       Yuma                 AZ      85365     Yuma                        1        Manufactured Housing
     162       Lansing              MI      48933     Ingham                      1        Multifamily
     163       Dixmoor              IL      60406     Cook                        1        Manufactured Housing
     165       Murrells Inlet       SC      29576     Georgetown                  1        Manufactured Housing
     168       Homewood             AL      35209     Jefferson                   1        Multifamily
     173       Greenville           NC      27834     Pitt                        1        Multifamily
     180       Charlotte            NC      28205     Mecklenburg                 1        Multifamily
     186       San Jacinto          CA      92583     Riverside                   1        Manufactured Housing
     188       Redding              CA      96003     Shasta                      1        Manufactured Housing
     191       Fort Pierce          FL      34982     Saint Lucie                 1        Manufactured Housing
     192       Greenville           MS      38701     Washington                  1        Multifamily
     194       Phoenix              AZ      85008     Maricopa                    1        Manufactured Housing
     200       Keizer               OR      97303     Marion                      1        Multifamily
     201       Huntsville           AL      35816     Madison                     1        Multifamily
     204       Alta Loma            CA      91701     San Bernardino              1        Manufactured Housing
     205       West Salem           WI      54669     La Crosse                   1        Manufactured Housing
     211       Newburgh             IN      47630     Warrick                     1        Multifamily
     214       Jonesboro            AR      72404     Craighead                   1        Multifamily
     217       Tuscaloosa           AL      35405     Tuscaloosa                  1        Multifamily
     223       Petaluma             CA      94954     Sonoma                      1        Manufactured Housing
     224       Clinton              MS      39056     Hinds                       1        Multifamily
     227       Casa Grande          AZ      85222     Pinal                       1        Manufactured Housing
     230       Hemet                CA      92543     Riverside                   1        Manufactured Housing
     231       Casa Grande          AZ      85222     Pinal                       1        Manufactured Housing
     233       Jackson              MS      39212     Hinds                       2        Multifamily
    233.01     Jackson              MS      39212     Hinds                       1        Multifamily
    233.02     Jackson              MS      39212     Hinds                       1        Multifamily
     235       Casa Grande          AZ      85222     Pinal                       1        Manufactured Housing
     237       Warsaw               KY      41095     Gallatin                    1        Manufactured Housing
     244       Dallas               TX      75235     Dallas                      1        Multifamily
     245       Texas City           TX      77590     Galveston                   2        Multifamily
    245.01     Texas City           TX      77590     Galveston                   1        Multifamily
    245.02     Texas City           TX      77590     Galveston                   1        Multifamily
     248       Evansville           IN     Various    Vanderburgh                 2        Manufactured Housing
    248.01     Evansville           IN      47712     Vanderburgh                 1        Manufactured Housing
    248.02     Evansville           IN      47711     Vanderburgh                 1        Manufactured Housing
     250       Lafayette            IN      47905     Tippecanoe                  1        Multifamily
     258       Seguin               TX      78155     Guadalupe                   1        Multifamily
     260       Byron                GA      31008     Houston                     1        Manufactured Housing
     266       Grover Beach         CA      93433     San Luis Obispo             1        Manufactured Housing
     269       Reading              PA      19605     Berks                       1        Manufactured Housing

                                                                                                                    PAD
                                                                                                         -------------------------

               PROPERTY                          CURRENT           LOAN               TOTAL UNIT/             NO. OF       AVERAGE
    LOAN #     SUBTYPE                         BALANCE ($)         GROUP             BEDS/PADS/SF               PADS      PAD RENT
    ------     -------                         -----------         -----             ------------               ----      --------

      14       Garden                           51,896,560.76        2                      1,658                  0             0
    14.01      Garden                           12,425,234.26                                 344                  0             0
    14.02      Garden                           12,225,632.10                                 453                  0             0
    14.03      Garden                           11,227,621.32                                 504                  0             0
    14.04      Garden                            8,433,191.12                                 197                  0             0
    14.05      Garden                            7,584,881.96                                 160                  0             0
      16       Garden                           46,500,000.00        2                        600                  0             0
      18       Garden                           40,500,000.00        1                        604                  0             0
      22       Garden                           35,000,000.00        1                        320                  0             0
      31       Garden                           24,000,000.00        1                        512                  0             0
      45       Garden                           18,650,000.00        2                        288                  0             0
      48       Garden                           17,700,000.00        2                        398                  0             0
      54       Manufactured Housing             15,650,000.00        2                        647                647           625
      58       Garden                           14,375,000.00        2                        236                  0             0
      63       Mid/High Rise                    13,000,000.00        2                         75                  0             0
      74       Garden                           11,988,387.86        1                         50                  0             0
      89       Garden                           10,000,000.00        2                        211                  0             0
      92       Garden                            9,750,000.00        2                        360                  0             0
      95       Manufactured Housing              9,500,000.00        2                        767                767           495
      96       Garden                            9,484,255.55        2                        256                  0             0
      97       Garden                            9,400,000.00        2                        141                  0             0
     102       Garden                            9,000,000.00        2                        174                  0             0
     110       Garden                            8,250,000.00        2                        126                  0             0
     111       Garden                            8,250,000.00        2                        208                  0             0
     119       Manufactured Housing              7,500,000.00        2                        296                296           253
     120       Garden                            7,493,468.67        2                        252                  0             0
     126       Garden                            6,720,000.00        2                         97                  0             0
     127       Manufactured Housing              6,690,000.00        2                        390                390           499
     128       Garden                            6,560,000.00        2                        225                  0             0
     129       Garden                            6,550,000.00        2                        240                  0             0
     137       Manufactured Housing              6,314,438.64        2                         91                 91           737
     152       Garden                            5,331,160.19        2                        144                  0             0
     158       Garden                            5,000,000.00        2                        194                  0             0
     159       Manufactured Housing              5,000,000.00        2                        300                300           381
     162       Garden                            4,993,185.49        1                         48                  0             0
     163       Manufactured Housing              4,990,652.88        2                        210                210           491
     165       Manufactured Housing              4,875,000.00        2                        175                175           279
     168       Garden                            4,800,000.00        2                        127                  0             0
     173       Garden                            4,470,729.77        2                        144                  0             0
     180       Garden                            4,100,000.00        2                        124                  0             0
     186       Manufactured Housing              3,817,923.75        2                        210                210           340
     188       Manufactured Housing              3,690,000.00        2                        278                278           353
     191       Manufactured Housing              3,618,233.87        2                        152                152           330
     192       Garden                            3,600,000.00        2                        122                  0             0
     194       Manufactured Housing              3,447,325.46        1                        120                120           342
     200       Garden                            3,397,181.95        2                         64                  0             0
     201       Garden                            3,393,931.37        1                        100                  0             0
     204       Manufactured Housing              3,150,000.00        2                        149                149           542
     205       Manufactured Housing              3,120,000.00        2                        240                240         1,319
     211       Garden                            2,872,415.36        2                        150                  0             0
     214       Garden                            2,794,306.60        2                        120                  0             0
     217       Garden                            2,612,880.48        2                         82                  0             0
     223       Manufactured Housing              2,425,000.00        2                         78                 78           301
     224       Garden                            2,393,512.09        2                         72                  0             0
     227       Manufactured Housing              2,325,000.00        2                        192                192           410
     230       Manufactured Housing              2,250,000.00        2                        181                181           390
     231       Manufactured Housing              2,250,000.00        2                        192                192           410
     233       Garden                            2,206,020.31        2                        117                  0             0
    233.01     Garden                            1,524,298.75                                  89                  0             0
    233.02     Garden                              681,721.55                                  28                  0             0
     235       Manufactured Housing              2,194,000.00        2                        239                239           230
     237       Manufactured Housing              2,146,214.13        2                        140                140           222
     244       Garden                            1,895,027.99        1                         87                  0             0
     245       Garden                            1,887,216.35        2                        216                  0             0
    245.01     Garden                            1,172,122.89                                 128                  0             0
    245.02     Garden                              715,093.46                                  88                  0             0
     248       Manufactured Housing              1,698,898.09        2                        145                145           175
    248.01     Manufactured Housing              1,128,013.30                                  97                 97           175
    248.02     Manufactured Housing                570,884.78                                  48                 48           175
     250       Garden                            1,681,709.44        2                         98                  0             0
     258       Garden                            1,457,446.55        2                         48                  0             0
     260       Manufactured Housing              1,398,902.85        2                        108                108           175
     266       Manufactured Housing              1,300,000.00        2                         41                 41           330
     269       Manufactured Housing                958,443.67        1                         74                 74           365

                              STUDIO                           ONE BEDROOM                         TWO BEDROOM
                    ---------------------------     ---------------------------------     -----------------------------

                           NO. OF       AVERAGE             NO. OF            AVERAGE             NO. OF        AVERAGE
    LOAN #                STUDIOS   STUDIO RENT         1-BR UNITS          1-BR RENT         2-BR UNITS      2-BR RENT
    ------                -------   -----------         ----------          ---------         ----------      ---------

      14                        0             0              1,048                455                577            584
    14.01                       0             0                264                508                 80            625
    14.02                       0             0                184                418                252            536
    14.03                       0             0                392                367                112            542
    14.04                       0             0                160                599                 37            763
    14.05                       0             0                 48                534                 96            656
      16                        0             0                200                930                330          1,287
      18                        0             0                192                785                332            945
      22                        0             0                128              1,018                192          1,248
      31                        0             0                240                630                232            766
      45                        0             0                144                738                144            875
      48                        0             0                254                635                144            776
      54                        0             0                  0                  0                  0              0
      58                       64           525                 28                645                100            794
      63                        0             0                  0                  0                 75            851
      74                        0             0                  6              1,139                 24          1,215
      89                        0             0                 59                675                152            798
      92                        0             0                240                646                120            853
      95                        0             0                  0                  0                  0              0
      96                        0             0                163                509                 93            662
      97                        0             0                 12                693                 99            750
     102                        0             0                 36                615                110            703
     110                        0             0                 41                625                 85            775
     111                        0             0                160                818                 48            988
     119                        0             0                  0                  0                  0              0
     120                        4           420                122                464                126            596
     126                       64           818                 32                954                  0              0
     127                        0             0                  0                  0                  0              0
     128                       56           435                108                517                 61            650
     129                        0             0                 10                404                220            444
     137                        0             0                  0                  0                  0              0
     152                       20           522                 65                597                 58            761
     158                       10           535                 99                621                 79            787
     159                        0             0                  0                  0                  0              0
     162                        0             0                  4                725                 40            903
     163                        0             0                  0                  0                  0              0
     165                        0             0                  0                  0                  0              0
     168                        0             0                 35                499                 61            678
     173                        0             0                144                418                  0              0
     180                        0             0                 19                500                 87            585
     186                        0             0                  0                  0                  0              0
     188                        0             0                  0                  0                  0              0
     191                        0             0                  0                  0                  0              0
     192                        0             0                 24                542                 86            625
     194                        0             0                  0                  0                  0              0
     200                        0             0                  0                  0                 64            750
     201                        0             0                 16                420                 60            512
     204                        0             0                  0                  0                  0              0
     205                        0             0                  0                  0                  0              0
     211                        0             0                 28                397                100            504
     214                        0             0                 40                420                 80            535
     217                        0             0                  0                  0                 82            519
     223                        0             0                  0                  0                  0              0
     224                        0             0                 32                495                 40            575
     227                        0             0                  0                  0                  0              0
     230                        0             0                  0                  0                  0              0
     231                        0             0                  0                  0                  0              0
     233                        0             0                 63                421                 52            526
    233.01                      0             0                 63                421                 24            498
    233.02                      0             0                  0                  0                 28            550
     235                        0             0                  0                  0                  0              0
     237                        0             0                  0                  0                  0              0
     244                        5           450                 66                576                 16            650
     245                        0             0                120                500                 80            606
    245.01                      0             0                 64                500                 48            593
    245.02                      0             0                 56                500                 32            625
     248                        0             0                  0                  0                  0              0
    248.01                      0             0                  0                  0                  0              0
    248.02                      0             0                  0                  0                  0              0
     250                       16           439                 16                479                 32            549
     258                        0             0                 16                495                 28            586
     260                        0             0                  0                  0                  0              0
     266                        0             0                  0                  0                  0              0
     269                        0             0                  0                  0                  0              0

                      THREE BEDROOM                     FOUR BEDROOM
               ---------------------------      ----------------------------

                      NO. OF       AVERAGE             NO. OF        AVERAGE                  UTILITIES                 ELEVATOR
    LOAN #        3-BR UNITS     3-BR RENT         4-BR UNITS      4-BR RENT                 TENANT PAYS                 PRESENT
    ------        ----------     ---------         ----------      ---------                 -----------                 -------

      14                  33           774                  0              0                   Various                     No
    14.01                  0             0                  0              0         Electric, Gas, Water, Sewer           No
    14.02                 17           694                  0              0                Electric, Gas                  No
    14.03                  0             0                  0              0         Electric, Gas, Water, Sewer           No
    14.04                  0             0                  0              0         Electric, Gas, Water, Sewer           No
    14.05                 16           860                  0              0         Electric, Gas, Water, Sewer           No
      16                  70         1,512                  0              0         Electric, Gas, Water, Sewer           No
      18                  80         1,115                  0              0           Electric, Water, Sewer              No
      22                   0             0                  0              0         Electric, Gas, Water, Sewer           No
      31                  40         1,215                  0              0           Electric, Water, Sewer              No
      45                   0             0                  0              0           Electric, Water, Sewer              No
      48                   0             0                  0              0                  Electric                     No
      54                   0             0                  0              0                                               NAP
      58                  44           960                  0              0                Electric, Gas                  No
      63                   0             0                  0              0                Electric, Gas                  Yes
      74                  20         1,597                  0              0         Electric, Gas, Water, Sewer           No
      89                   0             0                  0              0           Electric, Water, Sewer              No
      92                   0             0                  0              0               Electric, Water                 No
      95                   0             0                  0              0                                               NAP
      96                   0             0                  0              0                  Electric                     Yes
      97                  30           953                  0              0                  Electric                     No
     102                  28           853                  0              0           Electric, Water, Sewer              No
     110                   0             0                  0              0                  Electric                     No
     111                   0             0                  0              0                  Electric                     No
     119                   0             0                  0              0                                               NAP
     120                   0             0                  0              0                    None                       No
     126                   0             0                  1          6,240                  Electric                     Yes
     127                   0             0                  0              0                                               NAP
     128                   0             0                  0              0                  Electric                     No
     129                  10           550                  0              0                  Electric                     No
     137                   0             0                  0              0                                               NAP
     152                   1           950                  0              0                  Electric                     No
     158                   6           880                  0              0                    None                       No
     159                   0             0                  0              0                                               NAP
     162                   4           988                  0              0                Electric, Gas                  Yes
     163                   0             0                  0              0                                               NAP
     165                   0             0                  0              0                                               NAP
     168                  30           820                  1            925                  Electric                     No
     173                   0             0                  0              0                  Electric                     No
     180                  18           675                  0              0                  Electric                     No
     186                   0             0                  0              0                                               NAP
     188                   0             0                  0              0                                               NAP
     191                   0             0                  0              0                                               NAP
     192                  12           700                  0              0                  Electric                     No
     194                   0             0                  0              0                                               NAP
     200                   0             0                  0              0                  Electric                     No
     201                  24           624                  0              0                Water, Sewer                   No
     204                   0             0                  0              0                                               NAP
     205                   0             0                  0              0                                               NAP
     211                  22           633                  0              0                    None                       No
     214                   0             0                  0              0         Electric, Gas, Water, Sewer           No
     217                   0             0                  0              0               Electric, Water                 No
     223                   0             0                  0              0                                               NAP
     224                   0             0                  0              0                  Electric                     No
     227                   0             0                  0              0                                               NAP
     230                   0             0                  0              0                                               NAP
     231                   0             0                  0              0                                               NAP
     233                   2           575                  0              0                  Electric                     No
    233.01                 2           575                  0              0                  Electric                     No
    233.02                 0             0                  0              0                  Electric                     No
     235                   0             0                  0              0                                               NAP
     237                   0             0                  0              0                                               NAP
     244                   0             0                  0              0         Electric, Gas, Water, Sewer           No
     245                  16           655                  0              0                   Various                     No
    245.01                16           655                  0              0                  Electric                     No
    245.02                 0             0                  0              0                    None                       No
     248                   0             0                  0              0                                               NAP
    248.01                 0             0                  0              0                                               NAP
    248.02                 0             0                  0              0                                               NAP
     250                  34           609                  0              0                Electric, Gas                  No
     258                   4           675                  0              0                    None                       No
     260                   0             0                  0              0                                               NAP
     266                   0             0                  0              0                                               NAP
     269                   0             0                  0              0                                               NAP

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
135 S. LaSalle Street, Suite 1625                      Prior Payment:        N/A
Chicago, IL 60603                                      Next Payment:   15-Aug-06
USA                                                    Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Mitchell Brumwell 312.904.6858                         Patrick Gong 714.259.6253
mitch.brumwell@abnamro.com                             patrick.gong@abnamro.com

---------------------------------------------
Issue Id:               JPM6LDP7

Monthly Data File Name: JPM6LDP7_200607_3.ZIP
---------------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

-------------------------------------
Closing Date:             29-Jun-2006

First Payment Date:       17-Jul-2006

Rated Final Payment Date:

Determination Date:

-------------------------------------
        Trust Collection Period
-------------------------------------

-------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
      Depositor: J.P. Morgan Chase Commercial Mortgage Securities Corp.
   Underwriter: J.P. Morgan Securities Inc./LaSalle Financial Services, Inc./
                      Nomura Securities International, Inc.

              Master Servicer: Wachovia Bank, National Assocaiation
                  Special Servicer: LNR Partners, Inc.
     Rating Agency: Standard & Poor's/Moody's Investors Service, Inc./Fitch

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net

Servicer Web Site                                               www.wachovia.com

LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:

---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
                                                         ----------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.01      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Current  Remaining        Credit
        Accrual              Pass-     Accrued     Total      Total  Distributable Interest  Period  Outstanding      Support
      -----------  Opening  Through  Certificate  Interest  Interest  Certificate  Payment  Shortfall  Interest  ------------------
Class Method Days  Balance   Rate     Interest   Additions Deductions   Interest    Amount  Recovery  Shortfalls Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                 ------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less
     (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                         Additions                                   Deductions
       Prior      Current  -------------------------------------------------------------------- ------------------------------------
      Interest   Interest  Prior Interest  Interest Accrual                            Other               Deferred &
         Due        Due      Shortfall         on Prior      Prepayment    Yield      Interest   Allocable  Accretion    Interest
Class   Date       Date         Due           Shortfall       Premiums  Maintenance Proceeds (1)    PPIS    Interest  Loss / Expense
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

              -----------------------------------------------------------------------------------------------------

------------------------------

      Distributable  Interest
       Certificate   Payment
Class    Interest     Amount
------------------------------

------------------------------

      ------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable
Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-----------------------------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories                         Special Event Categories (1)
             ---------------------------------------------------------------------- -----------------------------------
                                                                                                   Specially
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO    Modifications  Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ---------- ------------- ---------- ----------
    Date        # Balance       # Balance       # Balance      # Balance  # Balance    # Balance   # Balance  # Balance
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------
                                                                                                           Curr
                                                   Appraisal                     Realized   Remaining   Weighted
             Ending Pool (1) Payoffs(2) Penalties Reduct. (2)  Liquidations (2) Losses (2)    Term         Avg.
Distribution --------------- ---------- --------- ----------- ----------------- ---------- ---------- ------------
    Date         # Balance    # Balance  # Amount  # Balance       # Balance      # Amount    Life    Coupon Remit
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
    Balance         Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
 Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ___,900.000%
Maximum Mortgage Interest Rate   ___,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------------------------
    Geographic       # of   Scheduled     % of
     Location       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-------------------------------------------------------------------------
                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
2006                    0           0     0.00%      0   0.00%       0.00
2007                    0           0     0.00%      0   0.00%       0.00
2008                    0           0     0.00%      0   0.00%       0.00
2009                    0           0     0.00%      0   0.00%       0.00
2010                    0           0     0.00%      0   0.00%       0.00
2011                    0           0     0.00%      0   0.00%       0.00
2012                    0           0     0.00%      0   0.00%       0.00
2013                    0           0     0.00%      0   0.00%       0.00
2014                    0           0     0.00%      0   0.00%       0.00
2015                    0           0     0.00%      0   0.00%       0.00
2016                    0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                Paid                 Outstanding   Out. Property                    Special
Disclosure      Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #      Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period                     3. Delinquent 3+ months            9. REO
              B. Late Payment but < 1 month delinq   4. Performing Matured Balloon
              1. Delinquent 1 month                  5. Non Performing Matured Balloon
              2. Delinquent 2 months                 7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest                   Additional
                                                Prior                            (Shortages)  Modification  (Recoveries)/
                     Beginning   Aggregate    Realized                            /Excesses   Adjustments/     Expenses
                     Balance of   Realized      Loss        Amounts Covered by     applied      Appraisal     applied to
Prospectus          the Loan at     Loss     Applied to   Overcollateralization  to Realized    Reduction      Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses     Adjustment       Losses

                                                  A                  B                C             D              E
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                               (Recoveries)/
                                               Realized Loss
            Current Realized   Recoveries of     Applied to
Prospectus   Loss Applied to  Realized Losses   Certificate
    ID       Certififcates*     paid as Cash      Interest

------------------------------------------------------------
------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D
+ E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

--------------------------------------------------------------------------------
               Ending    Material
Disclosure   Principal    Breach                  Material Breach and
 Control #    Balance      Date             Material Document Defect Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------
                       Loan      Balance                   Remaining
Disclosure Servicing  Status --------------- Note Maturity --------- Property   Geo.                          NOI
 Control # Xfer Date Code(1) Schedule Actual Rate   Date   Life        Type   Location    NOI       DSCR      Date
--------------------------------------------------------------------------------------------------------------------

                                                                                       Not Avail Not Avail Not Avail

           ---------         ---------------

--------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period       3. P&I Adv - delinquent 3+ months   9. REO
              B. P&I Adv - < one month delinq    4. Mat. Balloon/Assumed P&I
              1. P&I Adv - delinquent 1 month    5. Non Performing Mat. Balloon
              2. P&I Adv - delinquent 2 months   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

--------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                             Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                               RATING INFORMATION

--------------------------------------------------------------------
                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Jul-06
                                                       Payment Date:   17-Jul-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   15-Aug-06
                                                       Record Date:    30-Jun-06

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP7
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP7

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

Period Ending	Class A-1	Class A-2	Class A-3A	Class A-3FL	Class A-3B	Class A-4	Class A-5	Class A-SB	Class A-1A	Class A-M	Class A-J
December 15, 2006	$103,617,000	$255,561,000	$87,500,000	$87,500,000	$93,520,000	$1,037,820,000	$500,000,000	$188,909,000	$397,345,000	$394,043,000	$310,309,000
June 15, 2007	$95,626,000	$255,561,000	$87,500,000	$87,500,000	$93,520,000	$1,037,820,000	$500,000,000	$188,909,000	$396,372,000	$394,043,000	$310,309,000
December 15, 2007	$28,988,000	$255,561,000	$87,500,000	$87,500,000	$93,520,000	$1,037,820,000	$500,000,000	$188,909,000	$388,915,000	$394,043,000	$310,309,000
June 15, 2008	—	$150,141,000	$87,500,000	$87,500,000	$93,520,000	$1,037,820,000	$500,000,000	$188,909,000	$374,310,000	$394,043,000	$310,309,000
December 15, 2008	—	—	$87,500,000	$87,500,000	$80,097,000	$1,037,820,000	$500,000,000	$188,909,000	$356,803,000	$394,043,000	$310,309,000
June 15, 2009	—	—	$82,641,000	$82,641,000	—	$1,037,820,000	$500,000,000	$188,909,000	$348,150,000	$394,043,000	$310,309,000
December 15, 2009	—	—	$26,148,000	$26,148,000	—	$1,037,820,000	$500,000,000	$188,909,000	$339,938,000	$394,043,000	$310,309,000
June 15, 2010	—	—	—	—	—	$1,020,865,000	$500,000,000	$188,909,000	$331,874,000	$394,043,000	$310,309,000
December 15, 2010	—	—	—	—	—	$897,253,000	$500,000,000	$188,909,000	$309,796,000	$394,043,000	$310,309,000
June 15, 2011	—	—	—	—	—	$773,059,000	$500,000,000	$174,221,000	$302,110,000	$394,043,000	$310,309,000
December 15, 2011	—	—	—	—	—	$729,049,000	$500,000,000	$156,115,000	$294,907,000	$394,043,000	$310,309,000
June 15, 2012	—	—	—	—	—	$689,992,000	$500,000,000	$136,207,000	$287,929,000	$394,043,000	$310,309,000
December 15, 2012	—	—	—	—	—	$618,986,000	$500,000,000	$116,199,000	$281,215,000	$394,043,000	$310,309,000
June 15, 2013	—	—	—	—	—	$495,563,000	$500,000,000	$95,191,000	$274,558,000	$394,043,000	$310,309,000

Period Ending	Class B	Class C	Class D	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Total
December 15, 2006	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$39,405,000	$44,330,000	$14,776,000	$14,777,000	$19,702,000	$3,855,093,000
June 15, 2007	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$39,405,000	$44,330,000	$14,776,000	$14,777,000	$19,702,000	$3,846,129,000
December 15, 2007	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$39,405,000	$44,330,000	$14,776,000	$14,777,000	$19,702,000	$3,772,034,000
June 15, 2008	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$39,405,000	$44,330,000	$14,776,000	$14,777,000	$19,702,000	$3,623,021,000
December 15, 2008	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$39,405,000	$44,330,000	$12,641,000	—	—	$3,405,336,000
June 15, 2009	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$39,405,000	$18,847,000	—	—	—	$3,268,744,000
December 15, 2009	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$49,255,000	$22,753,000	—	—	—	—	$3,112,047,000
June 15, 2010	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$38,016,000	—	—	—	—	—	$3,000,740,000
December 15, 2010	$78,809,000	$44,330,000	$54,181,000	$39,404,000	$5,632,000	—	—	—	—	—	$2,822,666,000
June 15, 2011	$78,809,000	$44,330,000	$54,181,000	$14,047,000	—	—	—	—	—	—	$2,645,109,000
December 15, 2011	$78,809,000	$44,330,000	$39,600,000	—	—	—	—	—	—	—	$2,547,162,000
June 15, 2012	$78,809,000	$44,330,000	$12,173,000	—	—	—	—	—	—	—	$2,453,792,000
December 15, 2012	$78,809,000	$30,083,000	—	—	—	—	—	—	—	—	$2,329,644,000
June 15, 2013	$78,809,000	$4,976,000	—	—	—	—	—	—	—	—	$2,153,449,000

(1)	The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2006-LDP7 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3A, A-3FL, A-3B, A-4, A-5, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2006-LDP7 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual Certificate Balance of that Class.

Annex D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E

CLASS X-2 REFERENCE RATES

Distribution Date	Reference Rate
July 2006
August 2006
September 2006
October 2006
November 2006
December 2006
January 2007
February 2007
March 2007
April 2007
May 2007
June 2007
July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
April 2008
May 2008
June 2008
July 2008
August 2008
September 2008
October 2008
November 2008
December 2008
January 2009
February 2009
March 2009
April 2009
May 2009
June 2009
July 2009
August 2009
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010

Annex E-1

Distribution Date	Reference Rate
May 2010
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013
March 2013
April 2013
May 2013

Annex E-2

ANNEX F

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Annex F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX G

JQH HOTEL PORTFOLIO LOAN PRINCIPAL AMORTIZATION

	Mortgage Loan in Trust			B Note
Date	Balance ($)	Interest ($)	Principal ($)	Balance ($)	Interest ($)	Principal ($)
04/11/06	152,000,000.00			10,000,000.00
05/11/06	151,840,729.71	710,600.00	159,270.29	9,989,521.69	63,085	10,478.31
06/11/06	151,704,870.97	733,517.26	135,858.74	9,980,583.62	65,120	8,938.07
07/11/06	151,544,191.19	709,220.27	160,679.78	9,970,012.58	62,963	10,571.04
08/11/06	151,406,869.03	732,084.73	137,322.16	9,960,978.23	64,992	9,034.35
09/11/06	151,268,869.17	731,421.35	137,999.85	9,951,899.29	64,933	9,078.94
10/11/06	151,106,107.12	707,181.96	162,762.05	9,941,191.26	62,782	10,708.03
11/11/06	150,966,623.00	729,968.42	139,484.12	9,932,014.67	64,804	9,176.59
12/11/06	150,802,417.47	705,768.96	164,205.53	9,921,211.68	62,656	10,803.00
01/11/07	150,661,434.63	728,501.35	140,982.84	9,911,936.49	64,674	9,275.19
02/11/07	150,519,756.04	727,820.28	141,678.59	9,902,615.53	64,614	9,320.96
03/11/07	150,305,492.53	656,767.87	214,263.51	9,888,519.25	58,306	14,096.28
04/11/07	150,162,057.36	726,100.78	143,435.18	9,879,082.72	64,461	9,436.52
05/11/07	149,994,009.36	702,007.62	168,048.00	9,868,026.93	62,322	11,055.79
06/11/07	149,849,037.00	724,596.06	144,972.36	9,858,489.28	64,328	9,537.65
07/11/07	149,679,494.07	700,544.25	169,542.93	9,847,335.14	62,192	11,154.14
08/11/07	149,532,969.57	723,076.69	146,524.50	9,837,695.37	64,193	9,639.77
09/11/07	149,385,721.97	722,368.85	147,247.60	9,828,008.02	64,130	9,687.34
10/11/07	149,213,966.33	698,378.25	171,755.65	9,816,708.31	62,000	11,299.71
11/11/07	149,065,144.44	720,827.80	148,821.89	9,806,917.40	63,993	9,790.91
12/11/07	148,891,857.76	696,879.55	173,286.67	9,795,516.96	61,867	11,400.44
01/11/08	148,741,446.26	719,271.75	150,411.50	9,785,621.46	63,855	9,895.49
02/11/08	148,590,292.47	718,545.14	151,153.79	9,775,677.14	63,790	9,944.33
03/11/08	148,391,083.23	671,504.30	199,209.24	9,762,571.27	59,614	13,105.87
04/11/08	148,238,200.39	716,852.59	152,882.84	9,752,513.18	63,640	10,058.08
05/11/08	148,060,964.38	693,013.59	177,236.02	9,740,852.92	61,524	11,660.26
06/11/08	147,906,452.39	715,257.84	154,511.99	9,730,687.66	63,499	10,165.26
07/11/08	147,727,632.00	691,462.66	178,820.39	9,718,923.16	61,386	11,764.50
08/11/08	147,571,475.01	713,647.57	156,156.99	9,708,649.67	63,356	10,273.49
09/11/08	147,414,547.38	712,893.20	156,927.63	9,698,325.49	63,289	10,324.19
10/11/08	147,233,377.73	689,163.01	181,169.65	9,686,406.43	61,182	11,919.06
11/11/08	147,074,781.58	711,259.91	158,596.15	9,675,972.47	63,144	10,433.96
12/11/08	146,891,989.26	687,574.60	182,792.31	9,663,946.66	61,041	12,025.81
01/11/09	146,731,708.35	709,610.72	160,280.91	9,653,401.87	62,997	10,544.80
02/11/09	146,570,636.45	708,836.43	161,071.90	9,642,805.03	62,928	10,596.84
03/11/09	146,338,769.96	639,536.54	231,866.49	9,627,550.66	56,776	15,254.37
04/11/09	146,175,758.90	706,938.21	163,011.06	9,616,826.24	62,760	10,724.41
05/11/09	145,988,673.00	683,371.67	187,085.90	9,604,517.96	60,668	12,308.28
06/11/09	145,823,934.20	705,246.95	164,738.80	9,593,679.88	62,610	10,838.08
07/11/09	145,635,168.05	681,726.89	188,766.15	9,581,261.06	60,522	12,418.83
08/11/09	145,468,684.69	703,539.22	166,483.36	9,570,308.20	62,458	10,952.85
09/11/09	145,301,379.73	702,734.97	167,304.96	9,559,301.30	62,387	11,006.91
10/11/09	145,110,117.95	679,283.95	191,261.79	9,546,718.29	60,305	12,583.01
11/11/09	144,941,043.45	701,002.79	169,074.50	9,535,594.96	62,233	11,123.32
12/11/09	144,748,060.76	677,599.38	192,982.69	9,522,898.73	60,155	12,696.23

	Mortgage Loan in Trust			B Note
Date	Balance ($)	Interest ($)	Principal ($)	Balance ($)	Interest ($)	Principal ($)
01/11/10	144,577,199.51	699,253.76	170,861.26	9,511,657.86	62,078	11,240.87
02/11/10	144,405,495.04	698,428.35	171,704.46	9,500,361.52	62,004	11,296.35
03/11/10	144,163,977.56	630,089.31	241,517.49	9,484,472.21	55,937	15,889.31
04/11/10	143,990,233.83	696,432.15	173,743.72	9,473,041.70	61,827	11,430.51
05/11/10	143,792,710.23	673,154.34	197,523.60	9,460,046.73	59,761	12,994.97
06/11/10	143,617,134.29	694,638.62	175,575.94	9,448,495.68	61,668	11,551.05
07/11/10	143,417,828.83	671,410.10	199,305.46	9,435,383.48	59,606	13,112.20
08/11/10	143,240,402.84	692,827.63	177,425.99	9,423,710.71	61,507	11,672.76
09/11/10	143,062,101.25	691,970.51	178,301.59	9,411,980.35	61,431	11,730.37
10/11/10	142,860,145.05	668,815.32	201,956.21	9,398,693.75	59,375	13,286.59
11/11/10	142,679,966.87	690,133.55	180,178.17	9,386,839.93	61,268	11,853.83
12/11/10	142,476,185.66	667,028.85	203,781.22	9,373,433.27	59,217	13,406.66
01/11/11	142,294,112.63	688,278.71	182,073.02	9,361,454.78	61,103	11,978.49
02/11/11	142,111,141.07	687,399.14	182,971.56	9,349,417.18	61,025	12,037.60
03/11/11	141,859,396.63	620,078.28	251,744.44	9,332,855.04	55,049	16,562.13
04/11/11	141,674,279.74	685,299.10	185,116.90	9,320,676.30	60,839	12,178.74
05/11/11	141,465,695.53	662,327.26	208,584.21	9,306,953.65	58,799	13,722.65
06/11/11	141,278,635.70	683,397.20	187,059.82	9,294,647.09	60,670	12,306.57
07/11/11	141,068,161.96	660,477.62	210,473.74	9,280,800.13	58,635	13,846.96
08/11/11	140,879,140.30	681,476.78	189,021.66	9,268,364.49	60,500	12,435.64
09/11/11	140,689,185.82	680,563.65	189,954.49	9,255,867.49	60,418	12,497.01
10/11/11	140,475,896.96	657,721.94	213,288.85	9,241,835.33	58,391	14,032.16
11/11/11	140,283,952.46	678,615.65	191,944.50	9,229,207.40	60,246	12,627.93
12/11/11	140,068,728.28	655,827.48	215,224.18	9,215,047.91	58,222	14,159.49
01/11/12	139,874,774.38	676,648.68	193,953.89	9,202,287.79	60,071	12,760.12
02/11/12	139,679,863.32	675,711.72	194,911.06	9,189,464.69	59,988	12,823.10
03/11/12	139,439,517.85	631,236.58	240,345.47	9,173,652.49	56,039	15,812.20
04/11/12	139,242,458.79	673,609.07	197,059.06	9,160,688.08	59,801	12,964.41
05/11/12	139,022,260.61	650,958.49	220,198.18	9,146,201.36	57,790	14,486.72
06/11/12	138,823,142.37	671,593.37	199,118.24	9,133,101.47	59,622	13,099.88
07/11/12	138,600,941.60	648,998.19	222,200.77	9,118,483.00	57,616	14,618.47
08/11/12	138,399,744.14	669,558.05	201,197.46	9,105,246.32	59,441	13,236.68
09/11/12	138,197,553.76	668,586.10	202,190.38	9,091,944.33	59,355	13,302.00
10/11/12	137,972,365.29	646,073.56	225,188.47	9,077,129.30	57,357	14,815.03
11/11/12	137,768,065.78	666,521.50	204,299.50	9,063,688.54	59,172	13,440.76
12/11/12	137,540,826.15	644,065.71	227,239.64	9,048,738.56	57,178	14,949.98
01/11/13	137,334,396.99	664,436.81	206,429.16	9,035,157.70	58,987	13,580.87
02/11/13	137,126,949.09	663,439.58	207,447.89	9,021,509.81	58,898	13,647.89
03/11/13	136,852,987.89	598,330.59	273,961.20	9,003,486.05	53,118	18,023.76
04/11/13	136,643,164.23	661,113.98	209,823.66	8,989,681.86	58,692	13,804.19
05/11/13	136,410,552.25	638,806.79	232,611.98	8,974,378.44	56,711	15,303.42
06/11/13	136,198,545.16	658,976.64	212,007.09	8,960,430.60	58,502	13,947.84
07/11/13	135,963,809.75	636,728.20	234,735.41	8,944,987.48	56,527	15,443.12
08/11/13	135,749,597.97	656,818.50	214,211.78	8,930,894.60	58,310	14,092.88
09/11/13	135,534,329.05	655,783.68	215,268.92	8,916,732.17	58,219	14,162.43
10/11/13	135,296,421.46	633,622.99	237,907.59	8,901,080.36	56,251	15,651.82
11/11/13	135,078,916.10	653,594.46	217,505.36	8,886,770.80	58,024	14,309.56
12/11/13	134,838,833.53	631,493.93	240,082.57	8,870,975.89	56,062	15,794.91
01/11/14	134,619,069.96	651,383.93	219,763.57	8,856,517.76	57,828	14,458.13

	Mortgage Loan in Trust			B Note
Date	Balance ($)	Interest ($)	Principal ($)	Balance ($)	Interest ($)	Principal ($)
02/11/14	134,398,221.85	650,322.29	220,848.11	8,841,988.28	57,734	14,529.48
03/11/14	134,112,097.50	586,424.24	286,124.35	8,823,164.31	52,061	18,823.97
04/11/14	133,888,747.47	647,873.19	223,350.03	8,808,470.23	57,516	14,694.08
05/11/14	133,642,980.86	625,929.89	245,766.61	8,792,301.37	55,568	16,168.86
06/11/14	133,417,315.72	645,606.97	225,665.14	8,777,454.98	57,315	14,846.39
07/11/14	133,169,297.63	623,725.95	248,018.09	8,761,138.00	55,373	16,316.98
08/11/14	132,941,294.85	643,318.68	228,002.78	8,746,137.82	57,112	15,000.18
09/11/14	132,712,166.88	642,217.24	229,127.98	8,731,063.61	57,014	15,074.21
10/11/14	132,460,781.11	620,429.38	251,385.77	8,714,525.07	55,080	16,538.54
11/11/14	132,229,281.79	639,895.96	231,499.32	8,699,294.85	56,808	15,230.22
12/11/14	131,975,589.84	618,171.89	253,691.95	8,682,604.59	54,880	16,690.26
01/11/15	131,741,696.08	637,552.08	233,893.76	8,667,216.85	56,600	15,387.75
02/11/15	131,506,648.05	636,422.18	235,048.03	8,651,753.16	56,500	15,463.69
03/11/15	131,207,634.67	573,807.34	299,013.38	8,632,081.23	50,941	19,671.93
04/11/15	130,969,951.04	633,842.22	237,683.64	8,616,444.15	56,271	15,637.08
05/11/15	130,710,244.74	612,284.52	259,706.30	8,599,358.21	54,357	17,085.94
06/11/15	130,470,106.47	631,439.41	240,138.27	8,583,559.64	56,057	15,798.57
07/11/15	130,208,012.99	609,947.75	262,093.47	8,566,316.64	54,149	17,242.99
08/11/15	129,965,396.20	629,013.21	242,616.80	8,550,355.01	55,842	15,961.63
09/11/15	129,721,582.08	627,841.17	243,814.12	8,534,314.61	55,738	16,040.40
10/11/15	129,455,913.78	606,448.40	265,668.30	8,516,836.43	53,839	17,478.18
11/11/15	129,209,585.35	625,379.94	246,328.43	8,500,630.62	55,519	16,205.82
12/11/15	128,941,471.84	604,054.81	268,113.51	8,482,991.57	53,626	17,639.05
01/11/16	128,692,604.62	622,894.76	248,867.21	8,466,618.73	55,299	16,372.84
02/11/16	128,442,509.24	621,692.52	250,095.38	8,450,165.08	55,192	16,453.64
03/11/16	128,150,284.97	580,453.11	292,224.27	8,430,939.80	51,531	19,225.28
04/11/16	127,897,513.23	619,072.67	252,771.74	8,414,310.08	54,959	16,629.72

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION ‘‘RISK FACTORS ’’ BEGINNING ON PAGE 10 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

May 26, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page 110 in this prospectus.

In this prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts	10
Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	10
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	11
Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	11
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	13
Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates	13
The Borrower’s Form of Entity May Cause Special Risks	16
Ability to Incur Other Borrowings Entails Risk	17
Borrowers May Be Unable to Make Balloon Payments	18
Credit Support May Not Cover Losses	19
Tenant Concentration Entails Risk	20
Certain Additional Risks Relating to Tenants	20
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	21
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	21
Tenant Bankruptcy Entails Risks	21
Assignment of Leases and Rents May Be Limited by State Law	21
Failure to Comply with Environmental Law May Result in Additional Losses	22
Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties	22
Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property	23
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	23
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	23
Limitations of Appraisals	24
Your Lack of Control Over Trust Fund Can Create Risks	25
One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property	25
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions	25
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited	25
Inspections of the Mortgaged Properties Will Be Limited	26
Compliance with Americans with Disabilities Act May Result in Additional Losses	26
Litigation Concerns	26
Some Certificates May Not Be Appropriate for Benefit Plans	27
Certain Federal Tax Considerations Regarding Residual Certificates	27
Certain Federal Tax Considerations Regarding Original Issue Discount	27
Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates	27
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	28
Risks Relating to Borrower Default	28
Risks Relating to Certain Payments	29
Risks Relating to Enforceability	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates	30
In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty	30
Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates	31

Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates	31
If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates	31
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	32
MBS	36
Certificate Accounts	37
Other Accounts	37
Credit Support	37
Cash Flow Agreements	37
YIELD AND MATURITY CONSIDERATIONS	39
General	39
Pass-Through Rate	39
Payment Delays	39
Certain Shortfalls in Collections of Interest	39
Yield and Prepayment Considerations	40
Weighted Average Life and Maturity	41
Controlled Amortization Classes and Companion Classes	42
Other Factors Affecting Yield, Weighted Average Life and Maturity	43
THE SPONSOR	45
THE DEPOSITOR	46
THE ISSUING ENTITY	46
USE OF PROCEEDS	46
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	47
Distributions of Interest on the Certificates	48
Determination of Interest Rates	49
Distributions of Principal on the Certificates	54
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	54
Additional Information Regarding Reset Rate Certificates	55
Allocation of Losses and Shortfalls	62
Advances in Respect of Delinquencies	62
Reports to Certificateholders	63
Voting Rights	64
Termination	65
Book-Entry Registration and Definitive Certificates	65
DESCRIPTION OF THE POOLING AGREEMENTS	69
General	69
Assignment of Mortgage Loans; Repurchases	69
Representations and Warranties; Repurchases	70
Collection and Other Servicing Procedures	71
Sub-Servicers	71
Special Servicers	72
Certificate Account	72
Modifications, Waivers and Amendments of Mortgage Loans	75
Realization Upon Defaulted Mortgage Loans	75
Hazard Insurance Policies	76
Due-on-Sale and Due-on-Encumbrance Provisions	76
Servicing Compensation and Payment of Expenses	77
Evidence as to Compliance	77
Certain Matters Regarding the Master Servicer and the Depositor	78
Events of Default	78
Amendment	78
List of Certificateholders	79
The Trustee	79
Duties of the Trustee	79
Certain Matters Regarding the Trustee	80
Resignation and Removal of the Trustee	80
DESCRIPTION OF CREDIT SUPPORT	81
General	81
Subordinate Certificates	81
Cross-Support Provisions	82
Insurance or Guarantees with Respect to Mortgage Loans	82
Letter of Credit	82
Certificate Insurance and Surety Bonds	82
Reserve Funds	82
Credit Support with Respect to MBS	83
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	84
General	84
Types of Mortgage Instruments	84
Leases and Rents	84
Personalty	85
Foreclosure	85

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor	The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see ‘‘The Sponsor’’ in this prospectus.

Issuing Entity	For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see ‘‘Issuing Entity’’ in this prospectus.

Master Servicer	The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer	One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See ‘‘Description of the Trust Funds — Mortgage Loans’’ in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

•	Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See ‘‘Description of the Trust Funds — MBS’’ in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See ‘‘Description of the Trust Funds — Certificate Accounts’’ and ‘‘Description of the Pooling Agreements — Certificate Account’’ in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a remarketing fee account.

D. Credit Support	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See ‘‘Risk Factors — Credit Support May Not Cover Losses,’’ ‘‘Description of the Trust Funds — Credit Support’’ and ‘‘Description of Credit Support’’ in this prospectus.

E. Cash Flow Agreements	If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See ‘‘Description of the Trust Funds — Cash Flow Agreements’’ in this prospectus.

Description of Certificates	We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See ‘‘Risk Factors — The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ and ‘‘Description of the Certificates’’ in this prospectus.

Distributions of Interest on the Certificates	Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’; ‘‘Yield and Maturity Considerations’’ and ‘‘Description of the Certificates — Distributions of Interest on the Certificates’’ in this prospectus.

Distributions of Principal of the Certificates	Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

See ‘‘Description of the Certificates — Distributions of Principal on the Certificates’’ in this prospectus.

Advances	If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’ in this prospectus.

Termination	If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See ‘‘Description of the Certificates — Termination’’ in this prospectus.

Registration of Book-Entry Certificates	If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates’’ in this prospectus.

Certain Federal Income Tax Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more ‘‘real estate mortgage investment conduits’’ (each, a ‘‘REMIC’’) under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See ‘‘Certain ERISA Considerations’’ in this prospectus and in the related prospectus supplement.

Legal Investment	The applicable prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating	At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and ‘‘Ratings’’ in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under ‘‘Risk Factors’’ in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See ‘‘Description of the Certificates — Reports to Certificateholders’’ in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Termination’’ in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

•	The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the ‘‘call risk’’ or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of ‘‘extension risk’’ or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the ‘‘call risk’’ and/or ‘‘extension risk’’ that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See ‘‘Yield and Maturity Considerations’’ in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See ‘‘Description of Credit Support’’ and ‘‘Rating’’ in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under ‘‘Certain Legal Aspects of Mortgage Loans’’ in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See ’’Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans’’ in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure’’ in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws’’ in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘— The Borrower’s Form of Entity May Cause Special Risks’’ above and ‘‘Risk Factors — The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

See ‘‘Description of the Mortgage Pool — General’’ in the prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans — Subordinate Financing’’ in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower’s ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	The fair market value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The borrower’s financial condition;

•	The operating history and occupancy level of the related mortgaged property;

•	Tax laws with respect to certain residential properties;

•	Reductions in government assistance/rent subsidy programs;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general and regional economic conditions; and

•	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See ‘‘— Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,’’ ‘‘Description of the Certificates’’ and ‘‘Description of Credit Support’’ in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner — occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re leased;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such ‘‘dark’’ space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate’s financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans — Leases and Rents’’ in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘off-site’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Risks’’ in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See ‘‘Description of the Pooling Agreements — Hazard Insurance Policies’’ in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) — (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans — General’’ in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘judicial action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See ’’Certain Legal Aspects of Mortgage Loans — Foreclosure’’ in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See ‘‘Certain Legal Aspects of Mortgage Loans — Americans with Disabilities Act’’ in this prospectus. To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See ‘‘Certain ERISA Considerations’’ in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit’’ for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates’’ in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates’’ in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce periodic payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See ‘‘Certain Legal Aspects of the Mortgage Loans — Foreclosure’’ in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates’’ in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See ‘‘Description of the Trust Funds — Mortgage Loans — General’’ in this prospectus.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates

The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates

In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.	various types of multifamily or commercial mortgage loans,

2.	mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.	a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a ‘‘Mortgage Asset Seller’’), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading ‘‘— Mortgage Loans’’ below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes (the ‘‘Mortgage Notes’’) secured by mortgages, deeds of trust or similar security instruments (the ‘‘Mortgages’’) that create liens on fee or leasehold estates in properties (the ‘‘Mortgaged Properties’’) consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (‘‘Cooperatives’’), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio that are applicable to a specific series. ‘‘Net Operating Income’’ generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of these ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The ‘‘Value’’ of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates’’ and ‘‘— Borrowers May Be Unable to Make Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (‘‘Due Dates’’) that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance penalty (a ‘‘Prepayment Premium’’) in connection with certain prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an ‘‘Equity Participation’’), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates (‘‘ARM Loans’’), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (‘‘FHLMC’’), the Federal National Mortgage Association (‘‘FNMA’’), the Governmental National Mortgage Association (‘‘GNMA’’) or the Federal Agricultural Mortgage Corporation (‘‘FAMC’’) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an ‘‘MBS Agreement’’). The issuer of the MBS (the ‘‘MBS Issuer’’) and/or the servicer of the underlying mortgage loans (the ‘‘MBS Servicer’’) will have entered into the MBS Agreement, generally with a trustee (the ‘‘MBS Trustee’’) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under ‘‘— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements’’ above, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Credit Support May Not Cover Losses’’ and ‘‘Description of Credit Support’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a ‘‘Cash Flow Agreement’’), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. ‘‘Due Period’’ is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the ‘‘Determination Date’’) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a ‘‘Prepayment Interest Shortfall’’) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See ‘‘Description of the Pooling Agreements — Servicing Compensation and Payment of Expenses’’ in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a ‘‘prepayment collar,’’ that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the ‘‘call risk’’ and/or ‘‘extension risk’’ that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See ‘‘— Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.	Excess Funds, or

3.	any other amounts described in the related prospectus supplement.

‘‘Excess Funds’’ will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association (‘‘JPMCB’’), a national banking association, may be a sponsor (in such capacity, the ‘‘Sponsor’’). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

JPMCB may also act as a Mortgage Loan Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

•	are senior (collectively, ‘‘Senior Certificates’’) or subordinate (collectively, ‘‘Subordinate Certificates’’) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, ‘‘Definitive Certificates’’) or may be offered in book-entry format (those certificates, ‘‘Book-Entry Certificates’’) through the facilities of The Depository Trust Company (‘‘DTC’’). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘Risk Factors — Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘— Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The ‘‘Available Distribution Amount’’ for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the ‘‘Record Date’’), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either b wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (‘‘Residual Certificates’’) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (‘‘Accrual Certificates’’), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the ‘‘Accrued Certificate Interest’’ for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.	based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.	equal to the principal balances of one or more other classes of certificates of the same series, or

3.	an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See ‘‘Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.    The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	‘‘30/360’’ which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	‘‘Actual/360’’ which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	‘‘Actual/365 (fixed)’’ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	‘‘Actual/Actual (accrual basis)’’ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	‘‘Actual/Actual (payment basis)’’ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	‘‘Actual/Actual (ISMA)’’ is a calculation in accordance with the definition of ‘‘Actual/ Actual’’ adopted by the International Securities Market Association (‘‘ISMA’’), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where ‘‘determination period’’ means the period from and including one calculation date to but excluding the next calculation date and ‘‘calculation date’’ means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under ‘‘— LIBOR’’ below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.    The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	‘‘LIBOR Determination Date’’ means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•	‘‘Dow Jones Market Service Page 3750’’ means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	‘‘Reference Banks’’ means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.    If certificates of any series bear interest based on the commercial paper rate (the ‘‘Commercial Paper Rate’’), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading ‘‘Commercial Paper — Financial’’.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•	If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading ‘‘Commercial Paper — Financial’’. The ‘‘Bond Equivalent Yield’’ will be calculated as follows:

Bond Equivalent Yield =	N x D	x	100
360 (D x 90)

where ‘‘D’’ refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and ‘‘N’’ refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.    If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the ‘‘CMT Rate’’), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption ‘‘Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,’’ under the column for:

•	If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•	If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (‘‘Treasury Notes’’) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.    If the certificates of any series bear interest based on the federal funds rate (the ‘‘Federal Funds Rate’’), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption ‘‘Federal Funds (Effective)’’ as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading ‘‘Federal Funds Rate’’. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading ‘‘Federal Funds (Effective)’’.

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.    If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the ‘‘91-day Treasury Bill Rate’’), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (‘‘91-day Treasury Bills’’) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.    If certificates of any series bear interest based on the prime rate (the ‘‘Prime Rate’’), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading ‘‘Bank Prime Loan.’’

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption ‘‘Bank Prime Loan.’’

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as ‘‘USPRIME1’’ as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Additional Information Regarding Reset Rate Certificates

Interest.    The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement. Interest on a class of reset rate certificates during any reset period:

•	when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

•	when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis; and

•	when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under ‘‘— Determination of Indices — Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates’’ above.

Except for the initial accrual period or if specified in the related prospectus supplement:

•	an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

•	accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

Principal.    Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

Reset Periods.    During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a ‘‘reset date’’ and each period in between the reset dates as a ‘‘reset period’’. All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

•	the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See ‘‘— Floating Rate Mode’’ and ‘‘— Fixed Rate Mode’’ below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under ‘‘— Spread Determination Date.’’

Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See ‘‘— Tender of Reset Rate Certificates; Remarketing Procedures’’ below.

Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.    The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement (not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the ‘‘remarketing terms determination date,’’ the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

•	the expected weighted average life of that class of reset rate certificates;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	the applicable interest rate day count convention;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the ‘‘rating agency condition,’’ which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in Europe (‘‘Euroclear’’) and Clearstream Banking, société anonyme (‘‘Clearstream’’), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See ‘‘— Tender of Reset Rate Certificates; Remarketing Procedures’’ below.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100% of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under ‘‘— Failed Remarketing’’ below.

Spread Determination Date.    On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the ‘‘spread determination date’’, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained as described under ‘‘— Reset Rate Certificates — Identification Numbers’’ below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream’s respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

Timeline:    The following chart shows an example of a timeline of the remarketing process:

The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

Failed Remarketing.    There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

•	one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under ‘‘— Floating Rate Mode’’ and ‘‘— Fixed Rate Mode’’ below;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate certificates:

•	all holders of that class will retain their reset rate certificates;

•	the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

•	the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

•	any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

Floating Rate Mode.    If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

Fixed Rate Mode.    If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•	the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

•	the next succeeding reset date;

•	the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

•	if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under ‘‘— Floating Rate Mode’’ in the selection of the related swap counterparties and the establishment of the applicable spread.

Tender of Reset Rate Certificates; Remarketing Procedures.    A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

•	inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

•	request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, ‘‘Related Proceeds’’) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a ‘‘Nonrecoverable Advance’’); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a ‘‘Distribution Date Statement’’) that will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as are from time to time in force. See, however, ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See ‘‘Description of the Pooling Agreements — Events of Default,’’ and ‘‘— Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (‘‘Participants’’) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. ‘‘Direct Participants’’, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (‘‘Indirect Participants’’).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a ‘‘Certificate Owner’’) is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•	the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under ‘‘— Reports to Certificateholders; Certain Available Information’’ in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a ‘‘Pooling Agreement’’). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the ‘‘Warranting Party’’) covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.	the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.	applicable law, and

3.	the servicing standard specified in the related Pooling Agreement and prospectus supplement (the ‘‘Servicing Standard’’).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an ‘‘REO Property’’); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a ‘‘Sub-Servicing Agreement’’) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See ‘‘— Certificate Account’’ and ‘‘— Servicing Compensation and Payment of Expenses’’ in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.    The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (‘‘Permitted Investments’’). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.    A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.	all payments on account of principal, including principal prepayments, on the mortgage loans;

2.	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, ‘‘Insurance and Condemnation Proceeds’’) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (‘‘Liquidation Proceeds’’), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘Description of Credit Support’’ in this prospectus;

5.	any advances made as described under ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’ in this prospectus;

6.	any amounts paid under any Cash Flow Agreement, as described under ‘‘Description of the Trust Funds — Cash Flow Agreements’’ in this prospectus;

7.	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under ‘‘— Assignment of Mortgage Loans; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases’’ in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘— Realization Upon Defaulted Mortgage Loans’’ in this prospectus, and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates — Termination’’ in this prospectus (all of the foregoing, also ‘‘Liquidation Proceeds’’);

8.	any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under ‘‘— Servicing Compensation and Payment of Expenses’’ in this prospectus;

9.	to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10.	all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘— Hazard Insurance Policies’’ in this prospectus;

11.	any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.	any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.	to make distributions to the certificateholders on each distribution date;

2.	to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.	to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’ in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.	to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.	to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.	if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.	if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.	to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under ‘‘— Certain Matters Regarding the Master Servicer and the Depositor’’ in this prospectus;

9.	if described in the related prospectus supplement, to pay the fees of trustee;

10.	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under ‘‘— Certain Matters Regarding the Trustee’’ in this prospectus;

11.	if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.	if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.	to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.	to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool’’ in this prospectus;

16.	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.	to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.	to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See ‘‘Certain Legal Aspects of Mortgage Loans’’ in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See ‘‘Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Events of Default

Each prospectus supplement will describe the events which will trigger a default (each an ‘‘Event of Default’’). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.	to cure any ambiguity,

2.	to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.	to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.	to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

1.	reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.	adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.	modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See ‘‘Risk Factors — Credit Support May Not Cover Losses’’ in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the ‘‘L/C Bank’’). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds — Mortgage Loans’’ in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See ‘‘— Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent ‘‘fair consideration,’’ which is ‘‘reasonably equivalent value’’ under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See ‘‘— Environmental Risks’’ below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.    The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. If this is done the full amount due under the original loan may never be repaid.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.    The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as ‘‘CERCLA’’) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to human health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

•	may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an ‘‘owner’’ or an ‘‘operator’’ of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of ‘‘owner or operator’’ is any person ‘‘who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest’’ (the ‘‘secured-creditor exemption’’). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an ‘‘owner or operator’’ under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an ‘‘owner or operator’’ to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on ‘‘generators’’ or ‘‘transporters’’ of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance would be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that ‘‘due-on-sale’’ clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential,

including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the ‘‘IRS’’) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of Treasury (the ‘‘Treasury’’). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

 FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a ‘‘REMIC Pool.’’ For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as ‘‘REMIC Certificates’’ and will consist of one or more classes of ‘‘Regular Certificates’’ and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.	the making of an election,

2.	compliance with the Pooling Agreement and any other governing documents and

3.	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute ‘‘a regular or residual interest in a REMIC’’ within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans  .  .  . secured by an interest in real property which is  .  .  . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute ‘‘Government Securities’’ within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an ‘‘evidence of indebtedness’’ within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments.’’ The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See ‘‘— Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations’’ below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.	the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A ‘‘defective obligation’’ includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the ‘‘Reform Act’’) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the ‘‘Regular Certificateholder’’) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the ‘‘OID Regulations’’) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (‘‘Random Lot Certificates’’), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price.’’ The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute ‘‘qualified stated interest.’’ Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount, a so-called ‘‘super-premium’’ class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the ‘‘Prepayment Assumption’’) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.	the yield to maturity of the Regular Certificate at the issue date,

2.	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the ‘‘pro rata prepayment’’ rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.	the issue price does not exceed the original principal balance by more than a specified amount, and

2.	the interest compounds or is payable at least annually at current values of

(a) one or more ‘‘qualified floating rates,’’

(b) a single fixed rate and one or more qualified floating rates,

(c) a single ‘‘objective rate,’’ or

(d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate.’’

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘— Original Issue Discount’’ with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.

The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘— Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘— Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘— Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘— Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) ‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

1.	if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2.	in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.	to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating ‘‘negative’’ original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (‘‘Residual Certificateholders’’), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.	all bad loans will be deductible as business bad debts, and

3.	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘— Limitations on Offset or Exemption of REMIC Income.’’ The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under ‘‘— Taxation of REMIC Income’’ above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See ‘‘— Treatment of Certain Items of REMIC Income and Expense — Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘— Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under ‘‘— Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates,’’ without regard to the de minimis rule described in that section, and ‘‘— Premium’’ above.

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under ‘‘— Taxation of Regular Certificates — Deferred Interest’’ above.

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under
‘‘— Taxation of Regular Certificates — Market Discount’’ above.

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under ‘‘— Taxation of Regular Certificates — Premium,’’ a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion,’’ is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to

30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under ‘‘— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See ‘‘— Taxation of Certain Foreign Investors — Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.	‘‘Disqualified Organization’’ means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.	‘‘Pass-Through Entity’’ means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.	an ‘‘electing large partnership’’ means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under ‘‘— Foreign Investors’’ below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under ‘‘— Disqualified Organizations’’ above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the ‘‘formula test’’ or the ‘‘assets test,’’ (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading ‘‘— Disqualified Organizations’’ above. The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term ‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under ‘‘— Basis and Losses’’ above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the ‘‘Mark to Market Regulations,’’ under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.	the disposition of a qualified mortgage other than for:

(a)	substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)	foreclosure, default or imminent default of a qualified mortgage,

(c)	bankruptcy or insolvency of the REMIC Pool, or

(d)	a qualified (complete) liquidation,

2.	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.	the receipt of compensation for services or

4.	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

1.	during the three months following the Startup Day,

2.	made to a qualified reserve fund by a Residual Certificateholder,

3.	in the nature of a guarantee,

4.	made to facilitate a qualified liquidation or clean-up call, and

5.	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person,’’ as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S.

branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term ‘‘Non-U.S. Person’’ means any person who is not a U.S. Person.

The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘— Regular Certificates’’ above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion.’’ See ‘‘— Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income’’ above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential.’’ Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see ‘‘— Limitations on Deduction of Certain Expenses’’ above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under ‘‘— Qualification as a REMIC’’ above.

FEDERAL INCOME TAX CONSEQUENCES
 FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as ‘‘— Stripped Certificates,’’ as described below, as a REMIC (certificates of that kind of series are referred to as ‘‘Standard Certificates’’), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a ‘‘Standard Certificateholder’’) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under ‘‘— Recharacterization of Servicing Fees’’ below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described under ‘‘— Stripped Certificates’’ and
‘‘— Recharacterization of Servicing Fees,’’ below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.	Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans...secured by an interest in real property which is...residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.	Standard Certificate owned by a real estate investment trust will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3.	Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation...which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium’’ above.

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount’’ above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (‘‘excess servicing’’) will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds.’’ Subject to the de minimis rule discussed under ‘‘— Stripped Certificates’’ below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘— Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates.’’ Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.	we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See ‘‘— Standard Certificates — Recharacterization of Servicing Fees’’ above), and

3.	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under ‘‘— Standard Certificates — Recharacterization of Servicing Fees’’ above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under ‘‘— Standard Certificates — General’’ above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft

LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under ‘‘— Taxation of Stripped Certificates — Possible Alternative Characterizations’’ below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount’’ above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans  .  .  . secured by an interest in real property which is  .  .  . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.    Except as described under ‘‘— General’’ above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a ‘‘Stripped Certificateholder’’) in any taxable year likely will be computed generally as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates’’ above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under ‘‘— General’’ above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates’’ above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.	one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reset Rate Certificates

As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See ‘‘Federal Income Tax Consequences for REMIC Certificates’’ for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Backup Withholding’’ above.

On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a ‘‘trust’’ under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in ‘‘street name.’’ These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and those persons will be subject to the same certification requirements, described under ‘‘— Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates’’ above.

Reportable Transactions

Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for ‘‘reportable transactions.’’ Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences’’, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (‘‘Similar Law’’) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (‘‘DOL’’) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (that is, Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the ‘‘Exemptions’’) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the ‘‘Amendments’’) to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (‘‘PTCE’’) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (‘‘401(c) Regulations’’), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to ‘‘unrelated business taxable income’’ as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a ‘‘Disqualified Organization,’’ which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.’’

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities,’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest bearing’’ or ‘‘income paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.	through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing. In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

1998 Policy Statement	131
30/360	49
401(c) Regulations	129
91-day Treasury Bill Rate	53
91-day Treasury Bills	53
Accrual Certificates	48
Accrued Certificate Interest	48
Actual/360	49
ADA	95
Amendments	129
ARM Loans	35
Assessment of Compliance	77
Attestation Report	78
Available Distribution Amount	47
Bankruptcy Code	86
Bond Equivalent Yield	51
Book-Entry Certificates	47
calculation date	50
Cash Flow Agreement	38
CERCLA	91
Certificate Owner	65
Clearstream	57
CMT Rate	51
Code	64
Commercial Paper Rate	51
Cooperatives	32
CPR	42
Debt Service Coverage Ratio	33
defective obligation	98
Definitive Certificates	47
Depositor	32
Determination Date	39
determination period	50
Direct Participants	65
Disqualified Organization	112, 130
Distribution Date Statement	63
DOL	128
Dow Jones Market Service Page 3750	51
DTC	47
Due Dates	35
Due Period	39
EDGAR	134
electing large partnership	112
Equity Participation	35
Euroclear	57
Event of Default	78
Excess Funds	45
excess servicing	122
Exemptions	129
FAMC	36
Federal Funds Rate	53
FHLMC	36
FNMA	36
Garn Act	93
GNMA	36
Indirect Participants	65
Insurance and Condemnation Proceeds	73
IRS	96
ISMA	50
JPMCB	45
L/C Bank	82
LIBOR Determination Date	51
Liquidation Proceeds	73
Loan-to-Value Ratio	34
Lock-out Date	35
Lock-out Period	35
MBS	32
MBS Agreement	36
MBS Issuer	36
MBS Servicer	36
MBS Trustee	36
Mortgage Asset Seller	32
Mortgage Notes	32
Mortgaged Properties	32
Mortgages	32
NCUA	131
Net Leases	34
Net Operating Income	33
Nonrecoverable Advance	62
Non-SMMEA Certificates	130
Non-U.S. Person	118
OCC	131
OID Regulations	100
OTS	131
Participants	65
Parties in Interest	128
Pass-Through Entity	112
Permitted Investments	72
Plans	128
Pooling Agreement	69
prepayment	42
Prepayment Assumption	101
Prepayment Interest Shortfall	39
Prepayment Premium	35
Prime Rate	53
PTCE	129
Random Lot Certificates	100
rating agency condition	57
Record Date	48
Reference Banks	51

Reform Act	99
Registration Statement	134
Regular Certificateholder	99
Regular Certificates	96
Related Proceeds	62
Relief Act	94
REMIC	8, 96
REMIC Certificates	96
REMIC Pool	96
REMIC Regulations	96
REO Property	71
Residual Certificateholders	107
Residual Certificates	48
secured-creditor exemption	92
Securities Act	133
Senior Certificates	47
Servicing Standard	71
Similar Law	128
SMMEA	130
SPA	42
Sponsor	45
Standard Certificateholder	120
Standard Certificates	120
Startup Day	97
Stripped Certificateholder	124
Stripped Certificates	123
Subordinate Certificates	47
Sub-Servicing Agreement	72
Title V	93
Treasury	96
Treasury Notes	52
U.S. Person	114
Value	34
Warranting Party	70

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The attached diskette contains a Microsoft Excel 2000,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2006-LDP7.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1 and Annex A-2 to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Free Writing Prospectus

SUMMARY OF CERTIFICATES	S-9
SUMMARY OF TERMS	S-11
RISK FACTORS	S-43
DESCRIPTION OF THE MORTGAGE POOL	S-88
TRANSACTION PARTIES	S-125
DESCRIPTION OF THE CERTIFICATES	S-157
DESCRIPTION OF THE SWAP CONTRACT	S-199
SERVICING OF THE MORTGAGE LOANS	S-201
YIELD AND MATURITY CONSIDERATIONS	S-221
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-235
CERTAIN RELATIONSHIPS AMONG PARTIES	S-238
CERTAIN ERISA CONSIDERATIONS	S-238
LEGAL MATTERS	S-240
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-241
RATINGS	S-242
LEGAL INVESTMENT	S-243
INDEX OF DEFINED TERMS	S-244
Prospectus
Summary of Prospectus	1
Risk Factors	10
Description of the Trust Funds	32
Yield and Maturity Considerations	39
The Sponsor	45
The Depositor	46
The Issuing Entity	46
Use of Proceeds	46
Description of the Certificates	47
Description of the Pooling Agreements	68
Description of Credit Support	81
Certain Legal Aspects of Mortgage Loans	84
Certain Federal Income Tax Consequences	96
Federal Income Tax Consequences for REMIC Certificates	96
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	120
State and Other Tax Considerations	127
Certain ERISA Considerations	128
Legal Investment	130
Method of Distribution	132
Incorporation of Certain Information by Reference	133
Where You Can Find More Information	134
Legal Matters	134
Financial Information	134
Rating	134
Index of Defined Terms	136

$3,639,974,000
(Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7
Issuing Entity

Commercial Mortgage Pass Through Certificates, Series 2006-LDP7

Class A-1	$109,404,000
Class A-2	$255,561,000
Class A-3A	$87,500,000
Class A-3FL	$87,500,000
Class A-3B	$93,520,000
Class A-4	$1,037,820,000
Class A-5	$500,000,000
Class A-SB	$188,909,000
Class A-1A	$398,088,000
Class X-1	$3,940,432,158
Class X-2	$3,855,093,000
Class A-M	$394,043,000
Class A-J	$310,309,000
Class B	$78,809,000
Class C	$44,330,000
Class D	$54,181,000

FREE WRITING PROSPECTUS

JPMorgan

NOMURA

LaSalle Financial Services, Inc.
Capmark Securities Inc.
EHY Securities (USA), LLC
Deutsche Bank Securities
Wachovia Securities

June     , 2006